As filed with the Securities and Exchange Commission on July 17, 1997
                                                       Registration No. 33-49598
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 8
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                      United Artists Theatre Circuit, Inc.
             (Each name of Registrant as specified in its charter)
Maryland                              7832                  13-1424080
(State or other            (Primary Standard Industrial     (I.R.S. Employer
jurisdiction of             Classification Code Number)     Identification No.)
incorporation or
organization)
                      9110 East Nichols Avenue, Suite 200
                             Englewood, CO  80112
                                (303) 792-3600
      (Name, address, including zip code and telephone number, including area code, or Registrant's principal executive offices)

                              -------------------

                                  KURT C. HALL

                            Chief Operating Officer
                      United Artists Theatre Circuit, Inc.
                      9110 East Nichols Avenue, Suite 200
                              Englewood, CO  80112
                                 (303) 792-3600
       (Name, address, including zip code and telephone number, including area code, of agent for service of process)

                              -------------------

                              Oscar I Corporation
           (Exact name of Co-Registrant as specified in its charter)
Delaware                      Not applicable               84-1198391
(State or other        (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of        Classification Code Number)         identification No.)
incorporation or
organization)
                      9110 East Nichols Avenue, Suite 200
                             Englewood, CO  80112
                                (303) 792-3600
      (Name, Address, including zip code and telephone number, including area code, of Co-Registrant's principal executive offices)

                              -------------------

                                  KURT C. HALL

                            Chief Operating Officer
                      United Artists Theatre Circuit, Inc.
                      9110 East Nichols Avenue, Suite 200
                              Englewood, CO  80112
                                 (303) 792-3600
       (Name, address, including zip code and telephone number, including area code, of agent for service of process)
                               ------------------

                              --------------------

  Approximate date of commencement of proposed sale to public: As soon as practical after this Post-Effective Amendment is declared effective.
                              --------------------
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box: [x]                (Cover continued on next page)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. [_]




                        CALCULATION OF REGISTRATION FEE

In connection with the original filing of the Form S-1, a registration fee of $39,062.50 was paid to the order of the Commission.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.

                             Cross Reference Sheet
           Pursuant to Rule 404(a) and Item 501(b) of Regulation S-K



Item No. Form S-1 Caption

1.      Forepart of Registration Statement and
           Outside Front Cover Page of Prospectus.

2.      Inside Front and Outside Back Cover Pages of Prospectus.

3.      Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

4.      Use of Proceeds

5.      Determination of Offering Price

6.      Dilution

7.      Selling Security Holders

8.      Plan of Distribution

9.      Description of Securities to be Registered

10.     Interests of Named Experts and Counsel

11.     Information with Respect to the Registrant

12. Disclosure of Commission Positions on Indemnification for Securities Act Liabilities



Prospectus Heading or Location

Outside Front Cover Page; Cross Reference Sheet; Inside Front Cover Page

Inside Front Cover Page; Outside Back Cover Page; Available Information; Table of Contents

Prospectus Summary; Risk Factors; Selected Financial Information; Business

Use of Proceeds; The Acquisitions; Selected Financial Information

*
*
*

Federal Income Tax Considerations; Plan of Distribution

Prospectus Summary; Risk Factors; Description of Certificates

Experts; Legal Opinions

Inside Front Cover Page; Prospectus Summary; Risk Factors; United Artists; Capitalization; Selected Financial Information; Management's Discussion and Analysis of Financial Condition and Results of Operations; Business; Management; Certain Transactions; Financial Statements

*

------------------------
* Inapplicable

                               EXPLANATORY NOTE

This Registration Statement contains a prospectus (the "Market-Making Prospectus") relating to certain market making activities which may, from time to time, be carried out by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). The Market-Making Prospectus follows immediately after this Explanatory Note.

                                                Filed Pursuant to Rule 424(b)(3)

                                                       Registration No. 33-49598

PROSPECTUS
----------
                      United Artists Theatre Circuit, Inc.
                11 1/2% Senior Secured Notes due 2002, Series B

                               -----------------

Interest on the 11 1/2% Senior Secured Notes due 2002, Series B (the "Series B Notes") is payable semiannually on May 1 and November 1 of each year, accruing from November 1, 1992 at a rate of 11 1/2% per annum. The Series B Notes were issued pursuant to an exchange offer (the "Exchange Offer") in exchange for an equal principal amount of 11 1/2% Senior Secured Notes due 2002, Series A (the "Series A Notes," and together with the Series B Notes, the "Notes"). The initial principal amount of the Notes is $125,000,000. The Notes are subject to certain sinking fund provisions which provide for the mandatory redemption by United Artists Theatre Circuit, Inc., a Maryland corporation ("UATC" or the "Company"), on May 1 in 2000 and 2001 of $31.25 million principal amount of the Notes, at a redemption price equal to 100% of the principal amount, plus accrued interest to the redemption date, each providing for the redemption of 25% of the original aggregate principal amount of the Notes prior to maturity. See "Description of the Notes."

The Notes are guaranteed on a senior secured basis by OSCAR I Corporation, a Delaware corporation ("OSCAR I"), which owns all of the issued and outstanding capital stock of the Company and United Artists Realty Company a Delaware Corporation ("UAR") (the "OSCAR I Note Guarantee"), and by certain material subsidiaries (the "Subsidiary Note Guarantees") of the Company (the "Subsidiary Guarantors").

The OSCAR I Note Guarantee and the Notes are secured, on a senior secured basis, by a pledge of all the issued and outstanding capital stock of the Company, the Subsidiary Guarantors and UAR. See "Description of the Notes."

The Note Guarantees (as defined below) rank pari passu with all existing and future senior indebtedness of OSCAR I and the Subsidiary Guarantors, including OSCAR I's and the Subsidiary Guarantors' guarantees of borrowings under the Restated Bank Credit Agreement (as defined below). At March 31, 1997, the Company had outstanding approximately $289.7 million of indebtedness (including letter of credit facilities) ranking pari passu in right of payment with the Notes.

Prior to the consummation of the Exchange Offer, there was no public market for the Series A Notes or Series B Notes. If a market for the Series B Notes should develop, the Series B Notes could trade at a discount from their principal amount. The Company does not intend to list the Series B Notes on a national securities exchange. There can be no assurance that an active public market for the Series B Notes will develop.

FOR A DISCUSSION OF CERTAIN RISK FACTORS IN CONNECTION WITH THIS OFFERING, SEE "RISK FACTORS" ON PAGE 16.

                                 ------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

This Prospectus is to be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in connection with offers and sales of the Series B Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. MLPF&S may act as principal or as agent in such transactions. The Company will receive no portion of the proceeds of the sales of such Series B Notes and will bear the expenses incident to the registration thereof under the Securities Act of 1933, as amended (the "Securities Act"). See "Security Ownership" for a description of the ownership of capital stock of OSCAR I by affiliates of MLPF&S.

                                 ------------

                 The Date of this Prospectus is July 17, 1997


                                TABLE OF CONTENTS


                                                                 Page No.
                                                                 --------
AVAILABLE INFORMATION..............................................  7

PROSPECTUS SUMMARY.................................................  8
     THE COMPANY...................................................  8
     SUMMARY OF TERMS OF THE
     NOTES......................................................... 13

SELECTED HISTORICAL FINANCIAL
INFORMATION........................................................ 16

RISK FACTORS....................................................... 19
    Rank: Security Interests....................................... 19
    Leverage....................................................... 20
    Restrictions Under Financing
       Agreements; Variable Interest Rate.......................... 21
    Certain Fraudulent Transfer
        Considerations............................................. 22
    Competition.................................................... 23
    Availability of Motion Pictures................................ 24
    Governmental Regulation and Certain
        Related Matters............................................ 24
    Absence of a Market for the Securities......................... 24

USE OF PROCEEDS.................................................... 24

THE COMPANY........................................................ 25

THE ACQUISITIONS................................................... 28
    Stock Purchase Agreement....................................... 28
    Non-Competition Agreement...................................... 30
    Ownership of the Purchasers.................................... 31
    Financing the Acquisition...................................... 32

CAPITALIZATION..................................................... 33

SELECTED HISTORICAL FINANCIAL
INFORMATION........................................................ 34

MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS.......................................... 37
    Results of Operations
      Three Months Ended March 31, 1997
      and 1996..................................................... 37
    Revenue from Operating Theatres................................ 38
    Operating Expenses from Operating
       Theatres.................................................... 38
    General & Administrative Expense............................... 39
    Depreciation and Amortization.................................. 39
    Operating Income............................................... 40
    Interest....................................................... 40
    Net Loss....................................................... 40
Results of Operations
  Years Ended 1996, 1995 and 1994.................................. 40
  Revenue from Operating Theatres.................................. 41
  Expenses from Operating Theatres................................. 42
  General and Adminisrative Expense
     and Restructuring Charge...................................... 43
  Depreciation and Amortization.................................... 44
  Interest, Net.................................................... 44
  Gain (Loss) on Disposition of Assets............................. 44
  Income Tax Expense............................................... 44
  Net Loss......................................................... 45
Liquidity and Capital Resources.................................... 45
Other.............................................................. 47

BUSINESS........................................................... 48
    General........................................................ 48
    Historical Overview............................................ 48
    Operating Strategy............................................. 49
    Film Licensing................................................. 51
    Concessions.................................................... 52
    International Operations....................................... 52
    Entertainment Centers.......................................... 53
    Other New Business Initiatives................................. 53
    Theatre Properties............................................. 53
    Certain Transactions with UAR and its
       Subsidiaries................................................ 54
    Operations..................................................... 56
    Competition.................................................... 57
    Marketing and Advertising...................................... 57
    Employees...................................................... 58
    Trademarks and Trade Names..................................... 58
    Legal Proceedings.............................................. 58
    Insurance...................................................... 58
    Governmental Regulations....................................... 58

MANAGEMENT......................................................... 60
    Executive Compensation......................................... 62
    Management Plans............................................... 63
    Stockholders' Agreement........................................ 68
    Employment Agreements.......................................... 73
    Director Compensation.......................................... 73

CERTAIN TRANSACTIONS............................................... 74

SECURITY OWNERSHIP................................................. 75
    The Company.................................................... 75
    OSCAR I........................................................ 75
    Pledge of Common Stock of the
    Company........................................................ 76


                                                               Page No.
                                                               --------
DESCRIPTION OF THE NOTES......................................   77
    General...................................................   77
    Ranking...................................................   78
    Optional Redemption.......................................   78
    Sinking Fund..............................................   78
    Security..................................................   79
    Certain Covenants.........................................   80
    Merger and Sale of Assets, etc............................   91
    Events of Default.........................................   92
    Defeasance or Covenant Defeasance of
        Indenture.............................................   94
    Satisfaction and Discharge................................   95
    Modifications and Amendments..............................   96
    Certain Bankruptcy Limitations............................   96
    Certain Definitions.......................................   97
    Registration Rights.......................................  109

DESCRIPTION OF SENIOR BANK
FINANCING.....................................................  111
    Senior Bank Facilities....................................  111
    Term; Amortization........................................  111
    Interest Rates; LC Fee; Commitment
        Fees..................................................  112
    Mandatory Prepayments.....................................  114
    Optional Prepayments......................................  115
    Covenants.................................................  115
    Events of Default.........................................  117

DESCRIPTION OF CAPITAL STOCK AND
CERTAIN SECURITIES............................................  119
    Preferred Stock...........................................  119
    Exchange Notes............................................  127
    Transfer Restrictions and Voting
        Restrictions Applicable to the Preferred
        Stock and the Exchange Notes..........................  129
    Common Stock..............................................  129
    Capital Stock of UATC.....................................  129

FEDERAL INCOME TAX
CONSIDERATIONS................................................  130

PLAN OF DISTRIBUTION..........................................  131

LEGAL MATTERS.................................................  132

EXPERTS.......................................................  132

INDEX TO FINANCIAL STATEMENTS                                   F-1


                             INDEX OF DEFINED TERMS

                                                                  Page No.
                                                                  --------
Acquisition......................................................    8
Acquisition Indebtedness.........................................   22
Acquisitions.....................................................    9
ADA..............................................................   47
Additional Senior Debt...........................................   19
Additional Shares of Preferred Stock.............................  120
Annual Dividend Period...........................................  120
Annual Percentage................................................   63
Applicable Base Rate.............................................  112
Applicable Margin................................................  112
Applicable Percentage............................................  114
Asset Sale Notes.................................................   84
Bank Credit Agreement............................................   19
Banks............................................................  111
Cable............................................................   28
Call Event.......................................................   70
Call Options.....................................................   70
Call Shares......................................................   70
Change in Control Offer..........................................   87
Change of Control Offer..........................................  121
Co-Managing Agents...............................................  111
Collateral.......................................................   19
Collateral Dispositions..........................................   79
Commission.......................................................    7
Common Stock.....................................................  119
Company..........................................................    1
Company Collateral...............................................   79
Company Property.................................................   89
Connecticut Bank.................................................  108
Contingent Capital Agreement.....................................  119
Counsel..........................................................  130
covenant defeasance..............................................   94
Covered Transaction..............................................   70
Default Dividends................................................  121
Default Period...................................................  120
defeasance.......................................................   94
Deficiency.......................................................   85
Dividend Payment Date............................................  119
Drag-Along Right.................................................   71
Earned Percentage................................................   66
Effective Date...................................................   63
Employment Agreement.............................................   73
Employment Agreements............................................   73
Enterprise Value.................................................   66
Events of Default................................................  117
Excess Proceeds..................................................   85
Exchange Act.....................................................    7
Exchange Notes...................................................   19
Exchange Notes Event of Default..................................  128
Exchange Offer...................................................    1
Excluded Acquisition.............................................  125
Excluded Indebtedness............................................  124
Excluded Preferred Stock.........................................  125
Exempt Acquisition...............................................   30
Exempt Exchanges.................................................  123
Exempt Restricted Assets.........................................   30
Exempt Sales.....................................................  123
Guarantees.......................................................   19
Incentive Options................................................   63
Incentive Plan...................................................   63
Indenture........................................................   77
Initial Issuance Date............................................  120
Institutional Investor...........................................   31
Intercreditor Agreement..........................................   79
Junior Securities................................................  120
Junior Subordinated Note.........................................   69
Leverage Ratio...................................................  113
Loans............................................................  111
Management Investor's Estate.....................................   68
Management Investors.............................................   31
Management Plans.................................................   63
ML&CO............................................................   61
ML Investors.....................................................   31
ML Shares........................................................   67
MLCP.............................................................    9
MLPF&S...........................................................    1
multiplexes......................................................    8
Non Competition Agreement........................................   30
Non-Compete Payment..............................................   30
Non-Management Investors.........................................    9
Note Guarantees..................................................   12
Notes............................................................    1
Offer............................................................   85
Offered Price....................................................   85
Omitted Dividends................................................  121
Option Period....................................................   67
Option Price.....................................................   65
Option Put Price.................................................   69
Option Shares....................................................   63
Options..........................................................   63
OSCAR I..........................................................    1
OSCAR I Bank Guarantee...........................................   12
OSCAR I Class A Shares...........................................   31
OSCAR I Class B Shares...........................................   31
OSCAR I Class C Shares...........................................   31
OSCAR I Collateral...............................................   79
OSCAR I Exchange Notes...........................................   19
OSCAR I Note Guarantee...........................................    1
OSCAR I Shares...................................................   31
OSCAR II.........................................................    6
OSCAR II Shares..................................................   31
Parity Preferred Stock...........................................  119
Pass Through Trust...............................................    6
Performance Options..............................................   63
Performance Plan.................................................   63


                                                                Page No.
                                                                --------
Permitted Affiliate Transactions.................................  123
Permitted Investment.............................................  123
Permitted Repurchases............................................  126
Permitted Senior Term Debt.......................................  114
Permitted Transferees............................................   69
Preferred Stock..................................................  119
Premium Event....................................................   67
Premium Options..................................................   63
Premium Plan.....................................................   63
Pricing Leverage Ratio...........................................  112
Prop II Properties...............................................  109
Purchase Price...................................................   28
Purchasers.......................................................    9
Put Event........................................................   69
Put Options......................................................   69
Put Shares.......................................................   69
Registration Rights Agreement....................................   11
Registration Statement...........................................    7
Representatives..................................................   79
Restated Bank Credit Agreement...................................    9
Restricted Assets................................................   30
Restricted Business..............................................   30
Restricted Payments..............................................   81
Restricted Period................................................   30
Restricted Stock.................................................   63
Restrictions.....................................................   69
Sale-Leaseback...................................................    8
Savings Plan.....................................................   63
Securities Act...................................................    1
Securityholders' Agreement.......................................  119
Seller...........................................................    9
Seller Entities..................................................   28
Senior Financing.................................................  120
Senior Preferred Stock...........................................  119
Series A Notes...................................................    1
Series B Notes...................................................    1
Severance Plan...................................................   62
Share Put Price..................................................   69
Stock Purchase Agreement.........................................   28
Stonington Partners..............................................   61
Subsequent Participant...........................................   71
Subsequent UAR Lease.............................................   89
Subsidiary Bank Guarantees.......................................   19
Subsidiary Guarantees............................................   19
Subsidiary Guarantors............................................    1
Subsidiary Note Guarantees.......................................    1
Substituted UAR Property.........................................   89
Supplemental Plan................................................   63
Surviving Entity.................................................   90
Tag-Along Right..................................................   71
Target Enterprise Value..........................................   66
TCI..............................................................    8
TCI Affiliates...................................................   30
Termination Event................................................   66
Third Party......................................................   70
Threshold Enterprise Value.......................................   66
Tranche A Term Commitment........................................  111
Tranche B Revolving Commitment...................................  111
Tranche C Commitment.............................................  111
transfer.........................................................   68
Transfer Event...................................................   67
Trustee..........................................................   77
UA Marks.........................................................   58
UAB..............................................................   28
UAB Acquisitions.................................................   28
UAB II...........................................................   28
UACI.............................................................   18
UAE..............................................................   18
UAE ESOP.........................................................   63
UAHI.............................................................   28
UAP Guarantor....................................................   56
UAP I............................................................    6
UAP I Indenture..................................................   55
UAP I Leases.....................................................   54
UAP I Notes......................................................   55
UAP I Trustees...................................................   55
UAP Indebtedness.................................................   21
UAR..............................................................    1
UAR Acquisition..................................................    9
UAR Deficiency Note..............................................   89
UAR Lease........................................................   55
UAR Property Transfer............................................   91
UAR Transfers....................................................   22
UATC ............................................................    1
UATC Exchange Notes..............................................   19
UATC Preferred Stock.............................................   28
Vested Option....................................................   64

           OVERVIEW OF PRINCIPAL ENTITIES REFERRED TO IN PROSPECTUS

United Artists Theatre Circuit, Inc., a Maryland corporation ("UATC" or the "Company"), is the issuer of the Notes.

OSCAR I Corporation, a Delaware corporation ("OSCAR I"), is the parent company of UATC. On February 28, 1995, OSCAR II Corporation, a Delaware Corporation ("OSCAR II"), was merged into OSCAR I effected by a one-for-one share exchange. As a result of this merger, OSCAR II ceased to exist and OSCAR I became the parent company of UATC and United Artists Realty Company, a Delaware Corporation ("UAR"). Prior to February 28, 1995, OSCAR I had no assets or operations other than the ownership of the capital stock of UATC. OSCAR I is a guarantor of the Notes.

On December 13, 1995, OSCAR I entered into a sale and leaseback transaction (the "Sale-Leaseback") whereby the buildings and land underlying 31 of its operating theatres and four theatres currently under development were sold to, and leased back from, the 1995-A United Artists Pass Through Trust (the "Pass Through Trust"), an unaffiliated third party. The proceeds related to the four theatres under development (approximately $22.0 million) were deposited into an escrow account and were used by OSCAR I to fund substantially all of the construction costs associated with the four theatres.

UAR, directly and through its subsidiary United Artists Properties I Corp., a Colorado corporation ("UAP I"), owns and leases certain operating theatre properties to UATC and its subsidiaries. The outstanding capital stock of UAR has been pledged as security for the Bank Credit Agreement and the Restated Bank Credit Agreement (both as defined below) and the Series B Notes.

Set forth below is a diagram setting forth the basic corporate structure subsequent to December 13, 1995.


                                 -------------
                                    OSCAR I
                                  (guarantor)
                                 -------------
                                       +
                                       +
                 ----------------------------------------------
                +                                              +
          --------------                                   ---------
                                     Lease
               UATC     ...................................   UAR
            (Borrower)  ............
                                   .
          --------------           .                       ---------
                +                  .                          +
                +                  .                          +
           ------------            .  Lease                 -------
                                   .........................
             Various                                         UAP I
              Subs
           ------------                                     -------

                                 AVAILABLE INFORMATION

The Company and OSCAR I have jointly filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Series B Notes offered hereby and the related Note Guarantees thereof, which Registration Statement was declared effective on October 5, 1992. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Series B Notes and the related Note Guarantees offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. The Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at Room 124, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and the 13th Floor, 7 World Trade Center, New York, New York 10048.
Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. See "Description of the Notes-Certain Covenants-Provision of Financial Statements."

The Company and OSCAR I are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company will fulfill its obligations with respect to such requirements by filing periodic reports with the Commission or, in the case of OSCAR I, by including information regarding OSCAR I in the Company's periodic reports. In addition, the Company will send to each holder of Notes copies of annual reports and quarterly reports containing the information required to be contained under the Exchange Act. See "Description of the Notes-Certain Covenants-Provision of Financial Statements."

Separate information and financial statements of the Subsidiary Guarantors are not included in the Registration Statement and will not be included in such reports because the Subsidiary Guarantors are jointly and severally liable on the Notes and the aggregate net assets, earnings and equity of the Subsidiary Guarantors are included in the consolidated financial statements of the Company and the aggregate net assets, earnings and equity of the Company and the Subsidiary Guarantors are substantially equivalent to the net assets, earnings and equity of the consolidated entity.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                  THE COMPANY

The Company believes it is one of the largest theatrical exhibitor of motion pictures in the United States in terms of number of screens operated. UATC was founded in 1926 by shareholders including Mary Pickford, Douglas Fairbanks, Sam Goldwyn and Joe Schenck. Through the 1930's, UATC expanded its exhibition activities through acquisitions and partnerships with other operators. As of March 31, 1997, UATC operated 2,259 screens at 371 theatre locations in 26 states and Puerto Rico, and through investments in various joint venture companies, operated 103 screens at 20 theatres in Hong Kong, Singapore, Mexico and Argentina. See "Business-Theatre Properties." Admissions revenue for the Company's more than 50% owned theatres for the three months ended March 31, 1997 and the year ended December 31, 1996 was approximately $121.7 million and $466.5 million, respectively. Over 82% of the Company's screens are located in theatres with five or more screens. As of March 31, 1997, the Company's average number of screens per theatre was 6.1.

The Company's principal business is that of motion picture exhibition and its revenue is principally derived from theatre admissions and concession sales. The Company licenses films from all of the major and independent film distributors and is not overly dependent on any one film distributor for film product. Due to an increasing supply of films from the various major and minor studios, theatre admissions revenue for the industry as a whole has been relatively stable over the last 20 years and has posted four consecutive record years from 1992 through 1996. Other revenue is generated primarily from on-screen advertising, electronic video games located in theatre lobbies, and theatre rentals, the rental of theatres on a networked and non-networked basis for corporate meetings, seminars and other training/educational uses and other miscellaneous sources.

UATC's theatres are particularly focused in large and medium sized metropolitan areas in California, southern New York (primarily New York City and Long Island), New Jersey, Florida, Texas, eastern Pennsylvania (including Philadelphia), Louisiana, Colorado (primarily Denver), Georgia, and certain areas in North and South Carolina. UATC has strong positions in most of the major metropolitan markets in these geographic areas. The states which represent the largest geographic concentration of theatres and screens operated accounted for approximately 57% of UATC's total screens at March 31, 1997 and approximately 63% of UATC's total revenue for the three months ended March 31, 1997 and were as follows:

                  Total Number            Total Number             Percent of
                  of Theatres              of Screens            Total Revenue
                  ------------            ------------           --------------
California            69                       368                    20%
New York              39                       191                    15
Florida               27                       227                     8
Texas                 31                       219                     8
Pennsylvania          30                       148                     8
Louisiana             19                       136                     4

The majority of The Company's theatres are located in free-standing buildings or are "anchor" tenants in regional malls or strip-centers and are equipped with state of the art projection and sound equipment. While UATC (or its affiliates) owns some of its theatres, most of the theatres are leased through long-term operating leases. As a result of new construction and the sale or closure of older, smaller theatres, over 20% of UATC's screens have been constructed over the last five years.

UATC believes that it is the largest exhibitor in many of the communities which it serves and that its theatres are generally regarded as attractive by film suppliers and patrons. Management believes that these factors may give the Company a competitive cost advantage with respect to the Company's operations.


As part of its operating strategy, the Company intends to seek to increase the number of its multiscreen theatres ("multiplexes") through new construction and additions and renovations to existing theatres and increase its concession sales through increased emphasis on employee training, selling techniques and more efficient theatre design. This multiscreen strategy, in combination with the emphasis on its concession operations, is designed to improve revenue and profitability by enhancing attendance and concession sales, theatre utilization and operating efficiencies and provide a better clustering of theatres around regional and district management centers. See "Business." Consistent with this strategy, the Company also intends to close or sell non-strategic or less profitable theatres thereby improving overall operating margins. From 1989 through March 31, 1997, the Company sold or closed theatres with an aggregate of 1,222 screens and added an aggregate of 791 screens. Since December 31, 1988, the Company's average screens per theatre has increased from 3.9 to 6.1 at March 31, 1997. See "Business-Operating Strategy" and "-Concessions."



During December 1996, subsequent to the resignation of the Company's former Chief Executive Officer, a more focused theatre development and capital investment strategy was initiated. As part of this strategy, the Company will focus its capital investment activities towards developing new theatres and renovating existing key theatres in its strategically important United States markets and will increase its efforts to sell, close or exchange certain of its existing theatres (in most cases smaller theatres) which are not profitable or which are not located in geographically strategic areas. In addition, the Company will seek to monetize certain of its international investments through a restructuring of its joint ventures with its partners, or a sale of its interests for cash, or in exchange for theatres located in its strategic markets in the United States. This strategy is intended to provide a higher level of management focus on strengthening the Company's competitive position in its United States markets where it has existing strong operating positions. In addition, this strategy is intended to provide increased liquidity from the disposal of non-cash flow producing investments and theatres that are in markets which have limited growth potential and/or which the Company does not intend to invest the capital required to defend its position. This increased liquidity combined with the elimination of underperforming theatres will be redeployed into the development of higher margin new theatres or used to reduce the Company's debt.

As part of its development plans, the Company intends to construct theatres which have a good balance between the number of auditoriums and the size of those auditoriums. This balance will allow UATC to provide an adequate number of screens sought by distributors and increased entertainment value to patrons afforded by larger auditoriums. In addition to increasing the number of screens in certain locations, UATC is also constructing theatres with stadium seating, upgraded seats and other design features which are appropriate for the markets in which the theatres are located. The Company has also developed new motion picture and other uses for its theatre complexes in an effort to attract new patrons and to make better use of its facilities during periods in which theatrical attendance is low. See "Business--Other New Business Initiatives."

During the three months ended March 31, 1997, UATC opened six theatres (61 screens) and closed three theatres (12 screens). During 1996, UATC developed and opened 15 theatres (130 screens) and added eight new screens to three existing theatres, and sold 39 theatres (188 screens) and closed 15 theatres (57 screens) in the United States. The new theatres are located primarily in areas where UATC has a significant operating presence. As a result of this existing presence, a minimal amount of incremental district and divisional overhead is expected to be incurred in order to operate these theatres. Many of the theatres sold or closed were not profitable or were in areas which are not part of UATC's long-term strategic plans. In addition, as part of UATC's previous investment strategy, during 1996, investments were made in one theatre (four screens) in Singapore, three theatres (33 screens) in Mexico, and three theatres (six screens) in Hong Kong.

As part of its strategic plan, UATC intends to continue to dispose of, through sale or lease terminations, certain of its operating theatres and real estate which are non-strategic or underperforming. This plan involves as many as 100 theatres (410 screens). Net proceeds from these increased disposition efforts will be used to repay existing debt and/or redeployed into new higher margin theatres. While there can be no assurance that such sales or lease termination efforts will be successful, several sales and lease negotiations have been completed and negotiations are ongoing with respect to several other theatres and parcels of real estate. During the three months ended March 31, 1997 and the year ended December 31, 1996, UATC sold 39 theatres (188 screens) and closed 18 theatres (69 screens). The theatres which were sold provided UATC with approximately $20.5 million of net cash proceeds. The majority of theatres which were closed were unprofitable and those that were sold were not considered part of UATC's long-term strategic plans. In April 1997, the Company sold its Hong Kong investment to its partners for $17.5 million, which resulted in a gain of approximately $11.0 million for financial reporting purposes.

In conjunction with its new operating strategy, the Company initiated a corporate restructuring plan in December 1996 which is intended to provide a higher level of focus on the Company's domestic theatrical business at a lower
annual cost.   This corporate restructuring which was completed in January 1997 is projected to reduce annual general and administrative expenses by approximately 20%. In conjunction with this corporate restructuring plan, the Company recorded a $1.9 million restructuring charge in 1996 for severance and other related expenses.

On December 13, 1995, the Company entered into a sale and leaseback transaction (the "Sale-Leaseback") whereby the building and land underlying ten of its operating theatres and four theatres currently under development were sold to, and leased back from, the Pass Through Trust, an unaffiliated third party, for approximately $47.1 million. A portion of the sale proceeds were used to pay certain transaction expenses and repay the outstanding revolving bank debt of the Company and the remainder is included in the Company's cash balances at year end. The proceeds related to the four theatres under development (approximately $22.0 million) were deposited into an escrow account and were used by the Company to fund substantially all of the construction costs associated with the four theatres. In addition, 17 theatres owned by Prop II were sold to the Pass Through Trust and leased back to the Company.

During December 1995, the remaining 11 theatres owned by Prop II subsequent to the Sale-Leaseback were contributed to the Company. The contribution of these theatres has been accounted for in a manner similar to a pooling of interests and accordingly, the Company's financial statements have been restated to include these theatres for all periods presented as if they had been owned for all such periods.

On May 12, 1992, OSCAR I purchased all of the issued and outstanding capital stock of the Company (the "Acquisition") from an affiliate of Tele-Communications, Inc., a Delaware corporation ("TCI") (the "Seller"). OSCAR I was formed by Merrill Lynch Capital Partners, Inc. ("MLCP") on February 4, 1992 solely to effect the Acquisition. See "The Acquisitions."

Simultaneously with the Acquisition, the Non-Management Investors (as defined below) formed OSCAR II separately acquiring from an affiliate of TCI all of the outstanding capital stock of UAR. UAR and its subsidiaries, UAP I and UAP II, were the owners and lessors of certain operating theatre properties leased to and operated by UATC and its subsidiaries. The acquisition of UAR by OSCAR II is herein referred to as the "UAR Acquisition" and, collectively with the Acquisition and the UAB Acquisitions (as defined herein), the "Acquisitions." OSCAR I and OSCAR II are hereinafter referred to together as the "Purchasers." Certain mortgage debt of UAR and UAP I which is secured by their theatre properties, remained outstanding after the Acquisition by OSCAR II and at March 31, 1997 approximately $62.9 million was outstanding.

On February 28, 1995, OSCAR II was merged into OSCAR I effected by a one-for-one share exchange. As a result of this merger, OSCAR II ceased to exist and OSCAR I became the parent company of UATC and UAR.

OSCAR I is owned by affiliates of MLCP and certain institutional investors (the "Non-Management Investors"), as well as certain members of management of the Company. As of March 21, 1997, MLCP and its affiliates owned approximately 86.1% of the issued and outstanding OSCAR I Shares (as defined herein), certain institutional investors owned in the aggregate approximately 8.7% of the issued and outstanding OSCAR I Shares and management of the Company owned approximately 5.2% of the issued and outstanding OSCAR I Shares in the aggregate. The Management Plans (as defined herein) provide for the grant of certain stock options to members of management which, if granted in their entirety and exercised, would entitle management to purchase an additional 1,518,000 shares of OSCAR I Class B Shares, or approximately 11.4% of the OSCAR I Shares in the aggregate. See "Management-Management Plans" and "Security Ownership." In addition, 138,076 shares of Series A Cumulative Redeemable Exchangeable Preferred Stock of OSCAR I having an aggregate liquidation preference of $138.1 million were outstanding at March 31, 1997.

On May 1, 1995, the Company restated the Bank Credit Agreement (as defined below) with a new bank credit agreement (the "Restated Bank Credit Agreement"). The Restated Bank Credit Agreement provides for a $250 million delayed draw term loan facility, $87.5 million of revolving loan and letters of credit commitments and $12.5 million of standby letters of credit. The Restated Bank Credit Agreement has reduced the floating interest rate spreads paid by the Company and lengthened the average life of the Company's bank debt by requiring semi-annual principal payments on term loans commencing December 31, 1996, and extending the maturity date to March 31, 2002. The Restated Bank Credit Agreement is secured by the stock of the Company and substantially all of the Company's subsidiaries and is guaranteed by OSCAR I and substantially all of the Company's subsidiaries. In addition, in conjunction with the merger of OSCAR II into OSCAR I, the stock of UAR was also pledged as additional security.

OSCAR I is not an operating company and currently, conducts no independent operations and has no significant assets other than the issued and outstanding capital stock of the Company and UAR.

Although TCI and its affiliates have retained certain rights to use the name "United Artists", neither TCI nor any of its affiliates has any obligations whatsoever with respect to the Notes. See "Business-Trademarks and Trade Names."

The Company's and OSCAR I's principal executive offices are located at 9110 East Nichols Avenue, Suite 200, Englewood, Colorado, 80112, telephone number (303) 792-3600.

For a discussion of certain risk factors in connection with this offering, see "Risk Factors."

                         SUMMARY OF TERMS OF THE NOTES

In connection with the Acquisition, the Company and OSCAR I completed a private placement of $125,000,000 principal amount of the Series A Notes. In connection with the sale of the Series A Notes, the purchasers thereof became entitled to the benefits of a registration rights agreement dated as of May 12, 1992 (the "Registration Rights Agreement"). Pursuant to the terms of the Registration Rights Agreement, the Company effected the Exchange Offer pursuant to which an equal principal amount of Series B Notes were issued in exchange for an equal principal amount of Series A Notes in order to provide the purchasers of Series A Notes with securities registered under the Securities Act. The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that the Series B Notes are registered under the Securities Act. See "Description of the Notes."

Interest Payment Dates................ May 1 and November 1
Interest Rate......................... 11 1/2%
Maturity Date......................... May 1, 2002
Sinking Fund.......................... The Notes are subject to certain sinking fund provisions which provide for the
                                         mandatory redemption on May 1 in 2000
                                         and 2001 of $31.25 million principal
                                         amount of the Notes, at a redemption
                                         price equal to 100% of the principal
                                         amount, plus accrued interest to the
                                         redemption date, each providing for the
                                         redemption of 25% of the original
                                         aggregate principal amount of the Notes
                                         prior to maturity.
Optional Redemption................... The Notes may be redeemed at any time on or after May 1, 1997, at the option of
                                         the Company, in whole or in part, at
                                         the following redemption prices
                                         (expressed as percentages of the
                                         principal amount), if redeemed during
                                         the 12-month period beginning May 1 of
                                         the years indicated below:

                                                                Redemption
                                            Year                  Price
                                            ----                ----------
                                            1997...............  104.313%
                                            1998...............  102.875%
                                            1999...............  101.438%

                                            and thereafter at 100% of the
                                            principal amount, in each case
                                            together with accrued interest to
                                            the redemption date (subject to the
                                            right of holders of record on
                                            relevant record dates to receive
                                            interest due on an interest payment
                                            date).
Change in Control..................... Upon the occurrence of a Change in
                                         Control (as defined herein) of the
                                         Company, the Company is obligated to
                                         make an offer to purchase all
                                         outstanding Notes at a price equal to
                                         101% of the principal amount of the
                                         Notes, plus accrued interest thereon.

Guarantees............................ The Notes are guaranteed on a senior secured basis by OSCAR I (the "OSCAR I
                                         Note Guarantee") and by the Subsidiary
                                         Guarantors (the "Subsidiary Note
                                         Guarantees"). All references herein to
                                         the "OSCAR I Note Guarantee" and/or the
                                         "Subsidiary Note Guarantees" shall be
                                         references to guarantees of the Series
                                         A Notes and/or the Series B Notes,
                                         whichever is outstanding. The OSCAR I
                                         Note Guarantee
                                         and the Subsidiary Note Guarantees are
                                         full and unconditional and joint and
                                         several and are referred to herein
                                         together as the "Note Guarantees."
                                         Separate financial statements of the
                                         Subsidiary Guarantors are not included
                                         herein because the Subsidiary
                                         Guarantors are jointly and severally
                                         liable on the Notes and the aggregate
                                         net assets, earnings and equity of the
                                         Company and the Subsidiary Guarantors
                                         are substantially equivalent to the net
                                         assets, earnings and equity of the
                                         consolidated entity.

Security.............................. The OSCAR I Note Guarantee and the Notes
                                         are secured, respectively, by security
                                         interests in the issued and outstanding
                                         capital stock of the Company, the
                                         Subsidiary Guarantors and UAR, which
                                         will be shared equally and ratably with
                                         the lenders under the Restated Bank
                                         Credit Agreement, parties to certain
                                         interest rate contracts and certain
                                         other holders of senior indebtedness
                                         incurred in the future in accordance
                                         with the terms of the Indenture.
                                         Collateral may be sold or disposed of
                                         by the Company free and clear of the
                                         liens created by the collateral
                                         documents if the sale or other
                                         disposition of assets is permitted by
                                         and otherwise in compliance with the
                                         provisions of the Indenture governing
                                         asset sales. See "Description of the
                                         Notes-Certain Covenants-Disposition of
                                         Proceeds of Asset Sales."
                                       The ability of the holders of the Notes
                                         to foreclose on any Collateral will be
                                         subject to the provisions of the
                                         Collateral Documents and the
                                         Intercreditor Agreement (as such terms
                                         are defined below). See "Description of
                                         the Notes-Security." The ability of the
                                         holders of the Notes to foreclose on
                                         the Collateral (as defined below) will
                                         also be subject to certain limitations
                                         arising under applicable bankruptcy and
                                         insolvency laws. See "Description of
                                         the Notes-Certain Bankruptcy
                                         Limitations."

Ranking                                     The Notes are senior indebtedness of
                                         the Company ranking pari passu with all
                                         other existing and future senior
                                         indebtedness of the Company, including
                                         the Company's indebtedness under the
                                         Restated Bank Credit Agreement. At
                                         March 31, 1997 the Company had
                                         outstanding approximately $289.7
                                         million of indebtedness (including
                                         letter of credit facilities) ranking
                                         pari passu in right of payment with the
                                         Notes. Moreover, at March 31, 1997
                                         subsidiaries of the Company had
                                         outstanding approximately $3.2 million
                                         of indebtedness (excluding capitalized
                                         leases and excluding the guarantees of
                                         the Notes and of the indebtedness under
                                         the Restated Bank Credit Agreement).
                                         The Subsidiary Guarantees will rank
                                         pari passu with all existing and future
                                         senior indebtedness of the respective
                                         Subsidiary Guarantors, including such
                                         Subsidiary Guarantors' respective
                                         guarantees of borrowings under the
                                         Restated Bank Credit Agreement.
                                       The OSCAR I Note Guarantee ranks pari
                                         passu with all existing and future
                                         senior indebtedness of OSCAR I,
                                         including OSCAR I's guarantee of
                                         borrowings under the Restated Bank
                                         Credit Agreement (the "OSCAR I Bank
                                         Guarantee"). At March 31, 1997, OSCAR I
                                         had guaranteed indebtedness with a
                                         principal amount of approximately
                                         $282.4 million (including letter of
                                         credit facilities) under the OSCAR I
                                         Bank Guarantee which ranked pari passu
                                         with the OSCAR I Note Guarantee, and no
                                         indebtedness subordinated in right of
                                         payment to the OSCAR I Note Guarantee.

Certain Covenants..................... The Indenture contains certain covenants, including, but not limited to,
                                         covenants with respect to the following
                                         matters: (i) limitation on
                                         indebtedness; (ii) limitation on
                                         restricted payments; (iii) limitation
                                         on transactions with affiliates; (iv)
                                         disposition of proceeds of asset sales;
                                         (v) limitation on liens; (vi)
                                         limitation on guarantees and pledges;
                                         (vii) limitation on preferred stock of
                                         subsidiaries and subsidiary
                                         distributions; (viii) limitation on
                                         dividends and other payment
                                         restrictions affecting subsidiaries;
                                         (ix) restriction on transfer of assets;
                                         and (x) restrictions on arrangements
                                         with UAR. See "Description of the
                                         Notes-Certain Covenants."
                                       The OSCAR I Note Guarantee contains
                                         certain covenants of OSCAR I,
                                         including, but not limited to,
                                         covenants with respect to limitations
                                         on liens and restrictions on
                                         activities.

Market................................ There is no public market for the Notes.
                                         The Company does not intend to apply
                                         for listing of the Notes on a
                                         securities exchange. MLPF&S has
                                         indicated to the Company that it
                                         intends to make a market in the Series
                                         B Notes, but it is under no obligation
                                         to do so and such market making
                                         activities could be terminated at any
                                         time without notice. No assurance can
                                         be given that an active trading market
                                         for the Series B Notes will develop or
                                         that any such market would be
                                         sustainable. If MLPF&S conducts any
                                         market making activities, it may be
                                         required to deliver a "market-making
                                         prospectus" when effecting offers and
                                         sales in the Series B Notes because of
                                         the indirect equity ownership of MLCP
                                         and its affiliates of the Company. At
                                         March 21, 1997, MLCP and its affiliates
                                         in the aggregate own approximately
                                         86.1% of the issued and outstanding
                                         OSCAR I Shares. OSCAR I in turn owns
                                         100% of the issued and outstanding
                                         common stock of the Company. For so
                                         long as a market-making prospectus is
                                         required to be delivered, the ability
                                         of MLPF&S to make a market in the
                                         Series B Notes may, in part, be
                                         dependent on the ability of the Company
                                         to maintain a current market-making
                                         prospectus.

For more complete information regarding the Notes, see "Description of the Notes."

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                   SELECTED HISTORICAL FINANCIAL INFORMATION

The following table presents selected historical consolidated financial information derived from the unaudited consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996, and from the audited consolidated financial statements as of December 31, 1996, 1995, 1994, 1993 and 1992 and for the years ended December 31, 1996, 1995, 1994 and 1993, the period from May 13, 1992 to December 31, 1992 and the period from January 1, 1992 to May 12, 1992.

The selected historical financial information includes, in the opinion of management, all adjustments (consisting of normal recurring accruals) that are necessary to present fairly the financial position of the Company and the results of its operations.

The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Company included elsewhere herein.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                   SELECTED HISTORICAL FINANCIAL INFORMATION
                             (Dollars in Millions)



During December 1995, the remaining 11 theatres owned by Prop II subsequent to the Sale-Leaseback transaction were contributed to UATC. The contribution of these theatres has been accounted for in a manner similar to a pooling of interests, and accordingly, UATC's financial statements have been restated to include these theatres for all periods subsequent to the Acquisition as if they had been owned for all such periods. The following table of UATC's selected financial data takes into consideration the restatement of UATC's financial statements (dollars in millions):




                                                                   Successor Corporation
                                               ------------------------------------------------------------
                                                  Three Months
                                                     Ended                         Years Ended                 Period from
                                                   March 31,                       December 31,              May 13, 1992 to
                                               -----------------       ------------------------------------    December 31,
                                                 1997       1996         1996      1995      1994      1993        1992(1)
                                               ------     ------       ------    ------    ------    ------     ----------
Operating Data:                                   (unaudited)
 Revenue                                      $ 174.2     153.4         677.5     648.6     623.1     643.8       415.6
 Costs and expenses:
  Operating                                     141.3     131.4         567.5     538.9     509.0     530.0       355.5
  General and administrative                      6.4       8.3          34.5      34.6      32.5      29.9        20.3
  Restructuring charge                            --        --            1.9       --        --        3.7         --
  Affiliate management fees(2)                    --        --           --         --        --        --          --
  Depreciation and amortization                  17.7      16.5          80.7      87.0      63.1      68.0        44.8
  Interest expense, net(2)                        9.3       8.3          36.9      39.2      32.9      31.4        20.8
  Loss (gain) on disposition of
   assets, net                                    --        --           (1.3)     13.9       9.7       8.7         --
  Net loss                                       (2.3)    (12.8)        (46.6)    (68.9)    (27.9)    (31.6)      (27.5)
Other Financial Data:
 Ratio of earnings to fixed charges(3)            --        --           --         --        --        --          --
 Capital expenditures                         $  19.4      19.2          67.3      84.2      45.6      28.0        26.3


                                               Predecessor
                                               Corporation
                                               -----------
                                               Period from
                                             January 1, 1992
                                                to May 12,
                                                 1992(1)
                                               ----------
Operating Data:
 Revenue                                         211.2
 Costs and expenses:
  Operating                                      172.7
  General and administrative                       9.2
  Restructuring charge                             --
  Affiliate management fees(2)                     3.0
  Depreciation and amortization                   12.8
  Interest expense, net(2)                         8.9
  Loss (gain) on disposition of
   assets, net                                     2.9
  Net loss                                         (.1)
Other Financial Data:
 Ratio of earnings to fixed charges(3)             1.0
 Capital expenditures                              7.8


                                                          March 31,                              December 31,
                                                         ----------     ---------------------------------------------------------
                                                            1997         1996         1995        1994         1993         1992
                                                           ------       ------       ------      ------       ------       ------
Balance Sheet Data:                                      (unaudited)
 Property and Equipment at cost, net                     $  322.5       306.9        306.3       327.2        314.1        325.6
 Intangible assets, net(4)                                  119.8       127.5        165.8       202.9        236.4        271.2
 Total assets                                               552.3       548.1        594.2       602.6        618.1        655.3
 Debt(2)                                                    398.9       389.0        383.2       320.2        327.0        339.8
 Stockholder's equity                                        18.2        20.5         67.1       138.4        168.6        202.0
Operational Data:
 Weighted avg. operating theatres(5)                          367         397          411         416          437          468
 Weighted avg. operating screens(5)                         2,216       2,306        2,277       2,209        2,249        2,327
 Weighted avg. screen per operating theatre                   6.0         5.8          5.5         5.3          5.1          5.0

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
               NOTES TO SELECTED HISTORICAL FINANCIAL INFORMATION

(1) Amounts were derived from the Company's Consolidated Financial Statements. The amounts are for the period from January 1, 1992 to May 12, 1992 (period prior to Acquisition) and the period from May 13, 1992 to December 31, 1992 (period subsequent to Acquisition). The Restructured Theatres have been included in the Operating and Other Data since May 13, 1992.

(2) During 1987, in conjunction with the restructuring of the debt of United Artists Communications, Inc. ("UACI"); United Artists Holdings, Inc. ("UAHI") was formed as a holding company for all of UACI's primary operating subsidiaries (including the Company). Subsequent to the restructuring, UAHI began charging each operating subsidiary (including the Company) a management fee. In general, this management fee represented an allocation of interest and general and administrative expenses to each operating subsidiary based primarily upon the percentage of revenue contributed by each operating subsidiary to UAHI. During 1989, UAHI's debt was refinanced (and the principal aggregate amount increased) as part of the merger with United Cable Television Corporation and the formation of United Artists Entertainment Company ("UAE"). During August 1990, in conjunction with further debt restructuring, certain UAHI subsidiaries (including the Company) each assumed a portion of UAHI's debt in exchange for shares of UAHI preferred stock and certain intercompany balances. This restructuring resulted in a reduction in the Parent's investment (deficit) account of the Company (for the value of UAHI preferred stock) and the management fees, and a corresponding increase in the Debt and Interest expense of the Company.
    As part of the Acquisition, the management agreement was canceled.

(3) In calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges and minority interest in the earnings of consolidated subsidiaries that have fixed charges. Fixed charges consist of interest expense and that portion of rental expense the Company believes to be representative of interest (i.e., one third of rental expense). The management fees paid to UAHI were not considered in determining the ratio of earnings to fixed charges. The ratio of earnings to fixed charges was less than 1.0 for the three months ended March 31, 1997 and 1996, the years ended December 31, 1996, 1995, 1994 and 1993 and the period from May 13, 1992 to December 31, 1992. Earnings available for fixed charges were thus inadequate to cover fixed charges for such periods. The amount of the coverage deficiencies for the three months ended March 31, 1997 and 1996, the years ended December 31, 1996, 1995, 1994 and 1993 and the period from May 13, 1992 to December 31, 1992. were $1.5 million, $12.2 million, $44.7 million, $66.2 million, $25.4 million, $28.8 million and $26.2 million, respectively. Had the management fees paid to UAHI been considered in determining the ratio of earnings to fixed charges, the ratio for the period from January 1, 1992 to May 12, 1992 would have been 1.0.


(4) Intangible assets represent primarily lease acquisition costs and the Non-Competition Agreement.

(5) The theatres and screens operated include data for a small number of theatres and screens which the Company operates for a management fee for entities in which the Company owns 50% or less or which are owned entirely by third parties. See "Business-Theatre Properties."

                                  RISK FACTORS

Prospective investors in the Notes should carefully consider the risk factors set forth below, as well as the other information set forth in this Prospectus.

Rank; Security Interests

The Notes represent senior secured obligations of the Company and rank senior in right of payment to any subordinated indebtedness of the Company and rank pari passu with all other indebtedness of the Company, including indebtedness under the bank credit agreement relating to the Senior Bank Facilities executed in connection with the Acquisition (the "Bank Credit Agreement"). On May 1, 1995, the Company restated the Bank Credit Agreement with the Restated Bank Credit Agreement. The Series B Notes and the Series A Notes rank pari passu in right of payment to one another. Both the Notes and the Senior Bank Facilities are secured, on a pari passu basis, by a first priority security interest in the issued and outstanding capital stock of the Subsidiary Guarantors and are guaranteed on a pari passu basis by the Subsidiary Guarantors. Such guarantees of the Notes and the Senior Bank Facilities by the Subsidiary Guarantors are full and unconditional and joint and several and are respectively referred to herein as the "Subsidiary Note Guarantees" or the "Subsidiary Bank Guarantees" and together as the "Subsidiary Guarantees." Both the Notes and the Senior Bank Facilities are also guaranteed on a pari passu basis by OSCAR I. Such guarantees of the Notes and the Senior Bank Facilities by OSCAR I are full and unconditional and joint and several and are respectively referred to herein as the "OSCAR I Note Guarantee" and the "OSCAR I Bank Guarantee" and together, as the "Guarantees." The Guarantees are secured on a pari passu basis by a first priority security interest in all the issued and outstanding capital stock of the Company and UAR (collectively, with the pledged subsidiary capital stock, the "Collateral"). The Indenture permits the Company to incur (and OSCAR I and the Subsidiary Guarantors to guarantee) certain additional senior secured indebtedness (the "Additional Senior Debt"), ranking pari passu with the Notes, the OSCAR I Note Guarantee and the Subsidiary Note Guarantees. The holders of the Additional Senior Debt would be entitled to share in the Collateral to the same extent as the holders of the Notes and the lenders under the Senior Bank Facilities. See "Description of the Notes" and "Description of Senior Bank Financing." As a result of the foregoing, in the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, or upon the acceleration of the Notes, the assets of the Company (other than any such assets which secure other indebtedness to the extent permitted by the Indenture for the Notes) will be available to pay obligations on the Notes to the same extent as they are available to pay obligations in respect of the Senior Bank Facilities, any Additional Senior Debt and other indebtedness (other than subordinated indebtedness, if any). See "Description of the Notes-Ranking." At March 31, 1997 the Company had outstanding approximately $289.7 million of indebtedness (including letter of credit facilities) ranking pari passu in right of payment with the New Notes. Subsidiaries of the Company had outstanding approximately $3.2 million of indebtedness (excluding capitalized leases and excluding the guarantees of the Notes and of the indebtedness under the Bank Credit Agreement) at March 31, 1997. Moreover, at March 31, 1997, UAR and its subsidiary had outstanding approximately $62.9 million of secured indebtedness. The Subsidiary Guarantees will rank pari passu with all existing and future senior indebtedness of the respective Subsidiary Guarantors, including such Subsidiary Guarantors' respective guarantees of borrowings under the Restated Bank Credit Agreement.

As of the consummation of the Exchange Offer, neither the Company nor OSCAR I had any indebtedness which was subordinate in right of payment to the Notes, the OSCAR I Note Guarantee, the Senior Bank Facilities or the OSCAR I Bank Guarantee. Subject to certain restrictions in the Restated Bank Credit Agreement and under the Indenture for the Notes, the UATC Preferred Stock and the Preferred Stock (each as defined below) are exchangeable at the option of the Company and OSCAR I into subordinated notes of the Company (in the case of the UATC Preferred Stock) and of OSCAR I or the Company (in the case of the Preferred Stock) (as the case may be, the "UATC

Exchange Notes" or the "OSCAR I Exchange Notes," and, together, the "Exchange Notes"). The UATC Exchange Notes would be subordinated to the Notes, the Senior Bank Facilities and any Additional Senior Debt. The OSCAR I Exchange Notes would be subordinated to the Guarantees and to any guarantee by OSCAR I of any Additional Senior Debt. Subject to certain restrictions set forth in the Indenture for the Notes and in the Restated Bank Credit Agreement, the Company may also incur, in addition to the Additional Senior Debt, additional senior indebtedness (including additional secured senior indebtedness) and other indebtedness, in the future.

Other than the Collateral, the Company's indebtedness under the Notes and under the Restated Bank Credit Agreement is not secured by any assets of the Company, UAR or OSCAR I or by the assets of the direct and indirect subsidiaries of the Company or UAR.

UATC issued the Notes, and OSCAR I delivered the OSCAR I Note Guarantee on a senior secured basis. Currently, OSCAR I conducts no business other than the ownership of the Company and UAR and has no significant assets other than the capital stock of the Company and UAR. The OSCAR I Note Guarantee ranks pari passu in right of payment to the OSCAR I Bank Guarantee and to any guarantee of any Additional Senior Debt. See "Description of the Notes."

Although the Notes and the Senior Bank Facilities represent pari passu senior secured obligations, there are significant differences in the terms thereof. Amounts borrowed pursuant to the Restated Bank Credit Agreement amortize in accordance with a schedule requiring such amortization prior to the repayment of principal in respect of the Notes. In addition, the Senior Bank Facilities are subject to mandatory prepayment out of a portion of any excess cash flow and are subject to mandatory prepayment under other circumstances when the Notes will not require mandatory prepayment, including, without limitation, following certain asset sales, certain changes of control and refinancings. In addition, the Restated Bank Credit Agreement contain financial and other covenants in respect of the operations of the Company which are more restrictive than those contained in the Indenture for the Notes. Any Additional Senior Debt could contain similar amortization and other prepayment provisions, financial and other covenants more restrictive than those contained in the Indenture for the Notes. See "Description of Senior Bank Financing."

The ability of the holders of the Notes to foreclose on any Collateral will be subject to the provisions of the Collateral Documents and the Intercreditor Agreement. See "Description of the Notes-Security." The ability of the holders of the Notes to foreclose on the Collateral will also be subject to certain limitations arising under applicable bankruptcy and insolvency laws. See "Description of the Notes-Certain Bankruptcy Limitations."

Leverage

The indebtedness incurred in connection with the Acquisition, including, without limitation, the Senior Bank Facilities and the Series B Notes, resulted in a debt-to-equity ratio as of March 31, 1997 for the Company and its subsidiaries on a consolidated basis equal to 21.92 to 1. The Condensed Consolidated Statement of Operations reflects a net loss of $2.3 million for the three months ended March 31, 1997. In order to repay the indebtedness incurred in connection with the Acquisition and the issuance of the Notes, the Company will be required to generate substantial operating cash flow. The ability of the Company to meet its debt service obligations will depend on the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors beyond the control of the Company. While the Company believes that based upon current levels of operations and completion of its business plan, it will be able to meet its debt service obligations, there can be no assurances with respect thereto.

Restrictions Under Financing Agreements; Variable Interest Rate

The Restated Bank Credit Agreement contains certain financial and other covenants, including covenants requiring the Company to maintain certain financial ratios and restricting the ability of the Company and its subsidiaries to incur indebtedness or to create or suffer to exist certain liens. The Restated Bank Credit Agreement also require that certain amounts of indebtedness thereunder be repaid by specified dates. The ability of the Company to comply with such provisions may be affected by events beyond its control. A failure to make any required payment under the Restated Bank Credit Agreement or to comply with any of the financial and operating covenants included in the Restated Bank Credit Agreement would result in an event of default thereunder, permitting the lenders to vote to accelerate the maturity of the indebtedness under the Restated Bank Credit Agreement and to vote to foreclose upon the Collateral securing such Senior Bank Facilities and the OSCAR I Bank Guarantee, which Collateral also secures the Notes and the OSCAR I Note Guarantee.

Any such acceleration could also result in the acceleration of the Notes and the Company's and its subsidiaries' other indebtedness. The Indenture also has certain covenants and restrictions which, if not complied with, would result in an event of default thereunder permitting holders of the Notes to accelerate the Notes. Any such event of default or acceleration could also result in the acceleration of the Senior Bank Facilities, any Additional Senior Debt and other indebtedness of the Company and its subsidiaries. The acceleration of any of the Senior Bank Facilities, the Notes or any refinancings thereof will also result in an increase in the dividend rate payable on the Preferred Stock and the UATC Preferred Stock and on the interest rate payable on any Exchange Notes, and will entitle the holders of the Exchange Notes to accelerate the indebtedness thereunder. See "Description of the Notes-Events of Default." If the lenders under the Restated Bank Credit Agreement or the holders of the Notes accelerate the maturity of the indebtedness thereunder there can be no assurance that the Company and OSCAR I will have sufficient assets to satisfy their respective obligations under the Restated Bank Credit Agreement, the Notes, the Guarantees and the Subsidiary Guarantees.

The lenders party to the Restated Bank Credit Agreement have issued standby letters of credit with an aggregate face amount of $12.5 million for the benefit of certain holders of indebtedness (as of March 31, 1997) of UAP I (as defined herein), which is a subsidiary of UAR (the "UAP Indebtedness"). If the holders of any such indebtedness were to draw upon any such letters of credit, such lenders party to Restated Bank Credit Agreement would be entitled to demand repayment from the Company of any amounts so drawn under such letters of credit. If the Company were not able to pay such amounts, such lenders would be entitled to accelerate the indebtedness under the Senior Bank Facilities and to foreclose on the Collateral. See "Business-Certain Transactions with UAR and its Subsidiaries-Guarantee."

For a discussion of certain matters relating to the UAP Indebtedness and the related UAP Leases (as defined below), see "Business-Certain Transactions with UAR and its Subsidiaries."

UAR and its subsidiaries have no obligations with respect to the Notes, the OSCAR I Note Guarantee, the Subsidiary Note Guarantee or the Senior Bank Facilities other than the stock of UAR has been pledged as security for the Notes and the Senior Bank Facilities.

The Company's indebtedness under the Restated Bank Credit Agreement bears interest at rates that fluctuate with changes in certain prevailing interest rates (although, with respect to a portion of the indebtedness under the Restated Bank Credit Agreement such rates are required to be fixed for limited periods of time).

Certain Fraudulent Transfer Considerations

The incurrence by OSCAR I, UATC or the Subsidiary Guarantors of indebtedness, including indebtedness under the Restated Bank Credit Agreement, the Notes, the Guarantees and the Subsidiary Guarantees (collectively "Acquisition Indebtedness"), a portion of the proceeds of which were used to repay certain existing indebtedness of the Company, and the grant of the security interest in the Collateral to the holders of the Notes, the OSCAR I Guarantee, the Subsidiary Guarantees and the lenders under the Restated Bank Credit Agreement, are subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of OSCAR I, UATC or the Subsidiary Guarantors, as the case may be. Under these fraudulent conveyance statutes, if a court were to find that, at the time the Notes, the OSCAR I Note Guarantee or the Subsidiary Note Guarantees were issued by UATC, OSCAR I or the Subsidiary Guarantors, or at the time any of the indebtedness which was repaid in connection with the Acquisition was incurred, (a) UATC, OSCAR I or any of the Subsidiary Guarantors issued the Notes, the OSCAR I Note Guarantee or the Subsidiary Note Guarantees, or granted such security interests in the Collateral, or UATC incurred the indebtedness which was repaid in connection with the Acquisition, with the intent of hindering, delaying or defrauding current or future creditors or (b) (i) OSCAR I, UATC or any of the Subsidiary Guarantors received less than reasonably equivalent value or fair consideration for issuing the Notes, the OSCAR I Note Guarantee or the Subsidiary Note Guarantees, as the case may be, or for granting such security interests in the Collateral, or for incurring indebtedness which was repaid in connection with the Acquisition, and (ii) OSCAR I, UATC or any of the Subsidiary Guarantors, as the case may be, (A) was insolvent or was rendered insolvent by reason of the Acquisition and/or such transactions, including the incurrence of the Acquisition Indebtedness, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured (as all of the foregoing terms are defined in or interpreted under the fraudulent conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), such court could subordinate the Notes, the OSCAR I Note Guarantee or the Subsidiary Note Guarantees to presently existing and future indebtedness of OSCAR I, UATC and the Subsidiary Guarantors and take other action detrimental to the holders of the Notes, the OSCAR I Note Guarantee and the Subsidiary Note Guarantees, including, under certain circumstances, invalidating the Notes, the OSCAR I Note Guarantee and the Subsidiary Note Guarantees. Such subordination or other action detrimental to the holders of the Notes, the OSCAR I Note Guarantee and the Subsidiary Note Guarantees could also apply to any pledges of any Collateral securing the Notes or the OSCAR I Note Guarantee.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, UATC or OSCAR I or any of the Subsidiary Guarantors would be considered insolvent if the sum of their debts, including contingent liabilities, were greater than the fair saleable value of all of their assets at a fair valuation or if the present fair saleable value of their assets was less than the amount that would be required to pay their probable liability on their existing debts, including contingent liabilities, as they become absolute and mature.

In connection with the Acquisition, UAR transferred certain real property and leasehold assets to UATC (the "UAR Transfers"). Such transfers could similarly be subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of UAR.

Each of UATC and OSCAR I believes that at the time of its issuance of the Notes, the OSCAR I Note Guarantee and the Subsidiary Note Guarantees, as the case may be, UATC, OSCAR I and the Subsidiary Guarantors, taken as a whole, (i) were or will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run their respective businesses effectively, and (c) incurring debts within their respective abilities to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against them in any pending action. Each of UATC and OSCAR I believes that at the time of the UAR Transfers UAR was (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its business effectively and (c) incurring debts within its ability to pay as the same mature or become due. In reaching the foregoing conclusions, UATC, OSCAR I and the Subsidiary Guarantors have relied upon various valuations and cash flow estimates of management of UATC which necessarily involve a number of assumptions and choices of methodology. No assurance can be given, however, that the assumptions and methodologies chosen by management of UATC would be adopted by a court or that a court would concur with the conclusions as to their solvency and other matters. Although OSCAR I has no reason to believe that the incurrence of the existing indebtedness by UATC represented a fraudulent conveyance, it has made no investigation with respect thereto and there can be no assurance as to what determination a court would make.

Competition

UATC's operations are subject to varying degrees of competition with other theatre circuits and independent theatres with respect to, among other things, licensing films, attracting patrons and obtaining new theatre sites. Management believes that UATC is well positioned within its industry and that the theatre exhibition industry as a whole will continue to play a leading role in the exhibition and marketing of motion pictures and in the entertainment industry as a whole.

Management believes that the principal competitive factors with respect to film licensing include acceptable licensing terms, seating capacity, prestige and location of an exhibitor's theatres, the quality of the theatre in general, especially of projection and sound, and the exhibitor's ability and willingness to promote the films. Management also believes that ongoing relationships with film distribution and production companies are important in continuously obtaining a competitive mix of available films.

The competition for patrons is dependent upon factors such as the availability of popular films, the location of the theatres, the comfort and quality of the theatres and ticket prices. Film patrons are not necessarily "brand" conscious and generally choose a theatre to attend based on film selection, location and quality of the theatre.

Motion pictures are generally made available through various distribution methods at various dates after the theatrical release date. The release dates of motion pictures in these other "distribution windows" begin four to six months after the theatrical release date with video cassette rentals, followed generally by off-air or cable television programming including pay-per-view, pay television, other basic cable and broadcast network and syndicated programming. While there can be no assurance that such trend will continue in the future, despite the proliferation of these other distribution systems, industry theatre admissions have increased during each of the last five years as more motion pictures have been produced and distributed to theatres and then to the other distribution channels. Theatrical distribution remains the cornerstone of a film's financial success as it is the focal distribution window for the public's evaluation of films and for motion picture promotion. The extent, if any, to which such other entertainment media and other forms of home entertainment will compete with the business of the Company may not be known for several years and there can be no assurance that the development of such alternative media will not materially adversely affect the business or financial condition of the Company in the future.

The Company competes for the public's outside-the-home leisure time and disposable income with other forms of out-of-home entertainment, such as sporting events, concerts and live theatre. See "Business--Competition."

Availability of Motion Pictures

UATC's business is dependent upon the availability and quality of motion pictures. Accordingly, poorly performing motion pictures and/or any significant disruption in the production of popular motion pictures by the major motion picture production companies or independent producers may have an adverse effect on the Company's financial position and results of operations.

Governmental Regulation and Certain Related Matters

For a discussion of certain governmental regulations and certain related litigation, see "Business-Legal Proceedings" and "-Governmental Regulations."

Absence of a Market for the Securities

The Company does not intend to list the Series B Notes on any securities exchange. MLPF&S has indicated to the Company that it intends to make a market in the Series B Notes, but it is under no obligation to do so and such market-making activities, if any, could be discontinued at any time without notice. No assurance can be given that an active trading market for the Series B Notes will
develop or that any such market would be sustainable.   If MLPF&S conducts any
market making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Series B Notes because of the indirect equity ownership of MLCP and its affiliates of the Company. As of March 21, 1997, MLCP and its affiliates in the aggregate own approximately 86.1%
of the issued and outstanding OSCAR I Shares.   OSCAR I in turn owns 100% of the
issued and outstanding common stock of the Company. For so long as a market-making prospectus is required to be delivered, the ability of MLPF&S to make a market in the Series B Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus.

                                USE OF PROCEEDS

The Company will not receive any proceeds from any sales of the Series B Notes effected in market-making transactions and did not receive any proceeds from the issuance of the Series B Notes pursuant to the Exchange Offer. The net proceeds received by the Company from the sale of the Series A Notes were used, along with certain other funds, including the funds obtained from the Senior Bank Facilities and the sale of equity of OSCAR I, to effect the Acquisition. See "The Acquisitions."

                                  THE COMPANY

The Company believes it is one of the largest theatrical exhibitors of motion pictures in the United States in terms of number screens operated. UATC was founded in 1926 by shareholders including Mary Pickford, Douglas Fairbanks, Sam Goldwyn and Joe Schenck. Through the 1930's, UATC expanded its exhibition activities through acquisitions and partnerships with other operators. As of March 31, 1997, UATC operated 2,259 screens at 371 theatre locations in 26 states and Puerto Rico and through investments in various joint venture companies, operated 103 screens at 20 theatres in Hong Kong, Singapore, Mexico and Argentina. See "Business-Theatre Properties." Admissions revenue for the Company's more than 50% owned theatres for the three months ended March 31, 1997 and the year ended December 31, 1996 was approximately $121.7 million and $466.5 million, respectively. Over 82% of the Company's screens are located in theatres with five or more screens. As of March 31, 1997, the Company's average number of screens per theatre was 6.1.

The Company's principal business is that of motion picture exhibition and its revenue is principally derived from theatre admissions and concession sales. The Company licenses films from all of the major and independent film distributors and is not overly dependent on any one film distributor for film product. Due to an increasing supply of films from the various major and minor studios, theatre admissions revenue for the industry as a whole has been relatively stable over the last 20 years and has posted four consecutive record years from 1992 through 1996. Other revenue is generated primarily from on-screen advertising, electronic video games located in theatre lobbies, and theatre rentals, the rental of theatres on a networked and non-networked basis for corporate meetings, seminars and other training/educational uses and other miscellaneous sources.

UATC's theatres are particularly focused in large and medium sized metropolitan areas in California, southern New York (primarily New York City and Long Island), New Jersey, Florida, Texas, eastern Pennsylvania (including Philadelphia), Louisiana, Colorado (primarily Denver), Georgia, and certain areas in North and South Carolina. UATC has strong positions in most of the major metropolitan markets in these geographic areas. The states which represent the largest geographic concentration of theatres and screens operated accounted for approximately 57% of UATC's total screens at March 31, 1997 and approximately 63% of UATC's total revenue for the three months ended March 31, 1997 and were as follows:


                           Total Number       Total Number        Percent of
                           of Theatres         of Screens        Total Revenue
                          -------------      --------------     ---------------
California                      69                 368                20%
New York                        39                 191                15
Florida                         27                 227                 8
Texas                           31                 219                 8
Pennsylvania                    30                 148                 8
Louisiana                       19                 136                 4

The majority of The Company's theatres are located in free-standing buildings or are "anchor" tenants in regional malls or strip-centers and are equipped with state of the art projection and sound equipment. While UATC (or its affiliates) owns some of its theatres, most of the theatres are leased through long-term operating leases. As a result of new construction and the sale or closure of older, smaller theatres, over 20% of UATC's screens have been constructed over the last five years.

UATC believes that it is the largest exhibitor in many of the communities which it serves and that its theatres are generally regarded as attractive by film suppliers and patrons. Management believes that these factors give the Company a competitive cost advantage with respect to the Company's operations.

As part of its operating strategy, the Company intends to seek to increase the number of its multiscreen theatres ("multiplexes") through new construction and additions and renovations to existing theatres and increase its concession sales through increased emphasis on employee training, selling techniques and more efficient theatre design. This multiscreen strategy, in combination with the emphasis on its concession operations, is designed to improve revenue and profitability by enhancing attendance, theatre utilization and operation efficiencies and provide a better clustering of theatres around regional and district management centers. See "Business." Consistent with this strategy, the Company also intends to close or sell non-strategic or less profitable theatres thereby improving overall operating margins. From 1989 through March 31, 1997, the Company sold or closed theatres with an aggregate of 1,222 screens and added an aggregate of 791 screens. Since December 31, 1988, the Company's average screens per theatre has increased from 3.9 to 6.1 at March 31, 1997. See "Business-Operating Strategy" and "-Concessions."

During December 1996, subsequent to the resignation of the Company's former Chief Executive Officer, a more focused theatre development and capital investment strategy was initiated. As part of this strategy, the Company will focus its capital investment activities towards developing new theatres and renovating existing key theatres in its strategically important United States markets and will increase its efforts to sell, close or exchange certain of its existing theatres (in most cases smaller theatres) which are not profitable or which are not located in geographically strategic areas. In addition, the Company will seek to monetize certain of its international investments through a restructuring of its joint ventures with its partners, or a sale of its interests for cash, or in exchange for theatres located in its strategic markets in the United States. This strategy is intended to provide a higher level of management focus on strengthening the Company's competitive position in its United States markets where it has existing strong operating positions. In addition, this strategy is intended to provide increased liquidity from the disposal of non-cash flow producing investments and theatres that are in markets which have limited growth potential and/or which the Company does not intend to invest the capital required to defend its position. This increased liquidity combined with the elimination of underperforming theatres will be redeployed into the development of higher margin new theatres or used to reduce the Company's debt.

As part of its development plans, the Company intends to construct theatres which have a good balance between the number of auditoriums and the size of those auditoriums. This balance will allow UATC to provide an adequate number of screens sought by distributors and increased entertainment value to patrons afforded by larger auditoriums. In addition to increasing the number of screens in certain locations, UATC is also constructing theatres with stadium seating, upgraded seats and other design features which are appropriate for the markets in which the theatres are located. The Company has also developed new motion picture and other uses for its theatre complexes in an effort to attract new patrons and to make better use of its facilities during periods in which theatrical attendance is low. See "Business--Other New Business Initiatives."

During the three months ended March 31, 1997, UATC opened six theatres (61 screens) and closed three theatres (12 screens). During 1996, UATC developed and opened 15 theatres (130 screens) and added eight new screens to three existing theatres, and sold 39 theatres (188 screens) and closed 15 theatres (57 screens) in the United States. The new theatres are located primarily in areas where UATC has a significant operating presence. As a result of this existing presence, a minimal amount of incremental district and divisional overhead is expected to be incurred in order to operate these theatres. Many of the theatres sold or closed were not profitable or were in areas which are not part of UATC's long-term strategic plans. In addition, as part of UATC's previous investment strategy, during 1996, investments were made in one theatre (four screens) in Singapore, three theatres (33 screens) in Mexico, and three theatres (six screens) in Hong Kong.

As part of its strategic plan, UATC intends to continue to dispose of, through sale or lease terminations, certain of its operating theatres and real estate which are non-strategic or underperforming. This plan involves as many as 100 theatres (410 screens). Net proceeds from these increased disposition efforts will be used to repay existing debt and/or redeployed into new higher margin theatres. While there can be no assurance that such sales or lease termination efforts will be successful, several sales and lease negotiations have been completed and negotiations are ongoing with respect to several other theatres and parcels of real estate. During the three months ended March 31, 1997 and the year ended December 31, 1996, UATC sold 39 theatres (188 screens) and closed 18 theatres (69 screens). The theatres which were sold provided UATC with approximately $20.5 million of net cash proceeds. The majority of theatres which were closed were unprofitable and those that were sold were not considered part of UATC's long-term strategic plans. In April 1997, the Company sold its Hong Kong investment to its partners for $17.5 million, which resulted in a gain of approximately $11.0 million for financial reporting purposes.

In conjunction with its new operating strategy, the Company initiated a corporate restructuring plan in December 1996 which is intended to provide a higher level of focus on the Company's domestic theatrical business at a lower
annual cost.   This corporate restructuring which was completed in January 1997 is projected to reduce annual general and administrative expenses by approximately 20%. In conjunction with this corporate restructuring plan, the Company recorded a $1.9 million restructuring charge in 1996 for severance and other related expenses.



On December 13, 1995, the Company entered into the Sale-Leaseback whereby the building and land underlying ten of its operating theatres and four theatres currently under development were sold to, and leased back from, the Pass Through Trust, an unaffiliated third party, for approximately $47.1 million. A portion of the sale proceeds were used to pay certain transaction expenses and repay the outstanding revolving bank debt of the Company and the remainder is included in the Company's cash balances at year end. The proceeds related to the four theatres under development (approximately $22.0 million) were deposited into an escrow account and were used by the Company to fund substantially all of the construction costs associated with the four theatres. In addition, 17 theatres owned by Prop II were sold to the Pass Through Trust and leased back to the Company.

During December 1995, the remaining 11 theatres owned by Prop II subsequent to the Sale-Leaseback were contributed to the Company. The contribution of these theatres has been accounted for in a manner similar to a pooling of interests and accordingly, the Company's financial statements have been restated to include these theatres for all periods presented as if they had been owned for all such periods.

On May 12, 1992, OSCAR I purchased all of the issued and outstanding capital stock of the Company from an affiliate of TCI. OSCAR I was formed by MLCP on February 4, 1992 solely to effect the Acquisition. See "The Acquisitions."

OSCAR I is owned by affiliates of MLCP, certain institutional investors and management of the Company and owns 100% of the issued and outstanding capital stock of UATC and UAR. See "Security Ownership." OSCAR I is not an operating company. See "Prospectus Summary-The Company."

The Company's and OSCAR I's principal executive offices are located at 9110 East Nichols Avenue, Suite 200, Englewood, Colorado 80112, telephone number (303) 792-3600.

                                THE ACQUISITIONS

Stock Purchase Agreement

General

On May 12, 1992, OSCAR I and OSCAR II   (collectively, the "Purchasers"),
purchased all of the outstanding shares of capital stock of each of UATC (the "Acquisition") and UAR (the "UAR Acquisition"), respectively, pursuant to, and subject to the terms and conditions of, a Stock Purchase Agreement dated as of February 18, 1992, as amended (the "Stock Purchase Agreement"), by and among OSCAR I, OSCAR II, TCI (to the extent specifically referred to therein), United Artists Entertainment Company, a Delaware corporation ("UAE"), United Artists Holdings, Inc., a Delaware corporation ("UAHI"), United Artists Cable Holdings, Inc., a Delaware corporation ("Cable") and United Artists Theatre Holding Company, a Delaware corporation (the "Seller", and, collectively with UAE, UAHI and Cable, the "Seller Entities"). Subject to the terms and conditions of the Stock Purchase Agreement, on May 12, 1992 OSCAR I also purchased from Cable all of the outstanding capital stock of each of UAB, Inc., a Delaware corporation ("UAB"), and UAB II, Inc., a Colorado corporation ("UAB II"), both of which were owners of operating theatres (the "UAB Acquisitions" and, collectively with the Acquisition and the UAR Acquisition, the "Acquisitions"). Simultaneously with the UAB Acquisitions, all of the capital stock of each of UAB and UAB II was contributed to UATC, and UAB and UAB II became wholly owned subsidiaries of UATC.

The aggregate purchase price for the Acquisitions (including liabilities assumed) was approximately $687.1 million (the "Purchase Price"), comprised of
(i) approximately $34.1 million in cash as payment by OSCAR I to the Seller for all of the outstanding capital stock of UATC, UAB and UAB II and a $1.0 million cash payment to Seller for all of the outstanding capital stock of UAR; (ii) a $100.0 million payment by UATC to TCI in respect of a Non-Competition Agreement entered into by TCI and each of OSCAR I and UATC on May 12, 1992; (iii) $92.5 million representing 92,500 shares of Preferred Stock of OSCAR I; and (iv) approximately $459.5 million representing the amount of indebtedness and certain other obligations of the Companies and their subsidiaries which remained outstanding or were repaid in connection with the Acquisitions. Of such $459.5 million amount, (a) approximately $300 million represented then existing indebtedness of UATC under its previous senior secured bank loans which were repaid by UATC at Closing, (b) approximately $142.3 million represented existing mortgage debt of UAR, UAP I and UAP II which remain outstanding following the Acquisitions, and (c) the remainder consisted of certain indebtedness and other liabilities of UATC and its subsidiaries which remain outstanding following the Acquisitions. See "-Non-Competition Agreement," "Description of Capital Stock and Certain Securities-Preferred Stock," and "Business-Certain Transactions with UAR and its Subsidiaries."

Approximately $34.1 million of the proceeds from the sale of $111.5 million of common equity of OSCAR I and $92.5 million of the Preferred Stock were used to acquire all of the capital stock of UATC. In connection with the Acquisition of UATC, 92,500 shares of Series A Cumulative Redeemable Exchangeable Preferred Stock of UATC (the "UATC Preferred Stock") were issued to OSCAR I. See "Description of Capital Stock and Certain Securities-Capital Stock of UATC." Proceeds from the Offering of the Series A Notes, together with approximately $232.1 million of borrowings under the Senior Bank Facilities incurred by UATC and a capital contribution by OSCAR I to UATC of approximately $77.4 million of the proceeds from the sale of $111.5 million of common equity of OSCAR I, were used to (i) repay certain then existing bank indebtedness of UATC, (ii) finance the consideration for a Non-Competition Agreement from TCI and (iii) pay transaction expenses. See "Security Ownership."

MLPF&S received a fee of $3,025,000 with respect to its activities as placement agent for the Series A Notes. MLCP received a fee of $6,800,000 from the Company in connection with the Acquisition. In total, affiliates of MLPF&S received $9,825,000 in fees from the Company in connection with the Acquisition.

On February 28, 1995, OSCAR II was merged into OSCAR I effected by a one-for-one share exchange. As a result of this merger, OSCAR II ceased to exist and OSCAR I became the parent company of UATC and UAR.

Indemnities

The Stock Purchase Agreement contains customary representations and warranties of the Seller Entities with respect to the financial condition and operations of the Companies. Subject to certain specified exceptions, the representations and warranties of the Seller Entities contained in the Stock Purchase Agreement did not survive the Closing.

Under the terms of the Stock Purchase Agreement, UAE, UAHI and the Seller have agreed jointly and severally to indemnify the Purchasers, the Companies and the other Buyer Indemnified Parties (as defined in the Stock Purchase Agreement) from and against Covered Liabilities (as defined in the Stock Purchase Agreement) (a) not relating to the business of the Companies and (b) arising from breaches of covenants and of certain specified representations and warranties (which survived until November 12, 1993).

In addition, the Seller Entities have agreed jointly and severally to indemnify and hold harmless the Purchasers, the Companies and their respective subsidiaries and each of their respective affiliates, successors and assignees from and against any tax liability allocable to periods ending on or prior to the Closing. Also, TCI and the Seller Entities have agreed to indemnify and hold harmless the Purchasers, the Companies and their respective subsidiaries from and against any tax liability for periods prior to and including the Closing resulting from the Companies' or their respective subsidiaries' being severally liable for any taxes of any consolidated group of which TCI is the common parent and certain other matters.

The Purchasers, the Companies and their respective subsidiaries have agreed, subject to certain exceptions, jointly and severally to indemnify and hold harmless the Seller Entities and their respective affiliates from and against any tax liability with respect to tax periods after May 12, 1992. With certain exceptions, TCI and its affiliates have agreed to be responsible for, and jointly and severally to hold the Purchasers, the Companies and their respective subsidiaries harmless from and against, certain limited claims for benefits made by certain present and former employees of the Companies and their subsidiaries.

Except to the extent specifically provided above with respect to certain limited tax and employee matters and except as may arise following certain recapitalizations of UAE, TCI and its affiliates which are not parties to the Stock Purchase Agreement are not bound by the indemnification provisions of the Stock Purchase Agreement.

The Seller Entities' liability for breaches of the representations and warranties set forth in the Stock Purchase Agreement (other than representations and warranties with respect to the capitalization of the Companies and with respect to certain tax matters) is limited to an aggregate amount of $40.0 million and no such claims may be made until the dollar amount of liability for such breaches of representations and warranties will equal or exceed on a cumulative basis $6.8 million (which $6.8 million will be for the Purchasers' account). Such thresholds and limitations do not apply to, among other things, indemnification claims relating to tax and employee benefit matters, to the Covered Liabilities not relating to the business of the Companies or to breaches of covenants and agreements in the Stock Purchase Agreement. The Stock Purchase Agreement provides that TCI or any Seller Entity may satisfy its indemnification obligation by delivering to the Purchasers for cancellation certificates representing that number of shares of Preferred Stock having an aggregate liquidation preference equal to the amount due such Buyer Indemnified Party (except with respect to tax and employee benefit and certain other matters).

Under the Stock Purchase Agreement, the Purchasers have also agreed to, and to cause UATC and its subsidiaries to jointly and severally, indemnify TCI, the Seller Entities and their respective affiliates, directors, officers, employees and agents from and against Covered Liabilities arising from breaches of covenants, representations and warranties which survived the Closing, and from certain liabilities relating to the then existing indebtedness of UAP I and UAP
II. As a result of the foregoing, OSCAR I and its Subsidiaries are required to indemnify TCI and the Seller Entities for certain Covered Liabilities which relate to UAR and its subsidiaries. Subject to certain exceptions, the Purchasers' liability for breaches of such representations and warranties is limited to an aggregate amount of $5.45 million and no such claims may be made until the dollar amount of liability for such breaches equals or exceeds on a cumulative basis $1.0 million (which $1.0 million shall be for the Seller's account). Such thresholds and limitations do not apply to indemnification claims relating to tax and employee benefit matters, to the then existing indebtedness of UAR and its subsidiaries or to breaches of covenants and agreements in the Stock Purchase Agreement.

Non-Competition Agreement

At the Closing, TCI, UATC and OSCAR I entered into a Non-Competition Agreement (the "Non-Competition Agreement") pursuant to which, in exchange for a payment of $100.0 million (the "Non-Compete Payment"), for a period of five years from the Closing (the "Restricted Period"), TCI has agreed, among other things, that it will not, and that it will cause any of its affiliates which are controlled by TCI (the "TCI Affiliates") not to, directly or indirectly, conduct or engage in the business of constructing, acquiring, leasing, owning, operating or managing any motion picture theatres or complexes in the United States (the "Restricted Business"); provided, however, that the Non-Competition Agreement will not prevent the beneficial ownership for investment purposes of 5% or less of any class of equity securities which are registered under the Exchange Act, and provided further, that the Non-Competition Agreement will not prevent any Exempt Acquisition (as defined below), the operation of any Exempt Restricted Assets (as defined below) or any Non-Control Acquisition (as defined below) (in each case, subject to compliance with the provisions of the Non-Competition Agreement as summarized below). The term "Non-Control Acquisition" is defined as any acquisition of beneficial ownership of equity securities of any person which are registered under Section 12 of the Exchange Act, if none of TCI or any Affiliate of TCI controlled by TCI controls or is under common control with such person.

Moreover, pursuant to the Non-Competition Agreement, TCI has agreed that neither it nor any TCI Affiliate will acquire beneficial ownership of any entity that is principally engaged in the Restricted Business, except as summarized in the preceding paragraph. If during the Restricted Period, TCI or any TCI Affiliate acquires beneficial ownership of a majority of the outstanding voting power of any entity which is not principally engaged in the Restricted Business, but which nonetheless owns, leases or otherwise operates facilities (the "Exempt Restricted Assets") which, if operated independently, would constitute a Restricted Business (an "Exempt Acquisition") or if the beneficial ownership of any securities shall cease to qualify as a Non-Control Acquisition, then, pursuant to the terms of the Non-Compete Agreement and subject to certain exceptions, TCI will, and will cause any TCI Affiliate to, use reasonable commercial efforts to divest any assets (the "Restricted Assets") so acquired unless such divestiture would be adverse to the tax structure of the Exempt Acquisition or unless TCI would not realize the fair market value of such Restricted Assets. The Non-Competition Agreement also provides that TCI will not, and will not permit any TCI Affiliate to, dispose of all or any substantial portion of the Restricted Assets without first complying with a customary right of first offer procedure for the benefit of the Purchasers and their affiliates.

The Non-Competition Agreement does not restrict any of TCI's or its affiliates' activities in connection with the operation of their cable operations.

Ownership of the Purchasers

Immediately after the Acquisition, UATC became a wholly owned subsidiary of OSCAR I. At the Closing, OSCAR I issued 10,896,450 shares of Class A Common Stock, $.01 par value per share (the "OSCAR I Class A Shares"), for an aggregate cash consideration of approximately $108.96 million, and 253,550 shares of Class B Common Stock, $.01 par value per share (the "OSCAR I Class B Shares"), for an aggregate cash consideration of approximately $2.53 million. The OSCAR I Class A Shares and the OSCAR I Class B Shares are identical except that the OSCAR I Class B Shares do not have any voting rights. Also at the Closing, OSCAR II issued 100,000 shares of common stock, $.01 par value per share (the "OSCAR II Shares"), for an aggregate cash consideration of $1.0 million. The OSCAR I Class A Shares and the OSCAR II Shares were purchased, directly and indirectly, by a group of investors composed of (i) certain limited partnerships of which MLCP or one of its affiliates is the general partner; (ii) an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. (the parent company of MLCP and Merrill Lynch) (such entities referred to in clauses (i) and (ii), the "ML Investors"); and (iii) one other institutional investor and its affiliate (the "Institutional Investor"). Such Institutional Investor is a limited partner in a partnership managed by MLCP referred to above. The OSCAR I Class B Shares were purchased by an affiliate of MLCP at the Closing, and simultaneously with the Closing were purchased from such affiliate of MLCP at their initial price by the members of senior management of the Company (the "Management Investors"). After the Closing, OSCAR I issued and sold an additional 550,000 OSCAR I Class A Shares to an institutional investor unaffiliated with the ML Investors, the Management Investors or the Institutional Investor, for an aggregate purchase price of approximately $5.6 million. Such proceeds were used for general corporate purposes. Also, after the Closing, OSCAR II sold an additional 4,933 OSCAR II Shares to such institutional investor for an aggregate purchase price of approximately $49,000. The limited partnerships, which are organized by MLCP, include domestic and international institutional investors and pension funds as limited partners. None of the limited partners has any voting control or operational control of any of the limited partnerships which are administered in all respects by MLCP and its affiliates.

On February 28, 1995, OSCAR II was merged into OSCAR effected by a one-for-one share exchange.

Voting control of the OSCAR I Class A Shares held by the limited partnerships is exercised by certain general partners thereof, each of which is either controlled by MLCP or another affiliate of Merrill Lynch & Co., Inc. As of March 21, 1997, Merrill Lynch & Co., Inc., by virtue of its control of all of the ML Investors, controls approximately 86.1% of the issued and outstanding OSCAR I Common Stock (as defined below). Four persons affiliated with MLCP serve on the OSCAR I Board of Directors.

The Management Investors as a group purchased simultaneously with the Closing 100% of the outstanding OSCAR I Class B Shares. In addition, key employees of UATC who are not Management Investors, were granted an aggregate of 45,600 shares of Class C Common Stock, $.01 par value per share, of OSCAR I (the "OSCAR I Class C Shares" and, collectively with the OSCAR I Class A Shares and the OSCAR I Class B Shares, the "OSCAR I Shares"). Subsequent to the Acquisition, certain Management Investors retired from UATC and redeemed their OSCAR I Class B Shares. These OSCAR I Class B Shares were subsequently issued to other members of management who did not already own OSCAR I Class B Shares. The OSCAR I Class C Shares do not have any voting rights, and are subject to the vesting and other limitations set forth below. In addition, the Management Investors as a group and certain other key employees of UATC were granted options to acquire, subject to the terms and conditions thereof, additional shares of OSCAR I Class B Shares. As of December 31, 1996, the Management Investors and certain other key employees of UATC had been granted 1,338,698 options to acquire OSCAR I Class B shares. Accordingly, the Management Investors and such key employees will have the opportunity to acquire ownership of an aggregate of up to approximately 12.4% of the OSCAR I Shares on a fully diluted basis. See "Management-

Management Plans"; "-Stockholders' Agreement" and "Description of Capital Stock and Certain Securities."

OSCAR I Class A Shares and OSCAR I Class B Shares have a liquidation preference of $9.50 per share and rank equally. OSCAR I Class A Shares and OSCAR I Class B Shares participate ratably in dividends and in proceeds upon the liquidation, dissolution, or sale of OSCAR I. OSCAR I Class C Shares have no liquidation preference and rank junior to OSCAR I Class A Shares and OSCAR I Class B Shares. OSCAR I Class C Shares will receive dividends, or proceeds upon the liquidation, dissolution, or sale of OSCAR I, only in the event that holders of OSCAR I Class A Shares and OSCAR I Class B Shares have had their liquidation preference satisfied in full, after which they will receive any such dividends or proceeds ratably with the holders of the OSCAR I Class A Shares and OSCAR I Class B Shares. If the holders of the OSCAR I Class C Shares cease to be employees of UATC within specified periods of time, up to 80% of such OSCAR I Class C Shares will be subject to forfeiture. For a table setting forth the beneficial ownership of the issued and outstanding capital stock of OSCAR I see "Security Ownership."

Financing the Acquisition

An aggregate of approximately $574.9 million (including $13.8 million of assumed liabilities) was required to finance the Acquisition. The following sets forth sources and uses of funds in connection with the acquisition of UATC (dollars in millions):(1)


Sources of Funds
 Tranche A Term Loan...................................  $200.0
 Tranche B Revolving Loan(2)...........................    32.1
 Notes.................................................   125.0
 Other Assumed Liabilities.............................    13.8
 UATC Preferred Stock..................................    92.5
 Common Stock..........................................   111.5
                                                         ------
  Total Sources of Funds...............................  $574.9
                                                         ======

Uses of Funds
 Purchase of UATC Capital Stock........................  $ 34.1
 Repayment of Existing Bank Debt and Accrued Interest..   303.4
 Assumed Liabilities, net..............................    13.8
 Non-Compete Payment...................................   100.0
 Preferred Stock Consideration.........................    92.5
                                                         ------
  Total UATC Purchase Price............................   543.8
 Transaction Expenses..................................    31.1
                                                         ------
  Total Uses of Funds..................................  $574.9
                                                         ======
------------------------

(1) In the UAR Acquisition, OSCAR II acquired all the capital stock of UAR for an aggregate of $1.0 million, and assumed approximately $142.3 million of existing indebtedness of UAR and its subsidiaries. See "Business-Certain Transactions with UAR and its Subsidiaries."
(2) The Senior Bank Facilities provided for a $75.0 million Tranche B Revolving Loan (as defined below), $32.1 million of which was drawn down upon and following the closing of the Acquisition. In addition, $25.0 million of letters of credit were issued as letters under the Bank Credit Agreement to support UAP I and UAP II indebtedness.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of March 31, 1997. The information set forth below should be read in conjunction with the historical financial statements and related notes of the Company that are included elsewhere in this Prospectus (amounts in millions).


Senior Debt/(1)/:
 Term Loans..........................................  $ 237.6
 Revolving Loans.....................................     29.0
 Notes...............................................    125.0
 Other...............................................      7.3
                                                       -------
  Total Senior Debt..................................    398.9
                                                       -------

Stockholder's Equity/(2)/:
 Preferred Stock.....................................    176.0
 Common Stock........................................        -
 Additional Paid-In Capital..........................     46.9
 Accumulated Deficit.................................   (204.8)
 Cumulative Foreign Currency Translation Adjustment..     (0.5)
 Intercompany Account................................      0.6
                                                       -------
  Total Stockholder's Equity.........................     18.2
                                                       -------
    Total Capitalization.............................  $ 417.1
                                                       =======

/(1)/ In addition to the Senior Debt detailed above, the Company had $15.8 million of Letters of Credit outstanding at March 31, 1997.

/(2)/ The terms of the Preferred Stock provide for the accretion of dividends at 8% per annum through December 31, 1995, 9% per annum through December 31, 1996 and 14% per annum thereafter. Due to the increasing dividend rates, dividends have been accrued at a 14% per annum rate since issuance. The actual redemption value in accordance with the terms of the Preferred Stock as of March 31, 1997 was approximately $138.1 million.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                   SELECTED HISTORICAL FINANCIAL INFORMATION

The following table presents selected historical consolidated financial information derived from the unaudited consolidated financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996, and from the audited consolidated financial statements as of December 31, 1996, 1995, 1994, 1993 and 1992 and for the years ended December 31, 1996, 1995, 1994 and 1993, the period from May 13, 1992 to December 31, 1992 and the period from January 1, 1992 to May 12, 1992.

The selected historical financial information includes, in the opinion of management, all adjustments (consisting of normal recurring accruals) that are necessary to present fairly the financial position of the Company and the results of its operations.

The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Company included elsewhere herein.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                   SELECTED HISTORICAL FINANCIAL INFORMATION
                             (Dollars in Millions)

During December 1995, the remaining 11 theatres owned by Prop II subsequent to the Sale-Leaseback transaction were contributed to UATC. The contribution of these theatres has been accounted for in a manner similar to a pooling of interests, and accordingly, UATC's financial statements have been restated to include these theatres for all periods subsequent to the Acquisition as if they had been owned for all such periods. The following table of UATC's selected financial data takes into consideration the restatement of UATC's financial statements (dollars in millions):



                                                                                                                    Predecessor
                                                        Successor Corporation                                       Corporation
                                         --------------------------------------------------                     ------------------
                                            Three Months
                                               Ended                      Years Ended           Period from         Period from
                                             March 31,                    December 31,        May 13, 1992 to     January 1, 1992
                                         ------------------          ----------------------     December 31,         to May 12,

                                           1997      1996     1996    1995    1994    1993        1992(1)             1992(1)
                                           ----      ----     ----    ----    ----    ----        -------             -------
Operating Data:                                                           (unaudited)
 Revenue                                  $174.2     153.4   677.5   648.6   623.1   643.8         415.6               211.2
 Costs and expenses:
  Operating                                141.3     131.4   567.5   538.9   509.0   530.0         355.5               172.7
  General and administrative                 6.4       8.3    34.5    34.6    32.5    29.9          20.3                 9.2
  Restructuring charge                        --        --     1.9      --      --     3.7            --                  --
  Affiliate management fees(2)                --        --      --      --      --      --            --                 3.0
  Depreciation and amortization             17.7      16.5    80.7    87.0    63.1    68.0          44.8                12.8
  Interest expense, net(2)                   9.3       8.3    36.9    39.2    32.9    31.4          20.8                 8.9
  Loss (gain) on disposition of
   assets, net                                --        --    (1.3)   13.9     9.7     8.7            --                 2.9
  Net loss                                  (2.3)    (12.8)  (46.6)  (68.9)  (27.9)  (31.6)        (27.5)                (.1)
Other Financial Data:
 Ratio of earnings to fixed charges(3)        --        --      --      --      --      --            --                 1.0
 Capital expenditures                     $ 19.4      19.2    67.3    84.2    45.6    28.0          26.3                 7.8

                                                      March 31,                       December 31,
                                                                   ---------------------------------------------------
                                                         1997      1996        1995       1994        1993        1992
                                                         ----      ----        ----       ----        ----        ----
Balance Sheet Data:                                  (unaudited)
 Property and Equipment at cost, net                   $322.5     306.9       306.3      327.2       314.1       325.6
 Intangible assets, net(4)                              119.8     127.5       165.8      202.9       236.4       271.2
 Total assets                                           552.3     548.1       594.2      602.6       618.1       655.3
 Debt(2)                                                398.9     389.0       383.2      320.2       327.0       339.8
 Stockholder's equity                                    18.2      20.5        67.1      138.4       168.6       202.0
Operational Data:
 Weighted avg. operating theatres(5)                      367       397         411        416         437         468
 Weighted avg. operating screens(5)                     2,216     2,306       2,277      2,209       2,249       2,327
 Weighted avg. screen per operating theatre               6.0       5.8         5.5        5.3         5.1         5.0

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
               NOTES TO SELECTED HISTORICAL FINANCIAL INFORMATION

(1) Amounts were derived from the Company's Consolidated Financial Statements. The amounts are for the period from January 1, 1992 to May 12, 1992 (period prior to Acquisition) and the period from May 13, 1992 to December 31, 1992 (period subsequent to Acquisition). The Restructured Theatres have been included in the Operating and Other Data since May 13, 1992.

(2) During 1987, in conjunction with the restructuring of the debt of United Artists Communications, Inc. ("UACI"); United Artists Holdings, Inc. ("UAHI") was formed as a holding company for all of UACI's primary operating subsidiaries (including the Company). Subsequent to the restructuring, UAHI began charging each operating subsidiary (including the Company) a management fee. In general, this management fee represented an allocation of interest and general and administrative expenses to each operating subsidiary based primarily upon the percentage of revenue contributed by each operating subsidiary to UAHI. During 1989, UAHI's debt was refinanced (and the principal aggregate amount increased) as part of the merger with United Cable Television Corporation and the formation of United Artists Entertainment Company ("UAE"). During August 1990, in conjunction with further debt restructuring, certain UAHI subsidiaries (including the Company) each assumed a portion of UAHI's debt in exchange for shares of UAHI preferred stock and certain intercompany balances. This restructuring resulted in a reduction in the Parent's investment (deficit) account of the Company (for the value of UAHI preferred stock) and the management fees, and a corresponding increase in the Debt and Interest expense of the Company.
    As part of the Acquisition, the management agreement was canceled.

(3) In calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges and minority interest in the earnings of consolidated subsidiaries that have fixed charges. Fixed charges consist of interest expense and that portion of rental expense the Company believes to be representative of interest (i.e., one third of rental expense). The management fees paid to UAHI were not considered in determining the ratio of earnings to fixed charges. The ratio of earnings to fixed charges was less than 1.0 for the three months ended March 31, 1997 and 1996, the years ended December 31, 1996, 1995, 1994 and 1993 and the period from May 13, 1992 to December 31, 1992. Earnings available for fixed charges were thus inadequate to cover fixed charges for such periods. The amount of the coverage deficiencies for the three months ended March 31, 1997 and 1996, the years ended December 31, 1996, 1995, 1994 and 1993 and the period from May 13, 1992 to December 31, 1992 were $1.5 million, $12.2 million, $44.7 million, $66.2 million, $25.4 million, $28.8 million and $26.2 million, respectively. Had the management fees paid to UAHI been considered in determining the ratio of earnings to fixed charges, the ratio for the period from January 1, 1992 to May 12, 1992 would have been 1.0.

(4) Intangible assets represent primarily lease acquisition costs and the Non-Competition Agreement.

(5) The theatres and screens operated include data for a small number of theatres and screens which the Company operates for a management fee for entities in which the Company owns 50% or less or which are owned entirely by third parties. See "Business-Theatre Properties."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Company's Condensed Consolidated Financial Statements and related notes thereto. Such financial statements provide additional information regarding the Company's financial activities and condition. The following discussion contains forward-looking statements and such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those discussed.
UATC undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

                             Results of Operations
                  Three Months Ended March 31, 1997 and 1996

The following table summarizes certain operating data of the Company's theatres (dollars in millions, except admissions per weighted average operating theatre, admissions per weighted average operating screen and concession sales per weighted average operating theatre):

                                                 Three Months
                                                Ended March 31,          %
                                               ------------------     Increase
                                               1997          1996    (Decrease)
                                               ----          ----    ----------
Operating Theatres/(1)/
 Revenue:
  Admissions............................    $  121.7        107.3      13.4%
  Concession sales......................        47.7         41.3      15.5
  Other.................................         4.8          4.8         -
 Direct Operating Expenses:
  Film rental and advertising expenses..        65.8         58.6      12.3
  Concession costs......................         7.4          6.6      12.1
 Other Operating Expenses:
  Personnel expense.....................        23.5         23.0       2.2
  Occupancy expense.....................        22.3         20.8       7.2
  Miscellaneous operating expenses......        22.3         22.4      (0.4)

 Weighted Avg. Operating Theatres/(2)/..         367          408     (10.0)
 Weighted Avg. Operating Screens/(2)/...       2,216        2,326      (4.7)
 Weighted Avg. Screens Per Avg. Theatre.         6.0          5.7       5.3
 Admissions Per Weighted Avg. Operating
  Theatre...............................    $331,608      262,990      26.1
 Admissions Per Weighted Avg.
  Operating Screen......................    $ 54,919       46,131      19.1
 Concession Sales Per Weighted Avg.
  Operating Theatre.....................    $129,973      101,225      28.4

/(1)/The operating theatres include revenue and expenses of all theatres operated by the Company which are more than 50% owned.

/(2)/Weighted average operating theatres and screens represent the number of theatres and screens operated weighted by the number of days operated during the period.

Revenue from Operating Theatres
-------------------------------

Admissions: Admissions revenue and admissions revenue per weighted average operating screen increased 13.4% and 19.1%, respectively, during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996. These increases were primarily the result of a 5.7% increase in attendance and a 7.4% increase in the average ticket price. The increase in attendance was primarily due to the success of several films released during the quarter, in particular, the re-release of the Star Wars Trilogy, as well as the success of several films released toward the end of 1996 that carried over into 1997. The increase in the average ticket price was primarily due to an increase in ticket prices during late 1996 and a favorable mix of films. Admissions per weighted average operating theatre increased 26.1% during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996 primarily as a result of the increased attendance and ticket prices discussed above, the opening of several new theatres which have higher admissions per theatre and the sale or closure of several smaller (in terms of screens) less productive theatres.

Concession sales: Concession sales revenue increased 15.5% during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996, primarily as a result of the increased attendance discussed above and to a 9.3% increase in the average concession sale per patron. Concession sales per weighted average operating theatre increased 28.4% during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996. The increases in the average concession sale per patron and concession sales per weighted average operating theatre were attributable to certain selective price increases during late 1996, a favorable film mix, the Company's increased emphasis on training, the renovation of concession stands at certain existing theatres, the opening of several new theatres with more efficient concession operations and sale of certain less efficient older, smaller theatres.

Other: Other revenue is derived primarily from on-screen advertising, electronic video games located in theatre lobbies, theatre rentals, the rental of theatres on a networked and non-networked basis for corporate meetings, seminars and other training/educational uses by the Proteus Network(TM), non-theatrical related revenue from the Starport(TM) entertainment centers and other miscellaneous sources. Other revenue was constant for the three months ended March 31, 1997 as compared to the three months ended March 31, 1996.

Operating Expenses from Operating Theatres
------------------------------------------

Film rental and advertising expenses: Film rental and advertising expenses increased 12.3% during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996, primarily as a result of the increase in admissions discussed above. Film rental and advertising expenses as a percentage of admissions revenue were 54.1% and 54.6% for the three months ended March 31, 1997 and 1996, respectively. The slight decrease in film rental and advertising as a percentage of admissions revenue related primarily to slightly lower advertising expenses as a percentage of admissions revenue.

Concession costs: Concession costs include direct concession product costs and concession promotional expenses. Such costs increased 12.1% during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996, primarily as a result of the increase in concession sales revenue discussed above. Concession costs as a percentage of concession sales revenue were 15.5% and 16.0% for the three months ended March 31, 1997 and 1996, respectively. The decrease in concession costs as a percent of concession sales for the three months ended March 31, 1997 as compared to March 31, 1996 was primarily due to the sale of advertising on popcorn containers which was offset against promotional expenses.

Personnel expense: Personnel expense includes the salary and wages of the theatre manager and all theatre staff, commissions on concession sales, payroll taxes and employee benefits. Personnel expense increased 2.2% during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996. This increase in personnel expense was primarily attributable to the increase in the federal minimum wage on October 1, 1996 and to the increased attendance and concession sales discussed above, offset by more efficient theatre staffing. Personnel costs as a percentage of total revenue declined to 13.5% in 1997 versus 15.0% in 1996 as a result of the increased revenue, more efficient staffing and the fixed cost component of payroll costs.

Occupancy expense: The Company's typical theatre lease arrangement provides for a base rental as well as contingent rentals that was a function of the underlying theatre's revenue over an agreed upon breakpoint. Occupancy rent expense increased 7.2% during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996, primarily as a result of increased percentage rent and higher base rentals on newly opened theatres, partially offset by fewer weighted average operating theatres. In addition, occupancy expense for the three months ended March 31, 1997 and 1996 includes $0.8 million and $0.7 million, respectively, of non-cash charges relating to the effect of escalating leases which have been "straight-lined" for accounting purposes.


Miscellaneous operating expenses: Miscellaneous operating expenses consist of utilities, repairs and maintenance, insurance, real estate and other taxes, supplies and other miscellaneous operating expenses. Miscellaneous operating expenses decreased 0.4% during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996, primarily as a result of reduced utilities, repairs and maintenance and supplies associated with having fewer weighted average operating theatres.

The revenue and operating expenses discussed above are incurred exclusively within the Company's theatres. The other expense discussions below reflect the combined expenses of corporate, divisional, district and theatre operations.

General and Administrative Expense
----------------------------------

General and administrative expense consists primarily of costs associated with corporate theatre administration and operating personnel, international staff, Proteus Network(TM) sales and marketing staff and other support functions located at the Company's corporate headquarters, two film booking and three regional operating offices and 13 district theatre operations offices (generally located in theatres). At the end of 1996, the Company initiated a corporate restructuring plan intended to provide a higher level of focus on the Company's theatrical business at a lower annual cost. This corporate restructuring which was completed in January 1997 is projected to reduce annual general and administrative expenses by approximately 20% on an annual basis. General and administrative expense decreased $1.9 million, or 22.9%, for the three months ended March 31, 1997 as compared to the three months ended March 31, 1996, primarily as a result of the corporate restructuring.

Depreciation and Amortization
-----------------------------

Depreciation and amortization expense includes the depreciation of theatre buildings and equipment and the amortization of theatre lease costs and certain non-compete agreements. Depreciation and amortization increased $1.2 million during the three months ended March 31, 1997 as compared to the three months ended March 31, 1996, primarily due to depreciation charges on the Company's newly opened theatres. Included in depreciation and amortization expense for the three months ended March 31, 1997 and 1996 is a $6.0 million charge associated with certain assets acquired as part of the Acquisition which are being amortized over a five year life. In May 1997, such assets will be fully amortized and, as a result, no further amortization expense will be recorded associated with those assets subsequent to May 1997.

Operating Income
----------------

During the three months ended March 31, 1997, the Company had operating income of $8.8 million versus an operating loss of $2.8 million for the three months ended March 31, 1996, or an increase of $11.6 million. This increase in operating income relates to higher revenues and higher operating margins and lower general and administrative expenses, partially offset by higher depreciation and amortization expenses.

Interest
--------

Interest expense increased $1.0 million for the three months ended March 31, 1997 as compared to the three months ended March 31, 1996, due to higher market interest rates on floating rate borrowings and slightly higher average debt balances.

Net Loss
--------

During the three months ended March 31, 1997, the Company incurred a net loss of $2.3 million compared to a net loss of $12.8 million for the three months ended March 31, 1996. This decrease in net loss relates primarily to the increase in operating income discussed above, partially offset by slightly higher interest expense.

                             Results of Operations
                        Years Ended 1996, 1995 and 1994

The following table summarizes certain operating data of the Company's theatres (dollars in millions, except admissions per weighted average operating theatre, admissions per weighted average operating screen and concession sales per weighted average operating theatre):


                                                Years Ended                         Years Ended
                                                December 31,          %             December 31,           %
                                              ---------------      Increase       ----------------      Increase
                                              1996       1995     (Decrease)      1995        1994     (Decrease)
                                              ----       ----     ----------      ----        ----     ----------
Operating Theatres/(1)/
Revenue:
  Admissions                               $    466.5      457.1      2.1          457.1      447.6        2.1
  Concession sales                              185.1      178.2      3.9          178.2      166.7        6.9
  Other                                          25.9       13.3     94.7           13.3        8.8       51.1
Operating Expenses:
  Film rental and advertising expenses          257.2      248.6      3.5          248.6      239.6        3.8
  Direct concession costs                        29.3       29.5     (0.7)          29.5       27.2        8.5
  Other operating expenses:
    Personnel expense                            98.2       96.5      1.8           96.5       90.0        7.2
    Occupancy expense:
      Rent excluding sale and leaseback          75.2       73.7      2.0           73.7       70.3        4.8
      Sale and leaseback rentals                 11.6        0.5      N/M            0.5          -          -
    Misc. operating expenses                     96.0       90.1      6.5           90.1       81.9       10.0

Weighted Avg. Operating Theatres/(2)/             397        411     (3.4)           411        416       (1.2)
Weighted Avg. Operating Screens/(2)/            2,306      2,277      1.3          2,277      2,209        3.1
Weighted Avg. Screens Per
  Avg. Theatre                                    5.8        5.5      5.5            5.5        5.3        3.8
Admissions Per Weighted Avg.
  Operating Theatre                        $1,175,063  1,112,165      5.7      1,112,165  1,075,962        3.4
Admissions Per Weighted Avg.
  Operating Screen                           $202,298    200,747      0.8        200,747    202,626       (0.9)
Concession Sales Per Weighted
  Avg. Operating Theatre                     $466,247    433,577      7.5        433,577    400,721        8.2

/(1)/ The operating theatres include revenue and expenses of all theatres operated by the Company which are more than 50% owned.

/(2)/ Weighted average operating theatres and screens represent the number of theatres and screens operated weighted by the number of days operated during the period.

Revenue from Operating Theatres
-------------------------------

                                1996 versus 1995

Admissions: Admissions revenue and admissions per weighted average operating screen increased 2.1% and 0.8%, respectively, during 1996 as compared to 1995. These increases were primarily the result of a 2.7% increase in average ticket prices, partially offset by a 0.6% decrease in attendance. The increase in average ticket prices was due primarily to a decline in the number of tickets sold for lower priced matinee shows and to an increase in ticket prices during late 1996. The decrease in attendance for 1996 was primarily related to the release of a fewer number of "blockbuster" films during the Summer Olympic Games and the adverse effect of the Olympics on films which were in the market. While Independence Day and A Time to Kill performed very well during the Olympics, the attendance of several other films in the market during July and August appeared to be adversely impacted. Admissions per weighted average operating theatre increased 5.7% during 1996 as compared to 1995 primarily as a result of several new theatres opened by the Company which have higher admissions per screen, the sale or closure of several smaller (in terms of screens) less productive theatres, and the average ticket prices and attendance fluctuations discussed above.

Concession sales: Concession sales revenue increased 3.9% during 1996 as compared to 1995 primarily as a result of a 4.5% increase in the average concession sale per patron, partially offset by the decreased attendance discussed above. Concession sales per weighted average operating theatre increased 7.5% during 1996 as compared to 1995. The increases in average concession sales per patron and concession sales per weighted average operating theatre were primarily attributable to certain selective price increases in late 1996, the Company's increased emphasis on training, the installation of bulk candy stands in May 1995, the renovation of concession stands at certain existing theatres, the opening of several new theatres and the closure of certain less efficient older, smaller theatres.

The following table sets forth the admissions and concession sales revenue for theatres operated throughout all of 1996 and 1995 (dollars in millions):


                                Theatres Screens  1996   1995   % Increase
                                -------- -------  ----   ----   ----------
Theatres operated throughout
   both periods                  350      2,005
         Admissions                              $417.6  407.4      2.5
         Concession sales                        $163.1  157.2      3.8

This "same theatre" analysis eliminates the effect of new theatre openings, sales or closures during 1996 or 1995.

Other: Other revenue is derived primarily from on-screen advertising, electronic video games located in theatre lobbies, theatre rentals, the rental of theatres on a networked and non-networked basis for corporate meetings, seminars and other training/educational uses by the Proteus Network(TM), non-theatrical related revenue from the Starport(TM) entertainment centers and other miscellaneous sources. Other revenue increased 94.7% (or $12.6 million) during 1996 as compared to 1995 primarily as a result of increased revenue from the Company's on-screen advertising, Proteus Network(TM) and Starport(TM) entertainment centers.

                                1995 versus 1994

Admissions: Admissions revenue increased 2.1% during 1995 as compared to 1994, primarily as a result of a 1.9% increase in total attendance and a 0.2% increase in the average ticket price. The increase in attendance was due primarily to an increase in the number of weighted average operating screens and an increase in the Company's market share of films available and the admissions revenue related to such films. This increase in market share of available films and admissions revenue was due to an improvement in the film licensing relationships with certain distributors and to an increase in the market share of admissions by certain distributors with which the Company had a broader relationship. Due to long-standing relationships and efforts to improve relationships, screen availability and other factors, the Company's percentage share of films varies among the various distributors. Admissions per weighted average operating screen decreased 0.9% during 1995 primarily as a result of a 1.1% decrease in attendance per weighted average operating screen. This decrease in attendance per weighted average operating screen was primarily the result of a decline in attendance per screen from many of the Company's older and smaller theatres partially offset by attendance from newly developed theatres which on average had smaller auditoriums than older theatres. Admissions per weighted average operating theatre increased 3.4% primarily as a result of the new theatres opened in late 1994 and 1995 and the sale of older, smaller (in terms of screens) theatres. Many of the new 1995 theatres were not opened until very late in the year, and as such, their effect on the Company's operations was not significant.

Concession sales: Concession sales revenue increased 6.9% during 1995 as compared to 1994, primarily as a result of the increased attendance discussed above and to a 4.9% increase in the average concession sale per patron. Concession sales per weighted average operating theatre increased 8.2% during 1995 as compared to 1994. The increases in the average concession sale per patron and concession sales per weighted average operating theatre were attributable to the Company's increased emphasis on training, the installation of bulk candy stands in May 1995, the renovation of concession stands at certain existing theatres, the opening of several new theatres and the closure of certain less efficient theatres.

The following table sets forth the admissions and concession sales revenue for theatres operated throughout all of both 1995 and 1994 (dollars in millions):

                                                                     %
                                                                  Increase
                                Theatres Screens   1995   1994   (Decrease)
                                -------- -------   ----   ----   ----------
Theatres operated throughout
  both periods                      376   2,086
Admissions                                        $400.0  403.5     (0.9)
Concession sales                                  $155.7  150.6      3.4

Other: Other revenue increased 51.1% (or $4.5 million) during 1995 as compared to 1994 primarily as a result of revenue recognized from the Company initiating a circuit-wide pre-show slide advertising program in 1995 and revenue from the Proteus Network(TM).

Expenses from Operating Theatres
--------------------------------

Film rental and advertising expenses: Film rental and advertising expenses increased 3.5% during 1996 as compared to 1995 and increased 3.8% during 1995 as compared to 1994. Film rental and advertising expenses as a percentage of admissions revenue were 55.1% for 1996, 54.4% for 1995 and 53.5% for 1994. The 1996 increase in film rental and advertising expense as a percentage of admissions revenue relates primarily to an increase in the percentage of revenue from higher cost "blockbuster" films released during 1996 and the absence of many very successful lower budget films. In addition, due to an increase in the number of films released and the effect of the Summer Olympic Games, during the summer of 1996 several films had shorter runs with a higher percentage of their total admissions falling during the opening weeks. The 1995 increase in film rental and advertising expenses as a percentage of admissions revenue was primarily due to increased film rentals on certain of 1995's very successful summer films and to increased advertising expenses.

Direct concession costs: Direct concession costs include concession product costs and concession promotional costs. Such costs decreased 0.7% during 1996 as compared to 1995 and increased 8.5% during 1995 as compared to 1994. Direct concession costs as a percentage of concession sales revenue were 15.8% for 1996, 16.6% for 1995 and 16.3% for 1994. The decrease in direct concession costs during 1996 was primarily due to the sale of advertising on popcorn and soft drink containers which was offset against promotional expenses, partially offset by higher concession sales revenue and costs attributable to increased sales of bulk candy. The increase in direct concession costs during 1995 as compared to 1994 was attributable to the higher concession sales revenue and to the higher cost of sales associated with bulk candy.

Personnel expense: Personnel expense includes the salary and wages of the theatre manager and all theatre staff, commissions on concession sales, payroll taxes and employee benefits. Personnel expense increased 1.8% during 1996 as compared to 1995 and increased 7.2% during 1995 as compared to 1994. The increase in personnel expense in 1996 is primarily attributable to the new federal minimum wage law which went into effect on October 1, 1996 and to an increase in the number of weighted average operating screens, offset by more efficient theatre staffing. While the increase in the federal minimum wage affected a large number of the Company's theatres, it had a significant impact on the average hourly wage paid to the Company's theatre employees located in smaller and mid-sized markets. The 1995 personnel expense increase was primarily the result of normal annual increases in the average hourly wage paid to part-time theatre employees and an increase in the number of weighted average operating screens. In addition, concession sales related commissions increased with concession sales and additional staffing was added during the summer and holiday periods for the newly installed bulk candy stands. Personnel expense as a percentage of total revenue declined in 1996 to 14.5% as compared to 14.9% in 1995. The 1995 percentage increased from 14.4% in 1994. The decrease in 1996 was primarily attributable to changes in the theatre manager commission structure which focused on more efficient staffing of theatres. The increase in 1995 was primarily attributable to an increase in the number of staff hours related to general concession operations and more showings of some of the more successful 1995 summer films.

Occupancy expense: The Company's typical theatre lease arrangement provides for a base rental as well as contingent rental that is a function of the level of the theatre's revenue over an agreed upon breakpoint. Total rent expense increased 17.0% during 1996 as compared to 1995 and increased 5.6% during 1995 as compared to 1994. The 1996 rent expense increase relates primarily to $11.1 million of incremental rent in 1996 associated with those theatres that were part of the 1995 Sale and Leaseback and the 1996 sale and leaseback transaction and incremental base rentals associated with newly opened theatres, partially offset by fewer weighted average operating theatres. The 1995 rent expense increase primarily relates to the base rentals on newly opened larger theatres and rent associated with the 1995 Sale and Leaseback, partially offset by fewer weighted average operating theatres. In addition, during 1996, 1995 and 1994 theatre rent expense included non-cash charges of $3.1 million, $2.0 million and $1.5 million, respectively, relating to the effect of escalating leases which have been "straight-lined" for accounting purposes. Excluding the rent associated with the 1995 Sale and Leaseback and the 1996 sale and leaseback transaction and the non-cash rent, rent expense would have increased only 6.2% during 1996 as compared to 1995 and 5.1% during 1995 as compared to 1994.

Miscellaneous operating expenses: Miscellaneous operating expenses include utilities, repairs and maintenance, insurance, real estate and other taxes, supplies and other miscellaneous operating expenses. Miscellaneous operating expenses increased 6.5% during 1996 as compared to 1995 and increased 10.0% during 1995 as compared to 1994. The 1996 increase relates primarily to increased operating expenses associated with the Proteus Network/(TM)/ and Starport/(TM)/ entertainment centers and normal inflationary increases. The 1995 increase relates to increased operating expenses associated with the Proteus Network/(TM)/, one Starport/(TM)/ entertainment center and a $1.9 million increase in the Company's general liability insurance reserve for adverse development of certain claims.

The revenue and operating expenses discussed above are incurred exclusively within the Company's theatres. The other expense discussions below reflect the combined expenses of corporate, divisional, district and theatre operations.


General and Administrative Expense and Restructuring Charge
-----------------------------------------------------------

General and administrative expense consists primarily of costs associated with corporate theatre administrative and operating personnel, international staff, Proteus Network/(TM)/ sales and marketing staff and other support functions located at the Company's corporate headquarters, two film booking and three regional operating offices and 13 district theatre operations offices (generally located in theatres). Such general and administrative expenses decreased $0.1 million in 1996 as compared to 1995 and increased $2.1 million in 1995 as compared to 1994. The 1996 decrease relates primarily to $2.1 million of non-recurring severance and litigation charges accrued in 1995, partially offset by normal annual salary adjustments, as well as increased professional and legal fees associated with, among other legal matters, the Connie Arnold settlement. The 1995 increase relates primarily to $2.1 million of non-recurring severance and litigation charges, a $0.5 million increase in expenses associated with the Proteus Network/(TM)/ and the Company's international development efforts, partially offset by higher management fees received from international operations and lower professional and other fees. The increase in the litigation reserve was primarily associated with the Connie Arnold litigation and certain other legal settlements. The terms of the Connie Arnold litigation settlement require the Company to, among other things, renovate certain of the Company's theatres, pay damages to the plaintiffs and pay the plaintiff's attorney's fees and costs. In the opinion of the Company's management, the Connie Arnold litigation settlement did not have a materially adverse effect on the Company's financial position, liquidity or results of operations.

At the end of 1996, the Company initiated a corporate restructuring plan intended to provided a higher level of focus on the Company's domestic theatrical business at a lower annual cost. This corporate restructuring which was completed in January 1997 is projected to reduce annual general and administrative expenses by approximately 20%. In conjunction with this corporate restructuring plan, the Company recorded a $1.9 million restructuring charge in 1996 for severance and other related expenses.

Depreciation and Amortization
-----------------------------

Depreciation and amortization expense includes the depreciation of theatre buildings and equipment and the amortization of theatre lease costs and certain non-compete agreements. Depreciation and amortization decreased $6.3 million in 1996 as compared to 1995 and increased $23.9 million in 1995 as compared to 1994. The 1996 decrease was primarily due to a decline in the amount of non-cash impairments of assets from $21.0 million in 1995 to $8.7 million in 1996, offset by depreciation charges on the Company's new theatres opened during late 1995 and 1996. The increase in 1995 versus 1994 related primarily to the $21.0 million non-cash asset impairment. As the majority of new theatres in 1994 and 1995 opened at the end of each of those years, they did not have a significant effect on the year in which they opened. The Company adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," during 1995. These non-cash charges relate to the difference between the historical book value of individual theatres (in some cases groups of theatres) and the net undiscounted cash flow expected to be received from the operation or future sale of the individual theatres (or groups of theatres). Included in depreciation and amortization expense for each of the years ending December 31, 1996, 1995 and 1994 is a $24.0 million charge associated with certain assets acquired as part of the Acquisition which were being amortized over a five year life. In May 1997, such assets will be fully amortized and, as a result, no further amortization expense will be recorded associated with those assets subsequent to May 1997.

Interest, Net
-------------

Interest, net decreased $2.3 million in 1996 as compared to 1995 and increased $6.3 million in 1995 as compared to 1994. The 1996 decrease was primarily due to lower market interest rates on floating rate borrowings and interest income on the net cash proceeds from the 1995 Sale and Leaseback, offset by slightly higher average debt balances. The 1995 increase was primarily due to higher average debt balances, higher market interest rates on floating rate debt and increased amortization of deferred loan costs relating to the 1995 restated Bank Credit Facility.

Gain (Loss) on Disposition of Assets
------------------------------------

During 1996, the Company recognized $1.3 million of net gains on the disposition of assets. This net gain relates to gains and losses associated with the sale of certain theatres (for which cash proceeds of $20.5 million were received) and the termination of certain leases related to theatres which were closed. During 1995 and 1994, the Company incurred losses on the disposition of assets of $13.9 million and $9.7 million, respectively. These losses relate primarily to the sale of certain theatres (for which net cash proceeds of $7.7 million and $2.9 million were received in 1995 and 1994, respectively), and the termination or non-renewal of leases related to theatres which were closed. The theatres sold and closed were primarily unprofitable and/or not considered part of the Company's long-term strategic plans.

Income Tax Expense
------------------

Income tax expense consists of current state and federal income taxes of the Company's less than 80%-owned consolidated subsidiaries. At December 31, 1996, the Company has a net operating loss carryforward of approximately $175.0 million.

Net Loss
--------

During 1996, the Company incurred a net loss of $46.6 million as compared to $68.9 million in 1995. This decrease in net loss was primarily the result of a decrease in operating loss. Despite the $11.1 million increase in occupancy costs during 1996 associated with the sale leaseback transactions, operating loss decreased primarily as a result of a 4.5% increase in total operating revenue and a $6.3 million decrease in depreciation and amortization.

During 1995, the Company incurred a net loss of $68.9 million as compared to $27.9 million in 1994. This increase in the Company's net loss was primarily the result of a $21.0 million non-cash asset impairment associated with the adoption of SFAS No. 121, a decrease in operating margins resulting from increases in certain variable operating costs, additional non-cash rent charges, additional losses on the disposition of assets, and increased interest expense.


                        Liquidity and Capital Resources

For the three months ended March 31, 1997, cash provided by operating activities increased by $31.1 million as compared to the three months ended March 31, 1996. Cash provided by operating activities of $19.8 million, in addition to $3.6 million of cash provided by financing activities and $7.8 million of proceeds from the sale and leaseback escrow were used to fund $21.7 million of net capital expenditures and $5.9 million of investments in and receivables from theatre joint ventures and other investments.

Substantially all of the Company's admissions and concession sales revenue are collected in cash. Due to the unfavorable interest rate spread between bank facility borrowings and cash investments, the Company seeks to use all of its available cash to repay its revolving bank borrowings and borrow under those facilities as cash is required. The Company benefits from the fact that film expenses (except for films that require advances or guarantees) are usually paid 15 to 45 days after the admissions revenue is collected.

The Company's results of operations and cash resources provided by operating activities are subject to seasonal fluctuations in attendance which corresponds to periods when there is a greater availability of popular motion pictures during the period from Memorial Day through Labor Day and during the Easter, Thanksgiving and Christmas holidays. During periods in which there is not an abundant supply of successful motion pictures, the Company uses availability under its revolving credit facilities to provide additional funding for its working capital needs and repays those facilities during periods of higher attendance.

On December 13, 1995, the Company entered into a sale and leaseback transaction whereby the land and buildings underlying ten of its operating theatres and four theatres and a screen addition under development were sold to, and leased back from an unaffiliated third party. At December 31, 1996, approximately $7.8 million of sales proceeds were held in escrow for the final theatre and the screen addition under construction. These proceeds were paid to the Company during March 1997 after construction of the remaining theatre and the screen addition was completed.

In November 1996, the Company entered into another sale and leaseback transaction whereby the buildings and land underlying three of its operating theatres and two theatres under development were sold to, and leased back from an unaffiliated third party. At March 31, 1997, approximately $12.3 million of sales proceeds were held in escrow and will be used to fund substantially all of the land and construction costs associated with the two theatres under development.

During December 1996, the Company initiated a new investment strategy which is primarily focused on the development of new theatres and renovations to existing high revenue theatres in markets in the United States where the Company has a significant operating presence. As part of this increased focus on its U.S. operations, the Company has restructured and realigned its corporate overhead functions and is seeking to sell or restructure several of its international investments. The proceeds received from the sale of international investments and corporate overhead savings will be redeployed into new theatre developments or the renovation of existing key theatres in the Company's core markets and/or used to pay down existing debt.

As part of its strategic plan, the Company intends to continue to dispose of, through sale or lease terminations, certain of its operating theatres and real estate which are non-strategic or underperforming. Net proceeds from these increased disposition efforts will be used to repay existing debt and/or redeployed into new higher margin theatres. While there can be no assurance that such sales or lease termination efforts will be successful, several sales and lease negotiations have been completed or are under contract and negotiations are ongoing with respect to several other theatres and parcels of real estate. During the three months ended March 31, 1997, the Company closed three theatres (12 screens). The theatres which were closed were unprofitable and were not considered part of the Company's long-term strategic plans.

In an effort to limit the amount of investment exposure on any one project, the Company typically develops theatre projects where the land and building is leased through long-term operating leases. However, where such lease transactions are not available, the Company will invest in the land and development of the entire theatre facility (fee-owned) and then seek to enter into a sale and leaseback transaction after the theatre is opened. Regardless of whether the theatre is fee-owned or leased, in most cases the equipment and other theatre fixtures are owned by the Company. For the three months ended March 31, 1997, the Company invested approximately $21.7 million on the development of six new theatres (61 screens) which opened during the period, construction on six theatres (71 screens) expected to open during the remainder of 1997 or in 1998 and recurring maintenance to certain existing theatres.

At March 31, 1997, the Company had entered into theatre construction and equipment commitments aggregating approximately $85.7 million for 19 theatres which the Company intends to open through December 31, 1998. Such amount relates only to projects in which the Company had executed a definitive lease agreement and all significant lease contingencies have been satisfied. Of the committed amount, approximately $12.3 million will be reimbursed to the Company or paid directly from proceeds of the sale and leaseback transaction currently held in escrow.

On April 30, 1997, the Company sold its Hong Kong theatre investment to its partners for $17.5 million. This sale will result in a gain during the second quarter of 1997 of approximately $11.0 million for financial reporting purposes.


The level of continued investing activities by the Company is dependent on, among other factors, its on-going operating liquidity and to other sources of liquidity. One measure commonly used in the theatrical industry to measure operating liquidity is referred to as "Interest Coverage." Interest Coverage is the ratio of Operating Cash Flow (operating income before depreciation, amortization and other non-recurring or non-cash operating credits or charges) to interest expense (excluding amortization of deferred loan costs). Following is a calculation of Operating Cash Flow and Interest Coverage for each of the three months ended March 31, 1997 and 1996, including a reconciliation of Operating Income to Operating Cash Flow ($ in millions):

                                     1997   1996
                                     -----  -----
    Operating Income (Loss)          $ 8.8  (2.8)
    Depreciation and Amortization     17.7  16.5
    Non-Cash Rent                      0.8   0.7
                                     -----  ----
      Operating Cash Flow            $27.3  14.4
                                     =====  ====

      Interest Expense               $ 9.2   8.2
                                     =====  ====

      Interest Coverage Ratio          3.0   1.8
                                     =====  ====

As shown above, the Company's Interest Coverage Ratio increased significantly from 1.8 times for the three months ended March 31, 1996 to 3.0 times for the three months ended March 31, 1997, primarily as a result of the increased operating income for the three months ended March 31, 1997, partially offset by slightly higher interest expense.

Operating Cash Flow set forth above is one measure of value and borrowing capacity commonly used in the theatrical exhibition industry and is not intended to be a substitute for Operating Cash Flow as defined in the Company's debt agreements or for cash flows provided by operating activities, a measure of performance provided herein in accordance with generally accepted accounting principles, and should not be relied upon as such. The Operating Cash Flow as set forth above does not take into consideration certain costs of doing business and, as such, should not be considered in isolation to other measures of performance.

Another measure of liquidity is net cash provided by or used in operating activities as reflected in the accompanying Consolidated Statements of Cash Flow. For the three months ended March 31, 1997, $19.8 million of net cash was provided by operating activities. This compares to $11.3 million of net cash used in operating activities for the three months ended March 31, 1996. This measurement shows the net cash from the operation of the Company which provided for the Company's liquidity needs after taking into consideration certain additional costs of doing business which are not reflected in the Operating Cash Flow calculations discussed above.

While amounts expended by the Company in its investing activities exceed net cash provided by operating activities, management believes that its net cash provided by operating activities, borrowings under its Bank Credit Facility, contributions made by landlords under long-term lease arrangements, amounts deposited in escrow as a result of the 1995 and 1996 sale and leaseback transactions and the proceeds from possible asset sales and additional sale and leaseback transactions will be sufficient to fund its capital expenditures and other investments, debt service and other liquidity requirements for the foreseeable future.

                                 Other

The Company's results of operations are subject to seasonal fluctuations in attendance which corresponds to holiday school vacation periods and a greater availability of popular motion pictures during the period from Memorial Day through Labor Day and during the Easter, Thanksgiving and Christmas holidays. Poorly performing motion pictures and/or any significant disruption in the production of popular motion pictures by several of the major motion picture production companies or independent producers may have an adverse effect on the Company's results of operations.

                                    BUSINESS

General

The Company believes it is one of the largest theatrical exhibitors of motion pictures in the United States in terms of number of theatres and screens operated. As of March 31, 1997, UATC operated 2,259 screens at 371 theatre locations in 26 states and Puerto Rico and through investments in various joint venture companies, operated 103 screens at 20 theatres in Hong Kong, Singapore, Mexico and Argentina. UATC's geographic focus is in the southern and northeastern regions of the United States, and in California. See "-Theatre Properties." As of March 31, 1997 the Company believes it operated approximately 8% of the screens located in the United States. Admissions revenue chain-wide for the three months ended March 31, 1997 and the year ended December 31, 1996 were approximately $121.7 million and $466.5 million, respectively. Over 82% of the Company's screens are located in theatres with five or more screens. At March 31, 1997, the Company's average number of screens per theatre is 6.1. As discussed under "Operating Strategy" below, this multiscreen theatre strategy, or multiplexing, is designed to improve revenue and profitability by enhancing attendance, theatre utilization and operating efficiencies.

UATC believes that it is the largest exhibitor in many of the communities that it serves and that its theatres are generally regarded as attractive by film suppliers and patrons. Management believes that these factors give UATC a competitive cost advantage with respect to UATC's operations.

Historical Overview

UATC was founded in 1926 by shareholders including Mary Pickford, Douglas Fairbanks, Sam Goldwyn and Joe Schenck. Through the 1930's, UATC expanded its exhibition activities through acquisitions and partnerships with other operators.

By the 1980's, cable television had become a major business of UATC. With the development of the cable business, UATC evolved into United Artists Communications, Inc. ("UACI"). In 1986, TCI became UACI's controlling shareholder. In May 1989, UACI acquired United Cable Television Corporation, and UACI changed its name to United Artists Entertainment Company ("UAE"). In December 1991, UAE became a wholly owned subsidiary of TCI.

In order to establish operations in certain regions which were located between its existing areas of operation, from 1986 to 1988, UATC undertook a major acquisition program, completing transactions with Gulf States Theatres, Georgia Theatres, Commonwealth Theatres, Litchfield Theaters and Sameric Construction Company. By December 31, 1988, the Company operated 2,677 screens in 686 theatres located in three principal regions-the southern and northeastern regions of the United States, and in California. The following table summarizes the Company's significant acquisitions from 1986 to the present:

                                                                  Number of
                                 Theatre            Number of     Operating
Date of Transaction         Circuit Purchased       Theatres       Screens               States of Operations
--------------------        -----------------       ---------     ---------              --------------------
October 4, 1988............  Commonwealth              180           383                Arizona, Arkansas,
                                                                                        Colorado, Idaho,
                                                                                        Kansas, Missouri,
                                                                                        Nebraska, New Mexico,
                                                                                        Oklahoma, South
                                                                                        Dakota, Texas,
                                                                                        Wyoming

April 22, 1988.............  Sameric Construction       42           116                Delaware, New Jersey,
                                                                                        Pennsylvania

                                                                  Number of
                                 Theatre            Number of     Operating
Date of Transaction         Circuit Purchased       Theatres       Screens               States of Operations
--------------------        -----------------       ---------     ---------              --------------------
May 15, 1987...............  Litchfield Theatres       51           240                 Alabama, Ohio,
                                                                                        Tennessee, Florida,
                                                                                        Georgia, Kansas, North
                                                                                        Carolina, South
                                                                                        Carolina, Virginia,
                                                                                        West Virginia

December 23, 1986..........  Georgia Theatres          33           105                 Georgia, Alabama

November 25, 1986..........  Gulf States               53           210                 Louisiana, Texas,
                                                                                        Florida, Mississippi,
                                                                                        Alabama

Concurrent with the growth of theatre operations by acquisition, the Company has continued to rejuvenate the circuit through the development of new theatre properties and the upgrading of existing ones. Subsequent to the acquisitions described above, the Company has streamlined the circuit through the sale or closure 409 of theatres (1,222 screens) and has added 101 theatres (791 screens) primarily through new construction. The Company's average screens per theatre has increased from 3.9 at December 31, 1988 to 6.1 at March 31, 1997.

Operating Strategy

Geographic positioning and operating efficiencies are key elements of UATC's operating strategy. Geographic clustering at both the regional and local level, is important in providing UATC with access to attractive new theatre development opportunities and in enhancing film buying and operating efficiencies.
Operating efficiencies are achieved by (i) minimizing the ratio of costs to patrons and revenues, largely through the continued construction of multiplex theatres (ii) by concentrating regional corporate operations around fewer strategic markets and (iii) reducing its number of less efficient, non-strategic theatres.

The Company operated its theatres from its Englewood corporate headquarters, through its three operating offices and 13 district operating offices and two geographically located film booking offices. In most cases, the district offices are located within theatres.

Geographic Positioning

Theatrical exhibitors depend upon strong geographic positioning to obtain the most attractive film rental arrangements, since film bookings are negotiated on a local, market-by-market basis. Strong geographic positioning in terms of screen number and location enhances the attractiveness of a theatre exhibitor to film distributors, in part due to the exhibitor's ability to influence the local success of a film release. Depending upon area size and local demographics (such as population density and transportation systems), an individual market can be a state, a city or a neighborhood.

UATC's theatres are particularly focused in large and medium sized metropolitan areas in California, southern New York, (primarily New York City and Long Island), New Jersey, Florida, Texas, eastern Pennsylvania (including Philadelphia), Louisiana, Colorado (primarily Denver), Georgia and certain areas in North and South Carolina. UATC has strong positions in most of the major metropolitan markets in these geographic areas. The states which represent the largest geographic concentration of theatres and screens operated accounted for approximately 57% of UATC's total screens at March 31, 1997 and were as follows:


                                         Total Number  Total Number
                                         of Theatres    of Screens
                                         ------------  ------------
California.............................       69           368
New York...............................       39           191
Florida................................       27           227
Texas..................................       31           219
Pennsylvania...........................       30           148
Louisiana..............................       19           136

Construction Plans

UATC's construction strategy focuses on site selection and on enhancing the theatre-goer's experience. Each new location will be selected giving consideration to UATC's position in the particular market, the number of existing competitive screens, growth potential of the area and, in general, a minimum threshold population within a certain radius of the theatre. Theatres generally are designed so as not to create barriers to access by certain patrons and employees with disabilities, and with more comfortable chairs with cupholders, analog or digital stereo and, increased concession capacity.

As part of its construction strategy, the Company intends to construct theatres that have a good balance between the number of auditoriums and the size of those auditoriums. This balance will allow the Company to provide an adequate number of screens sought by distributors and increased entertainment value to patrons afforded by larger auditoriums. In addition to increasing the number of screens in certain locations, the Company is also constructing theatres with stadium seating, upgraded seats and other design features which are appropriate for the market in which the theatre is located. The Company has also developed new motion picture and other uses for its theatre complexes in an effort to attract new patrons and to make better use of its facilities during time periods in which theatrical attendance is low.

The Company has historically financed, and plans to continue to finance, a significant portion of the cost of construction of new theatres by entering into leases which generally require the landlord to fund a significant portion of the up-front construction costs in exchange for the Company entering into a long-term net lease. As a result, in many cases expenditures are only required for the projection equipment and furniture and fixtures and thus, net capital expenditures for new leased theatres are minimized.

In addition to new construction, UATC also intends to devote significant resources to adding additional screens to existing theatres and to refurbishing existing theatres to strengthen its position in existing markets.



Multiplex Format

Almost all of the Company's theatres are multi-screens (i.e., consist of two or more screens). In comparison to a single screen theatre, multiscreen theatres allow facilities such as concession stands and restroom facilities, and operating costs such as lease rentals, utilities and personnel, to be spread over a larger base of screens and patrons. Multi-screen theatres also allow for multiple showtimes of the same film and a variety of films with differing audience appeal to be shown and provide the flexibility to shift films to larger or smaller auditoriums depending on the popularity of the film. In order to limit crowd congestion and to maximize the efficiency of floor and concession staff, the starting times of films at multiscreen theatres are staggered. The Company believes that multi-screen theatres designed with 10 - 16 screens generally provide the best balance of return on invested capital and adequate screen numbers for patrons and film distribution companies.

Concession Penetration

The typical UATC theatre derives approximately 69% of its total revenue from admissions and 27% from concession sales. Concession sales are a very important factor with respect to the overall profitability of a theatre. As a result of this, UATC's strategy is to focus on increasing concession sales by seeking to increase the percentage of patrons who purchase concessions and by seeking to increase the amount of concessions purchased by each patron. To accomplish these goals and to improve its concession performance, UATC has implemented training programs for all concession employees, remodeling concession stands at certain existing theatres to make them more visible, attractive and efficient, constructed new theatres with increased concession capacity, expanded concession menus in select locations and adopting seasonal and event-oriented marketing plans (e.g., Superbowl promotional tie-ins) See "-Concessions."

Film Licensing

The Company obtains licenses to exhibit films by directly negotiating with film distributors on a film-by-film and theatre-by-theatre basis. The Company licenses films through its booking offices located in New York and Los Angeles. Individuals in the regional booking offices are responsible for booking films for theatres in their region. This regional film booking structure allows the Company to maintain better relationships with regional representatives from the various film distributors, and provides better insight to the film tastes of patrons in each market. The Company licenses films from all of the major and independent film distributors and is not overly dependent on any one film distributor for film product.

The Company licenses the majority of its first run films from distributors owned by the major and independent film production companies. Each film distributor establishes geographic areas known as "film zones," and typically allocates each of its films to only one theatre within each film zone. In most cases where there is more than one exhibitor in a film zone, this allocation process is based on long standing relationships between the distributor and exhibitor or is done on an alternating basis. In certain very limited cases where there are several exhibitors in a film zone, film is also allocated based on an exhibitor bidding process. Film zones vary in size based primarily upon population density. The Company operates in 105 film zones where it is the only exhibitor, and thus, will not have any competition with respect to licensing the film product in those zones.

Film licenses typically specify rental fees equal to the higher of a percentage of (i) gross box office receipts or (ii) adjusted box office receipts. Under the gross box office receipts formula, the film distributor receives a specified weekly percentage of the gross box office receipts.. Under the adjusted box office receipts formula, the film distributor receives a specified percentage of the excess of box office receipts over a periodically negotiated amount of house expenses. In certain very limited cases, the Company may be required to pay a non-refundable guarantee or make film rental advances in order to obtain certain film licenses.

Most terms of the film licenses (and hence the film rental costs) with many film distributors are historically finalized subsequent to exhibition of the film in a process known as "settlement." The settlement process considers, among other things, the actual success of a film relative to original expectations, an exhibitor's commitment to the film, and the exhibitor's relationship with the film distributor. The Company has historically been able to license a majority of the motion pictures available; however, there is no guarantee that this will continue in the future.

Concessions

Concession sales are a very important factor with respect to the overall profitability of a theatre. The Company's primary concession products are varying sizes of popcorn, soft drinks, candy and certain other products such as nachos and hot dogs. In addition, UATC also sells bulk candy, pizza, pretzels, cookies, ice cream, bottled water, fruit juices and other specialty items. Popcorn, soft drinks and packaged candy are generally sold in three or four (includes children's) sizes. Retail prices for concession items vary by the size of the offering and are generally market sensitive. Concession sales are recorded net of applicable sales taxes.

In an effort to further increase its concession sales, the Company has introduced new products and initiated programs to increase the percentage of patrons who purchase concessions and increase the amount of concessions purchased by each patron. To assist in achieving these goals, the Company has implemented training programs for all concession employees, remodeled concession stands at certain existing theatres to make them more visible, attractive and efficient, constructed new theatres with increased concession capacity, expanded concession menus in selected locations and installed bulk candy stands in most theatres and adopted certain seasonal and event-oriented promotional programs. In addition, theatre managers and assistant managers are incented through concession commission programs which represent a significant portion of their total compensation.

International Operations

In addition to its domestic theatres, the Company has also developed theatres in certain markets outside of the United States in conjunction with strategic partners. The Company's international operating theatres at March 31, 1997 are summarized as follows:

     Country                                 Theatres  Screens  Ownership
     -------                                 --------  -------  ---------

     Hong Kong.............................      7        26       50%
     Singapore.............................      2         7       50%
     Mexico................................      4        45       50%
     Argentina.............................      3        13       25%
                                                --        --
                                                16        91
                                                ==        ==

As all of the Company's international operations are owned 50% or less, they are accounted for on an equity basis and as such, their revenue and expenses are not included in the revenue and operating expenses of the Company. Generally, the Company only invests in international theatre projects with local partners and requires that the Company manage such theatre operations. The Company receives a management fee based on a percentage of revenue for such management services. During the year ended December 31, 1996, the Company received approximately $0.7 million of management fees from its international theatres. During the year ended December 31, 1996, the Company received approximately $0.6 million of dividends from the Hong Kong theatres. The Company's international operations are managed by corporate executives based in Englewood, Colorado and limited staff based in the applicable country. In addition to the theatres set forth above, two theatres (20 screens) in Argentina and two theatres (14 screens) in Thailand were under construction.

As mentioned previously, the Company is currently discussing the restructuring of its international joint ventures in an effort to monetize certain of its investments by admitting new partners through a sale of all or a part of its interest for cash or in exchange for theatres located in its key markets in the United States. In April 1997, the Company sold its Hong Kong investment to its partners for $17.5 million, which resulted in a gain of approximately $11.0 million for financial reporting purposes.

Entertainment Centers

The Company currently has six Starport(TM) locations, one which opened in September 1995 and five which opened during 1996. These existing Starport(TM) locations range in size from 30,000 square feet to 75,000 square feet, depending on the needs of the given development project, and consist of various combinations of a multi-screen theatre, expanded concession and food service venues and several themed and unthemed "high-tech" virtual reality venues, attractions and other electronic games.

Other New Business Initiatives

In an effort to utilize its existing asset base more effectively during periods of low theatre attendance (such as mornings and weekdays), the Company has developed a business unit called the Satellite Theatre Network or Proteus Network(TM). The Proteus Network(TM) rents theatre auditoriums for seminars, corporate training, business meetings and other educational or communication uses, for product and customer research and for other entertainment uses. Theatre auditoriums are rented on an individual basis or on a networked basis. In order to provide the "broadcasting" network or "teleconferencing" equipment, a network of theatres has been created by installing high quality (high definition-like) video projection equipment within theatres which are networked via the combination of satellite delivery from a single or multiple location and telephonic communication.

As of March 31, 1997, Proteus Network(TM) included 30 theatres with electronic video capability and an additional 341 theatres which were being rented for individual non-networked uses. Since the Proteus Network(TM) operations within the theatre are managed by existing personnel, very little incremental personnel expenditures are required. Marketing of the Proteus Network(TM) services is done on a national basis by staff located in Englewood, Colorado. The Company recorded $6.0 million of revenue from the Proteus Network(TM) for the year ended December 31, 1996.

Theatre Properties

As of March 31, 1997, UATC and its subsidiary operated 371 theatres with an aggregate of 2,259 screens in 26 states and Puerto Rico and through investment joint venture companies, operated 20 theatres with 103 screens in Hong Kong, Singapore, Mexico and Argentina. The table below summarizes the theatres operated by UATC and its subsidiaries at March 31, 1997.

                                        Total Number  Total Number
                                        of Theatres    of Screens
                                        ------------  ------------

Fee-Owned.............................        17            67
Leased:
   Third party........................       313         1,962
   UAR and UAP I......................        41           230
                                             ---         -----
     Total owned and leased theatres..       371         2,259

Managed theatres......................        20           103
                                             ---         -----
     Total operating theatres.........       391         2,362
                                             ===         =====

Of the 371 theatres where the land and building are owned or leased by the Company, nine theatres (30 screens) are held through two corporations which are owned 75% by the Company and two theatres (19 screens) are held by two partnerships each of which are owned 51% by the Company. The remaining theatres are held directly by the Company or its wholly owned subsidiaries. The managed theatres include four theatres (12 screens) located in the United States and the rest are in countries outside of the United States and are all held by corporations owned 50% or less by the Company.

Pursuant to the Sale-Leaseback Transaction, the land and building improvements relating to 10 operating theatres and four theatres under development owned by UATC, and 17 theatres owned by Prop II and leased to UATC were sold to the Owner Trustee and leased back by UATC. The remaining theatres owned by Prop II and the theatre equipment used by the 17 theatres sold were transferred to UATC in conjunction with a merger or other combination of Prop II into UATC. See "The Properties."

The Company's third party leases generally have terms that range from 10-20 years, and provide for options to extend for up to 20 additional years at the Company's option. The Company expects that in the normal course of business, desirable leases that expire will be renewed or replaced by other leases. The leases provide for minimum annual rentals and, under certain circumstances, may require additional rentals based upon a percentage of the leased theatres' revenue over an agreed upon breakpoint. Certain of the leases provide for escalating minimum annual rentals during the term of the lease. The leases typically require the Company to pay for property taxes, insurance, and certain of the lessor's overhead costs.



The Company leases the land, building and equipment of those theatres owned by UAR and its two wholly-owned subsidiaries, UAP I and UAP II in accordance with three master leases. In connection with the Sale-Leaseback Transaction, the UAP II master lease was canceled. The UAR and UAP I master leases expire in 2003 and provide for options to extend the leases at the Company's option for up to an additional ten years.

The Company owns directly or through its subsidiaries substantially all of the theatre equipment used in its fee-owned theatres and theatres leased from unaffiliated third parties.

Certain Transactions with UAR and its Subsidiaries

General

Prior to the Sale-Leaseback Transaction, UAP I and UAP II lease to the Company 40 and 30 theatre properties, respectively, pursuant to the UAP Leases (as defined below). Pursuant to the UAP I Indenture and the UAP II Indenture (each as defined below), such properties are mortgaged to the respective holders of the UAP Indebtedness. As a result of the February 28, 1995 merger of OSCAR II into OSCAR I, the common stock of UAR was owned 100% by OSCAR I.

After giving effect to the lease payments required to be made pursuant to the UAP I Lease, a balloon payment of approximately $53.0 million will be required under the UAP Indebtedness of UAP I on November 1, 1998. UAP I has no substantial operations independent of the lease of properties to UATC and, accordingly, will be required to refinance such indebtedness upon maturity thereof. The Company is under no contractual obligation to refinance any portion of the UAP Indebtedness and there can be no guarantee that the Company will refinance any portion of the UAP Indebtedness. If the UAP Indebtedness is not refinanced, the holders of the respective UAP Indebtedness would be entitled to foreclose on the respective properties securing such UAP Indebtedness. See "Description of the Notes-Certain Covenants-Restrictions on Arrangements with UAR." In conjunction with the Sale-Leaseback Transaction, UATC and UAP II canceled the UAP II master lease and retired the UAP Indebtedness of UAP II. Pursuant to the Sale-Leaseback Transaction, the land and building improvements relating to 17 of the UAP II properties were sold and leased back to UATC. The remaining theatre properties owned by UAP II and all of the theatre equipment and by UAP II were contributed to UATC after the Sale-Leaseback Transaction.

The UAP I Lease and Subordination, Non-Disturbance and Attainment Agreement between the UAP Trustee (as defined below) and UATC provide that UATC's rights of use and occupancy of the properties on the terms and conditions of the UAP I Lease will not be disturbed upon a foreclosure or other exercise of remedies by the UAP Trustee, so long as UATC is not in default under the UAP I Lease. The enforceability of such a non-disturbance agreement would, however, be subject to the equitable powers of a court.

UAP I Lease and the UAR Lease

Following the consummation of the Sale-Leaseback Transaction, UATC and UAP II canceled the UAP II lease. UAP I leases to UATC 40 theatre properties, pursuant to a separate lease agreements (the "UAP I Lease"). Such lease provides for a minimum base rent plus a percentage rent. The annual basic rent for 1995 was approximately $6.9 million for the UAP I properties. The annual percentage rent payable in respect of the UAP I Lease is equal to the amount by which 8% of the total of gross box office receipts plus concession receipts (as such receipts are determined under such lease) exceeds the basic rent under each lease. The UAP I Lease is a net lease which provides that UATC pays, in addition to the minimum basic and percentage rent due thereunder, the taxes, insurance, maintenance and any other charges relating to the leased theatre properties.

The UAP I lease expires on October 31, 2003 with two options to extend the term for an additional term of five years each, exercisable at the option of UATC. During the extension terms, if any, the minimum rent will be the fair market value.

UATC leases six theatre properties from UAR (representing 30 screens) (the "UAR Lease"). The UAR Lease provides for a specified annual basic rent representing an initial aggregate annual base rent of approximately $3.0 million. The UAR Lease provides that the taxes, insurance, maintenance and any other charges relating to the leased or subleased theatre properties will be paid by UATC.

Certain Existing Indebtedness of UAR

In order to finance their respective purchases of certain theatre properties that are currently leased to UATC pursuant to the UAP I Lease, and in order to provide funds for certain other purposes, UAP I incurred indebtedness which remains outstanding following the Acquisitions. Although UATC and its subsidiaries are not direct obligors under such indebtedness, pursuant to the $12.5 million of letters of credit issued under the Restated Bank Credit Agreement, standby letters of credit have been issued for the benefit of the holders of such indebtedness to support certain guarantees thereof by UAE as required by the Stock Purchase Agreement. See "-Guarantees." At March 31, 1997, UAR and UAP I had approximately $62.9 million of indebtedness outstanding.

The UAP I Financing

Pursuant to an Indenture of Mortgage and Deed of Trust from UAP I, as grantor, to the Connecticut Bank and Trust Company, National Association, and Lese Amato, as trustees (the "UAP I Trustees"), dated as of October 1, 1988 (the "UAP I Indenture"), UAP I issued notes (the "UAP I Notes") in an aggregate principal amount of $60 million and granted to the UAP I Trustees a first priority lien on
(i) 41 parcels of land, together with the buildings thereon and the rents and profits therefrom; (ii) the lease of the 41 properties to UATC (as described above under "Certain Transactions with UAR and its Subsidiaries"); and (iii) the equipment and machinery used to operate the theatres located on the properties. As a result of sales and substitutions of properties, as of March 31, 1997 there were 37 properties securing the UAP I Notes.

The UAP I Notes bear interest at a rate of 11.15% per annum and mature on November 1, 1998. The UAP I Notes require that UAP I make 119 equal monthly installments of principal and interest from December 1, 1988 through October 1, 1998, each in the amount of approximately $572,200. All unpaid principal and interest due in respect of the UAP I Notes is payable on November 1, 1998.
Since the amortization payments are based upon a 30-year amortization period, a balloon principal payment of approximately $53.0 million will be due on November 1, 1998. As of March 31, 1997 an aggregate principal amount of approximately $54.0 million of UAP I Notes remained outstanding.

The UAP I Indenture contains provisions customarily found in mortgages of this type, including, but not limited to, negative pledges and limitations on the incurrence of indebtedness. The UAP I Notes are prepayable at any time (subject to certain notice and minimum payment provisions) at an amount equal to the principal amount being prepaid, all accrued and unpaid interest thereon and a make-whole prepayment premium.

Substitution of Properties

The UAP I Indenture permits the substitution of other properties for the properties encumbered thereby, provided that certain conditions are satisfied. The Company contemplates that any such substitution will be accomplished by the transfer of theater properties from the Company and its subsidiaries to UAR in exchange for the property which is being replaced. Since the fair market value of the two properties may not be equivalent, the Company contemplates that it will receive a note with a principal amount equal to the difference between the fair market values of such properties. The Indenture for the Notes places limitations on the issuance of such notes and requires that any such note when issued shall be pledged for the benefit of the holders of the Notes and the other parties to the Collateral Documents. See "Description of the Notes-Certain Covenants-Restrictions on Arrangements with UAR."

Guarantees

In connection with the incurrence of indebtedness by UAP I under of the Indenture, UACI, the predecessor entity to UAE (the "UAP Guarantor"), agreed to guarantee certain obligations of UAP I under the UAP I Indenture and to guarantee all sums payable by UAP I under the UAP I Notes; provided, however, that, with certain exceptions, the UAP Guarantor's liability for the payment of principal, interest and premium of the indebtedness under the UAP I Indenture is limited to $12.0 million (subject to adjustment in certain circumstances). The UAP Guarantor may assign certain of such obligations to a direct or indirect wholly owned subsidiary, and will be released from such obligations, 90 days after letters of credit satisfying certain conditions and certain undertakings, certificates and opinions are delivered to the respective trustees.

The Stock Purchase Agreement provides that the Seller Entities' obligation to consummate the transactions contemplated thereby were conditioned, among other things, on UATC's obtaining the standby letters of credit contemplated by the Restated Bank Credit Facility, standby letters of credit have been issued to the UAP Trustees for the benefit of the holders of the UAP I Notes and the UAP II Notes to support such guarantee obligations and certain related fee and expense obligations. The initial amount of such standby letters of credit was $12.5 million and $12.5 million, in the case of the UAP I Notes and the UAP II Notes, respectively. In conjunction with the Sale-Leaseback Transaction, the UAP II Notes were prepaid, the UAP II Lease was terminated and $12.5 million of standby letters of credit issued by UATC were canceled. If an event of default under the UAP I Indenture was to occur, the holders of such indebtedness would be entitled to accelerate the UAP I Notes and to draw under the letter of credit. Events of Default under the UAP I Indenture and include certain customary events of default (including defaults under the UAP I Lease) and certain events of default relating to certain bankruptcy or insolvency events, judgments and indebtedness defaults of UAP and of the UAP Guarantor. If such letter of credit is drawn, the lenders party to the Restated Bank Credit Agreement would be entitled to demand payment from UATC of the amounts advanced to fund such letter of credit.

Operations

The Company operates its theatres from its Englewood corporate headquarters, through its three regional operating offices and 13 district operating offices and two geographically located film booking offices. In most cases, the district offices are located within theatres. In an effort to reduce its general and administrative expenses and to make its divisional and district operations and film booking structure more efficient, since the Acquisition, the Company restructured its regional operating offices and reduced the number of district offices from 27 to 13. In addition, certain corporate functions such as accounting were centralized in the corporate headquarters.

A key focus of the theatre manager is on improving efficiency and managing costs at the local theatre level. UATC's computer systems, installed in all of its theatres, allows UATC to centralize all theatre-level administrative functions at its four regional operating offices and corporate headquarters. The system allows regional and corporate management to monitor ticket revenue and concession sales.

Accordingly, there is active communication between the theatres and division management and corporate management. Management can react on a daily basis to profit and staffing information. Division management provides guidance in scheduling, staffing, screen allocation, and other operating decisions. Management associated with UATC's marketing and concessions operations are also continually involved with theatre management to promote strong performance in those areas. The theatre manager, therefore, can focus solely on the day-to-day operations of the theatre. UATC's reporting systems provide management and each theatre manager with monthly operating reports for individual theatres. This allows management to monitor manager performance and progress in attaining certain identifiable goals.

Competition

UATC's operations are subject to varying degrees of competition with other theatre circuits and independent theatres with respect to, among other things, licensing films, attracting patrons and obtaining new theatre sites. Management believes that UATC is well positioned within its industry and that the theatre exhibition industry as a whole will continue to play a leading role in the exhibition and marketing of motion pictures and in the entertainment industry as a whole.

Management believes that the principal competitive factors with respect to film licensing include acceptable licensing terms, seating capacity, prestige and location of an exhibitor's theatres, the quality of the theatre in general, especially of projection and sound, and the exhibitor's ability and willingness to promote the films. Management also believes that ongoing relationships with film distribution and production companies are important in continuously obtaining the best mix of available films.

The competition for patrons is dependent upon factors such as the availability of popular films, the location of the theatres, the comfort and quality of the theatres and ticket prices. Film patrons are not necessarily "brand" conscious and generally choose a theatre to attend based on film selection, location and quality of the theatre.

Motion pictures are generally made available through various distribution methods at various dates after the theatrical release date. The release dates of motion pictures in these other "distribution windows" begin four to six months after the theatrical release date with video cassette rentals, followed generally by off-air or cable television programming including pay-per-view, pay television, other basic cable and broadcast network and syndicated programming. While there can be no assurance that such trend will continue in the future, despite the proliferation of these other distribution systems, industry theatre admissions have increased during each of the last five years as more motion pictures have been produced and distributed to theatres and then to the other distribution channels. Theatrical distribution remains the cornerstone of a film's financial success as it is the focal distribution window for the public's evaluation of films and for motion picture promotion. See "Risk Factors-- Competition."

UATC competes for the public's outside-the-home leisure time and disposable income with other forms of entertainment, such as sporting events, concerts and live theatre.

Marketing and Advertising

The Company relies principally upon newspaper advertisements, newspaper film schedules and "word of mouth" to inform its patrons of film titles and exhibition times. Radio and television spots are used to promote certain motion pictures and special events. During the three months ended March 31, 1997 and 1996 and each of the years ended December 31, 1996, 1995, 1994, 1993 and, 1992 the Company's advertising expenditures were approximately 4.0%, 4.8%, 4.2%, 4.5%, 3.9%, 4.2% and 4.0%, respectively, of box office revenue.

Employees

As of March 31, 1997, UATC had approximately 10,500 employees of which approximately 1,300 were full time. Approximately 40% of UATC's employees (substantially all of whom are part-time employees who work in the theatres) are paid based on the applicable state and federal minimum wage. Approximately 100 employees (primarily consisting of film projectionists) are covered by collective bargaining agreements. UATC considers its relations with its employees to be satisfactory.

Trademarks and Trade Names

Pursuant to a Trademark Agreement, dated as of May 12, 1992, by and among UAE, UAHI, Cable, and Seller, on the one hand, and UATC, UAR, UAB and UAB II, on the other hand, the Seller Entities conveyed to UATC, UAR, UAB and UAB II their right to use (other than in the United Kingdom) the names "United Artists" and "UA" and derivatives thereof and other related intellectual property rights (collectively, the "UA Marks") in connection with the businesses of the Companies. The Seller Entities retain the right to use the UA Marks in connection with any other uses of such marks. In the event that any of TCI and the Seller Entities, on the one hand, or any of the Company and its subsidiaries, on the other hand, use any of the UA Marks in connection with a prospectus or registration statement involving the offering or sale of its securities, such party has agreed to take the necessary steps to make clear in such prospectus or registration statement that the securities being offered or sold are not the obligations of, or guaranteed by, the other party. Neither the Companies nor the Seller Entities have a registered trademark relating to any of the UA Marks. MGM-Pathe Communications Co., which is not affiliated with the Seller Entities or the Companies, has registered trademarks covering certain uses of the United Artists name. The Company has used the name "United Artists" and derivatives thereof and other related intellectual property rights since its formation in 1926. The Company also has registered Trademarks for certain of its business activities.

Legal Proceedings

There are various pending legal proceedings by or against the Company involving alleged breaches of contract, torts and miscellaneous other causes of action.
In addition, there are various claims against the Company relating to certain of the leases held by the Company. Although it is not possible to predict the outcome of the proceedings set forth above, in the opinion of the Company's management, such legal proceedings will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

Insurance

The Company's management believes that it maintains insurance coverage in such amounts, with such deductibles and covering such risks as is customary for companies engaged in similar businesses as the Company.

Governmental Regulations

The distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous anti-trust cases. The most significant of these cases is United States v. Paramount Pictures Corporation, et al., which was affirmed by the United States Supreme Court in 1950. Although the Company was not a party in the Paramount case, the consent decrees resulting from that litigation do have a material impact on the Company. Those consent decrees bind certain major film distributors and require the films of such distributors to be offered and licensed to exhibitors, including the Company, on a theatre-by-theatre basis. Consequently, the Company cannot assure itself of a supply of films by entering into long-term arrangements with major distributors, but must compete for its licenses on a film-by-film and theatre-by-theatre basis.

The federal ADA and certain state statutes, among other things, require that places of public accommodation, including theatres (both existing and newly constructed), be accessible to and that assistive listening devices be available for use by certain patrons with disabilities. With respect to access to theatres, the ADA may require that certain modifications be made to existing theatres in order to make such theatres accessible to certain theatre patrons and employees who are disabled. The ADA requires that theatres be constructed in such a manner that persons with disabilities have full use of the theatre and its facilities and reasonable access to work stations. The ADA provides for a private right of action and for reimbursement of plaintiff's attorneys' fees and expenses under certain circumstances. See the discussion of the Arnold litigation under "Legal Proceedings" herein. The Company has established a program to review and evaluate the Company's theatres and to make any changes which may be required by the ADA. Although the Company's review and evaluation is on-going, management believes that the cost of complying with the ADA will not have a material adverse affect on the Company's financial position, liquidity or results of operations.

                                   MANAGEMENT

Information regarding members of the Company's and OSCAR I's Board of Directors as of March 21, 1997 is set forth below. Directors will serve until the next annual meeting and until his successor is duly elected and qualified.

                                  Business Experience
Name                       Age    During Past Five Years   Other Public Directorships
----                       ---    ----------------------   --------------------------
Kurt C. Hall ...............37    Acting Chief Operating   Mr. Hall is a director of
                                  Officer since February   Showscan Entertainment,
                                  24, 1997 and Executive   Inc.
                                  Vice President, Chief
                                  Financial Officer and
                                  Director since May 12,
                                  1992.  Mr. Hall served
                                  as Vice President and
                                  Treasurer of UATC from
                                  September 1990 to
                                  December 1991.

James J. Burke, Jr. ........45    Director since May 12,   Mr. Burke is a director
                                  1992.  Director of       of Ann Taylor Stores
                                  Merrill Lynch Capital    Corporation, Borg-Warner
                                  Partners, Inc.           Security Corporation,
                                  ("MLCP"), since 1985     Education Management
                                  and Managing Partner     Corporation, Pathmark
                                  and Director of          Stores, Inc. and
                                  Stonington Partners,     Supermarkets General
                                  Inc. ("SP"), since       Holdings Corp.
                                  July 1993 and Managing
                                  Partner and Director
                                  of Stonington
                                  Partners, Inc. II
                                  ("SPII") since 1994.
                                  Prior to July 1994,
                                  Mr. Burke was
                                  President and Chief
                                  Executive Officer of
                                  MLCP from 1987 to
                                  1994, a Managing
                                  Director of the
                                  Investment Banking
                                  Division of Merrill
                                  Lynch & Co. ("ML&Co.")
                                  from 1985 to 1994 and
                                  a First Vice President
                                  of Merrill Lynch
                                  Pierce Fenner and
                                  Smith, Inc. from 1988
                                  to 1994.

Albert J. Fitzgibbons, III..51    Director since May 12,   Mr. Fitzgibbons is a
                                  1992.  Director of       director of Borg-Warner
                                  MLCP since 1988 and a    Automotive, Inc.,
                                  Partner and a Director   Borg-Warner Security
                                  of SP since July 1993    Corporation and
                                  and a Partner and a      Dictaphone Corporation.
                                  Director of SPII since
                                  1994.  Prior to July
                                  1994, Mr. Fitzgibbons
                                  was a Partner of MLCP
                                  from 1993 to 1994 and
                                  an Executive Vice
                                  President of MLCP from
                                  1988 to 1993.  Mr.
                                  Fitzgibbons was also a
                                  Managing Director of
                                  the Investment Banking
                                  Division of ML&Co.
                                  from 1978 to July 1994.

Robert F. End ..............41    Director since February   Mr. End is a director of
                                  17, 1993.  Director of    Gas Graphic Systems,
                                  MLCP since 1993 and a     Inc. and Packard
                                  Partner and a Director    BioScience Company.
                                  of SP since July 1993
                                  and a Partner and a
                                  Director of SPII since
                                  1994.  Prior to July
                                  1994, Mr. End was a
                                  Partner of MLCP from
                                  1993 to 1994 and a Vice
                                  President of MLCP from
                                  1989 to 1993.  Mr. End
                                  was also a Managing
                                  Director of the
                                  Investment Banking
                                  Division of ML&Co. from
                                  1993 to July 1994.

Scott M. Shaw ..............34    Director since February   Mr. Shaw is a director
                                  17, 1993. Principal of    of Dictaphone
                                  SP since July 1993.       Corporation.
                                  Prior to July 1994, Mr.
                                  Shaw was a Vice
                                  President of MLCP from
                                  January 1994, an
                                  Associate of MLCP from
                                  1991 to 1994 and an
                                  Analyst of MLCP from
                                  1986 to 1989.  Mr. Shaw
                                  was also a Vice
                                  President of the
                                  Investment Banking
                                  Division of ML&Co. from
                                  January to July 1994
                                  and an Associate of the
                                  Investment Banking
                                  Division of ML&Co. from
                                  1991 to 1994 and an
                                  Analyst of the
                                  Investment Banking
                                  Division of ML&Co. from
                                  1986 to 1989.

John W. Boyle ..............67    Director since March 5,   Mr. Boyle is a director
                                  1997.  Mr. Boyle was      of Eckerd Corporation
                                  Chief Financial Officer   and Supermarkets General
                                  of Eckerd Corporation     Holdings Corp.
                                  from 1983 to 1995 and
                                  Vice Chairman from 1992
                                  to 1995.

Information regarding executive officers of the Company who are not directors of the Company as of March 21, 1997 is set forth below. Executive officers will hold office for such term as may be prescribed by the Board of Directors and until such person's successor is chosen and qualified or until such person's death, resignation, or removal.

Name                       Age    Business Experience During Past Five Years
----                       ---    ------------------------------------------
Hal Cleveland...............43    Executive Vice President. Mr. Cleveland has
                                  been Executive Vice President of the Company
                                  since 1990. Mr. Cleveland's duties include
                                  supervision of the Company's domestic theatre
                                  development. Mr. Cleveland has served the
                                  Company for 21 years in various capacities.

Joseph R. Crotty............52    Executive Vice President. Mr. Crotty became
                                  Executive Vice President of the Company in
                                  1993. Mr. Crotty's duties include supervision
                                  of the Company's international theatre
                                  development and operations. Mr. Crotty was
                                  previously the Senior Vice President in charge
                                  of Western U.S. operations. Mr. Crotty has
                                  served the Company for 26 years in various
                                  capacities.

Dennis R. Daniels...........49    Executive Vice President. Mr. Daniels became
                                  Executive Vice President of the Company in
                                  1993. Mr. Daniel's duties include supervision
                                  of The Company's domestic theatre operations.
                                  Mr. Daniels was previously the Senior Vice
                                  President in charge of Central U.S.
                                  operations. Mr. Daniels has served the Company
                                  for 18 years in various operating capacities.

Thomas C. Elliot............49    Executive Vice President. Mr. Elliot became
                                  Executive Vice President of the Company in
                                  1992. Mr. Elliot's duties include supervision
                                  of the Company's international theatre
                                  development and operations. Prior to his
                                  appointment to Executive Vice President, Mr.
                                  Elliot was President and Chief Operating
                                  Officer of UAR, an affiliated company since
                                  1988.
Gene Hardy..................46    Executive Vice President and General Counsel.
                                  Mr. Hardy was promoted to Executive Vice
                                  President of the Company in charge of legal
                                  affairs and general counsel in September 1994.
                                  Mr. Hardy was previously the Senior Vice
                                  President and general counsel of the Company.
                                  Prior to May 12, 1992, Mr. Hardy worked in the
                                  legal departments of UAE and Daniels &
                                  Associates, a Denver-based cable television
                                  concern.

Michael Pade................47    Executive Vice President. Mr. Pade became
                                  Executive Vice President of the Company in
                                  February 1997 in charge of film operations.
                                  Mr. Pade joined the Company in October 1994 as
                                  a Senior Vice President of film operations.
                                  Prior to joining the Company, Mr. Pade worked
                                  for Mann Theatres as the Senior Vice President
                                  in charge of domestic film booking.

Jim Ruybal..................51    Executive Vice President. Mr. Ruybal became
                                  Executive Vice President of the Company in
                                  1992. Mr. Ruybal is responsible for new
                                  business development and sales. Mr. Ruybal
                                  formerly served as Vice President of Corporate
                                  Operations for UAE.

Bruce M. Taffet.............49    Executive Vice President. Mr. Taffet was
                                  promoted to Executive Vice President in
                                  January 1995 and is responsible for
                                  purchasing, marketing and national concession
                                  operations of the Company. Prior to February
                                  1995, Mr. Taffet was the Senior Vice President
                                  in charge of national concession operations of
                                  the Company. Mr. Taffet began in the industry
                                  in 1971 when he owned and operated an
                                  independent theatre chain in Louisiana and
                                  Mississippi.

There are no family relationships between any of the directors and executive officers named above. During the past five years, none of the directors and executive officers named above were involved in any legal proceedings that would be material to an evaluation of his ability or integrity.

Compensation
------------

The following table sets forth all compensation paid to the chief executive officer and the four other current highest paid executive officers of the Company for the years ended December 31, 1996, 1995 and 1994

Summary Compensation Table
--------------------------


                                Annual Compensation                                 Long-term
Name and                   -----------------------------     Other Annual         Compensation           All Other
Principal Position         Year  Salary ($)  Bonus($)(3)   Compensation($)(4)  Stock Options Granted  Compensation($)(5)
-------------------------  ----  ----------  ------------  ------------------  ---------------------  ------------------
Stewart D. Blair(1)        1996   681,882           -            10,258                    -                72,085
Chief Executive Officer    1995   642,467      47,520                 -                    -                68,959
                           1994   598,064      44,000                 -                    -                63,431

Kurt C. Hall               1996   220,514           -               920                    -                22,182
Exec. Vice President &     1995   216,300      12,500                 -                    -                23,127
Chief Financial Officer    1994   202,133      10,000                 -                    -                21,344

Robert E. Capps, Jr.(2)    1996   254,260           -             2,545                    -                10,498
Exec. Vice President       1995   242,022      25,000                 -                    -               150,323
                           1994    46,157           -                 -                    -                     -

Hal Cleveland              1996   217,888           -                 -                    -                15,791
Exec. Vice President       1995   214,941       5,263                 -                    -                15,683
                           1994   208,501      10,000                 -                    -                 5,790

Thomas C. Elliot           1996   204,244           -             4,845               15,300                20,765
Exec. Vice President       1995   198,000       8,000                 -                    -                21,053
                           1994   192,181       8,500                 -                    -                20,416

(1)  During December 1996, Mr. Blair resigned from the Company.

(2) Mr. Capps started working for the Company in October 1994 and resigned during February 1997.

(3) Bonus amounts are reflected in the year paid and generally relate to the performance of the previous year.

(4) Other annual compensation consists reimbursement of membership dues.

(5) Consists primarily of Company matching contributions to employee benefit plans with the exception of Mr. Capps whose 1995 other compensation consists primarily of moving expenses. Messrs. Blair and Capps were party to Employment Agreements that entitle them to (i) their base salary for twelve months; (ii) annual bonuses based upon the average annual bonus paid over the preceding two fiscal years; (iii) certain annual bonuses which were awarded but not yet paid; and (iv) continuation of certain other employee benefits for the next twelve months.




Long-Term Incentive Awards
--------------------------

No long-term incentive awards were granted to executive officers of the Company during 1996.

Compensation of Directors
-------------------------

Directors of the Company and OSCAR I do not receive any compensation for their services as directors or committee members.

Employee Benefits Plan
----------------------

The Company has established the UATC 401(k) Savings Plan (the "Savings Plan") for the benefit of electing employees of the Company that allows electing employees to contribute up to 10% of their compensation, subject to certain IRS limitations. Prior to January 1, 1997, the Company matched 100% of the electing employee's contributions up to 10% of an employee's compensation. As part of the corporate restructuring plan, effective January 1, 1997, the Savings Plan was amended to provide for a Company match of 100% of each employee's contribution up to 3% of their compensation. Employees vest in the Company's matching contributions 20% per year for every year of service.

Effective January 1, 1993, the Company established the UATC Supplemental 401(k) Savings Plan (the "Supplemental Plan") for certain employees who are highly compensated as defined by the IRS and whose elective contributions to the Savings Plan exceed the IRS limitations. Through December 31, 1996, such employees were allowed to contribute to the Supplemental Plan; provided that the aggregate contributions to the Savings Plan and Supplemental Plan did not exceed 10% of their compensation. As part of the corporate restructuring plan, effective January 1, 1997, the Company suspended the Supplemental Plan. The Company matched 100% of the employee's contributions through the date of suspension of the Supplemental Plan. Employees vest ratably in the Company's matching contributions over 5 years from the date of participation in the Supplemental Plan.

The Company's matching contributions to the Savings Plan and the Supplemental Plan for the chief executive officer and the four other highest paid executive officers have been included in the summary compensation table.

During 1997, the Company's board established a bonus plan for all non-commissioned corporate employees which is based upon the Company achieving its operating budgets and other financial and operating goals and the employee achieving certain specified goals.



Management Plans

In connection with the Acquisitions, OSCAR I established an Incentive Stock Option Plan (the "Incentive Plan"), a Performance Option Plan (the "Performance Plan") and a Premium Stock Option Plan (the "Premium Plan and, collectively with the Incentive Plan and the Performance Plan, the "Management Plans"). The Management Plans are administered by the Compensation Committee of the Board of Directors of OSCAR I and are non-qualified for purposes of the Internal Revenue Code.

Each option granted under either the Incentive Plan ("Incentive Options") or under the Performance Plan (the "Performance Options") may be exercised for one OSCAR I Class B Share at an exercise price of $10.00, provided that such options have been vested under the terms of the Management Plans. Each option granted under the Premium Plan (the "Premium Options," and collectively with the Incentive Options and Performance Options, the "Options") may be exercised for one OSCAR I Class B Share at an exercise price as set forth below, provided that such options have been vested under the terms of the Management Plans. All unexercised Options will expire on the 10th anniversary of the Closing.

Under the Management Plans, 1,518,000 OSCAR I Class B Shares are reserved for grant (the "Option Shares"). Of such shares, 618,000 are reserved for grant as Incentive Options, 600,000 are reserved for grant as Performance Options and 300,000 are reserved for grant as Premium Options. In addition, under the Management Plans, 57,000 OSCAR I Class C Shares are reserved for issue upon the grant of awards as restricted stock (the "Restricted Stock"). If any Option expires or terminates without having been exercised in full or canceled in exchange for a cash or other payment or if any Restricted Stock shall be forfeited, subject to certain restrictions, such unissued Option Shares and such forfeited shares of Restricted Stock will again be available for grant thereunder. The Management Plans became effective simultaneously with the consummation of the Acquisitions (the "Effective Date").

If as of the first anniversary of the Effective Date, any Options have not theretofore been granted, the Board of Directors will grant such Options (but not counting any Options which shall have been granted at any time and which shall have expired, terminated or been canceled or which shall have otherwise again become available for grant) to such Employees (as defined in the Management Plans) as it may then select in accordance with the terms of the Management Plans. The Option Price of any such Option (other than a Premium Option) so granted will be the fair market value (as determined in good faith by the Board of Directors of OSCAR I) of an Option Share on the date of such grant. The Option Price of any such Premium Option will be determined in the same manner as other Premium Options and shall be subject to increase in the same manner as set forth herein for other Premium Options.

Stock Option Grants
-------------------

The following table sets forth all OSCAR I stock options granted during 1996 to the chief executive officer and the four other highest paid executive officers of the Company.


                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                    % of Total                                    Annual Rates of
                                                  Options Granted                                   Stock Price
                                                    or Reserved      Exercise                    Appreciation for
                                                     for Grant        Price       Expiration        Option Term
Name                Options Granted(1)             to Employees     ($/Share)       Date         5% ($)      10% ($)
----                ------------------             ------------     ---------       ----         ------      -------
Thomas C. Elliot    6,600 Incentive options              100%         $10.79        2006         44,786      113,497
                    5,900 Performance options            100%         $10.79        2006         40,036      101,459
                    2,800 Premium options                100%          (2)          2006              0            0

(1) Incentive options vest and become exercisable 20 percent per year on a cumulative basis on each of the first five anniversaries of the date of grant, provided that holder remains in the employ of OSCAR I or any of its subsidiaries. Performance options vest and become exercisable at varying rates through 2001 which are dependent generally upon the Company's operating performance and/or certain change of control conditions, provided that the holder remains in the employ of OSCAR I or any of its subsidiaries. Premium options vest and become exercisable in a manner similar to performance options except that the performance and return criteria are inherently higher due to the increase in the premium option exercise price (see (2) below). The options expire on the tenth anniversary of the date of grant. None of the options were vested as of December 31, 1996.

(2) Premium options have an exercise price which increases from $30/share at the date of the grant to $233/share on the ninth anniversary of the date of grant.

The following table sets forth the December 31, 1996 unexercised options the four other highest paid executive officers of the Company(1):

Year-End Stock Option Table
-----------------------------------

                                     Number of Unexercised Options         Value of
                                         at December 31, 1996       Unexercised Options at
Name                    Option Type   Exercisable   Unexercisable    December 31, 1996(2)
----                    -----------  ------------   -------------   ----------------------
Kurt C. Hall            Incentive           24,200           6,050                       -
                        Performance              -          27,500                       -
                        Premium                  -          13,750                       -

Robert E. Capps, Jr.    Incentive            5,540           8,310                       -
                        Performance              -          12,500                       -
                        Premium                  -           6,250                       -

Hal Cleveland           Incentive           22,200           5,550                       -
                        Performance              -          25,000                       -
                        Premium                  -          12,500                       -

Thomas C. Elliot        Incentive           13,480           9,970                       -
                        Performance              -          20,900                       -
                        Premium                  -          10,300                       -

(1) Mr. Blair resigned from the Company during December 1996 and Mr. Capps resigned from the Company during February 1997. The Chief Executive Officer and none of the four highest paid executive officers exercised any of their stock options during 1996.

(2) As the common stock of OSCAR I is not traded on a securities exchange, it is not practical to estimate the value of the unexercised options at December 31, 1996.

Exercise Price.   The exercise price for each Incentive Option and each
Performance Option initially granted will be $10.00 per Option Share subject to each Option. The exercise price for each Premium Option will be determined by reference to the date of exercise of such Premium Option as follows:

Exercise Date                                                  Price
-------------                                                  -----
Effective Date through 3rd anniversary of Effective Date....  $ 30.00
3rd anniversary through 4th anniversary of Effective Date...  $ 35.25
4th anniversary through 5th anniversary of Effective Date...  $ 48.25
5th anniversary through 6th anniversary of Effective Date...  $ 66.00
6th anniversary through 7th anniversary of Effective Date...  $ 90.50
7th anniversary through 8th anniversary of Effective Date...  $124.00
8th anniversary through 9th anniversary of Effective Date...  $170.00
9th anniversary through 10th anniversary of Effective Date..  $233.00

The exercise price of any Option (other than a Premium Option) granted after the Effective Date will be the fair market value (as determined in good faith by the Board of Directors) of an Option Share on the date of such grant. The term "Option Price" is defined in the Management Plans to mean the applicable exercise price.

Vesting and Exercisability.   Options will become exercisable on the terms set
forth below, but only if the participant is an employee of OSCAR I or any of its subsidiaries (as determined pursuant to the Plan) on the date on which such Option would become exercisable (an Option (or portion thereof) which becomes exercisable, a "Vested Option".

Incentive Options will vest and become exercisable 20 percent per year on a cumulative basis on each of the first five anniversaries of the date of grant, provided the holder remains in the employ of OSCAR I or any of its subsidiaries.

Performance Options will become exercisable as set forth below, provided the holder remains in the employ of OSCAR I or any of its subsidiaries. Performance Options will become exercisable on the tenth anniversary of the grant of such Options; provided, however, that such exercisability may be accelerated as is set forth below; and provided further that following the occurrence of a Termination Event (as defined below), such Options will only vest to the extent provided below. The term "Termination Event" shall mean the first to occur of
(x) the date on which the ML Investors together with their Affiliates cease to own in the aggregate at least 66% of the then outstanding OSCAR I Class A Shares or (y) the date on which any ML Investor shall distribute all shares of capital stock in OSCAR I owned by it to its equity owners or on which any ML Investor which is a limited partnership shall liquidate or terminate. In the event that Enterprise Value (as defined below) for any fiscal year commencing with the fiscal year of OSCAR I ending on December 31, 1992 equals or exceeds the amount set forth below as Target Enterprise Value for such fiscal year ("Target Enterprise Value"), then on April 15 of the next succeeding fiscal year such number of shares subject to each Option will become exercisable as is equal to the product of (a) the Annual Percentage for such prior fiscal year (as set forth below) (or, in the case of a determination made with respect to the fiscal year ending December 31, 1996, such percentage of the Performance Options which are not Vested Options), and (b) the number of shares originally subject to such Option.

If the actual Enterprise Value of OSCAR I for any fiscal year is less than Target Enterprise Value for such fiscal year, but greater than the amount set forth below as Threshold Enterprise Value for such fiscal year ("Threshold Enterprise Value"), then the shares subject to each Option which will then become exercisable as of April 15 of the next succeeding fiscal year shall equal the product of (x) the Annual Percentage for such prior fiscal year (or, in the case of a determination made with respect to the fiscal year ending December 31, 1996, such percentage of the Performance Options which are not Vested Options),
(y) the Earned Percentage for such prior fiscal year, and (z) the total number of shares originally subject to the Option. "Target Enterprise Value" and "Threshold Enterprise Value" are as follows:

                                           1992   1993   1994   1995   1996
                                           -----  -----  -----  -----  -----

Target Enterprise Value ($ Millions).....  $ 150  $ 300  $ 450  $ 575  $ 675
Threshold Enterprise Value ($ Millions)..  $ 135  $ 270  $ 400  $ 515  $ 610

For Performance Options granted in fiscal year 1992, "Annual Percentage" is defined as follows:

               Fiscal Year           Annual Percentage
               ------------          -----------------
                   1992 ..................... 10%
                   1993 ..................... 15%
                   1994 ..................... 20%
                   1995 ..................... 25%
                   1996 ..................... 30%

The "Earned Percentage" is defined as the quotient obtained by dividing (1) the excess of (a) the actual Enterprise Value in respect of the applicable fiscal year over (b) the Threshold Enterprise Value for such fiscal year by (2) the excess of (a) the Target Enterprise Value in respect of the applicable fiscal year over (b) the Threshold Enterprise Value for such fiscal year; provided that the Earned Percentage will never be less than zero. "Enterprise Value" for any fiscal year is defined as the excess of (1) the product of (a) OSCAR I's consolidated earnings from continuing operations before interest, amortization, depreciation and taxes for such fiscal year, excluding extraordinary gains (and excluding all fees and expenses incurred in connection with the Acquisition), and (b) 6.8, and (2) the sum of the aggregate principal amount of any outstanding Indebtedness (as defined in the Stockholders' Agreement) and the aggregate liquidation value (including any accrued dividends) of any issued and outstanding class of preferred stock, in each of OSCAR I or any of its subsidiaries, and, in each case determined in accordance with generally accepted accounting principles.

In addition, if the holder remains in the employ of OSCAR I, (A) each Performance Option will become exercisable with respect to all Option Shares subject thereto if a Transfer Event shall occur after the third anniversary of the Effective Date in which the ML Investors receive a 32.5% compound annual return on their entire initial equity investment in OSCAR I (after giving effect to the vesting of such Options) or (B) a portion of the Performance Options will become exercisable if a Transfer Event shall occur after the third anniversary of the Effective Date in which the ML Investors receive a 32.5% compound annual return on their entire initial equity investment in OSCAR I (after giving effect to the vesting of such portion of the Options). A "Transfer Event" is defined as a sale (by merger, stock purchase or otherwise) to a Person which is not an Affiliate of OSCAR I or any ML Investor of all of the issued and outstanding OSCAR I Shares then held by the ML Investors (the "ML Shares").

Premium Options will become exercisable as set forth below provided the holder remains in the employ of OSCAR I or any of its subsidiaries. Premium Options will vest upon the occurrence of a Premium Event (as defined below) if at the time of occurrence of such Premium Event, OSCAR I's Enterprise Value (as of the date of occurrence of such Premium Event) exceeds the Target Enterprise Value (calculated as provided below) for the year in which such Premium Event occurs. The term "Premium Event" is defined as the consummation of any transaction or series of related transactions as a result of which the ML Investors shall have sold or transferred for value (other than any transfer upon a termination, liquidation or similar event of any ML Investor) to any Person or Persons who are not affiliates of any ML Investor at least 50% of the shares of OSCAR I Class A Shares acquired by the ML Investors on the Effective Date. For purposes of the Premium Options, Target Enterprise Value is defined as the Target Enterprise Value set forth above for each fiscal year ending on or prior to December 31, 1996 and for each fiscal year ending on or prior to December 31, 2001, the amount set forth below:

                            Target Enterprise Value

                                               $ in Millions
                                               -------------

             1997..................................$  825
             1998..................................$1,000
             1999..................................$1,150
             2000..................................$1,300
             2001..................................$1,500

For purposes of the definition of Transfer Event and Premium Event, no Person (other than OSCAR I and OSCAR II) which is a "portfolio company" controlled by MLCP shall be deemed to be affiliated with the ML Investors.

Duration of Options. The period for which each Option will be effective will commence upon the date of the written agreement evidencing such Option and (unless otherwise specified in the applicable award) will continue until such Option is terminated according to its terms or as set forth below (the "Option Period"). Except as otherwise set forth below, an Option (whether or not exercisable) will terminate immediately upon a participant's ceasing to be an employee of OSCAR I or any of its subsidiaries. The Option Period of any Option will terminate upon the earliest to occur of (1) the tenth anniversary of the date of the written agreement evidencing such Option; (2) the close of business on the 30th day following the date on which OSCAR I acquires any shares of any class of common stock of OSCAR I owned by the participant or his Permitted Transferees (as defined in the Stockholders' Agreement) or any Option held by him or his estate, in each case pursuant to a Put Event (as defined below); (3) the close of business on the 30th day following the date on which OSCAR I acquires all shares of common stock of OSCAR I owned by the participant or his Permitted Transferee and all vested Options held by him or his estate, in each case pursuant to a Call Event (as defined below); and (4) the following dates:

     (i) The third anniversary after the date upon which the participant holding such Option ceases to be an employee of OSCAR I or its subsidiaries by reason of death;

     (ii) one year and 90 days after the date of the Retirement or Disability (as such terms are defined in this Stockholders' Agreement) of the participant if the participant dies, retires or is disabled while an employee of OSCAR I or any of its subsidiaries or after the date of Involuntary Termination (as defined in the Stockholders' Agreement) of the participant; or

     (iii) immediately upon participant's Voluntary Resignation (as such term is defined in the Stockholders' Agreement) or termination of employment with OSCAR I or any of its subsidiaries for Cause (as defined in the Stockholders' Agreement).

None of the Target Enterprise Values, Threshold Enterprise Values or exercise prices set forth above should be deemed to be projections as to the future value of any OSCAR I Shares or of OSCAR I or UATC.

OSCAR I Right to Cash Out Options. The Management Plans provide that (without limiting any rights of OSCAR I under the Stockholders' Agreement) the Board of Directors may in its sole discretion cancel the vested portion of any Option or Options held by a participant who is at such time no longer an employee of OSCAR I or its subsidiaries in exchange for a cash payment equal to the excess of (x) the Fair Value Price (as defined in the Stockholders' Agreement) of the Option Shares subject to such Vested Option, over (y) the aggregate Option Price for such Option Shares. In addition (without limiting any rights of OSCAR I under the Stockholders' Agreement), the Committee or the Board of Directors may cancel any outstanding Options in exchange for a cash payment to the employee equal to the excess of the fair market value (as determined in good faith by the Board of Directors of OSCAR I) of the consideration received per OSCAR I Share by the ML Investors in any Transfer Event over the Option Price, multiplied by the number of Shares subject to such canceled Options, in each case effective upon the consummation of the Transfer Event.

Restricted Stock Grants. At the Closing, OSCAR I issued approximately 45,600 shares of OSCAR I Class C Shares as restricted stock, to certain key employees of UATC who are not Management Investors. Twenty percent (or 11,400) of such OSCAR I Class C Shares vested with the Closing. The OSCAR I Class C Shares do not initially have any voting rights and will be subject to the vesting and other limitations set forth herein.

As set forth above, Class A Shares and OSCAR I Class B Shares participate ratably in dividends and in proceeds upon the liquidation, dissolution, or sale of OSCAR I. OSCAR I Class C Shares have no liquidation preference and rank junior to Class A Shares and OSCAR I Class B Shares. OSCAR I Class C Shares will receive dividends, or proceeds upon the liquidation, dissolution, or sale of OSCAR I, only in the event that holders of Class A Shares and OSCAR I Class B Shares shall have had their liquidation preference satisfied in full, after which they will receive any such dividends or proceeds ratably with the holders of the Class A Shares and OSCAR I Class B Shares. If the holder of an award of Restricted Stock is then an employee of OSCAR I or any of its subsidiaries, 20% of such holder's initial award will vest on each of the first four anniversaries of the date of grant. If the holder ceases to be so employed for any reason at any time, all unvested awards of such holder will be forfeited. The OSCAR I Class C Shares are not convertible into Class A Shares at any time.

Subject to Stockholders' Agreement. The Options, any shares issued upon exercise thereof and the shares of Restricted Stock will be subject to the Stockholders' Agreement.

Stockholders' Agreement

Restrictions on Transfers by Management Investors. The Stockholders' Agreement sets forth certain restrictions on the transfer of OSCAR I Class B Shares and OSCAR I Class C Shares owned by each Management Investor (whether purchased pursuant to a Subscription Agreement, issued upon exercise of an Option granted by OSCAR I or received pursuant to an award of Restricted Stock). In particular, the Stockholders' Agreement provides that, except as expressly described below, prior to the tenth anniversary of the Closing, no Management Investor may, directly or indirectly, sell, offer, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a "transfer") his OSCAR I Class B Shares or OSCAR I Class C Shares, or any interest therein, except that he may
(i) transfer OSCAR I Class B Shares or OSCAR I Class C Shares, upon his death, to his executors, administrators and testamentary trustees (the "Management Investor's Estate"), (ii) transfer OSCAR I Class B Shares or OSCAR I Class C Shares to certain immediate family and trusts for his or their sole benefit or (iii) pledges of OSCAR I Class B Shares which terminate within 60 days of the Closing. The persons to whom a Management Investor may so sell, transfer or pledge such OSCAR I Class B Shares as set forth in clauses (i) and (ii) above are referred to herein collectively as a Management Investor's "Permitted Transferees." Permitted Transferees will be bound by the Stockholders' Agreement.

Puts and Calls. The Stockholders' Agreement provides that, unless a Restriction is in effect, upon termination of a Management Investor's employment as a result of death, Disability or Retirement or Involuntary Termination (as such terms are defined therein) (each of which will be a "Put Event"), the Management Investor or his Permitted Transferees will have the right to cause OSCAR I to purchase all, but not less than all, of both all of the OSCAR I Shares held by such Management Investor and his Management Investor's Estate and all vested Options held by such Management Investor and his Management Investor's Estate. Termination of employment for any other reason, including Voluntary Resignation or Cause (as such terms are defined in the Stockholders' Agreement), will not give any Management Investor any such right.

The price to be paid for OSCAR I Class B Shares or OSCAR I Class C Shares upon a Put Event (the "Put Shares") will be the Fair Value Price (as such term is defined in the Stockholders' Agreement) of the OSCAR I Class B Shares or OSCAR I Class C Shares on the date of occurrence of such Put Event (the "Share Put Price"). The price to be paid for Options upon a Put Event (the "Put Options") will be the product of the number of OSCAR I Class B Shares issuable upon exercise of a Management Investor's then-vested Options times the difference between the price per OSCAR I Class B Share determined in accordance with the preceding sentence and the then-applicable exercise price of each Option (the "Option Put Price").

The Stockholders' Agreement, however, provides that (i) to the extent that the payment for such Put Shares and/or Put Options with either cash or through the incurrence of indebtedness pursuant to the issuance of a Junior Subordinated Note (as defined herein) (x) would constitute or cause a breach of, or default (immediately or with notice or the lapse of time or both) under any agreement or instrument to which OSCAR I or any of its subsidiaries is a party or by which OSCAR I or any of its subsidiaries or any of their respective assets is bound (including, without limitation, the Bank Credit Agreement and the Restated Bank Credit Agreement (and including, without limitation, any financial covenants thereunder), the Indenture, and any refinancings of any of the foregoing), or under any preferred stock of OSCAR I or any of its subsidiaries, or (y) would violate any law, regulation, order, statute, writ, injunction, decree, rule, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority then applicable to OSCAR I or any of its subsidiaries or by or to which any of their respective assets is subject (including, in the case of clause (x) or (y) without limitation, any such breach, default or violation which would result if UATC were to declare a dividend or distribution on shares of its common stock held by OSCAR I of, or if UATC were to loan or advance to OSCAR I, any cash in order to enable OSCAR I to make any such payment, regardless of whether OSCAR I has available any other source for any such cash), or (ii) if any default, event of default or breach then exists under any of the foregoing agreements, instruments or preferred stock (collectively, the "Restrictions"), OSCAR I will not be required to purchase any Put Shares and/or Put Options, and all of OSCAR I's obligations with respect thereto shall thereupon cease.

OSCAR I may acquire Put Shares or Put Options, either by (i) a certified check or checks in the amount of the applicable Share Put Price and/or Option Put Price or (ii) a junior subordinated note of OSCAR I bearing interest at a rate per annum equal to the Prime Rate as in effect on the Closing under the Stock Purchase Agreement (which such interest shall be payable at the option of OSCAR I in cash or in additional junior subordinated notes of like terms and tenor), maturing on December 31, 2005 and substantially on the terms set forth on Exhibit A thereto (a "Junior Subordinated Note") with an original principal amount equal to the applicable Share Put Price and/or Option Put Price or (iii) any combination of (i) and (ii) above as may be selected by OSCAR I, provided that the sum of (x) the amount of cash and (y) the original principal amount of the Junior Subordinated Note equals the applicable Share Put Price and/or Option Put Price. If any portion of such consideration will be paid by a Junior Subordinated Note, the Management Investor may withdraw all (but not less than all) of his Put Shares and Put Options. OSCAR I will be required to pay cash for Put Shares and Put Options to the extent no Restriction exists or would result.

Junior Subordinated Notes may be redeemed at any time, in whole or in part, at the election of OSCAR I, at a price equal to 100% of the outstanding principal amount thereof plus accrued interest to the date of the redemption. The Junior Subordinated Notes will be subordinated to the Exchange Notes on the same terms on which the Exchange Notes are subordinated to Senior Indebtedness (as defined in the Exchange Notes).

"Events of Default" under the Junior Subordinated Notes will be defined as any default in payment of interest due on a Junior Subordinated Note for 10 days; default in payment or principal when due; and certain events of bankruptcy, insolvency, and reorganization of OSCAR I. The Junior Subordinated Notes will be non-transferable, other than to Permitted Transferees of the holder thereof.

The Restated Bank Credit Agreement, the Indenture for the Notes, the Preferred Stock and the Exchange Notes contain certain restrictions on the amounts OSCAR I is permitted to expend to repurchase OSCAR I Class B Shares or OSCAR I Class C Shares from Management Investors. OSCAR I will not be obligated to repurchase OSCAR I Shares or Options to the extent that a restriction exists, including if doing so would result in a breach of any of the financial covenants contained in the Bank Credit Agreement. See "Description of Senior Bank Financing" and "Description of the Notes."

The Stockholders' Agreement also sets forth certain circumstances under which, upon termination of a Management Investor's employment for any reason (each of which will be a "Call Event"), OSCAR I will have the right to repurchase all or any portion of the OSCAR I Class B Shares or OSCAR I Class C Shares (the "Call Shares") held by the Management Investor or his Permitted Transferees and any vested Options (the "Call Options") held by such Management Investor or Management Investor's Estate. OSCAR I may elect to purchase all or any portion of the Call Options only, all or any portion of the Call Shares only, or any combination thereof.

The price to be paid in any such Call Event will differ depending on the circumstances of the termination of employment. In the event of a termination of employment for Cause or in the event of a Voluntary Resignation, the price payable per Call Share will be the lower of (A) the original purchase price of the Call Shares (or, in the case of Call Shares which are shares of OSCAR I Class C Common Stock, $.50 per share), plus interest thereon at a rate per annum equal to applicable rate per annum announced by Bank of America National Trust and Savings Association as its prime rate at the Closing, and (B) the Fair Value Price of the Call Shares.

In the event of Involuntary Termination, death, Disability or Retirement, the price payable per Call Share will be the Fair Value Price of the Call Shares on the date of occurrence of the applicable Call Event. The price payable per any Call Option will be the product of the number of OSCAR I Share issuable upon exercise of the Management Investor's then-vested Call Options times the difference between (i) the applicable price payable per Call Share (determined by reference to the applicable Call Event) and (ii) the applicable Option Price of each Call Option.

OSCAR I may acquire Call Shares or Call Options only for cash, except that in the case of the termination of employment of the Management Investor for Cause, OSCAR I may acquire Call Shares and/or Call Options for a Junior Subordinated Note with an aggregate principal amount equal to the applicable price for such Call Shares and/or Call Options, as the case may be. OSCAR I will not be required to consummate any purchase or acquisition of any Call Shares or Call Options if any Restriction is then in effect.

The Stockholders' Agreement also sets forth certain circumstances under which OSCAR I may assign its rights and obligations with respect to Puts and Calls to other persons if a Restriction prevents the acquisition by OSCAR I of such shares or options.

Tag-Along and Drag-Along Rights. The Stockholders' Agreement provides that, if at any time any one or more of the ML Investors proposes to sell in one or a series of related private transactions, shares which, in the aggregate, represent 10% or more of the OSCAR I share on a fully diluted basis to a third party (a "Third Party" which is not, and following such sale will not be, affiliated with any ML Investor (a "Covered Transaction"), (i) the Institutional Investors, (ii) the Management Investors who are at such time employees of OSCAR I or any of its subsidiaries, (iii) the Management Investors who are no longer employees as a result of death, Disability, Retirement, Involuntary Termination or Voluntary Resignation and/or each of their respective Permitted Transferees, and (iv) each Person who becomes a stockholder of OSCAR I after the date of the Stockholders' Agreement which shall have been granted similar rights (a "Subsequent Participant") will have the right to participate (a "Tag-Along Right") in such sale with respect to a number of OSCAR I Shares held by them equal to the product of (A) the quotient of (I) the aggregate number of OSCAR I Shares to be sold by the ML Investors in the Covered Transaction divided by (II) the aggregate number of ML Shares then outstanding; times (B) the number of OSCAR I Shares then held by such Management Investor, Institutional Investor or Subsequent Participant, as the case may be, for the same consideration per share (subject to adjustment to give effect to the liquidation preference of the Class A Shares and the OSCAR I Class B Shares in the case of OSCAR I Class C Shares) and otherwise on the same terms as the ML Investors sell their OSCAR I Share.

In addition, the Stockholders' Agreement provides that if the ML Investors propose to enter into a Covered Transaction in which the ML Investors sell shares representing more than 50% of the OSCAR I Shares on a fully diluted basis, the ML Investors will, upon written notice to the Management Investors, the Institutional Investors and the Subsequent Participants, have the right to require (i) each Management Investor and/or each of their Permitted Transferees (regardless of whether such Management Investor is then an employee of OSCAR I or any of its subsidiaries and regardless of the reason for any termination of employment), (ii) Institutional Investors and (iii) each Subsequent Participant who shall have expressly agreed to be bound by the provisions of the applicable Section of the Stockholders' Agreement to participate (a "Drag-Along Right") in such sale with respect to a number of OSCAR I Shares equal to the excess of (A) the product of (I) the quotient of (x) the aggregate number of OSCAR I Shares to be sold by the ML Investors in the Covered Transaction divided by (y) the aggregate number of ML Shares then outstanding; times (II) the number of OSCAR I Shares then held by such Management Investor, Institutional Investor or Subsequent Participant, as the case may be; over (B) the number of shares with respect to which such Management Investor, Institutional Investor or Subsequent Participant, as the case may be, has exercised Tag-Along Rights pursuant to
Section 2.3(a) in connection with such Covered Transaction, for the same consideration (subject to adjustment to give effect to the liquidation preference of the Class A Shares and OSCAR I Class B Shares in the case of the OSCAR I Class C Shares) per share and otherwise on the same terms as the ML Investors sell their OSCAR I Shares.

For purposes of the Stockholders' Agreement vested Options with respect to which the Option Price is less than the per share consideration to be paid in the Covered Transaction will be treated as OSCAR I Shares for purposes of determining pro rata treatment among Stockholders.

For purposes of the definition of Covered Transactions, no Person (other than OSCAR I and OSCAR II) which is a "portfolio company" controlled by MLCP shall be deemed to be affiliated with the ML Investors.

A Management Investor will not be entitled to exercise any Tag-Along Rights on and after the date of such Management Investor's termination of employment for Cause with OSCAR I or any of its subsidiaries.

Registration Rights. Management Investors do not have any rights to demand registration of their OSCAR I Class B Shares or OSCAR I Class C Shares at any time. Pursuant to the Stockholders' Agreement, if OSCAR I at any time proposes to register any OSCAR I Shares held by the ML Investors under the Securities Act (other than registrations with respect to mergers, recapitalizations or other business combinations or with respect to employee benefit plans), in a manner that would permit registration of Registrable Securities (as defined in the Stockholders' Agreement) for sale to the public under the Securities Act, such Management Investors will have certain incidental registration rights.

OSCAR I will pay all Registration Expenses (as such term is defined in the Stockholders' Agreement) in connection with any registration request allowable under the above, provided that each Stockholder will pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's shares pursuant to such registration statement.

If, in connection with any requested registration, the underwriters determine that the number of Registrable Securities included in such public offering should be limited, all securities proposed to be registered by OSCAR I will be included first and, to the extent possible within the limitation, the Registrable Securities owned by ML Investors, Management Investors, Institutional Investor and any persons who subsequently become stockholders of OSCAR I who is granted similar rights who elects to include Registrable Securities in such registration will be included thereafter on a pro rata basis.

Nothing in the Stockholders' Agreement will prohibit or prevent (i) OSCAR I from granting additional demand or incidental registration rights, to any person after the date thereof, or (ii), subject to compliance with the provisions thereof, the registration by OSCAR I from time to time of any ML Shares or of any other securities or of any securities for its own account.

The Stockholders' Agreement provides that the grant by OSCAR I of any additional demand registration rights will not give rise to any registration rights on the part of any Stockholders in respect of the exercise of such additional demand registration rights by the holders thereof. OSCAR I may register any securities for its own account at any time without the consent of any other Stockholder.

Corporate Governance. The Stockholders' Agreement provides for the election of Kurt C. Hall, James J. Burke, Jr., Albert J. Fitzgibbons, III, Robert F. End and Scott Shaw to the board of directors of OSCAR I and UATC. The ML Investors, however, by virtue of their control of OSCAR I, have the right to nominate and elect other persons as directors at any time and from time to time.

Certain Transactions Involving OSCAR II. Effective February 28, 1995, OSCAR II was merged into OSCAR I effected by a one-for-one stock exchange.

Exchange of Shares. The Management Investors may exchange all or any portion of their OSCAR I Class B Shares for an equal number of Class A Shares immediately prior to any registration and sale of any such OSCAR I Class B Shares pursuant to the incidental registration rights under the Stockholders' Agreement summarized above.

Preemptive Rights. The Stockholders' Agreement provides the Institutional Investors and the Management Investors who are "Accredited Investors" with certain preemptive rights to acquire certain newly issued equity securities of OSCAR I which are sold to the ML Investors.

Institutional Investors; Holders of Preferred Stocks. The Stockholders' Agreement also provides the Institutional Investors with certain rights relating to access to information and with the ability to sell their OSCAR I Shares after the fifth anniversary of the Closing, subject to compliance with a right of first offer procedure. In addition, OSCAR I, the ML Investors and the holder of the Preferred Stock will, simultaneously with the Acquisition, enter into the Security holders' Agreement, providing such parties with additional rights which are not available to the Management Investors.

Waiver; Amendment and Termination. The Stockholders' Agreement may be amended only by a written instrument signed by (i) OSCAR I, (ii) ML Investors beneficially owning a majority of the then outstanding ML Shares, (iii) Management Investors beneficially owning at least 75% of the then outstanding OSCAR I Shares then held by the Management Investors, and (iv) the Institutional Investors beneficially owning 66% of the then outstanding OSCAR I Shares then held by the Institutional Investors; provided, however, that no consent by the Management Investors will be required to amend certain of the provisions relating specifically to the Institutional Investors and no consent by the Institutional Investors will be required to amend any of the provisions relating to the puts and calls described above. OSCAR I may, in its sole discretion, consent to any transfer of OSCAR I Shares by any Management Investor or Institutional Investor. Stockholders will be bound from and after the date of the receipt of a written notice from OSCAR I setting forth such amendment, waiver, or consent regardless of whether such stockholders consented thereto.

The Stockholders' Agreement will terminate, and thereby become null and void, on May 12, 2002; provided, however, that the provisions thereof relating to puts and calls, preemptive rights and certain of the special provisions relating to the Institutional Investors will terminate and be of no further force or effect upon the sale of any shares of common stock of OSCAR I pursuant to an effective registration statement (other than any registration with respect to mergers, recapitalizations or other business combinations or with respect to employee benefit plans) under the Securities Act.

Employment Agreements

The Company entered into employee agreements (each an "Employment Agreement" and collectively, the "Employment Agreements") with the following officers which expire at various dates starting December 31, 1997. Kurt C. Hall, Thomas C. Elliot, Joseph R. Crotty, Dennis R. Daniels, Gene Hardy, Jim Ruybal and Bruce M. Taffet. An additional Employment Agreement was entered into with Michael Pade during 1994 and amended in 1997.

Under the Employment Agreements, the executive officers of the Company receive a Base Salary (as defined in the Employment Agreements) and also receive certain customary benefits, including health and disability insurance, participation in employee benefit plans and certain perquisites. Each of the Employment Agreements provides that the executive officers party thereto will be eligible to receive annual bonuses during the term of their respective employment, as determined by the Board of Directors of the Company.

In the event that any of the executive officers are terminated without cause, such individual will be entitled to (i) his base salary, at the rate in effect on the date of his termination of employment, for the lesser of (A) two years or
(B) the remainder of the term of their employment under the applicable Employment Agreement following their termination but not less than between twelve months and two years; (ii) annual bonuses for the lesser of (A) two years or (B) the remainder of the term of their employment under the applicable Employment Agreement following his termination but not less than 12 months, in an amount based upon the average bonuses paid to the individual over the preceding two fiscal years; (iii) certain annual bonuses which were awarded but not yet paid; and (iv) continuation of certain other employee benefits for specified periods.

Messrs. Blair and Capps were party to Employment Agreements that entitle them to
(i) their base salary for twelve months; (ii) annual bonuses based upon the average annual bonus paid over the preceding two fiscal years; (iii) certain annual bonuses which were awarded but not yet paid; and (iv) continuation of certain other employee benefits for the next twelve months.

Director Compensation

Directors of the Company and OSCAR I do not receive any compensation for their services as directors or committee members.

                              CERTAIN TRANSACTIONS

     The Company, OSCAR I and MLCP are affiliates of MLPF&S. In connection with the sale of the Series A Notes, MLPF&S received a fee of $3.025 million with respect to its activities as placement agent for the Series A Notes.

MLCP received a structuring fee of $6.65 million with respect to its activities in structuring the Acquisitions and related transactions. In addition, MLCP received approximately $150,000 from the Company as a reimbursement for certain fees and expenses incurred by MLCP in establishing investment entities and arranging for financing for the Acquisitions.

For a discussion of the ownership of OSCAR I, see "Management," "The Acquisitions-Ownership of the Purchasers" and "Security Ownership."

                               SECURITY OWNERSHIP

The Company

OSCAR I owns 100% of the issued and outstanding shares of the Company's capital stock. OSCAR I is a Delaware corporation whose only business interest is its ownership of the Company and UAR. OSCAR I's principal executive offices are located at 9110 East Nichols Avenue, Suite 200, Englewood, Colorado 80112.

OSCAR I

OSCAR I has four classes of capital stock outstanding: the OSCAR I Class A Shares, the OSCAR I Class B Shares, the OSCAR I Class C Shares (collectively the "OSCAR I Shares") and the OSCAR I Preferred Stock (the "Preferred Stock"). The OSCAR I Shares are held of record by 36 holders. The following tables set forth certain information concerning the beneficial ownership of OSCAR I Shares and Preferred Stock known to OSCAR I to own beneficially in excess of 5% of the outstanding OSCAR I Shares and the chief executive officer, the four other highest paid executive officers of the Company, for each director and all executive officers and directors of the Company as a group as of March 21, 1997. Except as otherwise indicated, all of the persons listed below have (i) sole voting power and investment power with respect to their OSCAR I Shares, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to their OSCAR I Shares.


                             OSCAR I COMMON STOCK
                                                                                                           Percentage
                              Beneficial      Percentage     Beneficial      Percentage     Beneficial         of       Percentage
                               Interest           of          Interest           of          Interest       OSCAR I         of
Name and Address                Class A        OSCAR I         Class B        OSCAR I         Class C       Class C       OSCAR I
Beneficial Owner                Shares      Class A Shares     Shares      Class B Shares     Shares         Shares       Shares
----------------             -------------  --------------  -------------  --------------  -------------  ------------  -----------

MLCP(1)(5)(7)..............      8,409,761           72.8%              0              -               0             -        69.0%
Merrill Lynch & Co,
 Inc.(2)(5)................      2,082,205           18.0%              0              -               0             -        17.1%
Institutional Investors(8).      1,059,417            9.2%              0              -               0             -         8.7%
Kurt C. Hall(3)(6).........              0              -          35,700            5.9%              0             -         0.3%
Hal Cleveland(3)(6)........              0              -          32,200            5.3%              0             -         0.3%
Thomas C. Elliot(3)(6).....              0              -          25,680            4.2%              0             -         0.2%
James J. Burke, Jr.(4)(7)..              0              -               0              -               0             -           -
Albert J. Fitzgibbons,
 III(4)(7).................              0              -               0              -               0             -           -
Robert F. End(4)(7)........              0              -               0              -               0             -           -
Scott Shaw(4)..............              0              -               0              -               0             -           -
John W. Boyle(9)...........              0              -               0              -               0             -           -
Directors and Executive
 Officers as
  a group (14 persons)(6)..              0              -         159,535           72.4%            406           1.5         1.3%

---------------------------------------------------------------
(1)  OSCAR I Class A Shares beneficially owned by MLCP are held as follows:
     5,049,958.2 by Merrill Lynch Capital Appreciation Partnership No. B-XIX, L.P. ("MLCAP B-XIX"); 46,396.0 by Merrill Lynch Capital Appreciation Partnership No. B-XX, L.P. ("MLCAP B-XX"); 3,200,321.5 by Roman Nineteen Offshore Fund B.V. ("Roman Nineteen"); 29,402.0 by Roman Twenty Offshore Fund B.V. ("Roman Twenty") and 83,683.3 by MLCP Associates L.P. No. 11. ("MLCP 11"). MLCP is the indirect managing general partner of MLCAP B-XIX and MLCAP B-XX and the general partner of MLCP 11. MLCP is the sole stockholder of Roman Nineteen and Roman Twenty. The address of MLCP and each of the aforementioned record holders is South Tower, World Financial Center, New York, New York 10080.
(2) OSCAR I Class A Shares beneficially owned by Merrill Lynch & Co., Inc. are owned of record as follows: 1,932,204.7 by ML IBK Positions, Inc.; 150,000.0 by Merrill Lynch KECALP L.P. 1991. The address for ML IBK Positions, Inc. is North Tower, World Financial Center, New York, New York 10281. The address of Merrill Lynch KECALP L.P. 1991 is South Tower, World Financial Center, New York, New York 10080.

(3) The address for each of Messrs. Hall, Cleveland and Elliot is 9110 East Nichols Avenue, Englewood, Colorado 80112.
(4) The address for each of Messrs. Burke, Fitzgibbons, End and Shaw is c/o Stonington Partners, Inc., 767 Fifth Avenue, New York, New York 10153.

(5) Entities affiliated with Merrill Lynch & Co., Inc. owns approximately 10,491,966 of the outstanding Oscar I Shares, which represents approximately 86.1% of the outstanding OSCAR I Shares.
(6)  Includes vested incentive options that are exercisable within 60 days.
(7) Each of Messrs. Burke, Fitzgibbons and End are members of the Board of Directors of MLCP, but each disclaims beneficial ownership of the OSCAR I Shares.

(8) To the knowledge of the Company, none of the Institutional Investors beneficially owns 5% or more of the OSCAR I Class A Shares.
(9)  The address for Mr. Boyle is 7 North Pine Circle, Belleair, Florida
     34616

                                 OSCAR I PREFERRED STOCK

                               Number of Shares     Percentage of Shares
     Shareholders          of Preferred Stock  (2)   of Preferred Stock
     ------------          -----------------------  -------------------
TCI OSCAR I, Inc.                  133,469                  100%
5619 DTC Parkway
Englewood, CO 80111

-----------------------

(1) The Company believes that TCI OSCAR I, Inc. is an indirect wholly owned subsidiary of TCI. TCI OSCAR I, Inc. is not controlled by OSCAR I or the Company.

(2) The Preferred Stock has 23 votes/ share and is subject to a voting agreement under which MLCP has been granted a proxy to vote such shares.

Pledge of Common Stock of the Company

For a discussion of the ownership of the issued and outstanding Capital Stock of OSCAR I and UATC and pledges of the Capital Stock of UATC held by OSCAR I, see "The Acquisitions-Ownership of the Purchasers," "Description of Capital Stock and Certain Securities-Common Stock," and "-Capital Stock of UATC" herein.

                            DESCRIPTION OF THE NOTES

The Series A Notes and the Series B Notes were each issued under an Indenture dated as of May 12, 1992 (the "Indenture") between the Company, OSCAR I, as guarantor, and The Bank of New York, as trustee (the "Trustee"). The following summaries of the material provisions of the Indenture do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are incorporated by reference as a part of such summaries or terms. A copy of the Indenture is attached as an exhibit to the Registration Statement.

General

The Indenture authorizes a maximum principal amount of $125,000,000 of Notes. The Series B Notes were issued in exchange for an equal principal amount of outstanding Series A Notes pursuant to the Exchange Offer. The terms of the Series B Notes will be substantially identical to the Series A Notes, except for the unrestricted tradability of the Series B Notes (provided that the holder is not an affiliate of the Company). All references herein to the "Notes" shall be references to the Series A Notes and/or the Series B Notes, whichever is outstanding.

The Notes will mature on May 1, 2002. Each Note will bear interest at 11 1/2% per annum from May 12, 1992, payable semiannually on May 1 and November 1 each year, commencing November 1, 1992, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the May 1 or November 1 next preceding such interest payment date.

Payment of the Notes is guaranteed by OSCAR I and by the Subsidiary Guarantors on a senior basis. Such guarantees by OSCAR I and the Notes are full and unconditional and joint and several and are also secured by a first priority perfected security interest in the issued and outstanding Capital Stock of the Company and the Subsidiary Guarantors, which is shared equally and ratably with the other Secured Parties. The Subsidiary Guarantors are comprised of all of the direct wholly owned Subsidiaries of UATC. UATC has five direct non-wholly owned Subsidiaries which are not Subsidiary Guarantors and the capital stock of which does not secure the Notes. Such non-wholly owned Subsidiaries had revenue of approximately $6.9 million and $22.7 million for the three months ended March 31, 1997 and the fiscal year ended December 31, 1996, respectively. See "- Security." At the time of initial issuance of the Old Notes, Sameric Investments Company, Inc. was inadvertently listed as a Subsidiary Guarantor, even though the Company does not own any direct or indirect equity interest in any such entity. Simultaneously with the consummation of the Exchange Offer, the Company entered into a supplemental indenture which eliminated all references to such entity.

Each Note will be issued in either book-entry or definitive form without coupons, in denominations of $1,000 and any integral multiple thereof. See "Form of Notes" below. If the Notes are issued in definitive form, principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in
 The City of New York maintained for such purposes (which initially will be the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register and that the initial investors may receive payment of principal, premium, if any, and interest by wire transfer pursuant to the terms of the Purchase Agreements, dated as of May 12, 1992, among the Company, OSCAR I and the purchasers named therein. If the Notes are issued in book-entry form, payment of principal of, premium, if any, and interest on the Notes will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by The Depository Trust Company, which will act as depository. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Ranking

The Notes are senior indebtedness of the Company ranking pari passu with all other existing and future senior indebtedness of the Company, including the Company's Indebtedness under the Bank Credit Agreement. After giving effect to the offering of the Notes and the Senior Bank Facility and the application of the proceeds therefrom, at March 31, 1997 the Company had outstanding approximately $289.7 million of indebtedness (including letters of credit facilities) ranking pari passu in right of payment with the Notes. Moreover, at March 31, 1997, Subsidiaries of the Company, on a historical basis, had outstanding approximately $3.2 million of indebtedness (excluding capitalized leases and excluding guarantees of the Notes and of the Indebtedness under the Bank Credit Agreement).

OSCAR I's guarantee of the Notes (the "OSCAR I Note Guarantee") ranks pari passu with all existing and future senior indebtedness of OSCAR I, including OSCAR I's guarantee of borrowings under the Bank Credit Agreement. After giving effect to the offering of the Notes and the Senior Bank Facility and the application of the proceeds therefrom, at March 31, 1997, OSCAR I had guaranteed approximately $282.4 million of indebtedness (including letter of credit facilities)ranking pari passu in right of payment with the OSCAR I Note Guarantee, and had no outstanding indebtedness subordinated in right of payment to the OSCAR I Note Guarantee.

On May 1, 1995, the Company restated the Bank Credit Agreement to provide for a $250 million delayed draw term loan facility, $87.5 million of revolving loan and letters of credit commitments and $12.5 million of standby letters of credit.

Optional Redemption

The Notes are subject to redemption otherwise than through the operation of the sinking fund (as described below) at any time on or after May 1, 1997, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning May 1 of the years indicated below:


     Year                                          Redemption Price
     -----                                         ----------------
     1997...............................................104.313%
     1998...............................................102.875%
     1999...............................................101.438%

and thereafter at 100% of the principal amount, in each case together with accrued interest to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date). If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by any method the Trustee shall deem fair and reasonable.

Sinking Fund

The sinking fund provides for the mandatory redemption on May 1 in 2000 and 2001 of $31.25 million principal amount of the Notes, at a redemption price equal to 100% of the principal amount, plus accrued interest to the redemption date, each providing for the redemption of 25% of the original aggregate principal amount of the Notes prior to maturity. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by any method the Trustee shall deem fair and reasonable. The Company may, at its option, receive a credit against sinking fund obligations equal to the aggregate principal amount of Notes acquired by the Company and surrendered to the Trustee for cancellation and of Notes redeemed or called for redemption otherwise than through operation of the sinking fund that have not previously been so credited for such purpose by the Trustee.

Security

The Notes are secured by a security interest in all the issued and outstanding Capital Stock of the Subsidiary Guarantors (the "Company Collateral") and UAR. The OSCAR I Note Guarantee is secured by a security interest in all the issued and outstanding Capital Stock of the Company, including the Company Exchangeable Preferred Stock held by OSCAR I (the "OSCAR I Collateral"). In addition, certain notes (i.e., the Asset Sale Notes, the UAR Deficiency Notes and any note evidencing UAR Indebtedness) which were or may be issued to the Company or its Subsidiaries by UAR and its subsidiaries also serve or will serve as collateral. The OSCAR I Collateral, the Company Collateral and such Asset Sale Notes, UAR Deficiency Notes and notes evidencing UAR Indebtedness are hereinafter referred to as the "Collateral." All such Collateral is pledged to the Collateral Agent for the ratable benefit of the holders of the Notes and the other Secured Parties, including holders of any other future senior indebtedness secured by the Collateral and incurred in accordance with the Indenture. In addition, if at any time after the date of the Indenture the Company grants any security interest in or pledges any assets (other than the Collateral which may only be pledged as provided in the Collateral Documents and as otherwise provided under "Certain Covenants-Limitations on Liens") to (i) any of the Secured Parties or
(ii) any holders of other Indebtedness, the holders of the Notes will receive a security interest in such assets. See "Certain Covenants-Limitations on Liens."

Upon the occurrence of certain events under the Indenture and the Collateral Documents, the Collateral Agent, on behalf of the holders of the Notes and the other Secured Parties, will have customary rights and remedies of a secured party with respect to the Collateral. Proceeds received from the sale of the Collateral resulting from the exercise of such rights and remedies will, after payment of expenses, be applied equally and ratably to the repayment of the Notes and amounts owed to other Secured Parties.

No appraisals of any of the Collateral have been prepared by or on behalf of the Company or OSCAR I in connection with the sale of the Notes. There can be no assurances that the proceeds of any sale of Collateral in whole pursuant to the Collateral Documents following an Event of Default would be sufficient to satisfy payments due on the Notes and amounts owed to other Secured Parties. In addition, the ability of the holders of Notes to realize upon the Collateral may be subject to certain Bankruptcy Law limitations. See "-Certain Bankruptcy Limitations."

Under the terms of an intercreditor agreement entered into among the Trustee, the Co-Agents under the Bank Credit Agreement and the Collateral Agent (the "Intercreditor Agreement"), the Representatives (as defined below) of Secured Parties holding more than 66% of the outstanding specified amount of the Indebtedness secured by the Collateral shall determine the circumstances and manner in which the Collateral shall be disposed of ("Collateral Dispositions" sale, the determination of whether to foreclose on the Collateral following an Event of Default on the Notes or any other instrument governing Indebtedness held by any Secured Party or release of any of the Collateral from the Lien created by the Collateral Documents. "Representatives" means the Trustee, as the representative of the holders of the Notes, and the representatives of the other Secured Parties.

Under the terms of the Intercreditor Agreement, no action by any Representative, on behalf of the creditors it represents, under the Intercreditor Agreement shall be taken with respect to removal of the Collateral Agent, amendments to the Intercreditor Agreement (other than minor amendments) or actions upon an event of acceleration under the Intercreditor Agreement, including foreclosure on the Collateral, (i) by the Representative of the Banks without the prior approval of the Banks required by the Bank Credit Agreement, (ii) (a) with respect to removal of the Collateral Agent under the Intercreditor Agreement or such amendments to the Intercreditor Agreement, by the Trustee or any other trustee representing any Secured Party holding Indebtedness issued pursuant to an indenture to be qualified under the Trust Indenture Act, without the prior written consent of the greater of (I) a majority in aggregate principal amount of the Notes or such other Indebtedness then outstanding, as the case may be, and (II) the percentage of the Notes or such other Indebtedness as is required by the Indenture or such indenture, as the case may be, and (b) with respect to actions upon an event of acceleration under the Intercreditor Agreement, including foreclosure on the Collateral, by the Trustee or such other trustee, without the prior written consent of holders of not less than 40% in aggregate principal amount of the Notes or such other Indebtedness then outstanding, as the case may be; provided, however, that the provisions of clauses (a) and (b) shall not prevent the Trustee or such trustee from acting in accordance with the requirements of the Trust Indenture Act (whether or not the Trustee or such trustee has received the prior written consent of holders of the Notes or of such Indebtedness), and (iii) by any other Representative of Secured Parties, without the prior written consent of the greater of (I) more than 66% of the principal amount outstanding under the relevant agreement of Indebtedness and (II) the number and amount of such Secured Parties required by the relevant agreement of Indebtedness. Notwithstanding the foregoing, upon any sale of Collateral permitted under "Certain Covenants-Disposition of Proceeds of Asset Sales," the holders of the Notes will have been deemed to have consented to the release of such Collateral from the Lien of the Collateral Documents, provided that the proceeds from such sale are utilized in accordance with such covenant. Upon the exchange of the Company Exchangeable Preferred Stock for the Exchange Debentures, the pledge of the Company Exchangeable Preferred Stock (and any Exchange Debentures) under the Collateral Documents shall be released. Moreover, upon repayment in full of any Deficiency Note, Asset Sale Note or any note evidencing UAR Indebtedness, the pledge of such note will be released from the Lien of the Collateral Documents. The Collateral Documents will also provide that the lenders under the Bank Credit Agreement will share pro rata with the holders of the Notes and other Secured Parties any proceeds received from the Company or its Subsidiaries by the exercise of any rights of set-off or other similar rights in excess of any of such proceeds utilized by such lenders to collateralize certain letters of credit provided the amount of proceeds utilized for such purpose does not exceed $25,000,000.

Under the indemnification and expense reimbursement provisions contained in the Collateral Documents, any pro rata payments due to the Collateral Agent from the holders of the Notes will be deducted from their portion of the proceeds from the Collateral prior to the distribution of such proceeds.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness.   (a) Except as provided in paragraph (b) below, the
Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or guarantee, or in any other manner become directly or indirectly liable for the payment of, any Indebtedness (including any Acquired Indebtedness, but excluding Permitted Indebtedness) unless, in the case of Indebtedness of the Company and Acquired Indebtedness, (i) at the time of such event and after giving effect thereto on a pro forma basis the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, would have been at least equal to the ratios set forth below for the fiscal year indicated below:


     Fiscal Year              Ratio
     ------ ----              -----

     1992.................  2.00 to 1
     1993.................  2.30 to 1
     1994 and thereafter..  2.75 to 1


and (ii) except in the case of Permitted Indebtedness, Acquired Indebtedness or Indebtedness which is pari passu in right of payment to the Notes, such Indebtedness created, incurred, assumed or guaranteed pursuant to this paragraph
(a): (A) has an Average Life to Stated Maturity that exceeds the remaining Average Life to Stated Maturity of the Notes; and (B) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes.

     (b) Notwithstanding paragraph (a) above, the Company may issue the Exchange Debentures if and only if (I) such Indebtedness is issued upon the exchange of either OSCAR I Exchangeable Preferred Stock or Company Exchangeable Preferred Stock and (II) at the time of such event and after giving effect thereto on a pro forma basis, the Company's Funded Debt Ratio (as determined in accordance with the Bank Credit Agreement in effect on the date of the Indenture) would have been less than or equal to 4.0 to 1.0.

Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution in respect of, any shares of the Company's Capital Stock (excluding dividends or distributions payable in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in shares of such Redeemable Capital Stock));

          (ii) purchase, redeem or acquire or retire for value, any Capital Stock of the Company or any Affiliate thereof (other than any wholly-owned Subsidiary of the Company and Existing Majority-owned Subsidiaries) or any options, warrants or other rights to acquire such Capital Stock;

          (iii) make any principal payment on or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Indebtedness of the Company that by its terms ranks subordinate in right of payment to the Notes (including Affiliate Subordinated Indebtedness); or

          (iv) incur, create, assume or suffer to exist any guarantee (other than guarantees existing on the date of the Indenture and any renewals, extensions, substitutions, refinancings or replacements of such guarantees, including any successive renewals, extensions, substitutions, refinancings or replacements) of Indebtedness of any Affiliate (other than Indebtedness of a wholly-owned Subsidiary of the Company) or make any Investment (other than any Permitted Investment) in any Person;

(such payments or any other actions described in (i) through (iv) are collectively referred to as "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur $1.00 of additional Indebtedness under the provisions of "Limitation on Indebtedness" (other than Permitted Indebtedness and the Exchange Debentures), and (3) the aggregate amount of all Restricted Payments, including any Restricted Payments permitted by clauses
(iii), (iv), (vii) and (viii) (but excluding clauses (i), (ii), (v), (vi), (ix),
(x) and (xi) thereof), declared or made after the date of the Indenture, plus any payment, purchase, redemption, acquisition or retirement made to any Person (other than the Company or any Subsidiary) pursuant to paragraph (b) of "Restrictions on Preferred Stock of Subsidiaries and Subsidiary Distributions" and excluding, for all purposes other than determining the amount available to repay principal on any Affiliate Subordinated Indebtedness or redeem, repurchase, defease or otherwise acquire or retire any Affiliate Subordinated Indebtedness, any such payments on Affiliate Subordinated Indebtedness previously made (but only to the extent of amounts included in clause (F) below)) shall not exceed the sum of:

          (A) 50% of the aggregate cumulative Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the date of the Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjustment Net Income shall be a loss, minus 100% of such loss);

          (B) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10,000,000, such

     Fair Market Value shall be confirmed by an independent appraisal obtained by the Company) received after the date of the Indenture by the Company as capital contributions by OSCAR I;

          (C) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10,000,000, such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company) received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock of the Company;

          (D) the aggregate net cash proceeds received after the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of the Company (other than Redeemable Capital Stock);

          (E) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10,000,000, such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company) received after the date of the Indenture by the Company from debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for such net proceeds plus the aggregate cash received by the Company at the time of such conversion or exchange; and

          (F) for purposes of determining the amount available to repay principal on Affiliate Subordinated Indebtedness or any redemption, repurchase, defeasance or other acquisition or retirement thereof only, the aggregate net cash proceeds received after the date of the Indenture by the Company or any Subsidiary Guarantor from the issuance of Affiliate Subordinated Indebtedness.

     (b)  Notwithstanding the foregoing and, in the case of clauses (iii),
     (vii), (viii), (ix) and (x) below, so long as no Default or Event of Default has occurred and is continuing, the foregoing provisions shall not prohibit:

          (i) dividends paid within 60 days after the date of declaration if at the date of declaration, such payment would be permitted by the provisions of the foregoing paragraph and such payment shall be deemed to have been paid on such date of declaration for purposes of calculation required by the provisions of the foregoing paragraph;

          (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of, other shares of Capital Stock (other than Redeemable Capital Stock) of the Company; provided that the net proceeds from the Capital Stock are excluded from clause 3 of paragraph (a) of "-Limitation on Restricted Payments";

          (iii) the cancellation or repurchase of stock or stock options of OSCAR I pursuant to the terms of the Management Agreements in the aggregate amount of $2,000,000 in any fiscal year and $10,000,000 for all such repurchases and loans, advances, dividends or distributions to OSCAR I in an amount to permit such cancellation or repurchase;

          (iv) loans, advances, dividends or distributions by the Company to OSCAR I not to exceed an amount necessary to permit OSCAR I to pay its expenses incurred in the ordinary course of business but in any event not in an amount in excess of $2,000,000 in any fiscal year;

          (v) payments by the Company to OSCAR I pursuant to the Tax Sharing Agreement;

          (vi) (I)the redemption, repayment, defeasance, repurchase or acquisition or retirement for value of any Indebtedness of the Company (other than Redeemable Capital Stock) that by its terms ranks subordinate in right of payment to the Notes through the issuance of (A) new Indebtedness of the Company or (B) shares of Capital Stock (other than Redeemable Capital Stock) of the Company, provided that, with respect to clause (A), any such new Indebtedness (1) does not result in an increase in the aggregate principal amount of Indebtedness of the Company on a consolidated basis, (2) has an Average Life to Stated Maturity that exceeds the Average Life to Stated Maturity and a Stated Maturity that exceeds the final Stated Maturity of the Notes, and (3) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be redeemed, repaid, substituted, repurchased or otherwise acquired or retired for value or (II) the redemption, repayment, defeasance, repurchase or acquisition or retirement for value of any Redeemable Capital Stock through the issuance of new shares of Redeemable Capital Stock, provided that any such new Redeemable Capital Stock (1) does not result in an increase in the aggregate liquidation preference of the Preferred Stock of the Company on a consolidated basis, (2) does not have a maturity or is not otherwise redeemable at the option of the holder prior to the Stated Maturity of the Notes and (3) is expressly subordinated in right of payment to the Notes at least to the same extent as the Redeemable Capital Stock to be redeemed, substituted, repurchased or otherwise acquired or retired for value; provided that, with respect to clauses (I) and (II), the net proceeds from Capital Stock or Redeemable Capital Stock are excluded from clause 3 of paragraph (a) of "-Limitation on Restricted Payments";

          (vii) at any time after the fifth anniversary of the first date on which the Company could have issued Exchange Debentures pursuant to paragraph (b) under "Limitation on Indebtedness", cash dividends on the Company Exchangeable Preferred Stock or advances, loans or dividends to pay cash dividends on the OSCAR I Exchangeable Preferred Stock (but not both), provided that the Company could incur $1.00 of additional Indebtedness under the provisions of "Limitation on Indebtedness" (other than Permitted Indebtedness and the Exchange Debentures) and the aggregate amount of all such dividends does not exceed the amount of cash dividends required under OSCAR I Exchangeable Preferred Stock;

          (viii) loans, advances, dividends or distributions to pay any interest incurred on notes incurred by OSCAR I pursuant to the Management Agreements, provided that the Company could incur additional Indebtedness equal to the amount of such interest under the provisions of "Limitation on Indebtedness" (other than Permitted Indebtedness and the Exchange Debentures);

          (ix) the assumption by the Company of the guarantees listed in clauses (ii) and (vi) of the definition of "UAR Financing Agreements" to the extent that the liability under such guarantees does not exceed $25,000,000 in the aggregate at any one time and letters of credit issued to support any such guarantees;

          (x) the issuance of the Exchange Debentures in exchange for either OSCAR I Exchangeable Preferred Stock or Company Exchangeable Preferred Stock if such issuance would be permitted by the provisions of "Limitation on Indebtedness" and, if such issuance is in exchange for the OSCAR I Exchangeable Preferred Stock, the dividend or distribution of such Exchange Debentures by the Company to OSCAR I to facilitate such issuance; or

          (xi) the set-off or any similar transaction with respect to indemnification obligations under the Purchase Agreement against any Exchange Debentures or OSCAR I Preferred Stock.

Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a wholly-owned Subsidiary of the Company) unless (i) such transaction or series of transactions is or are on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party, (ii) the Company delivers an officer's certificate to the Trustee certifying that such transaction or transactions complies with clause (i) above, (iii) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $10,000,000 (other than any transaction or series of transactions with any Affiliate of the Company conducted in the ordinary course of business), the Company shall have obtained a written opinion of an independent investment banking firm or independent appraiser that such transaction or transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view and (iv) with respect to a transaction or series of transactions involving UAR or any of its subsidiaries, the Company shall have obtained a written opinion of an independent appraiser that such transaction or transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view; provided, however, that the foregoing restriction shall not apply to (i) the payment of fees to Merrill Lynch or any of its Affiliates for consulting, investment banking or financial advisory services rendered by such Person to the Company or any of its Subsidiaries, (ii) the payment of reasonable and customary regular fees to directors of the Company or any of its Subsidiaries who are not employees of the Company or any Affiliate, (iii) any payments made pursuant to the Tax Sharing Agreement, (iv) subject to the provisions under "Restrictions on Arrangements with UAR," any UAR Lease or any Subsequent UAR Lease, (v) any Restricted Payment permitted by "Limitation on Restricted Payments," including any Restricted Payments permitted under clauses (i) through (xi) of the last paragraph of such covenant, (vi) any management fees or similar fees paid by UAR or its subsidiaries to the Company or any Subsidiary, (vii) any transaction or series of transactions arising out of any agreement existing on the date of the Indenture, (viii) any Affiliate Subordinated Indebtedness incurred in accordance with the Indenture, (ix) any Excess Rent Note which qualifies as "Permitted Indebtedness" under the definition thereof or (x) any UAR Deficiency Note or UAR Indebtedness, in each case in accordance with the Indenture.

     (b) The Company will not, and will not permit its Subsidiaries to, amend, modify or in any way alter the terms of the Intercompany Agreement or the Tax Sharing Agreement in a manner adverse to the Company other than (i) by adding new Subsidiaries and (ii) with respect to the Tax Sharing Agreement, amendments or modifications necessary to reflect changes in applicable law or the interpretation thereof.

Disposition of Proceeds of Asset Sales. (a)The Company will not, and may not permit any of its Subsidiaries to, engage in any Asset Sale unless (i) such Asset Sale is for not less than the Fair Market Value of the assets sold (as determined by the Board of Directors of the Company whose determination shall be conclusive) and (ii) at least 75% of the proceeds from such Asset Sale is cash or Cash Equivalents; provided, however, that, notwithstanding clause (ii), the Company and its Subsidiaries may receive in connection with any Asset Sale (other than Asset Sales with Affiliates of the Company), in addition to cash or Cash Equivalents, promissory notes ("Asset Sale Notes") which shall not exceed in the aggregate principal amount, with respect to all such Asset Sale Notes, $5,000,000 incurred in any one year and $15,000,000 outstanding at any one time.

     (b) Within six months of any Asset Sale, the Company shall apply any Net Cash Proceeds as follows:

          (i) The Company may apply a portion of the Net Cash Proceeds from any Asset Sale to permanently reduce the principal amount of (A) Indebtedness under the term loan and letter of credit loans under the Bank Credit Agreement or (B) any other Indebtedness which is pari passu in right of payment to the Notes to the extent required under such Indebtedness and not prohibited under the terms of any other Indebtedness, provided that any lender's commitment with respect to such Indebtedness under clauses (A) and
     (B) shall be reduced by the amount of any repayment. Such portion of the Net Cash Proceeds payable to the lenders under the Bank Credit Agreement and such other Indebtedness pursuant to this paragraph (b) shall not exceed an amount equal to such Net Cash Proceeds multiplied by a fraction (x) the numerator of which is the principal amount of Indebtedness outstanding under the term loan and letter of credit loans under the Bank Credit Agreement and the principal amount of any such Indebtedness on the date of the Asset Sale and (y) the denominator of which is the sum of such principal amount of Indebtedness outstanding under the term loan and letter of credit loans under the Bank Credit Agreement and such Indebtedness plus the aggregate principal amount of the Notes outstanding on such date.

          (ii) The Company may invest any Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that (as determined by the Board of Directors of the Company whose determination shall be conclusive) will be used in businesses of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto.

The amount of Net Cash Proceeds not invested as set forth in this paragraph (b) constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Company shall apply such Excess Proceeds to make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount equal to the aggregate amount of the Excess Proceeds (subject to priortion in the event such amount is less than the aggregate Offered Price of all Notes tendered). The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of such Offer (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to an Offer is less than the amount of Excess Proceeds (such shortfall constituting a "Deficiency"), the Company may use such Deficiency, or a portion thereof, for general corporate purposes, including any repayment of Indebtedness. Upon completion of the purchase of all the Notes tendered pursuant to an Offer, the amount of Excess Proceeds shall be reset at zero.

     (d) Whenever Excess Proceeds, and prior to the application of such Excess Proceeds as set forth herein, exceeds $10,000,000, such proceeds shall be set aside by the Company, in a separate account pending (i) deposit with the depository of the amount required to repay the Notes tendered in an Offer, (ii) delivery by the Company of the Offered Price to the Holders of the Notes tendered in an Offer and (iii) application, as set forth above, of Excess Proceeds for general corporate purposes. Such Excess Proceeds may be invested in any Temporary Cash Investment the maturity date of which

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

is not later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that the Company shall not be entitled to such interest or dividends if there is an Event of Default.

     (e) In the event that the Company shall be unable to purchase Notes from holders thereof in an Offer because of provisions of applicable law or of the Company's loan agreements, indentures or other contracts existing on the date of the Indenture, the Company need not make an Offer. The Company shall then be obligated to apply the Excess Proceeds to general corporate purposes, including any repayment of Indebtedness.

     (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act to the extent then in effect, in connection with an Offer.

     (g) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions in existence on the date of the Indenture created pursuant to the Bank Credit Agreement, the Indenture or any other agreement or instrument in existence on the date of the Indenture and any renewals, extensions, substitutions, refinancings or replacements of such agreement or instrument, including any successive renewals, extensions, substitutions, refinancings or replacements) that would materially impair the ability of the Company to make an Offer to purchase Notes upon an Asset Sale or, if such Offer is made, to pay for Notes tendered for purchase.

     (h) Notwithstanding the foregoing, all sales and other dispositions of Collateral by, on behalf of or at the direction of the Collateral Agent, which sales or dispositions constitute an Asset Sale, shall be solely governed by the provisions of the Collateral Documents. The Collateral Documents provide that net proceeds from any Asset Sale relating to the Collateral shall be distributed, upon any exercise of any remedy under such documents, pro rata to the Secured Parties.

Limitation on Liens. (a) OSCAR I and the Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of the Collateral, except for Liens created by the Collateral Documents which shall include (i) Liens in favor of any holder of Indebtedness, which Indebtedness is permitted under the provisions of "Limitation on Indebtedness," provided that the Company's Funded Debt Ratio (as determined in accordance with the Bank Credit Agreement in effect on the date of the Indenture) at the time of such incurrence and after giving effect thereto on a pro forma basis would have been less than or equal to 4.0 to 1.0. and (ii) Liens in favor of any holder of Indebtedness which renews, refinances or replaces the Indebtedness of any Secured Party so long as the principal amount of such Indebtedness covered by such Lien is not increased thereby.

     (b) The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes, but excluding the Collateral) which are not governed by the Collateral Documents, now owned or acquired after the date of the Indenture, or any income or profits therefrom, except if the obligations under the Indenture, including the Notes, are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

          (i)  any Lien existing as of the date of the Indenture;

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

          (ii) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments and governmental charges or levies, either not yet delinquent or which are being contested in good faith; (3) security for payment of workmen's compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business; (4) the security of performance of bids, tenders, leases, contracts (other than for the repayment of Indebtedness), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as and incident to and in the ordinary course of business;
     (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or such Subsidiary or the value of such property for the purpose of such business; or (6) operation of law in favor of carriers, warehousemen, mechanics, material men, laborers, landlords, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings;

          (iii) any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by the Company or any Subsidiary which Indebtedness is permitted under the provisions of "Limitation on Indebtedness";

          (iv) any Lien arising from a cash collateral account with respect to letters of credit issued under the Bank Credit Agreement not in excess of $27,000,000;

          (v) any Lien securing Purchase Money Mortgages permitted under the provisions of "Limitations on Indebtedness" (which shall include Permitted Indebtedness);

          (vi) any Lien on assets other than the Collateral, securing Indebtedness in aggregate principal amount at any time outstanding not in excess of $15,000,000 which is permitted under the provisions of "Limitation on Indebtedness" (which shall include Permitted Indebtedness); or

          (vii) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (v) so long as the amount of security is not increased thereby.

     (c) OSCAR I and the Company will not, and will not permit any Subsidiary to, indirectly or directly, pay any fee or other consideration to any other Secured Party for the receipt of its consent to or approval of any disposition of the Collateral, including the release of any Collateral from the Liens created by the Collateral Documents, unless the holders of the Notes receive a payment in an amount proportionate to the amount of such fee or other consideration.

Purchase of Notes upon Change in Control. If a Change in Control shall occur at any time, then each holder of Notes shall have the right to require that the Company repurchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest (including any defaulted interest), if any, to the date of purchase, pursuant to the offer described in the following paragraph (the "Change in Control Offer") and the other procedures set forth in this covenant.

Within 30 days following any Change in Control, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at his address appearing in the Note Register, a notice stating, among other things, the purchase price and that the purchase date shall be a Business Day no earlier than 45 days nor later than 60 days from the date such notice is mailed (subject to applicable law); that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control payment date; and certain other procedures that a holder must follow to accept a Change in Control Offer or withdrawal of such acceptance.

Limitation on Guarantees and Pledges. The Company will not permit any Subsidiary (other than any Subsidiary Guarantor) to, directly or indirectly, guarantee or secure the payment of any Indebtedness of the Company or any Guarantor unless (i) in the case of security interests, the provisions under "Limitation on Liens" are complied with, (ii) in the case of any guarantees given with respect to any Indebtedness, such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the guarantee of payment of the Notes by such Subsidiary on a senior basis, and if any guarantee given is a guarantee of Indebtedness which is subordinated in right of payment to the Notes or any Guarantee, such guarantee of Indebtedness shall be subordinated in right of payment to the guarantee of the Notes to the same extent as such Indebtedness is subordinated to the Notes or such Guarantee, as the case may be, and (iii) any such Guarantee by any Subsidiary shall provide that such subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, any other subsidiary, OSCAR I or its other subsidiaries as a result of any payment by such Subsidiary under its Guarantee.

Notwithstanding the foregoing, any Guarantee by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock of such Subsidiary, or all or substantially all the assets of such Subsidiary, pursuant to a transaction which is in compliance with the Indenture.

Restrictions on Preferred Stock of Subsidiaries and Subsidiary Distributions.
(a)The Company will not permit any Subsidiary to issue any Preferred Stock (other than to the Company or a wholly-owned Subsidiary of the Company), or permit any Person (other than the Company or a wholly-owned Subsidiary of the Company) to own or hold an interest in any Preferred Stock of any such Subsidiary.

     (b) The Company will not, and will not permit any Subsidiary to, declare or pay dividends or distributions on any Capital Stock of any such Subsidiary to any Person (other than to the Company and its wholly-owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of any such Subsidiary held by such Person, except for, so long as no Default or Event of Default shall have occurred and be continuing, (i) the payment of pro rata dividends or distributions to all holders of such Capital Stock, (ii) the pro rata purchase, redemption or other acquisition or retirement for value of such Capital Stock or (iii) the purchase or other acquisition for value of Capital Stock of any Existing Majority-owned Subsidiary from any Person, provided that the Company or such Subsidiary purchases or otherwise acquires such number of shares of Capital Stock of such Subsidiary which, together with shares previously owned by the Company or such Subsidiary, as the case may be, would aggregate at least 80% of the issued and outstanding Capital Stock of such Subsidiary. Notwithstanding the foregoing, nothing contained in this covenant shall prohibit the Company or any Subsidiary from making any purchase, redemption or other acquisition or retirement for value of Capital Stock of any Subsidiary or the payment of dividends or distributions on Capital Stock of any Subsidiary in the aggregate up to the amount of Restricted Payments that the Company could make at any time pursuant to "Limitations on Restricted Payments," provided that any amount so paid to any Person (other than the Company and its wholly-owned Subsidiaries) or the amount of any such purchase, redemption or other acquisition shall be used in determining the aggregate amount of all Restricted Payments made pursuant to such covenant.

Restriction on Transfer of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of their respective assets or property to OSCAR I or any of its subsidiaries (other than the Company or any Subsidiary Guarantor) or any Subsidiary of the Company (other than any Subsidiary Guarantor), except for (i) sales, conveyances, transfers, leases or other dispositions made in the ordinary course of business (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution) by means of an intercompany loan evidenced by an intercompany note pursuant to the Intercompany Agreement, the principal amount of which shall be equal to the Fair Market Value of such assets or property (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), and otherwise in compliance with the Indenture and (ii) dividends or distributions to OSCAR I as permitted under the provisions of "Limitation on Restricted Payments."

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind, on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary, or (d) transfer any of its property or assets to the Company or any other Subsidiary except, in the case of the foregoing clauses (a) through (d), (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture; (ii) any encumbrance or restriction existing under the Indenture or the Bank Credit Agreement as in effect on the date of the Indenture; (iii) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Subsidiary or created on the date it becomes a Subsidiary; and (iv) any encumbrance or restriction existing under any agreement that extends, refinances, renews or replaces any of the agreements containing any of the restrictions in the foregoing clauses (i) through (iii), provided that the terms and conditions of any such restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness extended, refinanced, renewed or replaced.

Impairment of Security Interest. OSCAR I and the Company will not, and will not permit any of their respective Subsidiaries to, take or omit to take any action which might or would have the result of affecting or impairing the security interests with respect to the Collateral in contravention of the Indenture except as provided under "Limitation on Liens," and OSCAR I and the Company shall not (and shall cause their respective Subsidiaries not to) grant to any Person any interest whatsoever in the Collateral except as permitted by the Collateral Documents or under "Limitation on Liens." OSCAR I and the Company will not, and will not permit any of their respective Subsidiaries to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than as set forth under "Security" and in the Collateral Documents.

Restrictions on Arrangements with UAR. (a) The Company will not alter, revise or amend any of the provisions of the UAR Leases in a manner materially adverse to the Company.

     (b) The Company will not, and will not permit any Subsidiary to, enter into any lease arrangements with UAR and its subsidiaries after the date of the Indenture (a "Subsequent UAR Lease"), and the Company will not, and will not permit any Subsidiary to, subsequently alter, revise or amend the terms thereof, unless (i) such Subsequent UAR Lease, or such alteration, revision or amendment thereto, as the case may be, is on terms at least as favorable to the Company as the terms of the UAR Leases or, with respect to terms that are not as favorable to the Company as the terms of the UAR Leases, the Company obtains a written opinion of an independent real estate broker that such Subsequent UAR Lease, or such alteration, revision or amendment thereto, as the case may be, is upon commercially reasonable terms to the Company, and (ii) immediately before and immediately after giving effect to any Subsequent UAR Lease, or any alteration, revision or amendment thereto, as the case may be, the Company could incur $1.00 of additional indebtedness under the provisions of "Limitation on Indebtedness" (other than Permitted Indebtedness and the Exchange Debentures).

     (c) The Company and its Subsidiaries may sell, assign, transfer, convey or otherwise dispose of (a "UAR Property Transfer") one or more theatre-related properties ("Company Property") to UAR or its subsidiaries for purposes of substituting such properties for properties of UAR and its subsidiaries ("Substituted UAR Property") in accordance with the provisions of the UAR Leases and the UAR Financing Agreements, and may receive in consideration therefor, in each case, (i) such Substituted UAR Property and (ii) a promissory note (a "UAR Deficiency Note"), in the form attached as an exhibit to the Indenture, in the aggregate principal amount equal to the excess, if any, of the Fair

Market Value of the Company Property over the Fair Market Value of the Substituted UAR Property (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution); provided that (A) the aggregate principal amount of all UAR Deficiency Notes issued in any fiscal year shall not exceed $5,000,000 and (B) the aggregate principal amount of all UAR Deficiency Notes shall not exceed $15,000,000 outstanding at any one time; and provided further that the UAR Deficiency Note shall be subject to a first priority perfected security interest in favor of the Secured Parties and shall be subject to the Collateral Documents.

     (d) The Company will not, and will not permit any Subsidiary to, sell, assign, convey, transfer, lease or otherwise dispose of any of its properties or assets to UAR or any of its subsidiaries other than pursuant to paragraph (c) above.

     (e) The Company will not permit any of its Indebtedness or any Indebtedness of any of its Subsidiaries or OSCAR I which is secured under the Collateral Documents or otherwise shares any security interest in any collateral with the holders of the Notes to be, directly or indirectly, guaranteed by UAR or any subsidiary of UAR (other than the Contingent Capital Agreement provided for in the Stock Purchase Agreement in effect on the date of the Indenture) or secured by any asset of UAR or any subsidiary thereof unless (i) in the case of security interests, the Notes are directly secured equally and ratably (or prior to, in the case of Indebtedness subordinated to the Notes or any Guarantee) with the obligation or liability secured by such Lien, (ii) in the case of any guarantees given with respect to any Indebtedness, UAR or such subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the guarantee of payment of the Notes by UAR or such subsidiary, as the case may be, on a senior basis and if any guarantee given is a guarantee of Indebtedness which is subordinated in right of payment to the Notes or any Guarantee, such guarantee of Indebtedness shall be subordinated in right of payment to the guarantee of the Notes to the same extent such Indebtedness is subordinated to the Notes or such Guarantee and (iii) any such guarantee by UAR or any of their respective subsidiaries shall provide that UAR or such subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company, any other Subsidiary, OSCAR I or its other subsidiaries as a result of any payment by UAR or such subsidiary under its guarantee. Notwithstanding the foregoing, nothing shall prohibit the assumption by UAR or any subsidiary thereof of the guarantees listed in clauses
(ii) and (vi) of the definition of "UAR Financing Agreements" at the time letters of credit issued by the Company in support of such guarantees are outstanding.

Restrictions on OSCAR I. Under the terms of the OSCAR I Note Guarantee, OSCAR I will not be permitted to engage in any activity other than in connection with its ownership of the Capital Stock of the Company, except that OSCAR I may purchase or otherwise acquire (by merger or otherwise) all of the issued and outstanding Capital Stock of UAR in accordance with the terms of the Indenture, provided that the shares of such Capital Stock are pledged to the Collateral Agent for the ratable benefit of the holders of the Notes and the other Secured Parties.

On February 28, 1995, OSCAR II was merged into OSCAR I effected by a one-for-one share exchange. As a result of this merger, OSCAR II ceased to exist and OSCAR I became the parent company of UATC and UAR.

Provision of Financial Statements. The Company and OSCAR I will provide to the holders of the Notes copies of the annual reports, quarterly reports and other reports which the Company and OSCAR I may be required to file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act. If the Company or OSCAR I is not required to file such reports, the Company will provide to the holders of the Notes reports containing the information required to be contained in Form 10-Q, Form 8-K and Items 1-3 and 5-13 of Form 10-K.

Merger and Sale of Assets, etc.

The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons or permit its subsidiaries to enter into any such transaction or transactions unless at the time and after giving effect thereto (i) either (a) the Company shall be the continuing corporation, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfers, lease or disposition the properties and assets of the Company, substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture and the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iii) except in the case of the consolidation or merger of any Subsidiary with or into the Company, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction;
(iv) immediately before and immediately after giving effect to such transaction on a pro forma basis, (A) no Default or Event of Default shall have occurred and be continuing and (B) except in the case of the consolidation or merger of any Subsidiary with or into the Company, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of "Limitation on Indebtedness" (other than Permitted Indebtedness and the Exchange Debentures); (v) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its guarantee of the Notes shall apply to such person's obligations under the Indenture and the Notes; and
(vi) if any of the property or assets of OSCAR I, the Company or any of its Subsidiaries would thereupon become subject to any Lien, the outstanding Notes shall be secured equally and ratably with (or prior to) the obligation or liability secured by such Lien, unless the Company could create such Lien under the Indenture without equally and ratably securing the Notes.

In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein.

A Guarantor (other than any Subsidiary whose Guarantee is being released pursuant to the Indenture) shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, merge, or consolidate with or into any other corporation (other than the Company or a Subsidiary Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any entity unless (i) either (1) such Guarantor shall be the continuing corporation, partnership or trust or (2) the entity (if other than such Guarantor) formed by such consolidation, or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor substantially as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and the

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

Indenture; (ii) immediately before and immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from all obligations and covenants under the Indenture, the Notes and the Guarantees.

Events of Default

An Event of Default will occur under the Indenture if:

     (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of five days after the date when due;

     (ii) there shall be a default in the payment when due of the principal of (or premium, if any, on) any Note at its Stated Maturity (upon optional redemption, scheduled principal payment or otherwise);

     (iii) there shall be a default in the deposit of any sinking fund payment, when and as due by the terms of the Indenture;

     (iv) (a)there shall be a default in the performance, or breach, of any covenant or warranty of the Company when made or any Guarantor under the Indenture, any Guarantee or under the Collateral Documents (other than a default in the performance, or breach, of a covenant or warranty that is specifically dealt with elsewhere in the Indenture), and such default or breach shall continue for a period of 30 days after written notice has been given, by registered or certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes or (b) there shall be a default in the performance or breach of the provisions of (I) "Merger and Sales of Assets, etc." or (II) "Certain Covenants-Purchase of Notes upon Change in Control" or
(c) the Company shall have failed to make an offer in accordance with the provisions of "Certain Covenants-Dispositions of Proceeds of Asset Sales;"

     (v) (a)an event of default as defined in any mortgage, bond, indenture, loan agreement or other evidence of Indebtedness under which there may be issued or by which there may be secured or evidenced, any Indebtedness of the Company or any Subsidiary for money borrowed (other than any interest rate contracts), in each case in excess of $10,000,000 in the aggregate, shall happen and shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (b) any default under such instruments resulting from the failure to pay such Indebtedness at final maturity shall occur or (c) any breach or default under any interest rate contract, if the effect of such breach or default is termination of any of such interest rate contract and a demand of demands in an aggregate amount in excess of $10,000,000 made upon the Company to pay any claim or claims for compensation, termination or loss which have remained unsatisfied for three business days;

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     (vi)   there shall have been final judgments or orders of any court or regulatory or administrative agency rendered against the Company or any Subsidiary which require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000, which shall not have been discharged and either (a) any judgment creditor shall have commenced an enforcement proceeding upon any such judgment, order or decree or (b) such judgment or order shall remain unsatisfied or unstayed for 60 days;

     (vii) there shall have been the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Company, any Guarantor or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Material Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

     (viii) (a)the Company, any Guarantor or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or (b) the Company, any Guarantor or any Material Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Guarantor or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (c) the Company, any Guarantor or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the Company, any Guarantor or any Material Subsidiary consents to (x) the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, such Guarantor or such Material Subsidiary or of any substantial part of its property, or (y) the making by it of an assignment for the benefit of creditors;

     (ix) (a)the Company, any Guarantor or any Material Subsidiary shall become unable generally, or admits in writing its inability, to pay its debts as they become due, or (b) through a resolution passed by the Board of Directors or any committee thereof, the Company, any Guarantor or any Material Subsidiary takes any corporate action in furtherance of any action set forth in clause
(viii) or this clause (ix);

     (x) any Guarantee or any other Collateral Document shall for any reason cease to be, or be asserted by OSCAR I, the Company or any Subsidiary of the Company, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, or any security interest purported to be created by any Collateral Document shall cease to be a valid and perfected first priority interest in any Collateral, for any reason other than the failure of the Collateral Agent to retain possession of such Collateral;

     (xi) any Person holding at least $10,000,000 in aggregate principal amount of Indebtedness of the Company or any Subsidiary, after a default under such Indebtedness, shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Subsidiary having a Fair Market Value of $10,000,000 individually or in the aggregate (including funds on deposit or held pursuant to lockbox and other similar arrangements) and shall be entitled to commence such proceedings or to take such action pursuant to the terms of such Indebtedness; provided that this clause (xi) shall not apply to the commencement of any such proceedings or to the taking of any such action by any Person pursuant to the terms of the Collateral Documents;

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

     (xii) any event, including, but not limited to, a Reportable Event or an event which could give rise to liability under Title IV of ERISA, shall have occurred which, pursuant to ERISA, could subject the Company or any of its Subsidiaries to any tax, penalty, Lien or other liability under ERISA or the Code which in the aggregate is reasonably likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole; or

     (xiii) (a)the Collateral Agent on behalf of the holders of Securities or any other Secured Party, after any default or event of default under, and as defined in, any of the agreements evidencing the Indebtedness secured thereby has occurred, shall commence judicial proceedings to foreclose upon any portion of the Collateral subject to the security documents delivered in connection with each of such agreements or shall have exercised any right under applicable law or such security documents to take ownership of any such portion of the Collateral in lieu of foreclosure; or (b) an Event of Acceleration (as defined in the Intercreditor Agreement with respect to the Collateral Documents, as in effect on the date of the Indenture) shall occur.

If an Event of Default (other than as specified in clauses (vii), (viii) and (xiii)) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee upon request of the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, declare such Notes due and payable immediately at their principal amount together with accrued and unpaid interest to the date such Notes become due and payable and thereupon the Trustee may, in its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceeding. If an Event of Default specified in clause (viii), (ix) or (xiii) above occurs and is continuing, then the principal of all such Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of such Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all such Notes, (iii) the principal of (and premium, if any, on) any such Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Notes and (iv), to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by such Notes; and
(b) all Events of Default, other than the non-payment of principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived; provided that if the Default related to any failure to make any sinking fund payment of the Notes, clause (a)(iii) above may be satisfied by surrendering to the Trustee for cancellation Notes acquired by the Company as provided in the Indenture.

The holders of not less than a majority in principal amount of the Notes outstanding may on behalf of the holders of all such Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any such Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding or holders of 90% in aggregate principal amount of the outstanding Notes.

The Company is also required to notify the Trustee within five business days of the occurrence of any Default.

The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Subsidiary, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance or Covenant Defeasance of Indenture

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

The Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest and any mandatory sinking fund or analogous payments applicable to the outstanding Notes; (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States stating that (A) the Company or OSCAR I has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (vii), (viii) and (ix) under the first paragraph under "Events of Default" are concerned, at any time the period ending the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (vii) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the applicable preference period following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes or any Guarantor over the other creditors of the Company or any Guarantor with the intent of defecting, hindering, delaying or defrauding creditors of the Company or others; and (ix) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

Each Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all such outstanding Notes when (i) either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any and interest to the date of deposit; (ii) the Company or any Guarantor has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modifications and Amendments

Modifications and amendments of each Indenture and each Collateral Document many be made by the Company, OSCAR I and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holders of not less than 90% in aggregate principal amount of the outstanding Notes, modify the obligation of the Company to make or consummate the Change in Control Offer (or modify any of the provisions or definitions with respect thereto), except that, if a Default or an Event of Default shall have occurred and is continuing, then no such modification or amendment may be made without the consent of the holder of each such outstanding Note affected thereby; provided further that no such modification or amendment may, without the consent of the holder of each such outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; or (ii) modify the obligation of the Company to make and consummate the Offer with respect to any Asset Sales (or modify any of the provisions or definitions with respect thereto); or (iii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture or amendment to the Collateral Documents or the consent of whose holders is required for any waiver; or (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; or (v) consent to the assignment or transfer by the Company or any Guarantor of any of their rights and obligations under the Indenture or to the release of any Collateral from the Liens created by the Collateral Documents except in accordance with the Indenture and the Collateral Documents; or (vi) except as permitted by the Indenture or the Collateral Documents, permit the creation of any Lien on the Collateral.

Without the consent of any holder of the Notes, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to permit any release of Collateral in accordance with the terms of the Indenture and the Collateral Documents and to effect certain other modifications to the Indenture.

The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Certain Bankruptcy Limitations

The right of the Collateral Agent, as agent for the creditors under the Collateral Documents, to repossess and dispose of the Collateral upon the occurrence of an Event of Default on the Notes, an event of default under the Bank Credit Agreement or a default under any interest rate contract is likely to be significantly impaired by applicable Bankruptcy Law if a bankruptcy proceeding were to be commenced by or against OSCAR I, the Company or any of its Subsidiaries prior to the Collateral Agent having repossessed and disposed of the Collateral. Under Bankruptcy Law, secured creditors such as the creditors under the Collateral Documents are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, Bankruptcy Law permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

Certain Definitions

"Acquired Indebtedness" means Indebtedness of a Person (x) existing at the time such Person becomes a Subsidiary or (y) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.

"Acquisition" means the acquisition by OSCAR I of all the issued and outstanding shares of Capital Stock of the Company, UAB and UAB II pursuant to the Purchase Agreement.

"Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Affiliate Subordinated Indebtedness" means Indebtedness of the Company or any Subsidiary Guarantor to OSCAR I, UAR or any subsidiary of UAR (other than any Excess Rent Notes and any Exchange Debentures), provided that (i) such Indebtedness is subordinated in right of payment to the Notes pursuant to an Affiliate Subordination Agreement in the form attached as an exhibit to the Indenture and provides that no cash interest shall be payable on such Affiliate Subordinated Indebtedness unless at the time of any such interest payment, (a) assuming that the portion of the Affiliate Subordinated Indebtedness on which interest will be paid was incurred on the first day of the four full fiscal quarters immediately preceding such interest payment date, the Company could incur the aggregate principal amount outstanding under such portion of Affiliate Subordinated Indebtedness under "Limitation on Indebtedness" (other than Permitted Indebtedness and Exchange Debentures), and (b) after giving effect thereto no Default or Event of Default has occurred and is continuing, (ii) no mandatory principal payments may be made on the notes prior to the final Stated Maturity of the Notes, provided the foregoing shall not restrict voluntary prepayments of the Indebtedness outstanding thereunder in accordance with the terms of the Indenture, (iii) such note may not be pledged to any Person and
(iv) any Person which provides the funds to OSCAR I, UAR or any subsidiary thereof to enable any such Affiliate Subordinated Indebtedness shall acknowledge the terms and provisions of such Affiliate Subordinated Indebtedness.

"Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (A) any Capital Stock of any Subsidiary; (B) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; (C) any other properties or assets of the Company or any Subsidiary of the Company, other than in the ordinary course of business; or (D) any Sale-and-Leaseback Transaction. For the purposes of this definition, the term "Asset Sale" shall not include any sale, issuance, conveyance, transfer, lease or disposition of properties and assets: (i) that is governed by the provisions described under "Merger, Sale of Assets, etc."; (ii) that is a Sale-and-Leaseback Transaction with respect to which the Company or such Subsidiary would be entitled pursuant to subclause (b) of clause (vi) of the definition of Permitted Indebtedness to incur Indebtedness equal to the Attributable Debt with respect to such arrangement; (iii) that is of the Company to any Subsidiary, or of any Subsidiary to the Company or any other Subsidiary in accordance with the terms of the Indenture; (iv) that are sales by the Company or its Subsidiaries to any Person (other than an Affiliate of the Company) which are consummated (or a binding contract to consummate such sale was entered into) prior to December 31, 1995 of assets or properties with gross proceeds in an aggregate amount not to exceed $50,000,000 for all such sales; or (v) that is a UAR Property Transfer permitted under paragraph (c) of "Certain Covenants-Restrictions on Arrangements with UAR."

"Attributable Debt" means, when used in connection with any Sale-and-Leaseback Transaction, the greater of (a) the Fair Market Value of the property subject to such transaction (as determined by the Board of Directors of the Company) and
(b) the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended).

"Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

"Bank Credit Agreement" means the Credit Agreement, dated as of May 12, 1992, among the Company, Bank of America National Trust and Savings Association, as administrative agent, Bank of America National Trust and Savings Association, Barclays Bank PLC, Continental Bank N.A. and the First National Bank of Boston, collectively as co-agents, and the other banks party thereto, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including successive amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications thereof, whether or not such amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification is with none, all or some of the lenders under such agreement on the date of the Indenture or with any bank, financial institution, any other Person or any trustee on behalf of any such Persons.

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

"Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or State law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

"Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

"Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether now outstanding or issued after the date of the Indenture.

"Cash Equivalent" means (A) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit, time deposit, Eurodollar time deposit or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any lender who was an original signatory to the Bank Credit Agreement or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $100,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency, (C) commercial paper, maturing not more than three months after the date of acquisition, issued by any lender who was an original signatory to the Bank Credit Agreement or a corporation (other than an Affiliate or Subsidiary of the Company or OSCAR I) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency, and
(D) any security, on the date of acquisition by any Person, that is listed for trading on any national securities exchange, trades of which are reported on the National Association of Securities Dealers Automated Quotations system or that has a stated maturity on or before the first anniversary of the date of such acquisition.

"Change in Control" means an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of such total Voting Stock of the Company or OSCAR I, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or OSCAR I, as the case may be; (ii) the Company or OSCAR I consolidates with or merges with or into or with any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company or OSCAR I, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or OSCAR I, as the case may be, is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company or OSCAR I, as the case may be, is not changed or exchanged at all or where (A) the outstanding Voting Stock of the Company or OSCAR I, as the case may be, is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as

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

described under "Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "Limitation on Restricted Payments") and (B) the Permitted Holders own immediately after such transaction, directly or indirectly, not less than the lesser of (i) 51% of the Voting Stock of the surviving corporation and
(ii) the percentage of the Voting Stock of the Company owned, directly or indirectly, by the Permitted Holders immediately prior to such transaction;
(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or OSCAR I (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or OSCAR I, as the case may be, was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office unless the nomination for election or appointment of such new members of the Board of Directors has been approved by the Permitted Holders; or (iv) the Company or OSCAR I is liquidated or dissolved or adopts a plan of liquidation or dissolution.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means, collectively, all of the property and assets that are from time to time subject to the Collateral Documents.

"Collateral Agent" means Bankers Trust Company or any successor collateral agent under the Collateral Documents.

"Collateral Documents" means, collectively, the documents governing the Collateral in favor of the Secured Parties.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at anytime after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Company" means United Artists Theatre Circuit, Inc., a corporation incorporated under the laws of the State of Maryland or any other obligor on the Securities (other than the Guarantors).

"Company Exchangeable Preferred Stock" means the Series A Cumulative Redeemable Exchangeable Preferred Stock of the Company to be issued on the date of the Indenture and any additional shares of such Exchangeable Preferred Stock issued after the date of the Indenture in the form of stock dividends, with terms in effect on the date of the Indenture.

"Consolidated Adjusted Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding (i) all extraordinary gains or losses (less all fees and expenses relating thereto),
(ii) the portion of net income (or loss) of the Company and its consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders, (vii) in the case of the Company, any depreciation and amortization to the date of determination resulting from (a) any write-up in the book value of any assets due to the Acquisition, (b) any goodwill and other intangibles due to the Acquisition and (c) any expenses incurred in connection with the Acquisition and the

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

financing thereof and (viii) fifty percent of the non-cash Consolidated Interest Expense attributable to any outstanding Exchange Debentures.

"Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense and Consolidated Tax Expense plus, without duplication, all depreciation, amortization and all other non-cash charges (excluding any such non-cash charge constituting an extraordinary item of loss or any non-cash charge which requires an accrual of or a reserve for cash charges for any future period), in each case, for such period, of the Company and its Subsidiaries on a consolidated basis, to (b) the sum of Consolidated Interest Expense for such period (other than any non-cash Consolidated Interest Expense attributable to any outstanding Exchange Debentures and any amortization or write-off of deferred financing costs) and the aggregate amount of cash dividends paid in such period in respect of Preferred Stock; provided that (A) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (B) in making any calculation of the Consolidated Fixed Charge Coverage Ratio prior to the date of the Indenture, the Acquisition shall be deemed to have taken place on the first day of such period and (C) with respect to any Indebtedness which bears, at the option of the Company, a fixed or floating rate of interest, the Company shall apply, at its option, either the fixed or floating rate for purposes of calculating the Consolidated Fixed Charge Coverage Ratio.

"Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person, the sum of (a) the aggregate of the interest expense on Indebtedness of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period, in each case as determined in accordance with the GAAP consistently applied.

"Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding (i) all extraordinary gains or losses (less all fees and expenses relating thereto),
(ii) the portion of net income (or loss) of the Company and its consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders and (vii) in the case of the Company, any depreciation and amortization to the date of determination resulting from (a) any write-up in the book value of any assets due to the Acquisition, (b) any goodwill and other intangibles due to the Acquisition and (c) any expenses incurred in connection with the Acquisition and the financing thereof.

"Consolidated Net Worth" of any Person means, with respect to the Company, the consolidated stockholders' equity (excluding any Redeemable Capital Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP consistently applied.

"Consolidated Tax Expense" of any Person means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP.

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

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Excess Rent Notes" means the notes in the form attached as an exhibit to the Indenture evidencing the loan from UAR to the Company, which notes shall provide that (i) any interest payment date therein shall follow the interest payment date of the Notes by at least fifteen days, provided that no interest shall be payable until 15 days after the immediately preceding scheduled interest payment on the Notes has actually been paid, (ii) principal and interest payments may not be made if there exists at such time a default or event of default under the Indenture or the Bank Credit Agreement, (iii) any interest payable thereon may be payable in kind or in cash and (iv) such note shall be subject to the Affiliate Subordination Agreement in the form attached as an exhibit to the Indenture.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Debentures" means Indebtedness of the Company which may be issued, at the option of OSCAR I or the Company, in exchange for either (i) shares of outstanding Company Exchangeable Preferred Stock or (ii) shares of outstanding OSCAR I Exchangeable Preferred Stock, pursuant to the terms thereof in effect on the date of the Indenture; provided that the aggregate principal amount of such Indebtedness shall not exceed $92,500,000 plus (A) the liquidation value of any OSCAR I Exchangeable Preferred Stock issued after the date of the Indenture in the form of stock dividends pursuant to the terms thereof in effect on the date of the Indenture and (B) any accrued and unpaid dividends thereon.

"Existing Majority-owned Subsidiary" means any of those subsidiaries listed on
Schedule I to the Indenture.

"Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

"Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of this Indenture.

"Guarantee" means the guarantee by the Guarantors of the Company's Indenture Obligations pursuant to the guarantee included in the Indenture.

"Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property (other than in connection with the UAR Leases or the Subsequent UAR Leases), or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

"Guarantor" means any guarantor of the Notes.

"Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or an Affiliate of such Person of the Capital Stock or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or an Affiliate of such Person was a party, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses
(i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,
(ix) all obligations under interest rate contracts of such Person, and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

"Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes, including the Guarantors, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

"Intercompany Agreement" means the agreement in the form attached as an exhibit to the Indenture.

"Investments" means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

"Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

"Management Agreements" means any agreement providing for the purchase or disposition of Capital Stock of the Company or OSCAR I by future, present or past officers, employees or directors of OSCAR I or the Company and its Subsidiaries.

"Material Subsidiary" means, at any particular time, any Subsidiary of the Company that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries for the most recently completed fiscal year of the Company or (b) was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries as at

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

the end of such fiscal year, all as shown on the consolidated financial statements of the Company and its Subsidiaries for such fiscal year.

"Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the "Offer Date" or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change in Control, call for redemption or otherwise.

"Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, together with its successors.

"Net Cash Proceeds" means, with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations, including Asset Sale Notes, when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any Subsidiary thereof) net of (a) the reasonable direct costs relating to such Asset Sale, (b) sale, use or other transaction taxes but not actual or estimated income taxes payable on any gain from the Asset Sale paid or payable as a result thereof (except such reasonable estimate of income taxes on the gain from the Asset Sale as the Company actually expects to pay in respect of the year in which the Asset Sale occurs) and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Asset Sale.

"OSCAR I" means OSCAR I Corporation, a corporation incorporated under the laws of the State of Delaware, together with any successors thereto in accordance with the terms of the Indenture.

"OSCAR I Exchangeable Preferred Stock" means the Series A Cumulative Redeemable Exchangeable Preferred Stock to be issued by OSCAR I to an Affiliate of TCI pursuant to the Purchase Agreement and any additional shares of such Exchangeable Preferred Stock issued after the date of the Indenture in the form of stock dividends, with terms in effect on the date of the Indenture.

"OSCAR II" means OSCAR II Corporation, a corporation incorporated under the laws of the State of Delaware, together with its successors. Effective February 28, 1995, OSCAR II was merged into OSCAR I.

"Permitted Holders" means Merrill Lynch, any Affiliate or subsidiary of Merrill Lynch and any general or limited partnership of which any of Merrill Lynch or any Affiliate or subsidiary of Merrill Lynch is a general partner.

"Permitted Indebtedness" means the following:

     (i) Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the sum of $300,000,000 less principal payments made by the Company on any term Indebtedness facility under the Bank Credit Agreement (other than principal payments made in connection with or pursuant to refinancing of the Bank Credit Agreement permitted under the terms of the Indenture) and less any amount by which any revolving credit facility commitment or letter of credit commitment thereunder has been permanently reduced to the extent that any repayments required to be made in connection with such permanent reduction have been made (and such commitment may not be required to be recommitted);

     (ii) Indebtedness of the Company or any of its Subsidiaries pursuant to the Notes and the Guarantees;

     (iii) Indebtedness of the Company or any of its Subsidiaries outstanding on the date of the Indenture;

     (iv)  obligations pursuant to interest rate contracts;

     (v) Indebtedness of Capital Lease Obligations of the Company or any Subsidiary not to exceed $10,000,000 outstanding at any one time in the aggregate, other than pursuant to a Sale-and-Leaseback Transaction;

     (vi) (a)Indebtedness of the Company or any Subsidiary arising out of any Sale-and-Leaseback Transaction (x) in effect on the date hereof, (y) by the Company or any Subsidiary to any one or the other of them, provided that such Sale-and-Leaseback Transaction is upon commercially reasonable terms to the seller or transferor of such property or assets (as determined by the Board of Directors of such seller or transferor whose determination shall be conclusive) and in accordance with the terms of the Indenture or (z) incurred in accordance with the provisions of "Certain Covenants-Disposition of Proceeds of Asset Sales" where such Sale-and-Leaseback Transaction is not included in clause (ii) of the definition of Asset Sales and (b) Indebtedness of the Company or any Subsidiary arising out of any Sale-and-Leaseback Transaction (in addition to the Indebtedness permitted by clause (a) above), provided that the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 outstanding at any one time;

     (vii) Purchase Money Mortgages, the principal amount of which shall not exceed $10,000,000 outstanding at any one time in the aggregate;

     (viii) Indebtedness of the Company or any Subsidiary, the principal amount of which shall not exceed $5,000,000 outstanding at any one time in the aggregate, in respect of trade letters of credit and standby letters of credit incurred in the ordinary course of business;

     (ix) Indebtedness of the Company or any wholly-owned Subsidiary to any one or the other of them, provided that the obligations of each obligor of such Indebtedness shall be subject to the terms of the Intercompany Agreement; and Indebtedness of the Company or any wholly-owned Subsidiary to any Existing Majority-owned Subsidiary or Indebtedness of any Existing Majority-owned Subsidiary to the Company or any wholly-owned Subsidiary, provided that such Indebtedness is incurred in the ordinary course of business consistent with past practices and the obligations of each obligor of such Indebtedness shall be subject to the terms of the Intercompany Agreement;

     (x) Indebtedness not to exceed the aggregate principal amount of $5,000,000 represented by the obligations of the Company to repurchase under certain circumstances shares, or cancel options to purchase shares, of OSCAR I's or the Company's Common Stock held by present, former or future officers, directors or employees of the Company or OSCAR I or their respective Subsidiaries as set forth in the Management Agreements;

     (xi) Indebtedness of any Subsidiary made in accordance with the provisions of "Certain Covenants Limitations on Issuances on Guarantees and Pledges";

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

     (xii) Indebtedness of the Company (other than the Exchange Debentures), in addition to that described in clauses (i) through (xi) of this definition "Permitted Indebtedness," not to exceed $25,000,000 outstanding at any one time in the aggregate;

     (xiii) additional Exchange Debentures issued as payment of interest on Exchange Debentures, when outstanding pursuant to the terms of the Indenture;

     (xiv) any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness described in clauses (ii) and (iii) of this definition of "Permitted Indebtedness", including any successive extensions, renewals, substitutions, refinancings or replacements so long as the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement and such renewal, extension, substitution, refinancing or replacement does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness, provided that this clause (xiv) shall not include the Exchange Debentures;

     (xv) Excess Rent Notes, provided that, at the time of incurrence, the aggregate principal amount of any Excess Rent Note shall not exceed an amount equal to the excess, if any, of (x) the aggregate amount of payments made by the Company and its Subsidiaries to UAR and its subsidiaries from the date of the Indenture to the date of incurrence of such Excess Rent Note over (y)(i) the aggregate amount of principal and interest paid under the UAR Financing Agreements and other expenses paid in the ordinary course of business in connection with the properties held under the UAR Leases and any Subsequent UAR Lease during such period plus (ii) the aggregate principal amount of other Excess Rent Notes outstanding at the date of incurrence; and

     (xvi)  Affiliate Subordinated Indebtedness.

"Permitted Investment" means (a) any investment in any wholly-owned Subsidiary or any investment in any Existing Majority-owned Subsidiary made in accordance with "Restrictions on Preferred Stock of Subsidiaries and Subsidiary Distributions"; (b) Temporary Cash Investments; (c) intercompany notes to the extent permitted under clause (ix) of the definition of "Permitted Indebtedness"; (d) loans, advances or investments in existence on the date hereof and listed on a schedule attached to the Indenture; (e) loans, advances or investments in the aggregate amount of $10,000,000 at any one time outstanding; (f) any UAR Deficiency Note permitted under paragraph (c) under "Certain Covenants-Restrictions on Arrangements with UAR"; (g) any Asset Sale Note permitted under "Certain Covenants-Disposition of Proceeds of Asset Sales";
(h) UAR Indebtedness; and (i) any investment in the Notes or any Guarantees.

"Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock.

"Prop I or UAP I" means United Artists Properties I Corp., a corporation incorporated under the laws of the State of Colorado, together with its successors.

"Prop II or UAP II" means United Artists Properties II Corp., a corporation incorporated under the laws of the State of Colorado, together with its successors. During December 1995, the remaining 11 theatres owned by Prop II subsequent to the Sale-Leaseback were contributed to the Company.

"Purchase Agreement" means the Stock Purchase Agreement, dated as of February 18, 1992, among TCI, UAE, United Artists Holdings, Inc., a corporation incorporated under the laws of the

State of Delaware, United Artists Theatre Holding Company, a corporation incorporated under the laws of the State of Delaware, the Company, OSCAR I and OSCAR II, as amended prior to the date of the Indenture.

"Purchase Money Mortgages" means Indebtedness of the Company or any Subsidiary
(i) issued to finance or refinance the purchase or construction of any assets of the Company or any Subsidiary or (ii) secured by a Lien or any assets of the Company or any Subsidiary where the lender's sole recourse is to the assets so encumbered, in either case (a) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP, (b) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit, and (c) if the Lien securing such Indebtedness is created within 90 days of such purchase or construction.

"Redeemable Capital Stock" means any Capital Stock (other than any Company Exchangeable Preferred Stock held by OSCAR I) that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

"Registered Exchange Offer" shall mean the registration by the Company and OSCAR I under the Securities Act of all the Series B Notes pursuant to a registration statement under which the Company offers each holder of Series A Notes the opportunity to exchange all outstanding Series A Notes held by such holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Notes held by such holder.

"Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder excluding those events for which the 30-day notice requirement is waived, a withdrawal from an employee benefit plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

"Sale-and-Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or any of its Subsidiaries sell or transfer any real or tangible property or asset in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or the resale against installment payments, of such property or asset to the seller or transferor.

"Secured Parties" means (i) holders of the Notes, (ii) the lenders under the Bank Credit Agreement, such lenders which are parties to any interest rate contracts with the Company and (iii) any other Person which is entitled to the benefits of the Collateral Documents as permitted by the Collateral Documents and by clauses (i) and (ii) of paragraph (a) of "Certain Covenants-Limitation on Liens."

"Securities Act" means the Securities Act of 1933, as amended.

"Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

"Subordinated Indebtedness" means Indebtedness of the Company, payment of which is subordinated to the Notes.

"Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

"Subsidiary Guarantors" means the Subsidiaries listed as guarantors in the Indenture.

"Tax Sharing Agreement" means the tax sharing agreement, dated as of the date of the Indenture, between the Company and OSCAR I, as the same may be amended pursuant to the Indenture.

"TCI" means Tele-Communications, Inc., a corporation incorporated under the laws of the State of Delaware.

"Temporary Cash Investment" means (A) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, any lender who was an original signatory to the Bank Credit Agreement or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency, (C) commercial paper, maturing not more than one year after the date of acquisition, issued by any lender who was an original signatory to the Bank Credit Agreement or a corporation (other than an Affiliate or Subsidiary of the Company or OSCAR I) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Corporation or any successor rating agency, and (D) any money market deposit accounts issued or offered by any lender who was an original signatory to the Bank Credit Agreement or a domestic commercial bank having capital and surplus in excess of $500,000,000.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date of the Indenture.

"UAB" means UAB, Inc., a corporation incorporated under the laws of the State of Delaware, together with its successors.

"UAB II" means UAB II, Inc., a corporation incorporated under the laws of the State of Colorado, together with its successors.

"UAE" means United Artists Entertainment Company, a corporation incorporated under the laws of the State of Delaware, together with its successors.

"UAR" means United Artists Realty Company, a corporation incorporated under the laws of the State of Delaware, together with its successors.

"UAR Financing Agreements" means (i) Indenture of Mortgage and Deed of Trust, dated as of October 1, 1988, from Prop I to the Connecticut Bank and Trust Company, N.A. (formerly the Connecticut Bank and Trust Association, N.A.) and its successors and assigns ("Connecticut Bank") and Lese Amato, (ii) Guaranty, dated as of October 1, 1988, from UAE (formerly United Artists Communications, Inc.) to Connecticut Bank and Lese Amato, (iii) Note Purchase Agreements, each dated October 1, 1988, between Prop I and noteholders listed therein; (iv) Assignment of Lease Agreement, dated as of October 1, 1988, from Prop I to Connecticut Bank and Lese Amato; (v) Indenture of Mortgage and Deed of Trust, dated as of March 1, 1989, from Prop II to Connecticut Bank and the other trustees named therein; (vi) Guaranty, dated as of March 1, 1989 from UAE to Connecticut Bank and Lese Amato; (vii) Note Purchase Agreements, each dated March 1, 1989, between Prop II and noteholders listed therein; (viii) Assignment of Lease Agreement, dated as of March 1, 1989, from Prop II to Connecticut Bank and Lese Amato; (ix) two Promissory Notes, each dated October 4, 1988, from UAR to Commonwealth Theatres, Inc.; and (x) five Promissory Notes, each dated June 30, 1989, from UAR to Sameric Construction Company of Camden, Inc.; including, with respect to (i) through (x), any amendments, renewals, extensions, substitutions, refinancings, replacements, restructurings, supplements or other modifications thereof. In conjunction with the Sale-Leaseback Transaction, the Prop II Indebtedness was prepaid.

"UAR Indebtedness" means a loan made by the Company to Prop II (guaranteed by UAR) in an amount not to exceed $50,000,000 in exchange for a note issued by Prop II to the Company; provided that the Company shall be prohibited from making such loan unless (a) UAR or its wholly-owned subsidiaries use the proceeds from such loan solely towards the repayment in full of the Indebtedness described under clauses (v), (vi) and (viii) of the definition of "UAR Financing Agreements" (including any amendments, renewals, extensions, substitutions, refinancings, replacements, restructurings, supplements or other modifications thereof) and all of the properties so secured by such repaid Indebtedness (the "Prop II Properties") shall be released from any Liens with respect thereto; (b) such loan is made on the later of April 1, 1996 and the final maturity of the Indebtedness described in clause (a) above; (c) at the time such UAR Indebtedness is issued and after giving effect thereto on a pro forma basis, there exists no Default or Event of Default; (d) at the time such UAR Indebtedness is issued and after giving effect thereto on a pro forma basis, the Company's Funded Debt Ratio (as determined in accordance with the Bank Credit Agreement in effect on the date of the Indenture) would have been less than 3.0 to 1.0; (e) the Company shall receive first priority perfected security interests and mortgages on the Prop II Properties to secure the note issued in exchange for UAR Indebtedness and such note shall be in the form attached to the Indenture, as described below; and (f) any such note and the mortgage therefor shall be subject to a first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties and shall be subject to the Collateral Documents. Notes issued in exchange for UAR Indebtedness shall provide, among other things, that (i) so long as the note is outstanding, (a) UAR and Prop II will not, and will not permit their respective subsidiaries to, directly or indirectly, declare or pay any dividend on, or make any distribution in respect of, any shares of UAR's or Prop II's Capital Stock or purchase, redeem or acquire or retire for value, any such Capital Stock or any options, warrants or other rights to acquire such Capital Stock, except any dividend or distribution to OSCAR II by UAR for the payment of expenses and taxes attributable to assets and operations of UAR and its subsidiaries or attributable to OSCAR II on a stand-alone basis, (b) Prop II and UAR will comply with certain additional covenants, (ii) the note will mature no later than December 31, 1998, (iii) the note will bear interest at a market rate of interest (as determined on the date of incurrence of such UAR Indebtedness) payable in cash or in kind, and (iv) the principal amount of the note will become immediately due and payable upon, among other events, certain bankruptcy events concerning UAR or Prop II and upon any acceleration of the maturity of any Indebtedness of UAR or Prop II in the aggregate principal amount in excess of $5,000,000.

"UAR Leases" means (i) the Lease Agreement, dated as of October 1, 1988, between Prop I and the Company, as amended or otherwise modified by (a) the First Amendment thereto, dated as of May 1, 1990, (b) the Second Amendment thereto, dated as of September 1, 1990, and (c) the Assignment of Lease Agreement, dated as of October 1, 1988, from Prop I to The Connecticut Bank, (ii) the Lease Agreement, dated as of March 1, 1989, between Prop II and the Company, as modified by the Assignment of Lease Agreement, dated as of March 1, 1989, from Prop II to Connecticut Bank and Lese Amato and (iii) Master Lease Agreement and Master Sublease Agreement, each dated as of the date of the Indenture, between UAR and the Company, in each case (i) through (iii), as such agreements are amended, supplemented or otherwise modified from time to time. In conjunction with the Sale-Leaseback Transaction, the Lease Agreement between Prop II and the Company was canceled.

"Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Registration Rights

In connection with the issuance and sale of the Notes, the purchasers thereof became entitled to the benefits of a Registration Rights Agreement, dated as of May 12, 1992 (the "Registration Rights Agreement"), between the Company, OSCAR I and such purchasers. Pursuant to the Registration Rights Agreement, the Company effected the Exchange Offer and filed and caused to become effective the Registration Statement containing this Prospectus.

The Registration Rights Agreement also provides for certain incidental registration rights for the holders of the Series A Notes, in connection with certain registrations of other debt securities of the Company or OSCAR I. If a registration of Series A Notes pursuant to such incidental registration rights involves an underwritten offering of debt securities, whether or not for sale for the account of the Company or OSCAR I, and the underwriter or the managing underwriter, as the case may be, of such underwritten offering shall inform the Company or OSCAR I and the holders of the Series A Notes requesting such registration of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Company and OSCAR I will include in such registration (a) first, all the debt securities of the Company or OSCAR I which the Company or OSCAR I proposes to sell for its own account or for the account of others (other than the debt securities held by the holders of Series A Notes requesting inclusion in such registration) and (b) second, to the extent of the amount which the Company is so advised can be sold in (or during the time of) such offering, Series A Notes requested to be included in such registration, pro rata among the holders of Series A Notes thereof requesting such registration on the basis of the principal amount of such Series A Notes requested to be included by all such holders of Series A Notes.

A majority of the holders of the Series A Notes to be covered by a registration statement may elect to have such Series A Notes sold in an underwritten offering. In such event, MLPF&S shall have the right to act as the underwriter (or, at MLPF&S's option, the managing underwriter) of the offering on terms customary for this type of underwriting. If MLPF&S does not agree to such engagement, the Company and OSCAR I shall be entitled to engage another investment banking firm as underwriter.

Pursuant to the Registration Rights Agreement, the Company and OSCAR I have agreed to pay all expenses of effecting the registration of the Notes (other than underwriting discounts and commissions and transfer taxes, if any) pursuant to not more than three incidental registrations. The Company and OSCAR I have also agreed to indemnify each Person who participates as an underwriter, each holder of Series A Notes and any Person who controls any holder of Series A Notes or underwriter against certain losses, claims, damages and expenses arising under the federal securities laws. In addition, each holder of Series A Notes has agreed to indemnify the Company, OSCAR I, each underwriter and the other selling holders of Series A Notes against certain losses, claims, damages and expenses arising under the securities laws with respect to written information furnished to the Company by such holder.

                      DESCRIPTION OF SENIOR BANK FINANCING

As the Bank Credit Agreement restated on May 1, 1995 with the Restated Bank Credit Agreements the following description of the Company's senior bank financing will only address the material terms of the Restated Bank Credit Agreement. A description of the material terms of the Bank Credit Agreement can be found in the Prospectus dated June 13, 1994.

The following description of material terms of the Restated Bank Credit Agreement does not purport to be complete and is subject to all of the provisions of the Restated Bank Credit Agreement. See "Available Information."

Bank of America National Trust and Savings Association, as Managing agent, Barclays Bank PLC, and The First National Bank of Boston as co-managing agents (collectively, the "Co-Managing Agents"), and certain other financial institutions (collectively with the Co-Managing Agents, the "Banks") provided senior secured bank financing pursuant to the Restated Bank Credit Agreement. All capitalized terms used in this Section without definition shall have the meanings assigned to them in the Restated Bank Credit Agreement, except that the term "Notes" refers to the 11 1/2% Senior Secured Notes due 2002.

The following is a summary description of the Restated Bank Credit Agreement:

Senior Bank Facilities

The Restated Bank Credit Agreement provides for $250 million delay draw term loans (the "Tranche A Term Commitment"), $87.5 million of revolving loan and letters of credit commitments (the "Tranche B Revolving Commitment "), and $12.5 million of standby letters of credit (the "Tranche C Commitment"). The Tranche C Commitment supports certain obligations in respect of certain existing indebtedness of UAP I which is a wholly owned subsidiary of UAR.

Borrowings under the Senior Bank Facilities are hereinafter referred to as "Loans." The Senior Bank Facilities are guaranteed by OSCAR I and the OSCAR I Bank Guarantee is secured (on a pari passu basis with the OSCAR I Note Guarantee and any senior guarantee by OSCAR I of any Additional Senior Debt permitted by the Restated Bank Credit Agreement) by all of the outstanding capital stock of the Company. The Senior Bank Facilities are also guaranteed by the Subsidiary Guarantors and are secured (on a pari passu basis with the Notes and any Additional Senior Debt permitted by the Restated Bank Credit Agreement) by a first priority security interest in all of the issued and outstanding capital stock of such Subsidiary Guarantors.

Term; Amortization

The Tranche A Term Commitment has a final maturity date of March 31, 2002. Tranche A Term Commitments of $200 million were drawn on May 1, 1995. The remaining $50 of Tranche A Term Commitments were drawn on November 6, 1995. The Tranche A Term Commitment is required to be amortized in semi-annual installments as follows:



                                                              Percentage of
                                                            December 31, 1995
Semi-Annual Payment Date                                   Outstanding Balance
------------------------                                   -------------------
December 31, 1995.................................                 0.0%
December 31, 1996.................................                 2.0%
June 30 and December 31, 1997.....................                 5.0%
June 30 and December 31, 1998.....................                 6.5%
June 30 and December 31, 1999.....................                10.0%
June 30 and December 31, 2000.....................                11.0%
June 30 and December 31, 2001.....................                11.0%
March 31, 2002....................................                11.0%


The Tranche B Revolving Commitment is available for working capital and other general corporate purposes. The Tranche B Revolving Commitment has a final maturity of March 31, 2002. The

Tranche B Revolving Commitments reduce (and any excess borrowings thereunder are required to be repaid) in accordance with the following schedule:



                                                          Amount of
                                                         Year Ended
                                                          Reduction
                                                          ---------
December 31, 1995.........................................    0%
December 31, 1996.........................................    0%
December 31, 1997.........................................   10%
December 31, 1998.........................................   10%
December 31, 1999.........................................   15%
December 31, 2000.........................................   15%
December 31, 2001.........................................   25%
March 31, 2002............................................   25%


The Restated Bank Credit Agreement also provides for $12.5 million of Tranche C Commitments. The Tranche C Commitments will expire on November 1, 1998. Any drawing thereunder which occurs after 20 days prior to the expiration of the applicable letter of credit under Tranche C Commitment (the "Expected Drawdown Period") will be required to be equally amortized in semi-annual installments during the remaining term of the Tranche A Term Commitments. Any drawings under the Tranche C Commitment other than during the Expected Drawdown Period, will be payable on demand. Any drawings under the Tranche C Commitment will permanently reduce the availability thereof. In addition to the Tranche C Commitment the Company may utilize up to $17.5 million of the availability under the Tranche B Revolving Commitments for Facility Letters of Credit if any Bank in its sole discretion shall agree to issue any such Facility Letter of Credit. As of March 31, 1996, $2.0 million of letters of credit had been issued under the Tranche B Revolving Commitment.

Interest Rates; LC Fee; Commitment Fees

With certain exceptions, interest on Loans is payable at a rate per annum equal to the Applicable Margin (as defined below) plus (i) the Alternate Base Rate,
(ii) the CD Rate (available for 30, 60, 90 and 180 day periods) or (iii) the Eurodollar Rate (available for 1, 2, 3 or 6 month periods) (the rate in clause
(i), (ii) or (iii), as applicable, the "Applicable Base Rate"), at the Company's option. The term "Applicable Margin" is determined as of the end of each fiscal quarter of the Company by reference to the Pricing Leverage Ratio (as defined below) as of the date of determination, as set forth in the table below. The term "Pricing Leverage Ratio" means the ratio of (a) UAT Indebtedness less the sum of (i) the average daily undrawn face amount of any letters of credit issued under the Tranche B Revolving and Tranche C Commitments and (ii) Subordinated Indebtedness to (b) UAT Annualized Operating Cash Flow.

                               APPLICABLE MARGINS


                                      Alternate Base    Eurodollar     CD
                                         Rate Loan      Rate Loan   Rate Loan
                                      ---------------  -----------  ----------
4.75:1 and above...........................1.000%         2.000%      2.125%
4.50:1 but less than 4.75:1................0.875%         1.875%      2.000%
4.00:1 but less than 4.50:1................0.625%         1.625%      1.750%
3.50:1 but less than 4.00:1................0.375%         1.375%      1.500%
3.00:1 but less than 3.50:1................0.125%         1.125%      1.250%
Less than 3.00:1.............................0.0%         1.000%      1.125%


Interest is computed on the basis of a 360-day year. Interest on Alternate Base Rate Loans is payable quarterly in arrears. Interest on CD Rate Loans and Eurodollar Loans is payable in arrears at the end of the Applicable Interest Period, but no less often than quarterly. Interest is also payable in arrears on the date of any prepayment or conversion of the Loans. After the occurrence and during the continuance of an Event of Default, interest is payable on demand.

Interest on any Loans which represent drawings under the Tranche C Commitments after the Expected Drawdown Period will bear interest at the Applicable Base Rate plus the Applicable Margin. Interest on any Loans which represent drawings under the Tranche C Commitments prior to the Expected Drawdown Period will bear interest at the Applicable Base Rate plus the Applicable Margin plus 1% per annum.

While any Event of Default exists and is continuing or after the exercise by the Banks of any remedies under the Restated Bank Credit Agreement, the Company will be required to pay interest on the principal amount of all Loans and Unreimbursed Drawings due and unpaid at a rate per annum which is determined by increasing the Applicable Margin then in effect by 2% per annum (plus, if applicable, the Letter of Credit Premium). If any interest on any Loan, or any other amount payable under the Restated Bank Credit Agreement or under any of the other Loan Documents is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), such unpaid amount will accrue interest at a rate per annum equal to the sum of the Alternate Base Rate plus the Applicable Margin then in effect for Alternate Base Rate Loans plus 2% per annum. On or after the expiration of the Interest Period applicable to any Eurodollar Rate Loan or CD Rate Loan outstanding on the date of occurrence such Event of Default or exercise of remedies, Loans will accrue interest at the Alternate Base Rate plus the Applicable Margin (including the 2% per annum increase therein) plus, if applicable, the Letter of Credit Premium.

The Restated Bank Credit Agreement provides for a fee per annum in respect of issued and undrawn letters of credit under the Tranche C Commitment equal to the then Applicable Margin (including any applicable default premium) for Eurodollar Rate Loans and, if any amounts are drawn under the Tranche B and Tranche C Commitments prior to the Expected Drawdown Period, plus 1% per annum. Such fees under the Tranche B and Tranche C Commitment are payable quarterly in advance.
A similar fee will apply if any Facility Letters of Credit are issued. The Company is also required to pay certain customary fees for services of the Banks issuing the letters of credit.

The Company is required to pay a commitment fee on the average daily unused portion of the Tranche B Revolving Commitments equal to 1/2 of 1% per annum; provided that the commitment fees will be adjusted by deducting therefrom the Commitment Fee Discount. The Commitment Fee Discount will be determined as of the end of each fiscal quarter of the Company and will be applied as a credit against the amount of commitment fees payable for the subsequent quarter. The Commitment Fee Discount for each period equals 1/8 of 1% per annum and will be applied for any fiscal quarter for which the Leverage Ratio (as defined below) of the Company is less than 4.25:1. The term "Leverage Ratio" means, with respect to any period, the ratio of UAT Indebtedness to UAT Annualized Operating Cash Flow for such period.

Mandatory Prepayments

The Restated Bank Credit Agreement requires that Net Cash Proceeds from any Disposition (with certain exceptions) be applied as follows. The Restated Bank Credit Agreement provides that, promptly upon receipt, the Company is required to prepay the Tranche A Term Loans and the Letter of Credit Loans in an amount equal to the Banks' Pro Rata Share of the Applicable Percentage of the Net Cash Proceeds therefrom, less the amount of investments permitted by the Restated Bank Credit Agreement from such Net Cash Proceeds where the "Applicable Percentage" is (a) 100% so long as a Default or an Event of Default shall have occurred and is continuing at the time of any such Disposition or (b) so long as no Default or Event of Default shall have occurred and then be continuing, the percentage set forth below depending upon the Pricing Leverage Ratio of the Company as such ratio existed on the last day of the fiscal quarter immediately preceding the date of receipt by the Company or its Subsidiary of such Net Cash
Proceeds:


Pricing Leverage Ratio                    Applicable Percentage
----------------------                    ---------------------
4.5:1 and above.................................   90%
3.5:1 but less than 4.5:1.......................   60%
Less than 3.5:1.................................   25%


The Restated Bank Credit Agreement also provides generally that any remaining portion of the Applicable Percentage of Net Cash Proceeds in respect of any Disposition not utilized to repay the holders of the Notes or any Replacement Debt must be utilized to repay the Banks. The Restated Bank Credit Agreement further provides generally that any portion of the Net Cash Proceeds of any Disposition which represents any excess of the Net Cash Proceeds thereof over the Applicable Percentage of such Net Cash Proceeds and which is utilized to repay the holders of the Notes or any Replacement Debt must also be so utilized on a pro rata basis to repay the Banks.

The Restated Bank Credit Agreement also provides that if any Event of Default has occurred and is continuing at the time of any Disposition requiring a prepayment pursuant to the Restated Bank Credit Agreement, then the terms of any Disposition entered into when a Default or Event of Default has occurred and is continuing shall require that not less than 75% of the consideration for such Disposition be cash or Cash Equivalents.

The Restated Bank Credit Agreement provides that the portion of any prepayment made in respect of the Term Loans is required to be applied pro rata to the remaining unpaid installments of the Tranche A Term Loans then outstanding. After the Tranche A Term Loans have been repaid in full, the amount of any such prepayment is required to be applied pro rata to the remaining unpaid installments of any Tranche C Loans then outstanding.

The Restated Bank Credit Agreement also provides that 100% of the Net Cash Proceeds arising from any Permitted Senior Term Debt(as defined herein) will be applied first, to prepay UAP I Notes to the extent that it is indebtedness of the Company, and second, to be applied (or, except as set forth below, offered to be applied) pro rata to the prepayment of the Tranche A Term Loans, the Notes and any other Permitted Senior Term Debt. The portion of such Net Proceeds applied to the Tranche A Term Loans will be applied pro rata across remaining scheduled maturities.

The term "Permitted Senior Term Debt" is defined as term (and not revolving credit) Indebtedness that: (a) has terms (other than pricing), covenants and defaults that are not more onerous or more restrictive on the Company or its Subsidiaries nor more favorable to the lender of such Indebtedness than the terms and conditions set forth in the Restated Bank Credit Agreement on the date of incurrence of such Permitted Senior Term Debt (b) has an average life greater than any outstanding borrowings under the Restated Bank Credit Agreement and (c) has a maturity at least one year after the Tranche A Maturity Date and the Tranche B Revolving Maturity Date (or having additional or different terms (other than pricing), or covenants or defaults that are, in the reasonable judgment of Majority Banks, more onerous or more restrictive on the Company or more favorable to such lender, but which terms and provisions have been approved in writing by Majority Banks).

The Restated Bank Credit Agreement also provides that, commencing in fiscal year ending December 31, 1998, and on each anniversary thereof, the Company will be required to apply (or, except as set forth below, offer to apply) 50% of the Excess Cash to prepay on a pro rata basis the principal amount outstanding under the Tranche A Term Loans, and any Permitted Senior Term Debt. The amount of such prepayment in respect of the Tranche A Term Loans will be applied pro rata to the remaining unpaid installments of Tranche A Term Loans then outstanding.

The Restated Bank Credit Agreement provides that any prepayment on account of the Notes or any Permitted Senior Term Debt permitted pursuant to the provisions of the Restated Bank Credit Agreement relating to prepayment from the net cash proceeds of Permitted Senior Term Debt or (to the extent applicable) Excess Cash, but not required under such agreements or, if required, waived, is required to be applied first to prepayment of the Tranche A Term Loans and, upon payment in full thereof, to the Company or whomever shall be entitled thereto.

Optional Prepayments

UATC may voluntarily prepay amounts outstanding under the Restated Bank Credit Agreement (or reduce the availability of the Tranche B Revolving Commitments) in whole or in part at any time without premium or penalty, subject to customary breakage provisions, compliance with certain notice requirements and minimum prepayment amounts. The Restated Bank Credit Agreement provides that the portion of any optional prepayment made in respect of the Tranche A Term Loans is required to be applied pro rata to the remaining unpaid installments of the Tranche A Term Loans then outstanding.

Covenants

The Restated Bank Credit Agreement contains certain customary affirmative covenants, including covenants with respect to, among other things, the delivery of financial statements and other information, the preservation of corporate existence, the maintenance of property, the maintenance of insurance, the payment of obligations, compliance with laws, inspection of property and books and records, use of proceeds, compliance with environmental laws, compliance with ERISA, Replacement Debt and further assurances (including pledges of newly acquired subsidiaries).

The Restated Bank Credit Agreement also requires the Company to enter into and thereafter maintain in effect until the Tranche A Term Loans have been repaid in full (except during any period when the Senior Leverage Ratio of the Company is less than 3.5:1 commencing after the second consecutive quarter that the Senior Leverage Ratio is less than 3.5:1) one or more Rate Contracts and/or interest rate cap agreements (containing certain specified terms) providing protection against fluctuations in interest rates in respect of a specified portion of certain Indebtedness. The Company has entered into interest rate cap agreements aggregating $125 million which provide for a LIBOR rate cap ranging between 6 1/2% and 7 1/2% and expire at various dates through 1997.

The Restated Bank Credit Agreement allows the Company to exchange the Preferred Stock (as defined below) into Exchange Notes, other subordinated indebtedness and other preferred stock. Any subordinated indebtedness issued in exchange for the Preferred Stock may not have an interest rate in excess of 12% per annum, may not require principal payments prior to all Obligations being paid in full and, if an Event of Default has occurred, no payments of interest can occur until such Event of Default is cured or waived. Any other preferred stock issued in exchange for the Preferred Stock may not have an annual coupon rate in excess of 12% per annum, may not be acquired or required to be acquired prior to all Obligations being paid in full and, if an Event of Default has occurred, no payments of dividends can occur until such Event of Default is cured or waived.

The Restated Bank Credit Agreement also contains certain customary negative covenants, including, without limitation, covenants restricting the incurrence of indebtedness, the grant or sufferance to exist of liens, dispositions of assets, consolidations and mergers, loans and investments (including without limitation acquisitions), transactions with affiliates, change in business, compliance with ERISA, lease obligations, capital stock and equity issuances, restricted payments, capital expenditures, certain transactions with UAR and its affiliates, investments in margin stock, amendments to agreements and accounting changes.

The Restated Bank Credit Agreement provides that, except for the Loans (and with certain other exceptions), the Company will not directly or indirectly make any optional or other voluntary payment, prepayment, retirement, repurchase or redemption on account of the principal of or interest in respect of any Indebtedness or set aside money or securities for a sinking or other similar fund for the payment of principal of or premium or interest on any Indebtedness or set apart money for the defeasance of any Indebtedness; provided that, during any fiscal year, the Company may apply Excess Cash and the proceeds from Dispositions, in excess of that required to make any prepayments pursuant to the Restated Bank Credit Agreement, to the prepayment of Indebtedness of the Company (other than the Notes) and refinancings thereof. The Restated Bank Credit Agreement provides that OSCAR I and UATC will not, and will not permit any Subsidiary to, directly or indirectly, pay any fee or other consideration to any other Secured Party for the receipt of its consent to or approval of any disposition of the Collateral, including the release of any Collateral from the Liens created by the Collateral Documents, unless the Banks receive a payment in an amount proportionate to the amount of such fee or other consideration.

The Restated Bank Credit Agreement also contains the following financial covenants:

     (a) As of the end of any fiscal quarter, the ratio of UAT Annualized Operating Cash Flow to the sum of (i) Pro Forma Interest Expense on UAT Indebtedness plus (ii) Pro Forma Dividends may not be less than the ratio set forth below with respect to each period set forth below:


Period                                                               Multiple
------                                                               --------
From May 1, 1995 through and including December 31, 1996............1.75:1.00
January 1, 1997 and thereafter......................................2.00:1.00


     (b) As of the end of any fiscal quarter, the ratio of the sum of (i) UAT Annualized Operating Cash Flow plus (ii) the excess (if greater than zero) of cash and Cash Equivalents over the principal amount of the sum of Revolving Loans plus the face amount of, and Unreimbursed Drawings under, Facility Letters of Credit outstanding as of the end of such period to the sum of (A) Pro Forma Debt Service on UAT Indebtedness plus (B) Pro Forma Dividends may not be less than the ratio set forth below with respect to each period set forth below:


Period                                                               Multiple
------                                                               --------
From May 1, 1995 through and including December 31, 1996............1:15:1:00
January 1, 1997 and thereafter......................................1.25:1.00


     (c) As of the end of any fiscal quarter, UAT Senior and Total Indebtedness may not exceed an amount equal to the following multiples of UAT Annualized Operating Cash Flow:


                                                Senior        Total
                                             Indebtedness  Indebtedness
Quarterly Period                               Multiple      Multiple
----------------                               --------      --------
May 1, 1995 through December 13, 1995........    5.00          5.00
March 31, 1996 through December 31, 1996.....    4.75          5.00
March 31, 1997 through December 31, 1997.....    4.50          5.00
March 31, 1998 through December 31, 1998.....    4.00          4.50
March 31, 1999 through December 31, 1999.....    3.75          4.00
March 31, 2000 through December 31, 2000.....    3.50          3.75
March 31, 2001 and thereafter................    3.00          3.50


     (d) As of the end of any fiscal quarter, the ratio of (i)(A) UAT Annualized Operating Cash Flow plus (B) Pro Forma Lease Expense, to (ii)(A) Pro Forma Debt Service plus (B) Pro Forma Lease Expense, plus (C) Pro Forma Dividends, may not be less than 1.10 to 1.0;

     (e) As of the end of fiscal year 1995 and 1996, permit the ratio of the sum of (i)(A) UAT Annualized Operating Cash Flow plus (B) an amount designated to be drawn under committed lending facilities (provided that, if such amounts were actually drawn the borrower would be in compliance with all other financial ratios) plus (C) Net Cash Proceeds from Dispositions not required to prepay Indebtedness or used to make Capital Expenditures to (ii) the sum of (1) Pro Forma Debt Service on Indebtedness plus (2) Pro Forma Dividends and (3) actual Capital Expenditures may not be less than 1.10 to 1.00.

     (f) As of the end of fiscal year 1997 and thereafter, permit the ratio of the sum of (i)(A) UAT Annualized Operating Cash Flow plus (B) Net Cash Proceeds from Dispositions not required to prepay Indebtedness or used to make Capital Expenditures plus (C) an amount equal to the amount of Capital Expenditures that could have been made during the prior two years but were not made to (ii) the sum of (1) Pro Forma Debt Service on Indebtedness plus (2) Pro Forma Dividends and (3) actual Capital Expenditures may not be less than 1.00 to 1.00.

Events of Default

The Restated Bank Credit Agreement contains certain Events of Default, including, without limitation, the following:

     (a) default shall occur in the payment of any principal of any Loan or of any amount due upon drawing of any letter of credit;

     (b) default shall occur in the payment of any interest, any commitment fee, any letter of credit commission, or any other fee (other than an amount referred to in (a) above or (c) below) within five days after the due date;

     (c) default shall occur in the payment of any expense reimbursement or any other amount (other than an amount referred to in (a) or (b) above) within 30 days after the due date;

     (d) any representation or warranty made in connection with the Restated Bank Credit Agreement, any other Loan Document, or in any document furnished in connection therewith shall prove to have been false or misleading in any material respect when made;

     (e) default shall occur in the due observance of certain covenants, conditions or agreements of the Restated Bank Credit Agreement, the OSCAR I Bank Guarantee, or any other Loan Document (in certain cases, after the expiration of an applicable grace period); any Guarantee, any Pledge Agreement or in any other Collateral Document shall cease to be in full force and effect, or any security interest shall cease to be a valid and perfected first priority security interest in any Collateral;

     (f) certain events of bankruptcy or insolvency shall occur with respect to OSCAR I, the Company or any Material Subsidiary;

     (g) a default shall occur under any mortgage, indenture, agreement or instrument or other document evidencing any Indebtedness (other than a Rate Contract) of the Company or any Subsidiary thereof, if, as a result of such default (i) Indebtedness in an aggregate amount in excess of $10 million of the Company or any Subsidiary thereof shall become or be declared due and payable prior to the date on which it would otherwise become due and payable or (ii) the holder or obligee of any Indebtedness (or any trustee or agent on behalf of such holder or obligee) shall be permitted to accelerate, whether or not such acceleration actually occurs, the maturity of any Indebtedness of the Company or any Subsidiary thereof in an aggregate amount in excess of $10 million;

     (h)  certain events with respect to ERISA shall occur;

     (i) there shall occur the rendering of one or more final judgments for the payment of money in excess of $5 million against the Company or any Subsidiary thereof which remains undischarged and unstayed for a period of 30 consecutive days, or there shall occur the taking of any action by a judgment creditor to levy upon the assets of the Company or any Subsidiary to enforce any such judgment;

     (j) there shall occur the rendering of one or more final judgments by a court or other tribunal against the Company or any Subsidiary thereof in favor of TCI, any of its Affiliates, or any holder of OSCAR Preferred Stock, UAT Preferred Stock, OSCAR Exchange Notes or UAT Exchange Notes, in each case in its capacity as a holder of such security;

     (k)(i) OSCAR I shall cease to directly own, beneficially and of record, 100% of the issued and outstanding voting stock of the Company, (ii) the Merrill Lynch Entities shall cease to own, directly or indirectly, over 50% of the issued and outstanding voting stock of OSCAR I or (iii) the Company shall make any payments pursuant to the Change in Control Offer (as defined in the Indenture);

     (l) there shall have occurred a Material Adverse Effect and the Agent shall have notified the Company in writing that Majority Banks have determined that there has occurred a Material Adverse Effect and the Agent shall not have withdrawn such notice by the earlier of: (i) 60 days after the date of such notice and (ii) the first date following the date of such notice when the Company is required to deliver the financial reports and certificates pursuant to the Restated Bank Credit Agreement;

     (m) the Company shall breach or default one or more Rate Contracts to which any Bank or Banks are party, if the effect of such breach or default is termination of any of such Rate Contracts and a demand or demands in an aggregate amount in excess of $10 million are made upon the Company to pay any claim or claims for compensation, termination or loss which remain unsatisfied for three Business Days or more;

     (n) if, during any period of 12 consecutive months there shall occur Involuntary Closings of 30 theatres owned, leased or operated by the Company and/or its Subsidiaries or if there shall occur Involuntary Closings of 60 or more theatres owned, leased or operated by the Company and/or its Subsidiaries; or

     (o) an Event of Acceleration (as defined in the Intercreditor Agreement, as in effect on the date of the Closing or as amended with the consent of the Company) shall occur.

In addition to other customary remedies, upon an Event of Default, the Majority Banks are entitled to require the Company to cash collateralize any amounts then available for draw under any outstanding letters of credit.

              DESCRIPTION OF CAPITAL STOCK AND CERTAIN SECURITIES

Preferred Stock

In connection with the Acquisition, OSCAR I issued to the Seller (which has agreed to be bound by a Securityholders' Agreement entered into between the Seller and the Purchasers (the "Securityholders' Agreement")) 92,500 shares of Series A Cumulative Redeemable Exchangeable Preferred Stock (the "Preferred Stock") having an aggregate liquidation preference of $92.5 million. OSCAR II has entered into a Contingent Capital Agreement with OSCAR I (the "Contingent Capital Agreement") pursuant to which OSCAR II has agreed to contribute to OSCAR I in exchange for common stock of OSCAR I in the event of the liquidation, dissolution or winding up of OSCAR I in which all indebtedness of OSCAR I and UATC (including trade indebtedness but excluding Exchange Notes) is or would be, after giving effect to such contribution, paid in full, such number of shares of UAR as have a fair market value equal to the difference between (a) the sum of
(i) the aggregate liquidation value of the then-outstanding Preferred Stock (including any accrued and unpaid dividends (including Default Dividends (as defined in the Certificate of Designation governing the Preferred Stock) to the date of such contribution)) and (ii) the aggregate principal amount of the then outstanding Exchange Notes (including accrued and unpaid interest thereon to the date of such contribution) and (iii) the Debt Amount (as defined therein) over
(b) the aggregate amount the holders of the Preferred Stock or Exchange Notes would receive on a liquidation, dissolution or winding up of OSCAR I if no contribution were made pursuant to the Contingent Capital Agreement or otherwise. The Contingent Capital Agreement provides that such agreement is for the sole and exclusive benefit of the parties thereto and that such agreement is not intended to confer any express or implied rights on any third parties. The Contingent Capital Agreement also contains certain covenants and restrictions upon the operations of OSCAR II, UAR and their subsidiaries, the waiver or amendment of which requires the consent of a majority of the then issued and outstanding shares of Preferred Stock and a majority of the outstanding principal amount of any Exchange Notes (as defined below). The Contingent Capital Agreement will terminate in the event that OSCAR II shall at any time be a direct or indirect wholly owned subsidiary of OSCAR I or in the event that either UAR or OSCAR II shall merge with or into, or consolidate with, OSCAR I, or in the event of the consummation of any transaction or series of transactions as a result of which all or substantially all of the assets of OSCAR II immediately prior to such transaction or series of transactions are owned directly or indirectly by OSCAR I immediately after such transaction or series of transactions.

On February 28, 1995, OSCAR II was merged into OSCAR I effected by a one-for-one share exchange.

The following description of the Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificate of Designation governing the Preferred Stock, a copy of which is attached as an exhibit to the Registration Statement. See "Available Information."

Rank

The Preferred Stock, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, ranks (i) junior to any other series of preferred stock duly established by the Board of Directors of OSCAR I, the terms of which shall specifically provide that such series shall rank prior to the Preferred Stock, whether now existing or hereafter created (the "Senior Preferred Stock"), (ii) on a parity with any other series of preferred stock duly established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series A Preferred Stock, whether now existing or hereafter created (the "Parity Preferred Stock"), and (iii) prior to any other class or series of capital stock of OSCAR I, including, without limitation, all classes of the Common Stock of OSCAR I whether now existing or hereafter created (the "Common Stock"; all of such classes or series of capital stock of OSCAR I to which the Preferred Stock ranks prior, including without limitation the Common Stock, and including, without limitation, Junior Securities convertible into or exchangeable for other Junior Securities or phantom stock representing Junior Securities, are collectively referred to herein as the "Junior Securities").

Dividends

Subject to any prior preferences and other rights of any Senior Preferred Stock and to the provisions set forth below, the holders of the shares of Preferred Stock are entitled to receive when and as declared by the Board of Directors of OSCAR I, out of funds legally available therefor, cumulative dividends on the shares of the Preferred Stock, at a rate per annum of the Applicable Rate (as defined below) then in effect multiplied by the liquidation preference thereof. The term Applicable Rate means with respect to each share of Preferred Stock (including any Additional Shares of Preferred Stock), (i) through and including December 31, 1995, 8% per annum, (ii) from January 1, 1996 through and including December 31, 1996, 9% per annum, and (iii) thereafter 14% per annum; provided, however, that the Applicable Rate shall, with respect to each outstanding share of Preferred Stock (including any Additional Shares of Preferred Stock issued during such period), mean 14% per annum during the period (the "Default Period")
(i)(x) commencing on the date upon which the lenders (or any trustee or other representative thereof) under the Bank Credit Agreement and the Restated Bank Credit Agreement or the Indenture (together, the "Senior Financing") (1) delivers any notice which has the effect of accelerating the Senior Financing,
(2) takes any other steps which have the effect of requiring all such Senior Financing otherwise to be declared due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to its stated maturity, or (3) takes any other steps which have the effect of obligating OSCAR I or any of its subsidiaries to redeem or repurchase all of such Senior Financing prior to its stated maturity (other than by a regularly scheduled prepayment and other than any such redemption or repurchase obligation which arises as a result of any transaction or series of transactions by OSCAR I or any of its subsidiaries and which requires that all or a portion of the proceeds received in connection therewith be so utilized to redeem or repurchase such Senior Financing or which arises pursuant to any provision of any Senior Financing which requires such redemption or repurchase in the absence of a default or event of default thereunder) and (y) ending on the date of rescission or cancellation of such acceleration, the cure or waiver of the default giving rise to the right of the lender (or any such trustee or other representative) to so accelerate, or the date upon which such obligation to redeem or repurchase shall have been satisfied, or waived or shall otherwise cease to exist, and (ii) during the continuance of any breach by OSCAR I of certain provisions of the Certificate of Designation governing the Preferred Stock relating to restricted payments, required repurchases upon a Change of Control (as defined below) of OSCAR I and of certain covenants relating to voting rights of the Preferred Stock described under "Voting" below, or during the continuance of any breach by OSCAR II of its obligations with respect to the operations of OSCAR II, UAR and their respective subsidiaries under the Contingent Capital Agreement. Dividends on shares of Preferred Stock are payable on December 31 of each year, commencing on December 31, 1992, which date shall be the first day of the next succeeding dividend period (each such period, an "Annual Dividend Period"), or if any such date is not a Business Day (as hereinafter defined), on the next succeeding Business Day (each of such dates being a "Dividend Payment Date"), in preference to and in priority over dividends on the Junior Securities, except as provided in the Certificate of Designation governing the Preferred Stock. Dividends on the Preferred Stock are fully cumulative and accrue (whether or not earned or declared and, to the extent permitted by law, whether or not there are unrestricted funds of OSCAR I legally available for the payment of dividends), without interest, from the first day of the Annual Dividend Period, except that with respect to the Annual Dividend Period ending on December 31, 1992, such dividend shall accrue from May 12, 1992 (the "Initial Issuance Date") and except that with respect to the first Annual Dividend Period relating to any Additional Shares of Preferred Stock, dividends shall accrue from the respective initial date of issuance thereof.

Any dividend on the Preferred Stock accrued and payable (including, without limitation, Default Dividends (as defined below)) may be paid either, as so elected by the Board of Directors of OSCAR I, (x) in cash, except as provided below, or (y) by issuing a number of additional shares (or partial shares) of the Preferred Stock (the "Additional Shares of Preferred Stock") for each such share (or partial share) of Preferred Stock then outstanding equal to the dividend then payable on each such share (or partial share) of Preferred Stock for the Annual Dividend Period then ended (or such shorter period for which dividends are so being paid) (expressed as a dollar amount) divided by the liquidation value of one share of Preferred Stock (expressed as a dollar amount) or (z) in any combination thereof; provided, however, that except as provided below on each Dividend Payment Date which occurs after January 1, 1997, except as provided below, such dividend amount will be paid in cash. If, at any time after the Initial Issuance Date, OSCAR I is not required to pay cash dividends, then OSCAR I may instead issue Additional Shares of Preferred Stock as set forth in clause (y) of the preceding sentence.

If at any time dividends are not declared and paid on any Dividend Payment Date, whether in cash or Additional Shares of Preferred Stock or any combination thereof (the "Omitted Dividends"), Preferred Stock in respect of which such Omitted Dividends were not paid will accrue additional dividends as though such Omitted Dividends had been paid in Additional Shares of Preferred Stock at a rate per annum of the Applicable Rate then in effect multiplied by the amount of such Omitted Dividend (expressed as a dollar amount) (the "Default Dividends"). Such Default Dividends will be fully cumulative (whether or not earned or declared) and will be deemed to constitute accrued and unpaid dividends for all purposes of the Certificate of Designation governing the Preferred Stock even if such additional dividends are not specifically mentioned in any particular context. All Default Dividends will be considered to be in arrears at all times.

Subject to the provisions set forth in the immediately preceding paragraph, OSCAR I will not be required to pay cash dividends on shares of Preferred Stock to the extent that the payment thereof would result in an Indebtedness Default (as defined in the Certificate of Designation governing the Preferred Stock), if an Indebtedness Default has occurred and is continuing, or to the extent the payment of cash dividends on shares of Preferred Stock is prohibited by the then applicable corporation law of the State of Delaware; provided, however, that if no Indebtedness Default has occurred and is continuing, to the extent an amount in cash is available, the payment of which would not result in an Indebtedness Default or be prohibited by the then applicable corporation law of the State of Delaware, on each Dividend Payment Date which occurs after January 1, 1997, dividends on Preferred Stock will, to the extent of such available amount, be payable in cash, ratably to the holders of the Preferred Stock in proportion to the full amounts of dividends to which they are then entitled, in addition to any Additional Shares of Preferred Stock also then payable thereon. OSCAR I will not be required to pay dividends on shares of Preferred Stock in Additional Shares of Preferred Stock to the extent such payment is prohibited by the then applicable corporation law of the State of Delaware.

Redemption

Subject to the rights of any Senior Preferred Stock, shares of Preferred Stock will be redeemable by OSCAR I as provided below (with all references to a redemption price per share to be adjusted proportionally in respect of partial shares):

At the option of OSCAR I, shares of Preferred Stock may be redeemed at any time as a whole or in part from time to time, out of funds legally available therefor, at a redemption price, payable in cash, equal to the per share liquidation preference thereof, plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared), if any, to the date fixed for redemption.

Prior to the occurrence of a Change of Control (as defined in the Certificate of Designation governing the Preferred Stock), OSCAR I will offer to purchase (the "Change of Control Offer") on the Change of Control Date (as defined in the Certificate of Designation governing the Preferred Stock) all shares of Preferred Stock outstanding at such Change in Control Date at a purchase price, payable in cash, equal to the per share liquidation preference thereof, plus accrued and unpaid dividends to the Change of Control Date, if any. Any Change of Control Offer may be expressly conditioned on the occurrence of a Change of Control and if the Change of Control does not occur, OSCAR I will have no further obligation in respect of such Change of Control Offer; provided, however, that the termination of a Change in Control Offer resulting from the failure of such Change in Control to occur shall not affect OSCAR I's obligation with respect to any subsequent Change in Control Offers.

Voting Rights

The holders of record of shares of Preferred Stock are entitled to 23 votes per share, voting together with the OSCAR I Class A Shares on all issues submitted to holders of OSCAR I Class A Shares for their approval or consent. Such holders are not entitled to any other voting rights except as specified herein and except as otherwise required by law. The Securityholders' Agreement provides that the holders of Preferred Stock will vote in accordance with the votes cast by the ML Investors and their designees other than on matters on which the Preferred Stock has a class vote.

The Preferred Stock does not have separate class voting rights (except for customary matters and except as expressly set forth below) and must vote together with OSCAR I Class A Shares. The Securityholders' Agreement provides that the holders of the Preferred Stock will vote in accordance with the votes cast by the ML Investors and their designees other than on matters on which the Preferred Stock has a class vote. The affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock, voting separately as a single class on a one vote per share (pro rated for fractional shares) basis, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or by consent, shall be required to amend, repeal or change any provisions of the Certificate of Designation governing the Preferred Stock in any manner which would materially and adversely affect, alter or change the powers, preferences or special rights of any share of Preferred Stock.

In addition, the Certificate of Designation for the Preferred Stock provides that without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Preferred Stock, voting separately as a single class on a one vote per share (pro rated for fractional shares) basis, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or by consent, OSCAR I and its subsidiaries will not engage in the following transactions:

Limitations on Incurrence of Indebtedness and Issuance of Senior and Parity Preferred Stock. OSCAR I will not, and will not permit any of its subsidiaries to, directly or indirectly, create, incur, issue or assume, any Indebtedness (as defined below) (other than any Excluded Indebtedness (as defined below)) and OSCAR I will not issue any shares of Senior Preferred Stock or Parity Preferred Stock (other than Excluded Preferred Stock) unless, at the time of such creation, incurrence, issuance or assumption, the Test Amount (as defined in the Certificate of Designation governing the Preferred Stock) of such Indebtedness, Senior Preferred Stock or Parity Preferred Stock to be created, incurred, issued or assumed, plus the Test Amount of all other Indebtedness (including the Excluded Indebtedness described in clauses (I) and (II) of the definition of Excluded Indebtedness set forth below), Senior Preferred Stock or Parity Preferred Stock (other than any shares of Preferred Stock, any Indebtedness described in clause (III), (IV), (V), (VI) or (VII) of the definition of Excluded Indebtedness set forth below and any Excluded Preferred Stock) then outstanding is less than the multiple of Operating Cash Flow (as defined below) for the applicable period set forth below:


Period                                                             Multiple
------                                                             --------

Initial Issuance Date to April 30, 1993                               6.0
May 1, 1993 to August 31, 1993                                        5.5
September 1, 1993 to May 31, 1994                                     5.0
June 1, 1994 to December 31, 1996                                     4.5
January 1, 1997 and thereafter                                        4.25


Restrictions on Mergers. Neither OSCAR I nor UATC may merge with or into any Person, or consolidate with any other Person (in each case other than any such merger with or into, or consolidation with, any of OSCAR I, OSCAR II, UAR or any direct or indirect wholly owned subsidiary of OSCAR I, OSCAR II or UAR), unless the holders of each share of the Preferred Stock receive in such merger or consolidation an amount in cash equal to the liquidation preference of such share plus an amount equal to all accrued and unpaid dividends thereon to the date of effectiveness of such merger or consolidation.

Conduct of Business. OSCAR I and its subsidiaries will not cease to engage principally in the motion picture exhibition industry. OSCAR I will not permit any of its Subsidiaries which are not wholly owned direct or indirect subsidiaries to declare or pay any dividends or distributions on any capital stock of such subsidiary other than the payment of pro rata dividends or distributions to all holders of such capital stock. OSCAR I will not permit any Subsidiary to issue any preferred stock (other than UATC Preferred Stock (as defined in the Indenture (as in effect on the date hereof)) and other than to OSCAR I or a wholly owned subsidiary of OSCAR I).

Restrictions on Subsidiary Preferred Stock. OSCAR I will not permit any Person (other than OSCAR I or a wholly owned subsidiary of OSCAR I) to own or hold an interest in any preferred stock of any such Subsidiary, other than the UATC Preferred Stock.

Restrictions on Asset Sales. OSCAR I will not, and will not permit any of its subsidiaries to, sell, transfer or convey any of their respective assets or any securities of any subsidiaries (except (i) to the extent the net proceeds thereof are used to repay all or any portion of the Senior Financing (including any revolver facility, if permanently reduced) or to collateralize debt or letters of credit, in each case, of OSCAR I, UATC, OSCAR II, UAR or any of their respective subsidiaries, (ii) in the ordinary course of business, or (iii) to the extent the net proceeds thereof are reinvested in properties and assets to replace the properties and assets that were the subject of such sale, transfer or conveyance within six months of the date of consummation of any such transaction (clauses (i), (ii) and (iii), collectively, the "Exempt Sales") or make, or permit any of its subsidiaries to make, any exchanges of any of their respective assets (other than exchanges with any Person which is an affiliate of OSCAR I, UATC, OSCAR II or UAR for non-cash consideration (collectively, "Exempt Exchanges") if the aggregate fair market value of the assets or securities to be so sold or exchanged (other than in any Exempt Sale or Exempt Exchange) following the Initial Issuance Date constitutes in the aggregate 25% or more of the fair market value of the assets of OSCAR I, OSCAR II and their respective subsidiaries on a consolidated basis as of the Initial Issuance Date as determined by the Board of Directors of OSCAR I in good faith. For purposes thereof, the fair market value of any assets or securities so sold or exchanged is the fair market value at the time of the respective dispositions thereof as determined in good faith by the Board of Directors of OSCAR I.

Transactions with Affiliates.   OSCAR I will not, and will not permit any of its
subsidiaries to, directly or indirectly, enter into any transaction after the Initial Issuance Date (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or any loans or advances), with any of OSCAR II, any Subsidiary of OSCAR II, or any affiliate of OSCAR I or OSCAR II (other than OSCAR I, a subsidiary of OSCAR I, TCI or a subsidiary of TCI), unless any such transaction is on customary commercial terms, or for fair market value or on terms no less favorable to OSCAR I or its subsidiaries than those that could be obtained in a comparable arm's-length transaction with an independent third party; provided, however, that nothing in the provisions described in this paragraph will be deemed to apply to (A) the payment of reasonable and customary regular fees to directors of OSCAR I or any of its subsidiaries who are not employees of OSCAR I or any affiliate, (B) subject to the provisions under "Restrictions on Arrangements with UAR," contained in the Indenture any UAR Lease or any Subsequent UAR Lease (as such terms are defined in the Indenture, as in effect on the date hereof), (C) any management fees or similar fees paid by UAR or its subsidiaries to OSCAR I or any subsidiary, (D) any transaction or series of transactions arising out of any agreement existing on the Initial Issuance Date with OSCAR II, UAR or any of their respective subsidiaries or the payment of any fees or expenses in connection with the transactions contemplated by the Stock Purchase Agreement to the extent not prohibited by the Stock Purchase Agreement, (E) any Affiliate Subordinated Indebtedness (as defined in the Bank Credit Agreement) incurred in accordance with the Bank Credit Agreement and as set forth above, (F) any Permitted

Repurchase made in compliance with the provisions of the Certificate of Designation governing the Preferred Stock applicable to the repurchase by OSCAR I of certain securities held by present, future and former officers, employees or directors of OSCAR I or any of its Subsidiaries and their successors and assigns, (G) the assumption by OSCAR I or any of its subsidiaries of any guarantees by UAE or any of its affiliates or assigns of any Indebtedness of UAR or any of its subsidiaries, or (H) any "Permitted Investment" described in clause (f) or (h) of the definition thereof in the Indenture (clauses (A) through (H), collectively, the "Permitted Affiliate Transactions"). Any determination by the Board of Directors of OSCAR I as to whether any transaction complies with the provisions described in this paragraph will be made in good faith; or

Effective February 28, 1995, OSCAR II was merged into OSCAR I effected by a one-for-one share exchange.

Amendment of Exchange Notes. Prior to the issuance thereof, any amendment, alteration or repeal of any of the provisions of the Exchange Notes from that contained in the form of Exchange Notes set forth as Exhibit A to the Certificate of Designation governing the Preferred Stock, other than such changes (1) as are necessary to comply with law, (2) which would make any provision of the Exchange Notes more restrictive to OSCAR I or beneficial to the holders of the Exchange Notes as determined by the Board of Directors in good faith, (3) which add to the covenants and agreements of OSCAR I contained in the Exchange Notes or remove any right or power therein reserved to or conferred upon OSCAR I, (4) which are requested by OSCAR I in the event of any amendment to the Certificate of Designation governing the Preferred Stock that affects a change in the terms of the Preferred Stock, to conform (as nearly as may be taking into account the differences between debt securities and equity securities) the provisions of the Exchange Notes to the terms of the Preferred Stock as so changed, or (5) which would not adversely affect the rights of the holders of Exchange Notes.

Except as expressly provided above, no vote or consent of the holders of the Preferred Stock will be required for (i) the creation or incurrence of any indebtedness of any kind of OSCAR I or any of its subsidiaries, (ii) the creation, issuance, or increase or decrease in the amount, of any class or series of capital stock of OSCAR I, whether ranking prior to, on a parity with, or junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up of OSCAR I, or any change in the par value of any class or series of capital of OSCAR I (other than the Preferred Stock) (iii) any merger, consolidation or similar transaction involving OSCAR I or any sale, lease or other conveyance of all or substantially all of the assets of OSCAR I, or (iv) any other action by OSCAR I or any of its subsidiaries.

Certain Definitions Relating to Voting Rights Provisions

For purposes of the Certificate of Designation governing the Preferred Stock, the term "Excluded Indebtedness" means, without duplication, (I)(x) any Indebtedness (as defined in the Certificate of Designation governing the Preferred Stock) under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the sum of $300,000,000 less principal payments made by OSCAR I on any term Indebtedness facility under the Bank Credit Agreement (other than principal payments made in connection with or pursuant to refinancing of the Bank Credit Agreement) and less any amount by which any revolving credit facility commitment or letter of credit commitment thereunder has been permanently reduced to the extent that any repayments required to be made in connection with such permanent reduction have been made (and such commitment may not be required to be recommitted), and (y) any Indebtedness under the Indenture in an aggregate principal amount at any one time outstanding not to exceed $125,000,000 less principal payments made by OSCAR I thereunder (other than principal payments made in connection with or pursuant to refinancing of indebtedness incurred under the Indenture), including, in the case of clause (x) and (y), any guaranty thereof by any of OSCAR I or any of its subsidiaries, (II) any Indebtedness under any other revolving credit facility (whether or not currently in effect) to the extent that at any time on or after the creation of such revolving credit facility such Indebtedness could have been incurred pursuant to the terms of the Preferred Stock (regardless of whether such Indebtedness was drawn down prior thereto or drawn down and repaid from time to time), and less any amount by which any such revolving credit facility commitment has been permanently reduced to the extent that any repayments required to be made in connection with such permanent reduction have been made (and such commitment may not be required

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

to be recommitted), (III) any Indebtedness of UAR, OSCAR II, or any of their respective Subsidiaries created, incurred, issued or assumed, directly or indirectly, in connection with an Excluded Acquisition (as defined below), provided that the aggregate Test Amount of the Indebtedness so created, incurred, issued or assumed in such Excluded Acquisition, does not exceed the aggregate amount of any Indebtedness of OSCAR II, UAR and their respective subsidiaries as of the date of such Excluded Acquisition, (IV) any Exchange Notes, (V) any Indebtedness created, incurred, issued or assumed pursuant to certain specified exemptions set forth in the Certificate of Designation governing the Preferred Stock, (VI) any Indebtedness of OSCAR I or any of its subsidiaries to any of OSCAR I or any of its subsidiaries and (VII) any Excess Rent Notes (as defined below), provided that such Excess Rent Notes would constitute Permitted Indebtedness (as such term is defined in the Indenture under clause (xv) of the definition thereof in the Indenture (as in effect on the Initial Issuance Date).

For purposes of the Certificate of Designation governing the Preferred Stock, the term "Excluded Preferred Stock" means (i) any Additional Shares of Preferred Stock, (ii) any shares of Senior Preferred Stock or Parity Preferred Stock issued or assumed in connection with an Excluded Acquisition (provided that the aggregate Test Amount of any Senior Preferred Stock or Parity Preferred Stock issued in connection with such Excluded Acquisition shall not exceed the aggregate liquidation value (plus accrued and unpaid dividends thereon) of any preferred stock of OSCAR II, UAR and their respective subsidiaries as of the date of such Excluded Acquisition) and (iii) any shares of Senior Preferred Stock or Parity Preferred Stock issued pursuant to the provisions described in clause (II) of the definition of Test Amount set forth below.

For purposes of the Certificate of Designation governing the Preferred Stock, the term "Excluded Acquisition" means the direct or indirect acquisition (whether by stock or asset purchase, merger, consolidation or otherwise) of UAR, OSCAR II or any of their respective subsidiaries by OSCAR I, UATC or any of their respective subsidiaries.

Terms used but not defined herein shall have the meaning ascribed thereto in the Certificate of Designation governing the Preferred Stock.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of OSCAR I, the holders of the Preferred Stock will be entitled to receive their full liquidation preference per share, together with accrued and unpaid dividends, before the distribution of any assets of OSCAR I to the holders of any class of common stock of OSCAR I or any other class of capital stock of OSCAR I ranking junior to the Preferred Stock.

Restricted Payments

While the Preferred Stock remains outstanding, (x) OSCAR I will not make any distributions in cash, property, securities or otherwise (other than in additional shares of Parity Preferred Stock in lieu of cash dividends thereon) with respect to any shares of Preferred Stock ranking on a parity as to dividends with the Preferred Stock and (y) neither OSCAR I nor any of its Subsidiaries will redeem, repurchase or otherwise acquire any shares of Parity Preferred Stock (or any phantom stock representing Parity Preferred Stock or any options, warrants or rights to subscribe for or purchase shares of Parity Preferred Stock or phantom shares representing Parity Preferred Stock) for any consideration (other than Junior Securities, phantom stock representing Parity Preferred Stock or Junior Securities, or options, warrants or rights to subscribe for or purchase shares of Parity Preferred Stock or Junior Securities or phantom stock representing Parity Preferred Stock of Junior Securities). In addition, as long as any shares of Preferred Stock are outstanding, no dividend will be declared or paid or set aside for payment or other distribution declared or made (in each case, other than dividends or distributions paid in shares of Junior Securities or phantom stock representing Junior Securities, or options, warranties or rights to subscribe for or purchase shares of Junior Securities or phantom stock representing Junior Securities) upon any Junior Securities, nor will any Junior Securities (or phantom stock representing Junior Securities or any options, warrants or rights to subscribe for or purchase Junior Securities or phantom stock representing Junior Securities) be redeemed, purchased or otherwise acquired by OSCAR I or any of its Subsidiaries for any consideration (except for shares of

Junior Securities, phantom stock representing Junior Securities or options, warrants or rights to subscribe for or purchase shares of Junior Securities or phantom stock representing Junior Securities).

Notwithstanding the foregoing, the Certificate of Designation governing the Preferred Stock does not prevent specified purchases, redemptions or other acquisitions by OSCAR I or any of its Subsidiaries for any consideration (other than Senior Preferred Stock or Parity Preferred Stock) of shares of Junior Securities (including phantom stock representing Junior Securities) from any current, future or former officer, employee or director of the Corporation or any of its Subsidiaries (as defined below) or their respective heirs, legatees, personal representatives, successors and permitted assigns, and permitted transferees (collectively, the "Permitted Repurchases").

Exchange Feature

The Preferred Stock is exchangeable in whole or in part at any time and from time to time (other than at any time during which OSCAR I is obligated to repurchase shares of Preferred Stock) at the option only of OSCAR I into OSCAR I Exchange Notes or UATC Exchange Notes, provided, however, that any exchange of Preferred Stock into UATC Exchange Notes would require action on the part of the Board of Directors of UATC, and, provided, further that OSCAR I may not effect any exchange any Preferred Stock (i) unless at the time of any such exchange OSCAR I could incur at least $1.00 of additional Indebtedness under the Operating Cash Flow test described above under "-Voting-Limitations on Incurrence of Indebtedness and Issuance of Senior and Parity Preferred Stock,"
(ii) if on the date of such exchange there exists an event of default, or (iii) if such exchange would give rise to an event of default, under any Senior Financing. Subject to the immediately foregoing proviso, OSCAR I may fix any date as a date for the exchange in whole or in part of the Preferred Stock for the Exchange Notes. See "-Exchange Notes" herein for a summary of the principal features of the Exchange Notes.

The Indenture for the Notes and the Bank Credit Agreement and the Restated Bank Credit Agreement contain certain restrictions on the ability of OSCAR I to make such exchange. See "Description of the Notes" and "Description of Senior Bank Financing."

Change in Control; Sale of Stock of OSCAR I or UATC

The holders of the Preferred Stock have the right to require OSCAR I to purchase any and all shares of Preferred Stock at their liquidation preference plus accrued and unpaid dividends if a Change of Control (as defined below) shall occur. The Certificate of Designation governing the Preferred Stock defines a Change of Control as the time at which any of the following shall occur: (x) OSCAR I ceases to beneficially own, directly or indirectly, at least a majority of the capital stock of UATC entitled to vote generally in the election of directors, provided, however, that the existence of any lien will not be deemed to mean that OSCAR I does not have beneficial ownership of any such capital stock; or (y) MLCP, together with its Affiliates and any Person who is a limited partner in any partnership (which such partnership is an Affiliate of MLCP) which acquires shares pursuant to a distribution from, or liquidation or termination of, such limited partnership, following the Closing Date, together with their respective Affiliates, cease to beneficially own in the aggregate at least 90% of the OSCAR I Class A Shares (or any other class of voting common stock of OSCAR I or any of its successors into which such OSCAR I Class A Shares may be converted or reclassified or for which they may be exchanged) issued and outstanding and beneficially owned by MLCP and its Affiliates as of the Closing Date or (z) a Change in Control (as defined in the Indenture for the Notes (as in effect on the Closing Date)) shall occur (other than as a result of any direct or indirect acquisition of beneficial ownership of any securities of OSCAR I or UATC by TCI, any Affiliate of TCI, or any holder of any Preferred Stock or any Exchange Notes (or any of their respective Affiliates) or any Person acting in concert, or as a group, with any of the foregoing). The Indenture for the Notes and the Bank Credit Agreement and the Restated Bank Credit Agreement contain certain restrictions on the redemption or other acquisition of the Preferred Stock. See "Description of the Notes" and "Description of Senior Bank Financing."

Exchange Notes

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

OSCAR I or UATC will be the issuer of the Exchange Notes, at the option of OSCAR
I. The Exchange Notes will be issuable at any time or from time to time at the issuer's option in series in an amount equal to the aggregate liquidation value of the Preferred Stock to be exchanged and will have a maturity of 12 years from the Closing.

Interest Rate

Interest on any series of Exchange Notes will be paid semiannually in arrears at a rate equal to the base interest rate set forth as follows:


Period                                                         Rate Per Annum
------                                                         --------------
Closing - December 31, 1996............................            10.50%
January 1, 1997 and thereafter.........................            14.00%


Interest on the Exchange Notes may be paid in kind until January 1, 1997 and will thereafter be payable in cash unless there is a default under any Senior Financing or unless a default under any Senior Financing would result therefrom. The interest rate will be 16% per annum in the event of a breach by OSCAR I of any covenant contained in the Exchange Notes or in the Securityholders' Agreement or in the event of (but only during the period of) the acceleration of any Senior Financing.

Optional Redemption

The Exchange Notes may be redeemed at any time, in whole or in part, at the election of the issuer, at par plus accrued interest to the date of the redemption.

Change in Control; Sale of Stock of OSCAR I or UATC

The holders of the Exchange Notes have the right to require the issuer to redeem any and all Exchange Notes, at par plus accrued interest to the redemption date, if any of the events described above under "-Preferred Stock-Change in Control; Sale of Stock of OSCAR I or UATC" shall occur. The Indenture for the Notes and the Bank Credit Agreement contain certain restrictions on the redemption or other acquisition of the Exchange Notes. See "Description of the Notes" and "Description of Senior Bank Financing."

Incurrence of Indebtedness; Restricted Payments; Conduct of Business; Asset Sales; Transactions with Affiliates; Transfer Restrictions and Reporting

The Exchange Notes contain covenants similar to those to be contained in the Preferred Stock in respect of (i) incurrence of indebtedness by OSCAR I and its affiliates, (ii) restricted payments, (iii) conduct of the business, (iv) asset sales, (v) transactions with affiliates, (vi) transfer restrictions and (vii) reporting. See "-Preferred Stock."

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

Subordination

The payment of principal of, interest on, and premium, if any, on the Exchange Notes will be subordinated in right of payment, in the manner and to the extent set forth therein, to the prior payment in full of all senior indebtedness of the issuer thereof, whether outstanding on the date of the issuance of any Exchange Notes or thereafter created, incurred, assumed or guaranteed. Upon any distribution of assets of the issuer thereof in any dissolution, winding up, total or partial liquidation or reorganization, payment of the principal of, premium, if any, and interest on, the Exchange Notes will be subordinated, to the extent and in the manner set forth therein, to the prior payment in full of all senior indebtedness of such issuer. In the event of bankruptcy, insolvency or reorganization of the issuer, funds which would otherwise be payable to holders of Exchange Notes will be paid to the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. Upon the occurrence of a default or event of default in senior indebtedness, no payment may be made on or in respect of the Exchange Notes until such default has been cured or waived, except for payments of interest in additional Exchange Notes. Senior indebtedness may include senior subordinated indebtedness.

The holder of the Exchange Notes may not exercise any right of acceleration prior to the maturity of the Exchange Notes or any remedies available on the incurrence of a default or event of default in respect of the Exchange Notes (an "Exchange Notes Event of Default") until the earliest of (i) acceleration of the maturity of any senior indebtedness which is Senior Financing; (ii) the exercise by any holder of senior indebtedness which is Senior Financing of any remedies available to it upon the incurrence of any default or event of default in respect of such senior indebtedness; or (iii) the incurrence of an Exchange Notes Event of Default relating to certain events of bankruptcy, insolvency, or reorganization with respect to the issuer thereof.

Restrictions on Mergers

The issuer of the Exchange Notes will be prohibited from consolidating with or merging with or into, any other person unless: (A) (i) such issuer is the surviving corporation; or (ii) the successor corporation is a domestic corporation which expressly assumes all obligations of such issuer under the Exchange Notes; (B) following such merger or consolidation, such issuer or such successor would be permitted to incur at least $1.00 of additional Covered Debt under the incurrence test set forth above; (C) following such merger or consolidation, such issuer or such successor would be in compliance with all other covenants of the Exchange Notes; and (D) in each case, such issuer has delivered to the holder an officers' certificate and an opinion of counsel stating that all of the foregoing conditions have been complied with.

Events of Default

Exchange Notes Events of Default will be defined as (1) any default in the payment of interest on the Exchange Notes when the same becomes due and payable and the default continues for a period of 10 days; (2) any defaults in the payment of the principal of the Exchange Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) the failure to pay, when due, principal of or interest on any Senior Financing or any other Indebtedness and as a result thereof such Senior Financing or other Indebtedness becomes due prior to its stated maturity; provided, however, that an Event of Default under this clause (3) will not exist in respect of Indebtedness other than Senior Financing unless such default relates to Indebtedness, individually and not in the aggregate, of in excess of $50,000,000 and unless such acceleration remains in effect and unrescinded and undischarged and is not annulled for a period of 30 consecutive days; (4) the failure to comply with any of its other agreements contained in the Exchange Notes and the default continues for the period and after the notice specified in the Exchange Notes; (5) the commencement of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (i) relief in respect of OSCAR I or UATC, or of a substantial part of the respective property or assets of OSCAR I or UATC, under any Bankruptcy Law (as defined in the Exchange Notes), as now constituted or hereafter amended, (ii) the appointment of a custodian for OSCAR I or UATC or for a substantial part of the respective property or assets of OSCAR I or UATC or (iii) the winding-up or liquidation of OSCAR I or UATC; and such proceeding or petition shall continue undismissed and unstayed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; (6) OSCAR I or UATC (i) voluntarily commencing any proceeding or file any petition seeking relief under any Bankruptcy Law as now constituted or hereafter amended,
(ii) consenting to the institution of, or failing to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(5) above, (iii) applying for or consenting to the appointment of a Custodian for OSCAR I or UATC or for a substantial part of the respective property or assets of OSCAR I or UATC, (iv) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) making a general assignment for the benefit of creditors; or (7) a final, non-appealable judgment which, together with other outstanding final, non-appealable judgments against OSCAR I and any of its Subsidiaries, exceeds $50 million in the aggregate having been entered against OSCAR I and/or any of its Subsidiaries and within 90 days after entry thereof such judgment not having been discharged or execution thereof stayed or, within 90 days after the expiration of any such stay, such judgment not having been discharged.

Subject to the subordination provisions, in case an Exchange Notes Event of Default (other than an Exchange Notes Event of Default resulting from bankruptcy, insolvency, or reorganization with respect to the issuer of the Exchange Notes) shall have occurred and be continuing under the Exchange Notes, the holders of a majority in aggregate principal amount of the then outstanding Exchange Notes will have the right to declare to be due and payable five business days after giving written notice (unless all Exchange Notes Events of Default have been cured), the outstanding principal of, premium, if any, and accrued interest on, the Exchange Notes; provided further that no declaration or other act on the part of the holder is required for such acceleration if an Exchange Notes Event of Default results from bankruptcy, insolvency or reorganization with respect to the issuer thereof.

Transfer Restrictions and Voting Restrictions Applicable to the Preferred Stock and the Exchange Notes

Pursuant to the Securityholders' Agreement, Seller has agreed not to transfer shares of Preferred Stock or Exchange Notes without the consent of OSCAR I, except to affiliates of TCI who agree to be bound by the Securityholders' Agreement. However, after January 1, 1997, the holder may transfer the Preferred Stock or Exchange Notes subject to a right of first refusal of the Purchasers and their designees subject to securities laws restrictions. Notwithstanding the foregoing, no transfers will be permitted to non-affiliates following any acceleration of any Senior Financing. The Securityholders' Agreement provides that the holders of Preferred Stock will vote in accordance with the votes cast by the ML Investors and their designees other than on matters on which the Preferred Stock has a class vote.

Common Stock

For a description of the classes of common stock of OSCAR I, see "The Acquisitions-Ownership of the Purchasers."

Capital Stock of UATC

All issued and outstanding shares of common stock of UATC, $1.00 par value per share, are owned by OSCAR I. At March 31, 1997 UATC had 138,076 shares of the UATC Preferred Stock issued and outstanding, all of which are owned by OSCAR
I. The dividend and optional redemption provisions of the UATC Preferred Stock are substantially identical to the dividend and optional redemption provisions of the Preferred Stock. The terms of the UATC Exchange Notes issuable upon exchange of the UATC Preferred Stock are substantially identical to the terms of the Exchange Notes issuable upon exchange of the Preferred Stock. Any exchange of Preferred Stock for UATC Exchange Notes would require independent action by the Board of Directors of UATC.

The UATC Common Stock and the UATC Preferred Stock secure the OSCAR I Note Guarantee, the OSCAR I Bank Guarantee and any senior secured guarantee of any Additional Senior Debt on a pari passu basis. In the event, however, of an exchange of either the Preferred Stock or the OSCAR I Exchange Notes for the UATC Exchange Notes, the holders of such security interests in the UATC Preferred Stock or any UATC Exchange Notes would be required to automatically release their lien thereon in order to permit the issuance of the UATC Exchange Notes to the holder of the Preferred Stock.

                       FEDERAL INCOME TAX CONSIDERATIONS

The following discussion sets forth the opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company ("Counsel"), as to the material federal income tax consequences expected to apply to the ownership and disposition of the Series B Notes under currently applicable law. The discussion does not cover all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular purchasers, and does not address state, local, foreign or other tax laws. Further, the federal income tax treatment of a holder of Series B Notes may vary depending on his particular situation. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, taxpayers subject to the alternative minimum tax and foreign persons) may be subject to special rules not discussed below. The description assumes that holders of the Series B Notes and the Series A Notes will hold the Series B Notes and the Series A Notes as "capital assets" (generally, property held for investment purposes) within the meaning of Section 1221 of the Code.

Certain provisions of the Code that are applicable to the acquisition, ownership and disposition of Series B Notes have been enacted recently or substantially modified by recent legislation. No ruling from the Internal Revenue Service has been or will be requested in any tax matter concerning this offering. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PRECISE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE SERIES B NOTES.

Interest Payments on the Series B Notes. Interest on the Series B Notes will be includible in a holder's gross income (except to the extent attributable to accrued interest at the time of purchase) as ordinary income for federal income tax purposes in accordance with his tax method of accounting.

Tax Basis. A holder's adjusted tax basis (determined by taking into account accrued interest at the time of purchase) in a Series B Note received in exchange for a Series A Note will equal the cost of the Series A Note to such holder, increased by the amounts of market discount previously included in income by the holder and reduced by any principal payments received by such holder with respect to the Series B Note and by amortized bond premium. A holder's adjusted tax basis in a Series B Note purchased by such holder will be equal to the price paid for such Series B Note (determined by taking into account accrued interest at the time of purchase), increased by market discount previously included in income by the holder and reduced by any principal payments received by such holder with respect to a Series B Note and by amortized bond premium. See "-Market Discount and Bond Premium."

Sale, Exchange or Retirement. Upon the sale, exchange or retirement of a Series B Note, a holder will recognize taxable gain or loss, if any, equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in such Series B Note. Such gain or loss will be a capital gain or loss (except to the extent of any accrued market discount), and will be a long-term capital gain or loss if the Series B Note has been held for more than one year at the time of such sale, exchange or retirement. See "- Market Discount and Bond Premium."

Market Discount and Bond Premium. Holders should be aware that the market discount provisions of the Code may affect the Series B Notes. These rules generally provide that a holder who purchases Series B Notes for an amount which is less than their principal amount will be considered to have purchased the Series B Notes at a "market discount" equal to the amount of such differences. Such holder will be required to treat any gain realized upon the disposition of the Series B Notes as interest income to the extent of the market discount that is treated as having accrued during the period that such holder held such Series B Notes, unless an election is made to include such market discount in income on a current basis. A holder of a Series B Note who acquires the Series B Note at a market discount and who does not elect to include market discount in income on a current basis may also be required to defer the deduction of a portion of the interest on any indebtedness incurred or continue to purchase or carry the Series B Note until it disposes of such Series B Note in a taxable transaction.

If a holder's tax basis in a Series B Note immediately after acquisition exceeds the stated redemption price at maturity of such Series B Note, such holder may be eligible to elect to deduct such excess as amortizable bond premium pursuant to Section 171 of the Code.

Purchasers of the Series B Notes should consult their own tax advisers as to the application to such purchasers of the market discount and bond premium rules.

HOLDERS OF THE SERIES B NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SERIES B NOTES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE FUTURE CHANGES IN SUCH FEDERAL TAX LAWS.

                              PLAN OF DISTRIBUTION

This Prospectus is to be used by MLPF&S in connection with offers and sales of the Series B Notes in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. MLPF&S may act as principal or agent in such transactions. MLPF&S has no obligation to make a market in the Series B Notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

There is currently no established public market for the Series B Notes. The Company does not currently intend to apply for listing of the Series B Notes on any securities exchange. Therefore, any trading that does develop will occur on the over-the-counter market. The Company has been advised by MLPF&S that it intends to make a market in the Series B Notes but it has no obligation to do so and any market making may be discontinued at any time without notice. No assurance can be given that an active public market for the Series B Notes will develop. If MLPF&S conducts any market making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Series B Notes because of the indirect equity ownership of MLCP and its affiliates of the Company. As of March 21, 1997, MLCP and its affiliates in the aggregate owned approximately 86.1% of the issued and outstanding OSCAR I Shares. OSCAR I in turn owns 100% of the issued and outstanding common stock of the Company. For so long as a market-making prospectus is required to be delivered, the ability of MLPF&S to make a market in the Series B Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus.

MLPF&S acted as placement agent in connection with the original private placement of the Series A Notes and received a fee of $3,025,000 in connection therewith. MLPF&S is affiliated with entities that beneficially own a majority of the voting power of the capital stock of OSCAR I, the Company's parent company. See "Security Ownership." For other information regarding the involvement of MLPF&S and its affiliates in connection with the Acquisition and their equity ownership in OSCAR I, see "The Acquisitions," "Management" and "Certain Transactions."

Although there are no agreements to do so, MLPF&S, as well as others, may act as broker or dealer in connection with the sale of Series B Notes contemplated by this Prospectus and may receive fees or commissions in connection therewith.

The Company and OSCAR I have, jointly and severally, agreed to indemnify MLPF&S against certain liabilities under the Securities Act or to contribute to payments that MLPF&S may be required to make in respect of such liabilities.

                                 LEGAL MATTERS

Certain legal matters related to the Notes and the Guarantees being offered hereby were passed upon for the Company by Ralph E. Hardy of the Company, and by Wachtell, Lipton, Rosen & Katz, New York, New York.

                                    EXPERTS

The consolidated balance sheet of United Artists Theatre Circuit, Inc. and subsidiaries as of December 31, 1996, and the related statements of operations, stockholder's equity and cash flow for the year then ended have been included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated March 27, 1997 with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The consolidated balance sheet of United Artists Theatre Circuit, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity and cash flow for each of the years in the two-year period ended December 31, 1995 have been included herein in reliance upon the report, dated March 27, 1996 of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," in 1995.

The consolidated balance sheet of OSCAR I, Corporation and subsidiaries as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flow for the year then ended have been included herein in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated March 27, 1997 with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The consolidated balance sheet of Oscar I Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flow for each of the years in the two-year period ended December 31, 1995 have been included herein in reliance upon the report, dated March 27, 1996 of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," in 1995.

                         INDEX TO FINANCIAL STATEMENTS



                                                                            Page
United Artists Theatre Circuit, Inc. and Subsidiaries                       ----
Condensed Consolidated Balance Sheets, March 31, 1997 and
December 31, 1996 (unaudited).............................................   F-2
Condensed Consolidated Statements of Operations, Three Months
     Ended March 31, 1997 and 1996 (unaudited)............................   F-3
Condensed Consolidated Statement of Stockholder's Equity, Three
     Months Ended March 31, 1997 (unaudited)..............................   F-4
Condensed Consolidated Statements of Cash Flow, Three Months
     Ended March 31, 1997 and 1996 (unaudited)............................   F-5
Notes to Condensed Consolidated Financial Statements, March 31, 1997
 (unaudited)..............................................................   F-6
Independent Auditors' Report..............................................  F-11
Independent Auditors' Report..............................................  F-12
Consolidated Balance Sheets, December 31, 1996 and 1995...................  F-13
Consolidated Statements of Operations, Years Ended December 31, 1996,
     1995 and 1994........................................................  F-14
Consolidated Statements of Stockholder's Equity, Years Ended
     December 31, 1996, 1995 and 1994.....................................  F-15
Consolidated Statements of Cash Flow, Years Ended December 31, 1996, 1995
 and 1994.................................................................  F-16
Notes to Consolidated Financial Statements................................  F-17

OSCAR I Corporation

Condensed Consolidated Balance Sheets, March 31, 1997 and
     December 31, 1996 (unaudited)........................................  F-30
Condensed Consolidated Statements of Opeartions
     Three Months Ended March 31, 1997 and 1996 (unaudited)...............  F-31
Condensed Consolidated Statement of Stockholders' Equity,
     Three Months Ended March 31, 1997 (unaudited)........................  F-32
Condensed Consolidated Statements of Cash Flow,
     Three Months Ended March 31, 1997 and 1996 (unaudited)...............  F-33
Notes to Condensed Consolidated Financial Statements, March 31, 1997
 (unaudited)..............................................................  F-34
Independent Auditors' Report..............................................  F-39
Independent Auditors' Report..............................................  F-40
Consolidated Balance Sheets, December 31, 1996 and 1995...................  F-41
Consolidated Statements of Operations, Years Ended December 31, 1996,
 1995 and 1994............................................................  F-42
Consolidated Statement sof Stockholders' Equity, Years Ended
     December 31, 1996, 1995 and 1994.....................................  F-43
Consolidated Statements of Cash Flow, Years Ended December 31, 1996, 1995
 and 1994.................................................................  F-44
Notes to Consolidated Financial Statements................................  F-45

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

                     Condensed Consolidated Balance Sheets
                             (Amounts in Millions)
                                  (Unaudited)

                                            March 31, 1997   December 31, 1996
                                            ---------------  ------------------

                    Assets
                    ------
Cash and cash equivalents.................         $  10.9                 9.6
Notes and other receivables, net..........            33.4                46.5
Prepaid expenses and concession inventory.            19.5                15.4
Investments and related receivables
 (note 11)................................            35.6                30.2
Property and equipment, at cost:
  Land....................................            34.0                31.6
  Theatre buildings, equipment and other..           416.1               395.1
                                                   -------              ------
                                                     450.1               426.7
  Less accumulated depreciation and
   amortization...........................          (127.6)             (119.8)
                                                   -------              ------
                                                     322.5               306.9
                                                   -------              ------

Intangible assets, net....................           119.8               127.5
Other assets, net.........................            10.6                12.0
                                                   -------              ------
                                                   $ 552.3               548.1
                                                   =======              ======

   Liabilities and Stockholder's Equity
   ------------------------------------
Accounts payable..........................         $  77.7                79.9
Accrued liabilities.......................            24.8                27.3
Other liabilities.........................            25.4                24.4
Debt (note 4).............................           398.9               389.0
                                                   -------              ------
  Total liabilities.......................           526.8               520.6
                                                   -------              ------

Minority interests in equity of
 consolidated subsidiaries................             7.3                 7.0

Stockholder's equity:
  Preferred stock (note 6)................           176.0               170.1
  Common stock............................             -                   -
  Additional paid-in capital..............            46.9                52.8
  Accumulated deficit.....................          (204.8)             (202.5)
  Cumulative foreign currency translation
   adjustment.............................            (0.5)               (0.5)
  Intercompany account....................             0.6                 0.6
                                                   -------              ------
                                                      18.2                20.5
                                                   -------              ------
                                                   $ 552.3               548.1
                                                   =======              ======

See accompanying notes to condensed consolidated financial statements.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

                Condensed Consolidated Statements of Operations
                             (Amounts in Millions)
                                  (Unaudited)

                                                            Three Months Ended
                                                                 March 31,
                                                            ------------------
                                                              1997       1996
                                                              ----       ----
Revenue:
  Admissions.............................................     $121.7     107.3
  Concession sales.......................................       47.7      41.3
  Other..................................................        4.8       4.8
                                                              ------     -----
                                                               174.2     153.4
                                                              ------     -----

Costs and expenses:
  Film rental and advertising expenses...................       65.8      58.6
  Direct concession costs................................        7.4       6.6
  Other operating expenses...............................       65.6      63.5
  Affiliate lease rentals (note 7).......................        2.5       2.7
  General and administrative (note 10)...................        6.4       8.3
  Depreciation and amortization..........................       17.7      16.5
                                                              ------     -----
                                                               165.4     156.2
                                                              ------     -----

  Operating income (loss)................................        8.8      (2.8)

Other income (expense) (note 11):
  Interest, net (notes 4)................................       (9.3)     (8.3)
  Share of losses of affiliates, net.....................       (0.5)      -
  Minority interests in earnings of consolidated
   subsidiaries..........................................       (0.3)     (0.2)
  Other, net.............................................       (0.6)     (1.1)
                                                              ------     -----
                                                               (10.7)     (9.6)
                                                              ------     -----

  Loss before income tax expense.........................       (1.9)    (12.4)

Income tax expense (note 8)..............................       (0.4)     (0.4)
                                                              ------     -----

  Net loss...............................................       (2.3)    (12.8)

Dividends on preferred stock (note 6)....................       (5.9)     (5.2)
                                                              ------     -----

  Net loss available to common stockholder...............     $ (8.2)    (18.0)
                                                              ======     =====

See accompanying notes to condensed consolidated financial statements.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

            Condensed Consolidated Statement of Stockholder's Equity
                             (Amounts in Millions)
                                  (Unaudited)


                                                                                   Cumulative
                                                                                foreign currency                     Total
                             Preferred    Common     Additional     Accumulated   translation     Intercompany    stockholder's
                               stock      stock    paid-in capital    deficit     adjustment         account        equity
                             ---------    ------   ---------------  ----------- ----------------  ------------    -------------
Balance at January 1, 1997..  $170.1        -            52.8         (202.5)       (0.5)              0.6           20.5

Accretion of dividends on
  preferred stock...........     5.9        -            (5.9)           -            -                 -             -

Net loss....................      -         -              -            (2.3)         -                 -            (2.3)
                              ------    ------         ------         ------      ------            ------         ------
Balance at March 31, 1997...  $176.0        -            46.9         (204.8)       (0.5)              0.6           18.2
                              ======    ======         ======         ======      ======            ======         ======

See accompanying notes to condensed consolidated financial statements.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

                 Condensed Consolidated Statements of Cash Flow
                             (Amounts in Millions)
                                  (Unaudited)

                                                             Three Months Ended
                                                                  March 31,
                                                             ------------------
                                                               1997       1996
                                                               ----       ----

Net cash provided by (used in) operating activities......    $ 19.8      (11.3)
                                                             ------      -----

Cash flow from investing activities:
  Capital expenditures...................................     (19.4)     (19.2)
  (Increase) decrease in construction in progress, net...      (2.3)       0.7
  Increase in receivable from sale and leaseback escrow..      (2.1)      (5.0)
  Proceeds from sale and leaseback escrow................       7.8          -
  Investments in and receivables from theatre joint
   ventures, net.........................................      (5.9)      (3.2)
  Other, net.............................................      (0.2)      (0.5)
                                                             ------      -----

  Net cash used in investing activities..................     (22.1)     (27.2)
                                                             ------      -----

Cash flow from financing activities:
  Debt borrowings........................................      35.0       15.9
  Debt repayments........................................     (25.2)     (10.7)
  Increase (decrease) in cash overdraft..................      (6.3)      11.0
  Other, net.............................................       0.1       (0.5)
                                                             ------      -----

  Net cash provided by financing activities..............       3.6       15.7
                                                             ------      -----

  Net increase (decrease) in cash........................       1.3      (22.8)

Cash and cash equivalents:
  Beginning of period....................................       9.6       32.4
                                                             ------      -----

  End of period..........................................    $ 10.9        9.6
                                                             ======      =====

Reconciliation of net loss to net cash provided by (used
  in) operating activities:
Net loss.................................................    $ (2.3)     (12.8)
Effect of leases with escalating minimum annual rentals..       0.8        0.7
Depreciation and amortization............................      17.7       16.5
Share of losses of affiliates, net.......................       0.5          -
Minority interests in earnings of consolidated
  subsidiaries...........................................       0.3        0.2
Increase in receivables, prepaid expenses and
  other assets, net......................................      (1.6)      (0.7)
Increase (decrease) in account payables, accrued
  liabilities and other liabilities, net.................       4.4      (15.2)
                                                             ------      -----

  Net cash provided by (used in) operating activities....    $ 19.8      (11.3)
                                                             ======      =====

See accompanying notes to condensed consolidated financial statements.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

              Notes to Condensed Consolidated Financial Statements
                                 March 31, 1997
                                  (Unaudited)

(1)  General Information
     -------------------

     United Artists Theatre Circuit, Inc. (the "Company") was acquired (the "Acquisition") on May 12, 1992 by OSCAR I Corporation ("OSCAR I"). OSCAR I is owned by an investment fund managed by affiliates of Merrill Lynch Capital Partners, Inc. ("MLCP"), certain institutional investors and certain members of the Company's management. The Company's principle line of business is the exhibition of motion pictures in the United States.

     Certain prior period amounts have been reclassified for comparability with the 1997 presentation.

     In the opinion of management, all adjustments (consisting of normal recurring accruals) have been made in the accompanying interim condensed consolidated financial statements which are necessary to present fairly the financial position of the Company and the results of its operations. Interim results are not necessarily indicative of the results for the entire year because of fluctuations of revenue and related expenses resulting from the seasonality of attendance and the availability of popular motion pictures. These financial statements should be read in conjunction with the audited December 31, 1996 consolidated financial statements and notes thereto included as part of the Company's Form 10-K.

(2)  Sale and Leaseback
     ------------------

     In December 1995, the Company entered into a sale and leaseback transaction whereby the buildings and land underlying ten of its operating theatres and four theatres and a screen addition under development were sold to, and leased back from, an unaffiliated third party. At December 31, 1996, approximately $7.8 million of sales proceeds were held in escrow for the remaining theatre and the screen addition under construction. The proceeds held in escrow were paid to the Company during March 1997 after construction of the remaining theatre and the screen addition was completed.

     In November 1996, the Company entered into another sale and leaseback transaction whereby the buildings and land underlying three of its operating theatres and two theatres under development were sold to, and leased back from, an unaffiliated third party. At March 31, 1997, approximately $12.3 million of sales proceeds were held in escrow and will be used to fund substantially all of the land and construction costs associated with the two theatres under development.

(3)  Supplemental Disclosure of Cash Flow Information
     ------------------------------------------------

     Cash payments for interest were $6.5 million and $5.9 million for the three months ended March 31, 1997 and 1996, respectively.

     The Company accrued $5.9 million and $5.2 million of dividends during the three months ended March 31, 1997 and 1996, respectively, on its preferred stock.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued

(4)  Debt
     ----

     Debt is summarized as follows (amounts in millions):

                                      March 31, 1997  December 31, 1996
                                      --------------  -----------------
Bank Credit Facility (a)............  $     266.6              255.6
Senior Secured Notes (b)............        125.0              125.0
Other (c)...........................          7.3                8.4
                                           ------              -----
                                           $398.9              389.0
                                           ======              =====

     (a) The bank credit facility (the "Bank Credit Facility") provides for term loans aggregating $250.0 million (the "Term Loans"), a reducing revolving loan with commitments aggregating $87.5 million (the "Revolving Facility") and standby letters of credit aggregating $12.5 million (the "Standby Letters of Credit"). Principal on the Term Loans is payable in escalating semi-annual installments commencing December 31, 1996, with a final installment due March 31, 2002. The aggregate commitments available for borrowing under the Revolving Facility decline $8.75 million at December 31, 1997 and 1998, $13.125 million at December 31, 1999 and 2000 and $21.875 million at December 31, 2001 and March 31, 2002. Borrowings under the Bank Credit Facility provide for interest to be accrued at varying rates depending on the ratio of indebtedness to annualized operating cash flow, as defined. Interest is payable at varying dates depending on the type of rate selected by the Company, but no less frequently than once each quarter. The Bank Credit Facility contains certain provisions that require the maintenance of certain financial ratios and place limitations on additional indebtedness, disposition of assets, capital expenditures and payment of dividends. The Bank Credit Facility is secured by the stock of the Company, substantially all of the Company's subsidiaries and United Artists Realty Company ("UAR"), a separate wholly-owned subsidiary of OSCAR I, and is guaranteed by OSCAR I and substantially all of the Company's subsidiaries.

     (b) The senior secured notes (the "Senior Secured Notes") are due May 1, 2002 and require repayments prior to maturity of $31.25 million on May 1, 2000 and on May 1, 2001. The Senior Secured Notes accrue interest at 11 1/2% per annum, which is payable semi-annually. The Senior Secured Notes place limitations on, among other things, additional indebtedness, disposition of assets and payment of dividends. The Senior Secured Notes are secured on a pari-passu basis with the Bank
                                                ----------
          Credit Facility by the stock of the Company, substantially all of the Company's subsidiaries and UAR, and are guaranteed on a pari-passu
                                                                  ----------
          basis with the Bank Credit Facility by OSCAR I and substantially all of the Company's subsidiaries.

     (c) Other debt at March 31, 1997 consists of various term loans, mortgage notes, capital leases and other borrowings. This other debt carries interest rates ranging from 7% to 12%. Principal and interest are payable at various dates through March 1, 2006.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(4)  Debt, continued
     ---------------

     At March 31, 1997, the Company was party to interest rate cap agreements on $125.0 million of floating rate debt which provide for a LIBOR interest rate cap ranging between 6 1/2% and 7 1/2% and expire at various dates through 1998. The Company is subject to credit risk exposure from non-performance of the counterparties to the interest rate cap agreements. As the Company has historically received payments relating to its interest rate cap agreements, it does not anticipate such non-performance in the future. The Company amortizes the cost of its interest rate cap agreements to interest expense over the life of the underlying agreement. Amounts received from the counterparties to the interest rate cap agreements are recorded as a reduction of interest expense.

     At March 31, 1997, the Company had approximately $58.5 million of unused revolving loan commitments pursuant to the Bank Credit Facility, $3.3 million of which has been used for the issuance of letters of credit. The Company pays commitment fees of 1/2% per annum on the average unused revolver commitments.

     For the three months ended March 31, 1997 and 1996, interest, net includes $0.5 million of amortization of deferred loan costs and $0.4 million of interest income.

(5)  Disclosures About Fair Value of Financial Instruments
     -----------------------------------------------------

     At March 31, 1997, the fair value of the Company's cash and cash equivalents, outstanding borrowings under the Bank Credit Facility and other debt, and interest rate cap agreements approximated their carrying amount and the fair value of the Senior Secured Notes was approximately $130.0 million.

(6)  Preferred Stock
     ---------------

     The preferred stock is redeemable at any time at the option of the Company at its stated liquidation value plus accrued and unpaid dividends. Dividends accrue at a rate of 8% through December 31, 1995, 9% through December 31, 1996 and 14% thereafter, and are payable in cash or in kind through December 31, 1996. Dividends subsequent to December 31, 1996 are required to be paid in cash unless any senior debt facility restricts such cash payments. Currently, such restrictions exist. Due to the perpetual nature of the preferred stock and the escalating terms of the required dividend rates, for financial reporting purposes, dividends have been accrued at a 14% per annum rate for all periods since issuance. At March 31, 1997, the actual redemption value in accordance with the terms of the preferred stock was approximately $138.1 million, or approximately $37.9 million less than the carrying amount at March 31, 1997.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(7)  Related Party Transactions
     --------------------------

     The Company leases certain of its theatres from UAR and UAR's wholly-owned subsidiary, United Artists Properties I Corporation ("Prop I"). The leases provide for basic monthly or quarterly rentals and may require additional rentals, based on the revenue of the underlying theatre.

     In conjunction with the Acquisition, the Company issued $12.5 million of standby letters of credit as part of the Bank Credit Facility to support certain indebtedness of Prop I.

(8)  Income Taxes
     ------------

     The Company and each of its 80% or more owned subsidiaries are included in OSCAR I's consolidated federal income tax returns. Pursuant to a tax sharing agreement with OSCAR I, the Company and each of its 80% or more owned consolidated subsidiaries are allocated a portion of OSCAR I's current federal income tax expense (benefit). Such allocations are determined as if the Company and each of its 80% or more owned consolidated subsidiaries were separate tax paying entities within the consolidated group. For the three months ended March 31, 1997 and 1996, the Company and each of its 80% or more owned consolidated subsidiaries were allocated no current federal income tax expense (benefit) pursuant to such tax sharing agreement as a result of the group's overall net loss position.

     Consolidated subsidiaries in which the Company owns less than 80% file separate federal income tax returns. The current and deferred federal and state income taxes of such subsidiaries are calculated on a separate return basis and are included in the accompanying condensed consolidated financial statements of the Company.

     At March 31, 1997, the Company had deferred tax assets and deferred tax liabilities of approximately $74.4 million and $8.7 million, respectively, relating primarily to the Company's net operating loss carry-forward and the difference between the financial statement and income tax basis in the Company's property and equipment. At March 31, 1997, the Company had recorded a valuation allowance of approximately $65.7 million against the net deferred tax asset.

(9)  Commitments and Contingencies
     -----------------------------

     At March 31, 1997, the Company had outstanding approximately $15.8 million of letters of credit, $12.5 million of which relates to the indebtedness of Prop I.

     There are pending legal proceedings by or against the Company involving alleged breaches of contracts, torts, violations of antitrust laws, and miscellaneous other causes of action. In addition, there are various claims against the Company relating to certain leases held by the Company. Although it is not possible to predict the outcome of such legal proceedings, in the opinion of management, such legal proceedings will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(9)   Commitments and Contingencies, continued
      ----------------------------------------

      The federal American With Disabilities Act of 1990 ("ADA"), and certain state statutes among other things, require that places of public accommodation, including theatres (both existing and newly constructed) be accessible to and that assistive listening devices be available for use by certain patrons with disabilities. With respect to access to theatres, the ADA may require that certain modifications be made to existing theatres in order to make such theatres accessible to certain theatre patrons and employees who are disabled. The ADA requires that theatres be constructed in such a manner that persons with disabilities have full use of the theatre and its facilities and reasonable access to work stations. The ADA provides for a private right of action and for reimbursement of plaintiff's attorney's fees and expenses under certain circumstances. The Company has established a program to review and evaluate the Company's theatres and to make any changes which may be required by the ADA. Although the Company's review and evaluation is ongoing, management believes that the cost of complying with the ADA will not materially adversely affect the Company's financial position, liquidity and results of operations.

(10)  Corporate Restructuring
      -----------------------

      At the end of 1996, the Company initiated a corporate restructuring plan intended to provide a higher level of focus on the Company's domestic theatrical business at a lower annual cost. The corporate restructuring was completed in January 1997. A restructuring charge was recorded in 1996 for severance and other related expenses associated with the corporate restructuring.

(11)  Subsequent Event
      ----------------

      On April 30, 1997, the Company sold its Hong Kong theatre investment to its partners for $17.5 million. This sale will result in a gain during the second quarter of 1997 of approximately $11.0 million for financial reporting purposes.

                       Report of Independent Accountants
                       ---------------------------------



To United Artists Theatre Circuit, Inc.:

We have audited the accompanying consolidated balance sheet of United Artists Theatre Circuit, Inc. and subsidiaries (the "Company") as of December 31, 1996, and the related consolidated statements of operations, stockholder's equity and cash flow for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Artists Theatre Circuit, Inc. and subsidiaries as of December 31, 1996 and the results of their operations and their cash flow for the year then ended in conformity with generally accepted accounting principles.



                                       Arthur Andersen LLP

Denver, Colorado
March 27, 1997

                          Independent Auditors' Report
                          ----------------------------



The Board of Directors and Stockholder
United Artists Theatre Circuit, Inc.:

We have audited the accompanying consolidated balance sheet of United Artists Theatre Circuit, Inc. and subsidiaries (the "Company") as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity and cash flow for each of the years in the two-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Artists Theatre Circuit, Inc. and subsidiaries as of December 31, 1995 and the results of their operations and their cash flow for each of the years in the two-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in notes 4 and 13 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," in 1995.



                                       KPMG Peat Marwick LLP

Denver, Colorado
March 27, 1996

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

                          Consolidated Balance Sheets
                             (Amounts in Millions)


                                                                 December 31,
                                                                 ------------
                                                               1996        1995
                                                               ----        ----
Cash and cash equivalents..................................   $  9.6       32.4
Receivables, net:
 Notes.....................................................      1.7        1.4
 Related party (note 10)...................................     15.3       11.2
 Other.....................................................     29.5       22.4
                                                                ----       ----
                                                                46.5       35.0
                                                                ----       ----

Prepaid expenses and concession inventory..................     15.4       20.3
Investments and related receivables........................     30.2       14.1
Property and equipment, at cost (note 13):
 Land......................................................     31.6       35.0
 Theatre buildings, equipment and other....................    395.1      370.3
                                                               -----      -----
                                                               426.7      405.3
 Less accumulated depreciation and amortization............   (119.8)     (99.0)
                                                              ------      -----
                                                               306.9      306.3
                                                               -----      -----
Intangible assets, net (notes 4 and 13)....................    127.5      165.8
Other assets, net (notes 4 and 10).........................     12.0       20.3
                                                               -----      -----

                                                              $548.1      594.2
                                                               =====      =====

Liabilities and Stockholder's Equity
------------------------------------
Accounts payable:
 Film rentals..............................................   $ 28.0       30.1
 Other.....................................................     51.9       58.4
                                                                ----       ----
                                                                79.9       88.5
                                                                ----       ----
Accrued liabilities:
 Salaries and wages........................................      9.4        9.0
 Interest..................................................      5.0        6.8
 Other.....................................................     12.9       11.2
                                                                ----       ----
                                                                27.3       27.0
                                                                ----       ----

Other liabilities..........................................     24.4       21.4
Debt (note 6)..............................................    389.0      383.2
                                                               -----      -----
 Total liabilities.........................................    520.6      520.1

Minority interests in equity of consolidated subsidiaries..      7.0        7.0

Stockholder's Equity:
 Preferred stock (note 8)..................................    170.1      149.2
 Common stock (note 9).....................................        -          -
 Additional paid-in capital................................     52.8       73.7
 Accumulated deficit.......................................   (202.5)    (155.9)
 Cumulative foreign currency translation adjustment........     (0.5)      (0.1)
 Intercompany account......................................      0.6        0.2
                                                               -----      -----
                                                                20.5       67.1
                                                               -----      -----

                                                              $548.1      594.2
                                                               =====      =====


 See accompanying notes to consolidated financial statements.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

                     Consolidated Statements of Operations
                             (Amounts in Millions)


                                                     Years Ended December 31,
                                                     ------------------------
                                                      1996     1995     1994*
                                                      ----     ----     -----
Revenue:
 Admissions.....................................    $466.5    457.1    447.6
 Concession sales...............................     185.1    178.2    166.7
 Other..........................................      25.9     13.3      8.8
                                                     -----    -----    -----
                                                     677.5    648.6    623.1
                                                     -----    -----    -----

Costs and expenses:
 Film rental and advertising expenses...........     257.2    248.6    239.6
 Direct concession costs........................      29.3     29.5     27.2
 Other operating expenses.......................     259.4    246.2    227.5
 Sale and leaseback rentals (note 2)............      11.6      0.5        -
 Affiliate lease rentals (note 10)..............      10.0     14.1     14.7
 General and administrative (notes 10 and 12)...      34.5     34.6     32.5
 Restructuring charge (note 11).................       1.9        -        -
 Depreciation and amortization (note 13)........      80.7     87.0     63.1
                                                     -----    -----    -----
                                                     684.6    660.5    604.6
                                                     -----    -----    -----
   Operating income (loss)......................      (7.1)   (11.9)    18.5

Other income (expense):
 Interest, net (note 6):
   Interest expense.............................     (36.1)   (39.0)   (31.6)
   Amortization of deferred loan costs..........      (2.2)    (2.1)    (1.4)
   Interest income..............................       1.4      1.9      0.1
                                                      ----     ----     ----
                                                     (36.9)   (39.2)   (32.9)
 Gain (loss) on disposition of assets, net......       1.3    (13.9)    (9.7)
 Share of earnings (losses) of affiliates, net..      (0.5)     0.7      0.2
 Minority interests in earnings of
   consolidated subsidiaries....................      (0.8)    (1.2)    (1.0)
 Other, net.....................................      (1.5)    (2.0)    (1.7)
                                                      ----     ----     ----
                                                     (38.4)   (55.6)   (45.1)
                                                      ----     ----     ----
   Loss before income tax expense...............     (45.5)   (67.5)   (26.6)
Income tax expense (note 14)....................      (1.1)    (1.4)    (1.3)
                                                      ----     ----     ----
   Net loss.....................................     (46.6)   (68.9)   (27.9)
Dividend on preferred stock (note 8)............     (20.9)   (18.3)   (16.1)
                                                      ----     ----     ----
   Net loss available to common stockholder.....    $(67.5)   (87.2)   (44.0)
                                                     =====     ====     ====


*Restated

 See accompanying notes to consolidated financial statements.

                            UNITED ARTISTS THEATRE
                                 CIRCUIT, INC.
                               AND SUBSIDIARIES

                Consolidated Statements of Stockholder's Equity
                             (Amounts in Millions)


                                                                                              Cumulative
                                                                                                foreign
                                                                                               currency                    Total
                                             Preferred  Common    Additional    Accumulated  translation  Intercompany stockholder's
                                               stock    stock   paid-in capital   deficit     adjustment    account       equity
                                              -------  -------  ---------------  ---------    ----------    -------       ------
Balance at January 1, 1994*.................. $ 114.8       -        108.1        (59.1)             -        4.8          168.6
  Accretion of dividends on preferred stock..    16.1       -        (16.1)          -               -         -              -
  Net decrease in intercompany account.......      -        -           -            -               -       (2.3)          (2.3)
  Net loss*..................................      -        -           -         (27.9)             -         -           (27.9)
                                                -----    -----       -----       ------            ----      ----          -----
Balance at December 31, 1994*................   130.9       -         92.0        (87.0)             -        2.5          138.4
  Accretion of dividends on preferred stock..    18.3       -        (18.3)          -               -         -              -
  Net decrease in intercompany account.......      -        -           -            -               -       (2.3)          (2.3)
  Foreign currency translation adjustment....      -        -           -            -             (0.1)       -            (0.1)
  Net loss...................................      -        -           -         (68.9)             -         -           (68.9)
                                                -----    -----       -----       ------            ----      ----          -----
Balance at December 31, 1995.................   149.2       -         73.7       (155.9)           (0.1)      0.2           67.1
  Accretion of dividends on preferred stock..    20.9       -        (20.9)          -               -         -              -
  Net increase in intercompany account.......      -        -           -            -               -        0.4            0.4
  Foreign currency translation adjustment....      -        -           -            -             (0.4)       -            (0.4)
  Net loss...................................      -        -           -         (46.6)             -         -           (46.6)
                                                -----    -----       -----       ------            ----      ----          -----
Balance at December 31, 1996................. $ 170.1       -         52.8       (202.5)           (0.5)      0.6           20.5
                                                =====    =====       =====       ======            ====      ====          =====


*Restated

 See accompanying notes to consolidated financial statements.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

                     Consolidated Statements of Cash Flow
                             (Amounts in Millions)


                                                      Years Ended December 31,
                                                      ------------------------
                                                      1996      1995     1994*
                                                      ----      ----     -----

Net cash provided by operating activities......... $  28.4      42.0     48.3
                                                   -------    ------   ------

Cash flow from investing activities:
 Capital expenditures.............................   (67.3)    (84.2)   (45.6)
 (Increase) decrease in construction in progress,
  net.............................................     1.5      (5.1)    (1.4)
 Increase in receivable from sale and leaseback
  escrow..........................................   (19.5)        -        -
 Proceeds from disposition of assets..............    20.5       7.7      2.9
 Proceeds from sale and leaseback transaction and
  escrow..........................................    22.9      40.4        -
 Cash paid for minority interest holding..........       -     (10.3)       -
 Investments in and receivables from theatre
  joint ventures, net.............................   (14.3)     (2.3)       -
 Other, net.......................................    (2.5)     (0.5)    (3.0)
                                                   -------    ------   ------
 Net cash used in investing activities............   (58.7)    (54.3)   (47.1)
                                                   -------    ------   ------

Cash flow from financing activities:
 Debt borrowings..................................   129.8     187.5    108.4
 Debt repayments..................................  (126.3)   (127.9)  (116.1)
 Increase (decrease) in intercompany account......     0.4      (2.3)    (2.0)
 Increase (decrease) in cash overdraft............     6.2     (14.1)    13.2
 Increase in related party receivables............    (2.8)     (6.7)    (8.2)
 Other, net.......................................     0.2      (4.5)    (0.1)
                                                   -------    ------   ------
 Net cash provided by (used in) financing
  activities......................................     7.5      32.0     (4.8)
                                                   -------    ------   ------

 Net increase (decrease) in cash and cash
  equivalents.....................................   (22.8)     19.7     (3.6)
Cash and cash equivalents:
 Beginning of period..............................    32.4      12.7     16.3
                                                   -------    ------   ------
 End of period.................................... $   9.6      32.4     12.7
                                                   =======    ======   ======

Reconciliation of net loss to net cash provided by
  operating activities:
 Net loss......................................... $ (46.6)    (68.9)   (27.9)
 Effect of leases with escalating minimum annual
  rentals.........................................     3.1       2.0      1.5
 Depreciation and amortization....................    80.7      87.0     63.1
 (Gain) loss on disposition of assets, net........    (1.3)     13.9      9.7
 Share of (earnings) losses of affiliates, net....     0.5      (0.7)    (0.2)
 Minority interests in earnings of consolidated
  subsidiaries....................................     0.8       1.2      1.0
 (Increase) decrease in receivables, prepaid
  expenses and other assets, net..................     0.6      (3.6)    (0.4)
 Increase (decrease) in accounts payable, accrued
  liabilities and other liabilities, net..........    (9.4)     11.1      1.5
                                                   -------    ------   ------

 Net cash provided by operating activities........ $  28.4      42.0     48.3
                                                   =======    ======   ======


*Restated

 See accompanying notes to consolidated financial statements.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                 AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                       December 31, 1996, 1995 and 1994

(1)  Organization

     On May 12, 1992, United Artists Theatre Circuit, Inc. and substantially all of its then existing subsidiaries (the "Company") were acquired (the "Acquisition") by OSCAR I Corporation ("OSCAR I") from an indirect subsidiary of Tele-Communications, Inc. ("TCI"). OSCAR I is owned by an investment fund managed by affiliates of Merrill Lynch Capital Partners, Inc., ("MLCP") and certain institutional investors (collectively the "Non-Management Investors"), and certain members of the Company's management. The purchase price was approximately $543.8 million comprised of: (i) approximately $134.1 million of cash; (ii) $92.5 million of OSCAR I preferred stock, and (iii) the assumption of approximately $317.2 million of indebtedness and certain other obligations. Prior to the Acquisition, the Company was an indirect wholly owned subsidiary of United Artists Holdings Inc. ("UAHI"), which was a wholly-owned subsidiary of United Artists Entertainment Company ("UAE"). On December 2, 1991, UAE became a wholly-owned subsidiary of TCI pursuant to a merger agreement. Previously in 1986, TCI had acquired a controlling interest in UAE's predecessor.

     Simultaneously with the Acquisition, the Non-Management Investors formed OSCAR II Corporation, a Delaware corporation ("OSCAR II"), separately acquiring from an affiliate of TCI all of the outstanding capital stock of United Artists Realty Company ("UAR"), a Delaware corporation and its subsidiaries. UAR and its subsidiaries, United Artists Properties I Corp. ("Prop I") and United Artists Properties II Corp. ("Prop II") were the owners and lessors of certain operating theatre properties leased to and operated by the Company and its subsidiaries. Certain mortgage debt of UAR, Prop I and Prop II, which was secured by their theatre properties, remained outstanding after the acquisition by OSCAR II. On February 28, 1995, Oscar II was merged into Oscar I effected by a one-for-one share exchange.

(2)  Sale and Leaseback Transactions

     On December 13, 1995, the Company entered into a sale and leaseback transaction (the "Sale and Leaseback") whereby the buildings and land underlying ten of its operating theatres and four theatres under development were sold to, and leased back from, the 1995-a United Artists pass through trust (the "pass through trust"), an unaffiliated third party, for approximately $47.1 million. a portion of the sale proceeds were used to pay certain transaction expenses and repay the outstanding revolving bank debt of the Company and the remainder was held in short-term cash investments at December 31, 1995. The proceeds related to three of the theatres under development (approximately $14.2 million) were initially deposited into an escrow account and were paid to the Company during 1996 after construction of the theatres was completed. The proceeds related to one of the new theatres and a four screen addition to an existing theatre under development (approximately $7.8 million) were deposited into the same escrow account and are to be paid under the terms of the sale and leaseback to the Company in 1997 when construction is completed.

     The Sale and Leaseback requires the Company to lease the underlying theatres for a period of 21 years and one month, with the option to extend for up to an additional 10 years. The Company accounts for the lease as an operating lease. An agreement with the pass through trust requires the maintenance of certain financial covenants by the Company.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                 AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(2)  Sale and Leaseback Transactions (continued)

     On November 8, 1996, the Company entered into a sale and leaseback transaction whereby the buildings and land underlying three of its operating theatres and two theatres currently under development were sold to, and leased back from an unaffiliated third party for approximately $21.5 million. The sales proceeds relating to the three operating theatres (approximately $9.2 million) were used to pay certain transaction expenses and repay outstanding bank debt. The sales proceeds related to the two theatres under development (approximately $12.3 million) were deposited into an escrow account and are to be paid under the terms of the sale and leaseback to fund substantially all of the land and construction costs associated with the two theatres. The lease has a term of 20 years and nine months with options to extend for an additional 10 years.

(3)  Restatement

     During December 1995, the remaining 11 theatres owned by Prop II subsequent to the Sale and Leaseback were contributed to the Company, the Prop II master lease was terminated, the $12.5 million letters of credit established by the Company to guarantee the Prop II debt were canceled and the Company's revolving credit facility was increased by $12.5 million.
     the contribution of these theatres has been accounted for in a manner similar to a pooling of interests, and accordingly, the accompanying financial statements have been restated to include these theatres for all periods prior to 1996. Prop II's historical cost basis of these theatres at December 13, 1995 was approximately $20.3 million. separate revenue and net income (loss) amounts for the Company and the 11 remaining Prop II theatres for the years ended December 31, 1995 and 1994 are presented in the following table (amounts in millions):


                               Years Ended
                               December 31,
                             ---------------
                              1995     1994
                              ----     ----

       Revenue:
          Company..........  $648.3   622.8
          Eleven Theatres..     0.3     0.3
                             ------   -----
          Combined.........  $648.6   623.1
                             ======   =====

       Net Income (loss):
          Company..........  $(70.9)  (29.9)
          Eleven Theatres..     2.0     2.0
                             ------   -----
          Combined.........  $(68.9)  (27.9)
                             ======   =====


     In addition to the contribution of the remaining theatres, the equipment in the 17 Prop II theatres included in the Sale and Leaseback was transferred to the Company at Prop II's historical cost basis (approximately $6.1 million).

(4)  Summary of Significant Accounting Policies

     (a)  Principles of Consolidation
          ---------------------------
          The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     (b)  Nature of Operations
          --------------------
          The Company is principally engaged in the operation of motion picture theatres.

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                 AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(4)  Summary of Significant Accounting Policies, continued

     (c)  Cash and Cash Equivalents
          -------------------------
          The Company considers investments with initial maturities of three months or less to be cash equivalents. Transactions effected through intercompany accounts are considered to be constructive cash receipts and payments.

     (d)  Investments
          -----------
          Investments in which the Company's ownership is 20% to 50% are accounted for using the equity method. Under this method, the investment, originally recorded at cost, is adjusted to recognize dividends received and the Company's share of net earnings or losses of the investee as they occur. Investments in which the Company's ownership is less than 20% are accounted for using the cost method. Under this method, the investments are recorded at cost and any dividends received are recorded as income.

          During the years ended December 31, 1996, 1995 and 1994, approximately $0.6 million, $1.4 million and $3.0 million, respectively, of dividends were received from the Company's 50% owned Hong Kong investment.

     (e)  Property and Equipment
          ----------------------
          Property and equipment are stated at cost, including acquisition costs allocated to tangible assets required. Construction costs, including applicable direct overhead, are capitalized. Repairs and maintenance are charged to operations.

          Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Leasehold improvements are amortized over the terms of the leases, including certain renewal periods or, in the case of certain improvements, the estimated useful lives of the assets, if shorter. Costs associated with new theatre construction are depreciated once such theatres are placed in service.

     (f)  Intangible Assets
          -----------------
          Intangible assets consist of theatre lease acquisition costs and non-compete agreements. Amortization of theatre lease acquisition costs and non-compete agreements is calculated on a straight-line basis over the terms of the underlying leases including certain renewal periods (weighted average life of approximately 17 years) and non-compete agreements (primarily 5 years). Intangible assets and related accumulated amortization are summarized as follows (amounts in millions):

                                               December 31,
                                             -----------------
                                               1996     1995
                                               ----     ----
          Theatre lease acquisition costs..  $ 169.7    182.9
          Non-compete agreements...........    103.0    103.9
                                               -----    -----
                                               272.7    286.8
          Accumulated amortization.........   (145.2)  (121.0)
                                              -------   ------
                                             $ 127.5    165.8
                                               =====    =====


     (g)  Other Assets
          ------------
          Other assets primarily consist of deferred acquisition and loan costs. Amortization of the deferred acquisition costs is calculated on a straight line basis over five years. Amortization of the deferred loan costs is calculated on a straight-line basis over the terms of the underlying loan agreements (average life of approximately seven years) and is included as a component of interest expense. Other assets and related accumulated amortization are summarized as follows (amounts in millions):

                      UNITED ARTISTS THEATRE CIRCUIT, INC.
                                 AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(4)  Summary of Significant Accounting Policies, continued


                                          December 31,
                                        ---------------
                                         1996     1995
                                         ----     ----

          Deferred acquisition costs..  $ 18.4    18.4
          Deferred loan costs.........    14.9    14.9
          Other.......................     8.4     7.6
                                        ------   -----
                                          41.7    40.9
          Accumulated amortization....   (29.7)  (20.6)
                                        ------   -----
                                        $ 12.0    20.3
                                        ======   =====


     (h)  Operating Costs and Expenses
          ----------------------------
          Film rental and advertising expenses include film rental and co-op and directory advertising costs. Film advertising costs are expensed as incurred. Direct concession costs include direct concession product costs and concession promotional expenses. Concession promotional expenses are expensed as incurred. Other operating expenses include joint facility costs such as employee costs, theatre rental and utilities which are common to both ticket sales and concession operations. As such, other operating expenses are reported as a combined amount as the allocation of such costs to exhibition and concession activities would be arbitrary and not meaningful. Rental expense for operating leases which provide for escalating minimum annual rentals during the term of the lease are accounted for on a straight-line basis over the terms of the underlying leases.

     (i)  Estimates
          ---------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (j)  Accounting Changes
          ------------------
          As discussed in note 13, in the fourth quarter of 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" prior to its required adoption date.

     (k)  Reclassification
          ----------------
          Certain prior year amounts have been reclassified for comparability with the 1996 presentation.

(5)  Supplemental Disclosure of Cash Flow Information

     Cash payments for interest for the years ended December 31, 1996, 1995 and 1994, were $37.3 million, $35.0 million and $28.2 million, respectively.

     Cash payments by certain less than 80% owned entities for income taxes for the years ended December 31, 1996, 1995 and 1994, were $1.2 million, $0.7 million and $0.9 million, respectively.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(5)  Supplemental Disclosure of Cash Flow Information, continued

     The Company accrued $20.9 million, $18.3 million and $16.1 million of dividends during the years ended December 31, 1996, 1995 and 1994, respectively, on its preferred stock (see note 8).

     During 1996 and 1995, the Company incurred $1.4 million and $2.4 million of capital lease obligations relating to new equipment.

     During 1995, Prop II transferred equipment with a net historical basis of $6.1 million to the Company (see note 3).

(6)  Debt

     Debt is summarized as follows (amounts in millions):

                                                    December 31,
                                                    ------------
                                                    1996    1995
                                                    ----    ----

     Bank Credit Facility (a)...................   $255.6  250.0
     Senior Secured Notes (b)...................    125.0  125.0
     Other (c)..................................      8.4    8.2
                                                   ------  -----
                                                   $389.0  383.2
                                                   ======  =====

     (a) On May 1, 1995, the Company restated its existing bank credit facility to principally provide for additional term and revolving loan commitments and to extend the final maturity of the facility. The restated bank credit facility (the "Bank Credit Facility") currently provides for term loans aggregating $250.0 million (the "Term Loans"), a reducing revolving loan with commitments aggregating $87.5 million (the "Revolving Facility") and standby letters of credit aggregating $12.5 million (the "Standby Letters of Credit"). Principal on the Term Loans is payable in escalating semi-annual installments commencing December 31, 1996, with a final installment due March 31, 2002. The aggregate commitments available for borrowing under the Revolving Facility decline $8.75 million at December 31, 1997 and 1998, $13.125 million at December 31, 1999 and 2000 and $21.875 million at December 31, 2001 and March 31, 2002. Borrowings under the Bank Credit Facility provide for interest to be accrued at varying rates depending on the ratio of indebtedness to annualized operating cash flow, as defined. Interest is payable at varying dates depending on the type of rate selected by the Company, but no less frequently than once each quarter. The Bank Credit Facility contains certain provisions that require the maintenance of certain financial ratios and place limitations on additional indebtedness, disposition of assets, capital expenditures and payment of dividends. The Bank Credit Facility is secured by the stock of the Company and substantially all of the Company's subsidiaries, and is guaranteed by OSCAR I and substantially all of the Company's subsidiaries. In addition, in conjunction with the merger of OSCAR II into OSCAR I, the stock of UAR was pledged as additional security. During 1996, the Company repaid $7.6 million on the Term Loans in conjunction with certain asset dispositions. This repayment will be applied pro rata against the remaining semi-annual Term Loan principal installments.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(6)  Debt, continued

     (b) The senior secured notes (the "Senior Secured Notes") are due May 1, 2002 and require repayments prior to maturity of $31.25 million on May 1, 2000 and on May 1, 2001. The Senior Secured Notes accrue interest at 11 1/2% per annum, which is payable semi-annually. The Senior Secured Notes place limitations on, among other things, additional indebtedness, disposition of assets and payment of dividends. The Senior Secured Notes are secured on a pari-passu basis with the Bank
                                                ----------
          Credit Facility by the stock of the Company and substantially all of the Company's subsidiaries, and are guaranteed on a pari-passu basis
                                                              ----------
          with the Bank Credit Facility by OSCAR I and substantially all of the Company's subsidiaries. In addition, in conjunction with the merger of OSCAR II into OSCAR I, the stock of UAR was pledged as additional security on a pari-passu basis with the Bank Credit Facility.
                        ----------

     (c) Other debt at December 31, 1996, consists of various term loans, mortgage notes, capital leases and other borrowings. This other debt carries interest rates ranging from 7% to 12%. Principal and interest are payable at various dates through March 1, 2006.

     At December 31, 1996, the Company was party to interest rate cap agreements on $125.0 million of floating rate debt which provide for a LIBOR interest rate cap ranging between 6 1/2% and 7 1/2% and expire at various dates through 1998. The Company is subject to credit risk exposure from non-performance of the counterparties to the interest rate cap agreements. As the Company has historically received payments relating to its interest rate cap agreements, it does not anticipate such non-performance in the future. The Company amortizes the cost of its interest rate cap agreements to interest expense over the life of the underlying agreement. Amounts received from the counterparties to the interest rate cap agreements are recorded as a reduction of interest expense.

     At December 31, 1996, the Company had approximately $69.5 million of unused revolving loan commitments pursuant to the Bank Credit Facility, $3.3 million of which has been used for the issuance of letters of credit. The Company pays commitment fees of 1/2% per annum on the average unused revolver commitments.

     Annual maturities of debt for each of the next five years and thereafter are as follows (amounts in millions):

               1997............................ $  25.1
               1998............................    32.3
               1999............................    52.1
               2000............................    85.3
               2001............................    85.3
               Thereafter......................   108.9
                                                  -----
                                                $ 389.0
                                                  =====

(7)  Disclosures About Fair Value of Financial Instruments

     Cash and Cash Equivalents
     -------------------------
     The carrying amount of cash and cash equivalents approximates fair value because of its short maturity.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(7)  Disclosures About Fair Value of Financial Instruments, continued

     Financial Instruments
     ---------------------
     The carrying amount and estimated fair value of the Company's financial instruments at December 31, 1996 are summarized as follows (amounts in millions):

                                                   Carrying  Estimated
                                                    Amount   Fair Value
                                                   --------  ----------
     Bank Credit Facility and Other Debt.........  $ 264.0     264.0
                                                     =====     =====
     Senior Secured Notes........................  $ 125.0     131.3
                                                     =====     =====
     Interest Rate Cap Agreements................  $   0.1       0.1
                                                     =====     =====

     Bank Credit Facility and Other Debt: The carrying amount of the Company's borrowings under the Bank Credit Facility and other debt approximates fair value because the interest rates on the majority of this debt floats with market interest rates.

     Senior Secured Notes: The fair value of the Company's Senior Secured Notes is estimated based upon quoted market prices at December 31, 1996.

     Interest Rate Cap Agreements: The fair value of the Company's interest rate cap agreements is estimated based upon dealer quotes for similar agreements at December 31, 1996.

(8)  Preferred Stock

     Concurrent with the Acquisition, the Company issued 92,500 shares of preferred stock with a liquidation value of $92.5 million to OSCAR I. The preferred stock is redeemable at any time at the option of the Company at its stated liquidation value plus accrued and unpaid dividends. Dividends accrue at a rate of 8% through December 31, 1995, 9% through December 31, 1996 and 14% thereafter, and are payable in cash or in kind through December 31, 1996. Cash dividends are required for periods subsequent to December 31, 1996, provided that no provisions exist in any senior debt facility which restricts such cash payments. Currently, such restrictions exist. Due to the perpetual nature of the preferred stock and the escalating terms of the required dividend rates, for financial reporting purposes, dividends have been accrued at a 14% per annum rate for all periods since issuance. At December 31, 1996, the actual redemption value in accordance with the terms of the preferred stock was approximately $133.5 million, or approximately $36.6 million less than the carrying amount at December 31, 1996.

(9)  Common Stock

     The Company is authorized to issue 1,000 shares of its $1.00 par value common stock. At December 31, 1996 and 1995, the Company had 100 shares of common stock outstanding, all of which were held by OSCAR I.


     In connection with the Acquisition, OSCAR I established three separate stock option plans for the benefit of the Company's employees: the Incentive Stock Option Plan (the "Incentive Plan"), the Performance Stock Option Plan (the "Performance Plan"), and the Premium Stock Option Plan (the "Premium Plan" and collectively, the "Option Plans"). The options covered under the Incentive Plan vest in equal amounts each year through the fifth anniversary of the date of grant, while options covered under the Performance and Premium Plans vest based on certain calculations of OSCAR I's value or the investment returns received by the Class A common stock shareholders. Each option granted under either the Incentive or Performance Plans may be exercised for one Class B share at an exercise price equal to the estimated market value of the Class B share at the date of grant provided that such options have been vested under the terms of the respective plan. Each option granted under the Premium Plan may be exercised for one Class B share at an exercise price, which increases from $30 to $233, provided that such options have vested under the terms of the Premium Plan. All options granted expire 10 years after the date of grant.

     The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations in accounting for OSCAR I's stock option plans. No compensation cost has been recognized by the Company for any of OSCAR I's stock option plans. The Company's compensation expense would not have been materially different had the Company recorded compensation expense for these three stock option plans in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," and accordingly, the pro forma net loss disclosure as if SFAS No. 123 had been applied are not presented.

     A summary of OSCAR I's Incentive Plan as of December 31, 1996, 1995 and 1994, and changes during those years is presented below:

                                         1996                     1995                       1994
                                  ---------------------   -----------------------   --------------------------
                                          Weighted Avg.             Weighted Avg.               Weighted Avg.
                                            Exercise                  Exercise                     Exercise
                                   Shares    Price         Shares      Price          Shares         Price
                                  --------  --------      ----------  --------     ------------  -------------
Outstanding at January 1          594,720     $10.05       593,970     $10.04        594,620          $10.00
 Granted                            6,600     $10.79         3,000     $10.79         31,600          $10.79
 Exercised                              -          -             -          -              -               -
 Forfeited                        (57,000)    $10.00        (2,250)    $10.00        (32,250)         $10.00
                                  -------     ------       -------   --------       --------       ---------
Outstanding at December 31        544,320     $10.06       594,720     $10.05        593,970          $10.04
                                  =======     ======       =======   ========       ========       =========

The following table summarizes information about the Incentive Plan at December 31, 1996:

                                 Options Outstanding           Options Exercisable
                          --------------------------------     -------------------
                                           Weighted Avg.
                            Number           Remaining               Number
  Exercise Price          Outstanding     Contractual Life         Exercisable
------------------        -----------     ----------------         -----------
  $10.00                   503,120              5.5                  402,496
  $10.79                    41,200              7.9                   13,240
                           -------                                 ---------
                           544,320              5.7                  415,736
                           =======                                 =========

     A summary of OSCAR I's Performance Plan as of December 31, 1996, 1995 and 1994, and changes during those years is presented below:

                                              1996                     1995                       1994
                                       ---------------------  ------------------------   -----------------------
                                              Weighted Avg.              Weighted Avg.            Weighted Avg.
                                                 Exercise                  Exercise                 Exercise
                                        Shares    Price        Shares        Price        Shares       Price
                                       --------  --------     --------     --------      --------  -------------
         Outstanding at January 1      573,450     $10.04     572,825     $10.04         573,700     $10.00
           Granted                       5,900     $10.79       2,500     $10.79          27,875     $10.79
           Exercised                         -          -           -          -               -          -
           Forfeited                   (50,375)    $10.00      (1,875)    $10.00         (28,750)    $10.00
                                       -------     ------     -------     ------         -------     ------
         Outstanding at December 31    528,975     $10.05     573,450     $10.04         572,825     $10.04
                                       =======     ======     =======     ======         =======     ======

         Options Exercisable at
             December 31                  0                      0                          0
                                       =======                =======                    =======

     As of December 31, 1996, the 528,975 Performance Plan options had an exercise prices between $10.00 and $10.79 and a weighted average remaining contractual life of 5.7 years.

     A summary of OSCAR I's Premium Plan as of December 31, 1996, 1995 and 1994, and changes during those years is presented below:

                                              1996                     1995                       1994
                                       ---------------------  ------------------------   -----------------------
                                              Weighted Avg.              Weighted Avg.            Weighted Avg.
                                                 Exercise                  Exercise                 Exercise
                                        Shares    Price        Shares        Price        Shares       Price
                                       --------  --------     --------     --------      --------  -------------
         Outstanding at January 1      287,791     $48.25     287,479       $35.25        287,917       $30.00
           Granted                       2,800     $48.25       1,250       $35.25         13,937       $30.00
           Exercised                         -          -           -            -              -            -
           Forfeited                   (25,188)    $48.25        (938)      $35.25        (14,375)      $30.00
                                       -------     ------     -------       ------        -------       ------
         Outstanding at December 31    265,403     $48.25     287,791       $35.25        287,479       $30.00
                                       =======     ======     =======       ======        =======       ======

         Options Exercisable at
             December 31                  0                      0                           0
                                       =======                =======                     =======

     As of December 31, 1996, the 265,403 Premium Plan options had an exercise price of $48.25 and a weighted average remaining contractual life of 5.7 years.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(10) Related Party Transactions

     The Company leases certain of its theatres from UAR, Prop I and Prop II (through December 13, 1995) in accordance with three master leases. The master leases provide for basic monthly rentals and may require additional rentals, based on the revenue of the underlying theatre. The lease arrangements with Prop I and Prop II were entered into in conjunction with the placement of mortgage debt financing in 1988 and 1989, respectively. As part of these financings, UAE provided for $12.0 million of residual value guarantees on each of these mortgage debt issues and guarantees covering certain contingent liabilities. In conjunction with the Acquisition, the Company issued $25.0 million of Standby Letters of Credit as part of its Bank Credit Facility in order to release UAE from certain of its obligations under the guarantees. In conjunction with the Sale and Leaseback, the Prop II mortgage debt was prepaid, the Prop II master lease was terminated and $12.5 million in Standby Letters of Credit issued by the Company were canceled.

     In order to fund the cost of additions and/or renovations to the theatres leased by the Company from UAR or Prop I, the Company has periodically made advances to UAR. Interest on the advances accrues at the prime rate and amounted to $1.1 million, $1.4 million and $0.3 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     During November 1996, the Company exchanged a fee-owned theatre property with Prop I in return for a fee-owned theatre property and a $1.5 million note. The note bears interest at the prime rate plus 1 1/2% and is due upon demand.

     In conjunction with the Acquisition, the Company entered into a management agreement with UAR. Such management agreement provides for a fee to be paid to the Company in return for certain accounting and management services. These fees are recorded as a reduction of general and administrative expenses in the accompanying consolidated financial statements and approximated $0.6 million, $0.9 million and $0.9 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     Included in other assets are fees of Merrill Lynch & Co., as placement agents for the Sale and Leaseback of $0.8 million and of Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as placement agents for the Senior Secured Notes, of $3.0 million. Also included in assets acquired in the Acquisition is $6.7 million of fees paid to MLCP relating to structuring the Acquisition.

(11) Restructuring Charge

     At the end of 1996, the Company initiated a corporate restructuring plan intended to provide a higher level of focus on the Company's domestic theatrical business at a lower annual cost. This corporate restructuring was completed in January 1997. In conjunction with this corporate restructuring plan, the Company recorded a $1.9 million restructuring charge in 1996 for severance and other related expenses.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(12) Employee Benefit Plans

     The UATC 401(k) Savings Plan (the "Savings Plan") provides that employees may contribute up to 10% of their compensation, subject to IRS limitations. Employee contributions are invested in various investment funds based upon elections made by the employee. Prior to January 1, 1997, the Company matched 100% of each employee's contributions up to 10% of an employee's compensation. As part of the corporate restructuring plan (see note 11), effective January 1, 1997, the Savings Plan was amended to provide for a Company match of 100% of each employee's contribution up to 3% of their compensation. Employees vest in the Company's matching contributions 20% per year for every year of service.

     Effective January 1, 1993, the Company established the UATC Supplemental 401(k) Savings Plan (the "Supplemental Plan") for certain employees who are highly compensated as defined by the IRS and whose elective contributions to the Savings Plan exceed the IRS limitations. Through December 31, 1996, such employees were allowed to contribute to the Supplemental Plan; provided that the aggregate contributions to the Savings Plan and Supplemental Plan did not exceed 10% of their compensation. As part of the corporate restructuring plan (see note 11), effective January 1, 1997, the Company suspended the Supplemental Plan. The Company matched 100% of the employee's contributions through the date of suspension of the Supplemental Plan. Employees vest ratably in the Company's matching contributions over 5 years from the date of participation in the Supplemental Plan.

     Contributions to the various employee benefit plans for the years ended December 31, 1996, 1995 and 1994 were $2.3 million, $2.1 million and $2.1 million, respectively.

(13) Provision for Impairment

     The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," during 1995 prior to the required adoption date. Upon adoption of SFAS No. 121 in 1995, a non-cash charge of $21.0 million was recorded by the Company. This initial charge resulted from the Company grouping assets at a lower level than under its previous accounting policy for evaluating and measuring impairment. During 1996, the Company recorded a non-cash charge for the impairment of its long-lived assets of $8.7 million. These non-cash charges relate to the difference between the historical book value of the individual theatres (in some cases groups of theatres) and the undiscounted cash flow expected to be received from the operation or future sale of the individual theatres (or groups of theatres).

(14) Income Taxes

     The Company and each of its 80% or more owned subsidiaries are included in OSCAR I's consolidated Federal income tax return. Pursuant to a tax sharing agreement with OSCAR I, the Company and each of its 80% or more owned consolidated subsidiaries are allocated a portion of OSCAR I's current Federal income tax expense (benefit). Such allocations are determined as if the Company and each of its 80% or more owned consolidated subsidiaries were separate tax paying entities within the consolidated group. For the years ended December 31, 1996, 1995 and 1994, the Company and each of its 80% or more owned consolidated subsidiaries were allocated no current Federal income tax expense (benefit) pursuant to such tax sharing agreement as a result of the group's overall net loss position.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(14) Income Taxes, continued

     Consolidated subsidiaries in which the Company owns less than 80% file separate Federal income tax returns. The current and deferred federal and state income taxes of such subsidiaries are calculated on a separate return basis and are included in the accompanying consolidated financial statements of the Company.

     The current state income tax expense of the Company and Federal income tax expense of the Company's less than 80%-owned consolidated subsidiaries and deferred state and Federal income tax expense are as follows (amounts in millions):

                                            Years Ended December 31,
                                           -------------------------
                                              1996    1995   1994*
                                              ----    ----   -----
         Current income taxes:
           State expense................     $ 0.1     0.4     0.4
           Federal expense..............       1.0     1.0     0.9
                                               ---     ---     ---
                                               1.1     1.4     1.3
         Deferred income taxes:
           State expense................         -       -       -
           Federal expense..............         -       -       -
                                               ---     ---     ---
                                             $ 1.1     1.4     1.3
                                             =====     ===     ===

     Income tax expense differed from the amount computed by applying the U.S. Federal income tax rate (35% for all periods) to loss before income tax expense as a result of the following (amounts in millions):

                                                         Years Ended December 31,
                                                         ------------------------
                                                         1996      1995     1994*
                                                         ----      ----     -----

     Expected tax benefit...........................    $(15.9)    (23.6)   (9.3)
     Change in valuation allowance..................      13.3      24.8    10.5
     State tax, net of federal benefit..............         -       0.3     0.3
     Adjustment of net operating less carryforward..       0.7         -       -
     Other..........................................       3.0      (0.1)   (0.2)
                                                           ---      ----    ----
                                                        $  1.1       1.4     1.3
                                                           ===       ===     ===

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows (amounts in millions):

                                                               1996    1995
                                                               ----    ----
         Deferred tax assets:
           Net operating loss carryforwards..                $ 65.6    52.0
           Intangible and other assets.......                   3.9     2.5
           Accrued liabilities...............                   2.8     2.5
           Other.............................                   1.1     2.5
                                                               ----    ----
                                                               73.4    59.5
           Less:  valuation allowance.......                  (65.4)  (52.1)
                                                              -----   -----
             Net deferred tax assets.........                   8.0     7.4
                                                              -----   -----
         Deferred tax liabilities:
           Property and equipment............                   6.7     5.8
           Other.............................                   1.3     1.6
                                                              -----   -----
             Net deferred tax liabilities....                   8.0     7.4
                                                              -----   -----
         Net.................................                $    -       -
                                                              =====   =====
         *Restated

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(14) Income Taxes, continued

     At December 31, 1996, the Company had a net operating loss carryforward for Federal income tax purposes of approximately $175.0 million which will begin to expire in 2007.

     The Federal income tax return of OSCAR I is presently under examination by the Internal Revenue Service for 1992. In the opinion of management, any additional tax liability not previously provided for resulting from this examination, should not have a material adverse effect on the consolidated financial position of the Company.

(15) Commitments and Contingencies

     As discussed in note 10, in conjunction with the Acquisition, at December 31, 1996 the Company had issued $12.5 million of Standby Letters of Credit related to certain guarantees of indebtedness of Prop I. Should Prop I default on such indebtedness, the Company may be liable for up to $12.5 million under the Standby Letters of Credit.

     The Company conducts a significant portion of its theatre and corporate operations in leased premises. These leases have noncancelable terms expiring at various dates after December 31, 1996. Many leases have renewal options. Most of the leases provide for contingent rentals based on the revenue results of the underlying theatre and require the payment of taxes, insurance, and other costs applicable to the property. Also, certain leases contain escalating minimum rental provisions which have been accounted for on a straight-line basis over the initial term of the leases.

     Rent expense for theatre and corporate operations is summarized as follows (amounts in millions):

                                             Years Ended December 31,
                                             1996     1995     1994*
                                             ----     ----     -----

     Minimum rental.......................$  82.5     69.6      66.3
     Contingent rental.....................   3.5      3.5       3.7
     Effect of leases with escalating
      minimum annual rentals...............   3.1      2.0       1.5
     Rent tax..............................   0.6      0.7       0.7
                                             ----     ----      ----
                                          $  89.7     75.8      72.2
                                             ====     ====      ====
     *Restated


     Approximately $11.6 million and $0.5 million of the minimum rentals reflected in the preceding table for the years ended December 31, 1996 and 1995, respectively, were incurred pursuant to the sale and leaseback transactions (see note 2).

     Approximately $9.9 million, $13.8 million and $14.6 million of the minimum rentals reflected in the preceding table for the years ended December 31, 1996, 1995 and 1994, respectively, were incurred pursuant to operating leases between the Company and UAR, Prop I and Prop II. Additionally, $0.1 million, $0.3 million and $0.1 million of the contingent rentals reflected in the preceding table for the years ended December 31, 1996, 1995 and 1994, respectively, were incurred pursuant to such leases.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(15) Commitments and Contingencies, continued

     Future minimum lease payments under noncancelable operating leases for the five years after December 31, 1996 are summarized as follows (amounts in millions):

                                                   Third Party  Affiliate
                                                     Leases      Leases
                                                   -----------  ---------
     1997..........................................$   73.2       $9.8
     1998..........................................    71.8        9.8
     1999..........................................    71.1        9.8
     2000..........................................    67.6        9.8
     2001..........................................    63.9        9.8

     Included in the future minimum lease payments table above are lease payments relating to theatres which the Company intends to dispose of. To the extent the Company is successful in disposing of these theatres, the future minimum lease payments will be decreased.

     It is expected that in the normal course of business, desirable leases that expire will be renewed or replaced by other leases.

     At December 31, 1996, the Company had entered into theatre construction and equipment commitments aggregating approximately $106.0 million for 23 theatres which the Company intends to open during the next two years. Such amount relates only to projects in which the Company had executed a definitive lease agreement and all significant lease contingencies have been satisfied. Of the committed amount, approximately $20.1 million will be reimbursed to the Company or paid directly from proceeds of the sale and leaseback transactions currently held in escrow (see note 2). The lease agreements have terms of between 15 and 20 years and, upon the opening of the theatres, require future minimum lease payments over the terms of the leases averaging $18.5 million per annum.

     The Company is named as a defendant, together with a number of other companies engaged in the business of motion picture distribution and exhibition, in certain actions which charge violations of antitrust laws with respect to the distribution and exhibition of motion pictures in certain market areas.

     In addition, there are other pending legal proceedings by or against the Company involving alleged breaches of contracts, torts, violations of antitrust laws, and miscellaneous other causes of action. In addition, there are various claims against the Company relating to certain of the leases held by the Company. Although it is not possible to predict the outcome of such legal proceedings, in the opinion of management, such legal proceedings will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

                     UNITED ARTISTS THEATRE CIRCUIT, INC.
                               AND SUBSIDIARIES

             Notes to Consolidated Financial Statements, Continued

(15) Commitments and Contingencies, continued

     The federal Americans With Disabilities Act of 1990 (the "ADA"), and certain state statutes among other things, require that places of public accommodation, including theatres (both existing and newly constructed) be accessible to and that assistive listening devices be available for use by certain patrons with disabilities. With respect to access to theatres, the ADA may require that certain modifications be made to existing theatres in order to make such theatres accessible to certain theatre patrons and employees who are disabled. The ADA requires that theatres be constructed in such a manner that persons with disabilities have full use of the theatre and its facilities and reasonable access to work stations. The ADA provides for a private right of action and for reimbursement of plaintiff's attorneys' fees and expenses under certain circumstances. The Company has established a program to review and evaluate the Company's theatres and to make any changes which may be required by the ADA. Although the Company's review and evaluation is on-going, management believes that the cost of complying with the ADA will not materially adversely affect the Company's financial position, liquidity or results of operations.

(16) Subsequent Event

     In March 1997, the Company signed an agreement to sell its Hong Kong investment to its partners for $17.5 million, which will result in an $11.0 million gain for financial reporting purposes upon the consummation of the transaction.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

                     Condensed Consolidated Balance Sheets
                             (Amounts in Millions)
                                  (Unaudited)


                 Assets                     March 31, 1997   December 31, 1996
                 ------                     --------------   -----------------
Cash and cash equivalents.................  $    11.2               10.1
Notes and other receivables, net..........       18.6               32.0
Prepaid expenses and concession inventory.       19.5               15.4
Investments and related receivables
 (note 10)................................       35.6               30.2
Property and equipment, at cost:
 Land.....................................       64.6               62.2
 Theatre buildings, equipment and other...      474.4              453.2
                                              -------             ------
                                                539.0              515.4

 Less accumulated depreciation and
  amortization............................     (139.0)            (130.4)
                                              -------             ------
                                                400.0              385.0
                                              -------             ------

Intangible assets, net....................      119.8              127.5
Other assets, net.........................       10.9               12.5
                                              -------             ------
                                              $ 615.6              612.7
                                              =======             ======

   Liabilities and Stockholders' Equity
   ------------------------------------

Accounts payable..........................  $    77.7               79.9
Accrued liabilities.......................       25.6               28.1
Other liabilities (note 2)................       37.0               36.2
Debt (note 4).............................      461.8              453.1
                                              -------             ------
 Total liabilities........................      602.1              597.3
                                              -------             ------

Minority interests in equity of
 consolidated subsidiaries................        7.3                7.0

Stockholders' equity:
 Preferred stock (note 6).................      176.0              170.1
 Common stock:
  Class A.................................        0.1                0.1
  Class B.................................         -                  -
  Class C.................................         -                  -
 Additional paid-in capital...............       34.3               40.2
 Accumulated deficit......................     (203.7)            (201.5)
 Cumulative foreign currency translation
  adjustment..............................       (0.5)              (0.5)
                                              -------             ------
                                                  6.2                8.4
                                              -------             ------
                                              $ 615.6              612.7
                                              =======             ======


See accompanying notes to condensed consolidated financial statements.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

                Condensed Consolidated Statements of Operations
                             (Amounts in Millions)
                                  (Unaudited)

                                                            Three Months Ended
                                                                March 31,
                                                            ------------------
                                                              1997       1996
                                                              ----       ----
Revenue:
  Admissions.............................................    $121.7      107.3
  Concession sales.......................................      47.7       41.3
  Other..................................................       5.1        5.2
                                                              -----      -----
                                                              174.5      153.8
                                                              -----      -----

Costs and expenses:
  Film rental and advertising expenses...................      65.8       58.6
  Direct concession costs................................       7.4        6.6
  Other operating expenses...............................      65.5       63.5
  General and administrative (note 9)....................       6.6        8.5
  Depreciation and amortization..........................      18.4       17.2
                                                              -----      -----
                                                              163.7      154.4
                                                              -----      -----

  Operating income (loss)................................      10.8       (0.6)

Other income (expense) (note 10):
  Interest, net (note 4).................................     (11.4)     (10.2)
  Share of losses of affiliates, net.....................      (0.5)        -
  Minority interests in earnings of consolidated
   subsidiaries..........................................      (0.3)      (0.2)
  Other, net.............................................      (0.4)      (1.1)
                                                              -----      -----
                                                              (12.6)     (11.5)
                                                              -----      -----

  Loss before income tax expense.........................      (1.8)     (12.1)

Income tax expense (note 7)..............................      (0.4)      (0.4)
                                                              -----      -----

  Net loss...............................................      (2.2)     (12.5)

Dividends on preferred stock (note 6)....................      (5.9)      (5.2)
                                                              -----      -----

  Net loss available to common stockholders..............    $ (8.1)     (17.7)
                                                              =====      =====


See accompanying notes to condensed consolidated financial statements.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

           Condensed Consolidated Statement of Stockholders' Equity
                             (Amounts in Millions)
                                  (Unaudited)


                                                                                               Cumulative
                                         Common   Common   Common  Additional               foreign currency       Total
                              Preferred   stock    stock    stock   paid-in   Accumulated      translation     stockholders'
                                stock    Class A  Class B  Class C  capital     deficit        adjustment          equity
                              ---------  -------  -------  -------  -------   -----------   ----------------   -------------
Balance at January 1, 1997..  $  170.1     0.1       -        -       40.2      (201.5)           (0.5)             8.4

Accretion of dividends on
  preferred stock...........       5.9      -        -        -       (5.9)        -                -                -

Net loss....................        -       -        -        -         -        (2.2)              -              (2.2)
                                 -----   -----    -----    -----     -----      ------           -----            -----
Balance at March 31, 1997...  $  176.0     0.1       -        -       34.3      (203.7)           (0.5)             6.2
                                 =====   =====    =====    =====     =====      ======           =====            =====

See accompanying notes to condensed consolidated financial statements.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

                Condensed Consolidated Statements of Cash Flow
                             (Amounts in Millions)
                                  (Unaudited)

                                                            Three Months Ended
                                                                March 31,
                                                            ------------------
                                                              1997        1996
                                                              ----        ----

Net cash provided by (used in) operating activities......    $ 20.7      (10.1)
                                                               ----      -----

Cash flow from investing activities:
  Capital expenditures...................................     (19.5)     (19.6)
  (Increase) decrease in construction in progress, net...      (2.3)       0.7
  Increase in receivable from sale and leaseback escrow..      (2.1)      (5.0)
  Proceeds from sale and leaseback escrow................       7.8        -
  Investments in and receivables from theatre joint
   ventures, net.........................................      (5.9)      (3.2)
  Other, net.............................................      (0.3)      (0.5)
                                                               ----      -----

  Net cash used in investing activities..................     (22.3)     (27.6)
                                                              -----      -----

Cash flow from financing activities:
  Debt borrowings........................................      35.0       15.9
  Debt repayments........................................     (26.4)     (10.8)
  Increase (decrease) in cash overdraft..................      (6.3)      11.0
  Other, net.............................................       0.4       (0.1)
                                                               ----      -----

  Net cash provided by financing activities..............       2.7       16.0
                                                               ----      -----

  Net increase (decrease) in cash........................       1.1      (21.7)

Cash and cash equivalents:
  Beginning of period....................................      10.1       32.5
                                                               ----      -----

  End of period..........................................    $ 11.2       10.8
                                                               ====      =====

Reconciliation of net loss to net cash provided by (used
  in) operating activities:
Net loss.................................................    $ (2.2)     (12.5)
Effect of leases with escalating minimum annual rentals..       0.8        0.7
Depreciation and amortization............................      18.4       17.2
Share of losses of affiliates, net.......................       0.5        -
Minority interests in earnings of consolidated
  subsidiaries...........................................       0.3        0.2
Increase in receivables, prepaid expenses and
  other assets, net......................................      (1.3)      (0.3)
Increase (decrease) in accounts payable, accrued
 liabilities and other liabilities, net..................       4.2      (15.4)
                                                               ----      -----

  Net cash provided by (used in) operating activities....    $ 20.7      (10.1)
                                                               ====      =====


See accompanying notes to condensed consolidated financial statements.

                              OSCAR I CORPORATION
                                AND SUBSIDIARIES

              Notes to Condensed Consolidated Financial Statements
                                 March 31, 1997
                                  (Unaudited)


(1)  General Information
     -------------------

     Oscar I Corporation ("OSCAR I") was formed in 1992 for the purpose of purchasing United Artists Theatre Circuit, Inc. ("UATC"). On May 12, 1992, OSCAR I purchased all of the outstanding common stock of UATC. UATC's principle line of business is the exhibition of motion pictures in the United States.

     In February 1995, an affiliated company, OSCAR II Corporation ("OSCAR II") was merged into OSCAR I. Prior to the merger, OSCAR II owned all of the outstanding capital stock of United Artists Realty ("UAR"). UAR and its wholly-owned subsidiaries, United Artists Properties I Corp. ("Prop I") and United Artists Properties II Corp. ("Prop II") were the owners and lessors of certain operating theatre properties to and operated by UATC.

     Certain prior period amounts have been reclassified for comparability with the 1997 presentation.

     In the opinion of management, all adjustments (consisting of normal recurring accruals) have been made in the accompanying interim condensed consolidated financial statements which are necessary to present fairly the financial position of OSCAR I and the results of its operations. Interim results are not necessarily indicative of the results for the entire year because of fluctuations of revenue and related expenses resulting from the seasonality of attendance and the availability of popular motion pictures. These financial statements should be read in conjunction with the audited December 31, 1996 consolidated financial statements and notes thereto included as part of UATC's Form 10-K.

(2)  Sale and Leaseback
     ------------------

     In December 1995, OSCAR I entered into a sale and leaseback transaction whereby the buildings and land underlying 31 of its operating theatres and four theatres and a screen addition under development were sold to, and leased back from, an unaffiliated third party. At December 31, 1996, approximately $7.8 million of sales proceeds were held in escrow for the remaining theatre and the screen addition under construction. These proceeds were paid to OSCAR I during March 1997 after construction of the remaining theatre and the screen addition was completed.

     OSCAR I realized a net gain of approximately $12.1 million as a result of this sale and leaseback transaction. For financial statement purposes, this gain has been deferred and is being recognized over the term of the lease as a reduction of rent expense.

     In November 1996, OSCAR I entered into another sale and leaseback transaction whereby the buildings and land underlying three of its operating theatres and two theatres under development were sold to, and leased back from, an unaffiliated third party. At March 31, 1997, approximately $12.3 million of sales proceeds were held in escrow and will be used to fund substantially all of the land and construction costs associated with the two theatres under development.

                              OSCAR I CORPORATION
                                AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(3)  Supplemental Disclosure of Cash Flow Information
     ------------------------------------------------

     Cash payments for interest were $8.2 million and $7.8 million for the three months March 31, 1997 and 1996, respectively.

     OSCAR I accrued $5.9 million and $5.2 million of dividends during the three months ended March 31, 1997 and 1996, respectively, on its preferred stock.

(4)  Debt
     ----
     Debt is summarized as follows (amounts in millions):

                                           March 31,1997  December 31, 1996
                                           -------------  -----------------
          UATC Bank Credit Facility (a)..      $266.6           255.6
          UATC Senior Secured Notes (b)..       125.0           125.0
          UATC Other (c).................         7.3             8.4
          UAR Promissory Notes (d).......         8.9            10.0
          Prop I Mortgage Notes (e)......        54.0            54.1
                                               ------           -----
                                               $461.8           453.1
                                               ======           =====

     (a) The bank credit facility (the "Bank Credit Facility") provides for term loans aggregating $250.0 million (the "Term Loans), a reducing revolving loan with commitments aggregating $87.5 million (the "Revolving Facility") and standby letters of credit aggregating $12.5 million (the "Standby Letters of Credit"). Principal on the Term Loans is payable in escalating semi-annual installments commencing December 31, 1996, with a final installment due March 31, 2002. The aggregate commitments available for borrowing under the Revolving Facility decline $8.75 million at December 31, 1997 and 1998, $13.125 million at December 31, 1999 and 2000 and $21.875 million at December 31, 2001 and March 31, 2002. Borrowings under the Bank Credit Facility provide for interest to be accrued at varying rates depending on the ratio of indebtedness to annualized operating cash flow, as defined. Interest is payable at varying dates depending on the type of rate selected by UATC, but no less frequently than once each quarter. The Bank Credit Facility contains certain provisions that require the maintenance of certain financial ratios and place limitations on additional indebtedness, disposition of assets, capital expenditures and payment of dividends. The Bank Credit Facility is secured by the stock of UATC, substantially all of UATC's subsidiaries and UAR, and is guaranteed by OSCAR I and substantially all of UATC's subsidiaries.

                              OSCAR I CORPORATION
                                AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(4)  Debt, continued
     ---------------

     (b) The senior secured notes (the "Senior Secured Notes") are due May 1, 2002 and require repayments prior to maturity of $31.25 million on May 1, 2000 and on May 1, 2001. The Senior Secured Notes accrue interest at 11 1/2% per annum, which is payable semi-annually. The Senior Secured Notes place limitations on, among other things, additional indebtedness, disposition of assets and payment of dividends. The Senior Secured Notes are secured on a pari-passu basis with the Bank
                                                ----------
          Credit Facility by the stock of UATC, substantially all of the UATC's subsidiaries and UAR, and are guaranteed on a pari-passu basis with
                                                        ----------
          the Bank Credit Facility by OSCAR I and substantially all of UATC's subsidiaries.

     (c) UATC's other debt at March 31, 1997 consists of various term loans, mortgage notes, capital leases and other borrowings. This other debt carries interest rates ranging from 7% to 12%. Principal and interest are payable at various dates through March 1, 2006.

     (d) In conjunction with the acquisitions of certain theatres prior to 1992, UAR issued $51.6 million of non-interest bearing promissory notes to the sellers. Principal on the promissory notes is due quarterly through October 1999. For financial statement purposes, the promissory notes were discounted at UAR's effective borrowing rate on the date the promissory notes were executed.

     (e) The Prop I first mortgage notes (the "Prop I Notes") bear interest at 11.15% per annum. Principal and interest are payable in monthly installments, with a lump sum payment of principal and accrued, but unpaid, interest due on November 1, 1998. The Prop I Notes are secured by a first mortgage on Prop I's theatre properties, an assignment of the lease agreement with UATC, and $12.5 million of bank letters of credit provided by UATC. The Indenture of Mortgage, among its other provisions, contains limitations on the sale and/or substitution of properties and a limitation on any additional debt incurred by Prop I other than intercompany advances.

     At March 31, 1997, UATC was party to interest rate cap agreements on $125.0 million of floating rate debt which provide for a LIBOR interest rate cap ranging between 6 1/2% and 7 1/2% and expire at various dates through 1998. UATC is subject to credit risk exposure from non-performance of the counterparties to the interest rate cap agreements. As OSCAR I has historically received payments relating to such interest rate cap agreements, it does not anticipate such non-performance in the future. OSCAR I amortizes the cost of its interest rate cap agreements to interest expense over the life of the agreement. Amounts received from the counterparties to the interest rate cap agreements are recorded as a reduction of interest expense.

                              OSCAR I CORPORATION
                                AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(4)  Debt, continued
     ---------------

     At March 31, 1997, UATC I had approximately $58.5 million of unused revolving loan commitments pursuant to the Bank Credit Facility, $3.3 million of which has been used for the issuance of letters of credit. UATC pays commitment fees of 1/2% per annum on the average unused revolver commitments.

     For the three months ended March 31, 1997 and 1996, interest, net includes $0.5 million of amortization of deferred loan costs and $0.1 million of interest income.

(5)  Disclosures About Fair Value of Financial Instruments
     -----------------------------------------------------

     At March 31, 1997, the fair value of OSCAR I's cash and cash equivalents, outstanding borrowings under the Bank Credit Facility, the other debt, the promissory notes, and the Prop I Notes, and interest rate cap agreements approximated their carrying amount and the fair value of the Senior Secured Notes was approximately $130.0 million.

(6)  Preferred Stock
     ---------------

     The OSCAR I preferred stock is redeemable any time at the option of OSCAR I at its stated liquidation value plus accrued and unpaid dividends. Dividends accrue at a rate of 8% through December 31, 1995, 9% through December 31, 1996 and 14% thereafter, and are payable in cash or in kind through December 31, 1996. Dividends subsequent to December 31, 1996 are required to be paid in cash unless any senior debt facility of OSCAR I or UATC restricts payment. Currently, such restrictions exist. The preferred stock contains certain restrictions on, among other things, the incurrence of additional indebtedness by OSCAR I or its subsidiaries. Due to the perpetual nature of the preferred stock and the escalating terms of the required dividend rates, for financial reporting purposes, dividends have been accrued at a 14% per annum rate for all periods since issuance. At March 31, 1997, the actual redemption value in accordance with the terms of the preferred stock was approximately $138.1 million, or approximately $37.9 million less than the carrying amount at March 31, 1997.

(7)  Income Taxes
     ------------

     Consolidated subsidiaries in which OSCAR I owns less than 80% file separate federal income tax returns. The current and deferred federal and state income taxes of such subsidiaries are calculated on a separate return basis and are included in the accompanying condensed consolidated financial statements of OSCAR I.

     At March 31, 1997, OSCAR I had deferred tax assets and deferred tax liabilities of approximately $81.4 million and $11.8 million, respectively, relating primarily to OSCAR I's net operating loss carry-forward and the difference between the financial statement and income tax basis in OSCAR I's property and equipment. At March 31, 1997, OSCAR I had recorded a valuation allowance of approximately $69.6 million against the net deferred tax asset.

                              OSCAR I CORPORATION
                                AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(8)  Commitments and Contingencies
     -----------------------------

     There are pending legal proceedings by or against OSCAR I and/or its subsidiaries involving alleged breaches of contracts, torts, violations of antitrust laws, and miscellaneous other causes of action. In addition, there are various claims against OSCAR I and/or its subsidiaries relating to certain of the leases held by OSCAR I and/or its subsidiaries. Although it is not possible to predict the outcome of such legal proceedings, in the opinion of management, such legal proceedings will not have a material adverse effect on the OSCAR I's financial position, liquidity or results of operations.

     The federal Americans With Disabilities Act of 1990 (the "ADA"), and certain state statutes among other things, require that places of public accommodation, including theatres (both existing and newly constructed) be accessible to and that assistive listening devices be available for use by certain patrons with disabilities. With respect to access to theatres, the ADA may require that certain modifications be made to existing theatres in order to make such theatres accessible to certain theatre patrons and employees who are disabled. The ADA requires that theatres be constructed in such a manner that persons with disabilities have full use of the theatre and its facilities and reasonable access to work stations. The ADA provides for a private right of action and for reimbursement of plaintiff's attorneys' fees and expenses under certain circumstances. OSCAR I has established a program to review and evaluate OSCAR I's theatres and to make any changes which may be required by the ADA. Although OSCAR I's review and evaluation is on-going, management believes that the cost of complying with the ADA will not materially adversely affect the Company's financial position, liquidity or results of operations.

(9)  Corporate Restructuring
     -----------------------

     At the end of 1996, OSCAR I initiated a corporate restructuring plan intended to provide a higher level of focus on OSCAR I's domestic theatrical business at a lower annual cost. The corporate restructuring was completed in January 1997. A restructuring charge was recorded in 1996 for severance and other related expenses associated with the corporate restructuring.

(10) Subsequent Event
     ----------------

     On April 30, 1997, UATC sold its Hong Kong theatre investment to its partners for $17.5 million. This sale will result in a gain during the second quarter of 1997 of approximately $11.0 million for financial reporting purposes.

                       Report of Independent Accountants
                       ---------------------------------



To OSCAR I Corporation:

We have audited the accompanying consolidated balance sheet of OSCAR I Corporation and subsidiaries (the "Company") as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flow for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OSCAR I Corporation and subsidiaries as of December 31, 1996 and the results of their operations and their cash flow for the year then ended in conformity with generally accepted accounting principles.



                                        Arthur Andersen LLP

Denver, Colorado
March 27, 1997

                          Independent Auditors' Report
                          ----------------------------



The Board of Directors and Stockholder
OSCAR I Corporation:

We have audited the accompanying consolidated balance sheet of OSCAR I Corporation and subsidiaries (the "Company") as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flow for each of the years in the two-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OSCAR I Corporation and subsidiaries as of December 31, 1995 and the results of their operations and their cash flow for each of the years in the two-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in notes 4 and 12 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," in 1995.



                                        KPMG Peat Marwick LLP

Denver, Colorado
March 27, 1996

                              OSCAR I CORPORATION
                                AND SUBSIDIARIES

                          Consolidated Balance Sheets
                             (Amounts in Millions)

                                                                         December 31,
                                                                      -----------------
                                                                  1996                 1995
                                                                --------              -------

Cash and cash equivalents.....................................  $  10.1                 32.5
Receivables, net:
   Notes......................................................      1.7                  1.4
   Other......................................................     30.3                 23.7
                                                                -------               ------
                                                                   32.0                 25.1
                                                                -------               ------

Prepaid expenses and concession inventory.....................     15.4                 20.3
Investments and related receivables...........................     30.2                 14.1
Property and equipment, at cost (note 12):
   Land.......................................................     62.2                 65.8
   Theatre buildings, equipment and other.....................    453.2                428.2
                                                                -------               ------
                                                                  515.4                494.0
   Less accumulated depreciation and amortization.............   (130.4)              (107.0)
                                                                -------               ------
                                                                  385.0                387.0
                                                                -------               ------
Intangible assets, net (notes 4 and 12).......................    127.5                165.8
Other assets, net (notes 4 and 9).............................     12.5                 21.0
                                                                -------               ------

                                                                $ 612.7                665.8
                                                                =======               ======

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable:
   Film rentals...............................................  $  28.0                 30.1
   Other......................................................     51.9                 58.4
                                                                -------               ------
                                                                   79.9                 88.5
                                                                -------               ------
Accrued liabilities:
   Salaries and wages.........................................      9.4                  9.0
   Interest...................................................      5.7                  7.9
   Other......................................................     13.0                 11.4
                                                                -------               ------
                                                                   28.1                 28.3
                                                                -------               ------

Other liabilities (note 3)....................................     36.2                 33.7
Debt (note 6).................................................    453.1                453.7
                                                                -------               ------
   Total liabilities..........................................    597.3                604.2

Minority interests in equity of consolidated subsidiaries.....      7.0                  7.0

Stockholders' Equity (note 8):
   Preferred stock............................................    170.1                149.2
   Common stock:
     Class A..................................................      0.1                  0.1
     Class B..................................................      -                    -
     Class C..................................................      -                    -
   Additional paid-in capital.................................     40.2                 61.1
   Accumulated deficit........................................   (201.5)              (155.7)
   Cumulative foreign currency translation adjustment.........     (0.5)                (0.1)
                                                                -------               ------
                                                                    8.4                 54.6
                                                                -------               ------

                                                                $ 612.7                665.8
                                                                =======               ======
See accompanying notes to consolidated financial statements.

                              OSCAR I CORPORATION
                                AND SUBSIDIARIES

                     Consolidated Statements of Operations
                             (Amounts in Millions)


                                                   Years Ended December 31,
                                                  ---------------------------
                                                    1996      1995     1994
                                                  ---------  -------  -------
Revenue:
 Admissions.....................................    $466.5    457.1    447.6
 Concession sales...............................     185.1    178.2    166.7
 Other..........................................      27.5     14.5      9.7
                                                    ------    -----    -----
                                                     679.1    649.8    624.0
                                                    ------    -----    -----

Costs and expenses:
 Film rental and advertising expenses...........     257.2    248.6    239.6
 Direct concession costs........................      29.3     29.5     27.2
 Other operating expenses.......................     259.5    246.3    227.7
 Sale and leaseback rentals (note 3)............      11.0      0.5      -
 General and administrative (note 11)...........      35.1     35.5     33.4
 Restructuring charge (note 10).................       1.9      -        -
 Depreciation and amortization (note 12)........      84.4     90.8     66.7
                                                    ------    -----    -----
                                                     678.4    651.2    594.6
                                                    ------    -----    -----
   Operating income (loss)......................       0.7     (1.4)    29.4

Other income (expense):
 Interest, net (note 6):
   Interest expense.............................     (43.5)   (51.9)   (44.0)
   Amortization of deferred loan costs..........      (2.2)    (1.9)    (1.4)
   Interest income..............................       0.3      0.5      0.1
                                                    ------    -----    -----
                                                     (45.4)   (53.3)   (45.3)
 Gain (loss) on disposition of assets, net......       2.7     (5.7)    (9.8)
 Share of earnings (losses) of affiliates, net..      (0.5)     0.7      0.2
 Minority interests in earnings of
   consolidated subsidiaries....................      (0.8)    (1.2)    (1.0)
 Other, net.....................................      (1.4)    (2.1)    (2.0)
                                                    ------    -----    -----
                                                     (45.4)   (61.6)   (57.9)
                                                    ------    -----    -----
   Loss before income tax expense...............     (44.7)   (63.0)   (28.5)
Income tax expense (note 13)....................      (1.1)    (1.8)    (1.4)
                                                    ------    -----    -----
   Net loss.....................................     (45.8)   (64.8)   (29.9)
Dividend on preferred stock (note 8)............     (20.9)   (18.3)   (16.1)
                                                    ------    -----    -----
   Net loss available to common stockholders....    $(66.7)   (83.1)   (46.0)
                                                    ======    =====    =====




See accompanying notes to consolidated financial statements.

                               OSCAR I CORPORATION
                                AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity
                             (Amounts in Millions)


                                                                                                        Cumulative
                                                                                                         foreign
                                                 Common      Common   Common  Additional                 currency       Total
                                     Preferred    stock       stock    stock   paid-in   Accumulated   translation   stockholders'
                                       stock     Class A     Class B  Class C   capital     deficit      adjustment     equity
                                     ---------  ----------  --------- -------- --------  ------------  ------------  --------------


Balance at January 1, 1994.......  $     114.8         0.1          -        -    95.5         (61.0)            -           149.4
  Accretion of dividends
   on preferred stock............         16.1           -          -        -   (16.1)            -             -               -
  Net loss.......................            -           -          -        -       -         (29.9)            -           (29.9)
                                         -----        ----       ----     ----    ----         -----          ----           -----
Balance at December 31,
 1994............................        130.9         0.1          -        -    79.4         (90.9)            -           119.5
  Accretion of dividends
   on preferred stock............         18.3           -          -        -   (18.3)            -             -               -
  Foreign currency
   translation adjustment........            -           -          -        -       -             -          (0.1)           (0.1)
  Net loss.......................            -           -          -        -       -         (64.8)            -           (64.8)
                                         -----        ----       ----     ----    ----         -----          ----           -----
Balance at December 31,
 1995............................        149.2         0.1          -        -    61.1        (155.7)         (0.1)           54.6
  Accretion of dividends
   on preferred stock............         20.9           -          -        -   (20.9)            -             -               -
  Foreign currency
   translation adjustment........            -           -          -        -       -             -          (0.4)           (0.4)
  Net loss.......................            -           -          -        -       -         (45.8)            -           (45.8)
                                         -----        ----       ----     ----    ----         -----          ----           -----
Balance at December 31,
 1996............................  $     170.1         0.1          -        -    40.2        (201.5)         (0.5)            8.4
                                         =====        ====       ====     ====    ====        ======          ====           =====


See accompanying notes to consolidated financial statements.

                              OSCAR I CORPORATION
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flow
                             (Amounts in Millions)


                                                     Years Ended December 31,
                                                    ---------------------------
                                                      1996      1995     1994
                                                    --------  --------  -------

Net cash provided by operating activities.........  $  30.8      40.7     49.7
                                                    -------    ------   ------

Cash flow from investing activities:
 Capital expenditures.............................    (68.6)    (91.4)   (55.3)
 (Increase) decrease in construction in progress,
  net.............................................      1.5      (5.1)    (1.4)
 Increase in receivable from sale and leaseback
  escrow, net.....................................    (19.5)      -        -
 Proceeds from disposition of assets..............     23.5      16.6      4.3
 Proceeds from sale and leaseback transaction and
  escrow..........................................     22.9      90.9      -
 Cash paid for minority interest holding..........      -       (10.3)     -
 Investments in and receivables from theatre
  joint ventures, net.............................    (14.3)     (2.3)     -
 Other, net.......................................     (2.2)      -       (2.0)
                                                    -------    ------   ------
 Net cash used in investing activities............    (56.7)     (1.6)   (54.4)
                                                    -------    ------   ------

Cash flow from financing activities:
 Debt borrowings..................................    129.8     187.5    108.4
 Debt repayments..................................   (132.7)   (188.9)  (120.7)
 Increase (decrease) in cash overdraft............      6.2     (14.1)    13.2
 Other, net.......................................      0.2      (3.9)     0.2
                                                    -------    ------   ------
 Net cash provided by (used in) financing
  activities......................................      3.5     (19.4)     1.1
                                                    -------    ------   ------

 Net increase (decrease) in cash and cash
  equivalents.....................................    (22.4)     19.7     (3.6)
Cash and cash equivalents:
 Beginning of period..............................     32.5      12.8     16.4
                                                    -------    ------   ------
 End of period....................................  $  10.1      32.5     12.8
                                                    =======    ======   ======

Reconciliation of net loss to net cash provided by
  operating activities:
 Net loss.........................................  $ (45.8)    (64.8)   (29.9)
 Effect of leases with escalating minimum annual
  rentals.........................................      3.1       2.0      1.5
 Depreciation and amortization....................     84.4      90.8     66.7
 (Gain) loss on disposition of assets, net........     (2.7)      5.7      9.8
 Share of (earnings) losses of affiliates, net....      0.5      (0.7)    (0.2)
 Minority interests in earnings of
 consolidated subsidiaries........................      0.8       1.2      1.0
 (Increase) decrease in receivables, prepaid
  expenses and other assets, net..................      0.9      (3.7)    (0.6)
 Increase (decrease) in accounts payable, accrued
 liabilities and other liabilities, net...........    (10.4)     10.2      1.4
                                                    -------    ------   ------

 Net cash provided by operating activities........  $  30.8      40.7     49.7
                                                    =======    ======   ======



See accompanying notes to consolidated financial statements.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                       December 31, 1996, 1995 and 1994


(1)       Organization

          OSCAR I Corporation ("OSCAR I"), a Delaware corporation, was formed in February 1992 for the purpose of purchasing United Artists Theatre Circuit, Inc. ("UATC") from an affiliate of Tele-Communications, Inc. ("TCI"). OSCAR I is owned by an investment fund managed by affiliates of Merrill Lynch Capital Partners, Inc. ("MLCP") and certain institutional investors (collectively, the "Non-Management Investors"), and certain other members of UATC's management. On May 12, 1992, OSCAR I purchased all of the outstanding common stock of UATC from an affiliate of TCI (the "Acquisition") for approximately $543.8 million comprised of (i) approximately $34.1 million paid by OSCAR I to TCI for all of the outstanding stock of UATC; (ii) a $100.0 million payment by UATC to TCI in return for a five year non-compete agreement; (iii) $92.5 million representing 92,500 shares of OSCAR I preferred stock issued to TCI; and (iv) the assumption of approximately $317.2 million of indebtedness and certain other obligations of UATC.

          Simultaneously with the Acquisition, the Non-Management Investors formed OSCAR II Corporation, a Delaware corporation ("OSCAR II") and acquired from an affiliate of TCI all of the outstanding capital stock of United Artists Realty Company ("UAR"), a Delaware corporation and its subsidiaries, United Artists Properties I Corp. ("Prop I") and United Artists Properties II Corp. ("Prop II") for approximately $1.0 million. UAR, Prop I and Prop II were the owners and lessors of certain operating theatre properties leased to and operated by UATC and its subsidiaries. Certain mortgage debt of UAR, Prop I and Prop II (approximately $142.3 million), which was secured by their theatre properties, remained outstanding after the acquisition by OSCAR II.

(2)       Merger

          On February 28, 1995, OSCAR I merged with OSCAR II. A total of 104,933 shares of OSCAR I's common stock was exchanged for all of the outstanding shares of OSCAR II.

          The merger was accounted for in a manner similar to a pooling-of-interests. Separate revenue and net income (loss) amounts for the years ended December 31, 1995 and 1994 for OSCAR I and OSCAR II are presented in the following table (amounts in millions):

                                                                                     Years Ended
                                                                                    December 31,
                                                                                -----------------------
                                                                                 1995             1994
                                                                                 ----             ----
          Revenue:
             OSCAR I...................................................         $648.3            622.8
             OSCAR II..................................................            1.5              1.2
                                                                                ------            -----
             Total.....................................................         $649.8            624.0
                                                                                ======            =====

          Net income (loss):
             OSCAR I...................................................         $(70.9)           (29.9)
             OSCAR II..................................................            6.1                -
                                                                                ------            -----
             Total.....................................................         $(64.8)           (29.9)
                                                                                ======            =====


                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(3)       Sale and Leaseback Transactions

          On December 13, 1995, OSCAR I entered into a sale and leaseback transaction (the "Sale and Leaseback") whereby the buildings and land underlying 27 of its operating theatres and four theatres currently under development were sold to, and leased back from, the 1995-A United Artists Pass Through Trust (the "Pass Through Trust"), an unaffiliated third party, for approximately $97.6 million. A portion of the sale proceeds were used to pay certain transaction expenses, prepay the Prop II mortgage notes, repay the outstanding UATC revolving bank debt and the remainder was held in short-term cash investments at December 31, 1995. The proceeds related to three of the theatres under development (approximately $14.2 million) were initially deposited into an escrow account and were funded during 1996 after construction of the theatres was completed. The proceeds related to one of the new theatres and a four screen addition to an existing theatre under development (approximately $7.8 million) were deposited into the same escrow account and are to be funded under the terms of the Sale and Leaseback in 1997 when construction is completed.

          The net book value of the land and buildings included in the Sale and Leaseback was approximately $85.5 million, and OSCAR I realized a net gain of approximately $12.1 million as a result of the Sale and Leaseback. For financial statement purposes, this gain has been deferred and will be recognized over the term of the lease as a reduction of rent expense.

          The Sale and Leaseback require UATC to lease the underlying theatres for a period of 21 years and one month, with the option to extend for up to an additional 10 years. An agreement with the Pass Through Trust requires the maintenance of certain financial covenants by UATC.

          On November 8, 1996, OSCAR I entered into a sale and leaseback transaction whereby the buildings and land underlying three of its operating theatres and two theatres currently under development were sold to, and leased back from, an unaffiliated third party for approximately $21.5 million. The sales proceeds relating to the three operating theatres (approximately $9.2 million) were used to pay certain transaction expenses and repay outstanding bank debt of UATC. The sales proceeds related to the two theatres under development (approximately $12.3 million) were deposited into an escrow account and are to be paid under the terms of the sale and leaseback to fund substantially all of the land and construction costs associated with the two theatres. The lease has a term of 20 years and nine months with options to extend for an additional 10 years.

(4)       Summary of Significant Accounting Policies

          (a)       Principles of Consolidation
                    ---------------------------
                    The consolidated financial statements include the accounts of OSCAR I and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

          (b)       Nature of Operations
                    --------------------
                    OSCAR I, through its subsidiaries, is principally engaged in the operation and ownership of motion picture theatres.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(4)       Summary of Significant Accounting Policies, continued

          (c)       Cash and Cash Equivalents
                    -------------------------
                    OSCAR I considers investments with initial maturities of three months or less to be cash equivalents.

          (d)       Investments
                    -----------
                    Investments in which OSCAR I's ownership is 20% to 50% are accounted for using the equity method. Under this method, the investment, originally recorded at cost, is adjusted to recognize dividends received and OSCAR I's share of net earnings or losses of the investee as they occur. Investments in which OSCAR I's ownership is less than 20% are accounted for using the cost method. Under this method, the investments are recorded at cost and any dividends received are recorded as income.

                    During the years ended December 31, 1996, 1995 and 1994, approximately $0.6 million, $1.4 million and $3.0 million, respectively, of dividends were received from the 50% owned Hong Kong investment.

          (e)       Property and Equipment
                    ----------------------
                    Property and equipment are stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, including applicable direct overhead, are capitalized. Repairs and maintenance are charged to operations.

                    Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Leasehold improvements are amortized over the terms of the leases, including certain renewal periods or, in the case of certain improvements, the estimated useful lives of the assets, if shorter. Costs associated with new theatre construction are depreciated once such theatres are placed in service.

          (f)       Intangible Assets
                    -----------------
                    Intangible assets consist of theatre lease acquisition costs and non-compete agreements. Amortization of theatre lease acquisition costs and non-compete agreements is calculated on a straight-line basis over the terms of the underlying leases including certain renewal periods (weighted average life of approximately 17 years) and non-compete agreements (primarily 5 years). Intangible assets and related accumulated amortization are summarized as follows (amounts in millions):

                                                                                                             December 31,
                                                                                                       ----------------------
                                                                                                       1996              1995
                                                                                                       ----              ----
                    Theatre lease acquisition costs........................................     $     169.7             182.9
                    Non-compete agreements.................................................           103.0             103.9
                                                                                                     ------            ------
                                                                                                      272.7             286.8
                    Accumulated amortization...............................................          (145.2)           (121.0)
                                                                                                     ------            ------
                                                                                                $     127.5             165.8
                                                                                                     ======            ======

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(4)        Summary of Significant Accounting Policies, continued

           (g)       Other Assets
                     ------------
                     Other assets primarily consist of deferred acquisition and loan costs. Amortization of the deferred acquisition costs is calculated on a straight line basis over five years. Amortization of the deferred loan costs is calculated on a straight-line basis over the terms of the underlying loan agreements (average life of approximately seven years) and is included as a component of interest expense. Other assets and related accumulated amortization are summarized as follows (amounts in millions):

                                                                                                            December 31,
                                                                                                       ----------------------
                                                                                                       1996              1995
                                                                                                       ----              ----
                     Deferred acquisition costs..............................................     $    18.4              18.4
                     Deferred loan costs.....................................................          16.2              16.2
                     Other...................................................................           8.6               7.7
                                                                                                      -----             -----
                                                                                                       43.2              42.3
                     Accumulated amortization................................................         (30.7)            (21.3)
                                                                                                      -----             -----
                                                                                                  $    12.5              21.0
                                                                                                      =====             =====

           (h)       Operating Costs and Expenses
                     ----------------------------
                     Film rental and advertising expenses include film rental and co-op and directory advertising costs. Film advertising costs are expensed as incurred. Direct concession costs include direct concession product costs and concession promotional expenses. Concession promotional expenses are expensed as incurred. Other operating expenses include joint facility costs such as employee costs, theatre rental and utilities which are common to both ticket sales and concession operations. As such, other operating expenses are reported as a combined amount as the allocation of such costs to exhibition and concession activities would be arbitrary and not meaningful. Rental expense for operating leases which provide for escalating minimum annual rentals during the term of the lease are accounted for on a straight-line basis over the terms of the underlying leases.

           (i)       Estimates
                     ---------
                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
                     Actual results could differ from those estimates.

           (j)       Accounting Changes
                     ------------------
                     As discussed in note 12, in the fourth quarter of 1995, OSCAR I adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" prior to its required adoption date.

           (k)       Reclassification
                     ----------------
                     Certain prior year amounts have been reclassified for comparability with the 1996 presentation.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(5)        Supplemental Disclosure of Cash Flow Information

           Cash payments for interest for the years ended December 31, 1996, 1995 and 1994, were $44.6 million, $47.3 million and $40.7 million, respectively.

           Cash payments by certain less than 80% owned entities for income taxes for the years ended December 31, 1996, 1995 and 1994, were $1.4 million, $0.7 million and $0.9 million, respectively.

           OSCAR I accrued $20.9 million, $18.3 million and $16.1 million of dividends during the years ended December 31, 1996, 1995 and 1994, respectively, on its preferred stock (see note 8).

           During 1996 and 1995, OSCAR I incurred $1.4 million and $2.4 million of capital lease obligations relating to new equipment.

(6)        Debt

           Debt is summarized as follows (amounts in millions):

                                                                                               December 31,
                                                                                          ----------------------
                                                                                          1996              1995
                                                                                          ----              ----
           UATC Bank Credit Facility (a)............................................     $255.6            250.0
           UATC Senior Secured Notes (b)............................................      125.0            125.0
           UATC Other (c)...........................................................        8.4              8.2
           UAR Promissory Notes (d).................................................       10.0             13.8
           Prop I Mortgage Notes (e)................................................       54.1             56.7
                                                                                         ------            -----
                                                                                         $453.1            453.7
                                                                                         ======            =====

        (a) On May 1, 1995, UATC restated its existing bank credit facility to principally provide for additional term and revolving loan commitments and to extend the final maturity of the facility. The restated bank credit facility (the "Bank Credit Facility") currently provides for term loans aggregating $250.0 million (the "Term Loans), a reducing revolving loan with commitments aggregating $87.5 million (the "Revolving Facility") and standby letters of credit aggregating $12.5 million (the "Standby Letters of Credit"). Principal on the Term Loans is payable in escalating semi-annual installments commencing December 31, 1996, with a final installment due March 31, 2002. The aggregate commitments available for borrowing under the Revolving Facility decline $8.75 million at December 31, 1997 and 1998, $13.125 million at December 31, 1999 and 2000 and $21.875 million at December 31, 2001 and March 31, 2002. Borrowings under the Bank Credit Facility provide for interest to be accrued at varying rates depending on the ratio of indebtedness to annualized operating cash flow, as defined. Interest is payable at varying dates depending on the type of rate selected by UATC, but no less frequently than once each quarter. The Bank Credit Facility contains certain provisions that require the maintenance of certain financial ratios and place limitations on additional indebtedness, disposition of assets, capital expenditures and payment of dividends. The Bank Credit Facility is secured by the stock of UATC and substantially all of UATC's subsidiaries and is guaranteed by

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued

(6)       Debt, continued

                    OSCAR I and substantially all of UATC's subsidiaries. In conjunction with the merger of OSCAR II into OSCAR I, the stock of UAR was pledged as additional security. During 1996, UATC repaid $7.6 million on the Term Loans in conjunction with certain asset dispositions. This repayment will be applied pro rata against the remaining semi-annual Term Loan principal installments.

          (b) The senior secured notes (the "Senior Secured Notes") are due May 1, 2002 and require repayments prior to maturity of $31.25 million on May 1, 2000 and on May 1, 2001. The Senior Secured Notes accrue interest at 11 1/2% per annum, which is payable semi-annually. The Senior Secured Notes place limitations on, among other things, additional indebtedness, disposition of assets and payment of dividends. The Senior Secured Notes are secured on a pari-passu basis with the Bank Credit Facility by the stock
                    ----------
                    of UATC and substantially all of UATC's subsidiaries, and are guaranteed on a pari-passu basis with the Bank Credit
                                        ----------
                    Facility by OSCAR I and substantially all of UATC's subsidiaries. In conjunction with the merger of OSCAR II into OSCAR I, the stock of UAR was pledged as additional security on a pari-passu basis with the Bank Credit
                                  ----------
                    Facility.


          (c) UATC's other debt at December 31, 1996 consists of various term loans, mortgage notes, capital leases and other borrowings. This other debt carries interest rates ranging from 7% to 12%. Principal and interest are payable at various dates through March 1, 2006.

          (d) In conjunction with the acquisitions of certain theatres prior to the Acquisition, UAR issued non-interest bearing promissory notes to the sellers. Principal on the promissory notes is due quarterly through October 1999. For financial statement purposes, the promissory notes were discounted at UAR's effective borrowing rate on the date the promissory notes were executed. The undiscounted amount payable under the promissory notes at December 31, 1996 was approximately $11.1 million.

          (e) The Prop I first mortgage notes (the "Prop I Notes") bear interest at 11.15% per annum. Principal and interest are payable in monthly installments, with a lump sum payment of principal and accrued, but unpaid, interest due on November 1, 1998. The Prop I Notes are secured by a first mortgage on Prop I's theatre properties, an assignment of the lease agreement with UATC, and $12.5 million of bank letters of credit provided by UATC. The Indenture of Mortgage, among its other provisions, contains limitations on the sale and/or substitution of properties and a limitation on any additional debt incurred by Prop I other than intercompany advances.

          At December 31, 1996, UATC was party to interest rate cap agreements on $125.0 million of floating rate debt which provide for a LIBOR interest rate cap ranging between 6 1/2% and 7 1/2% and expire at various dates through 1998. UATC is subject to credit risk exposure from non-performance of the counterparties to the interest rate cap agreements. As OSCAR I has historically received payments relating to such interest rate cap agreements, it does not anticipate such non-performance in the future. OSCAR I amortizes the cost of its interest rate cap agreements to interest expense over the life of the underlying agreement. Amounts received from the counterparties to the interest rate cap agreements are recorded as a reduction of interest expense.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued

(6)   Debt, continued

      At December 31, 1996, OSCAR I had approximately $69.5 million of unused revolving loan commitments pursuant to the Bank Credit Facility, $3.3 million of which has been used for the issuance of letters of credit. Commitment fees of 1/2% per annum are paid on the average unused revolver commitments.

      Annual maturities of debt for each of the next five years and thereafter are as follows (amounts in millions):

                   1997............................  $  29.9
                   1998............................     89.2
                   1999............................     54.5
                   2000............................     85.3
                   2001............................     85.3
                   Thereafter......................    108.9
                                                      ------
                                                      $453.1
                                                      ======

(7)   Disclosures About Fair Value of Financial Instruments

      Cash and Cash Equivalents
      -------------------------
      The carrying amount of cash and cash equivalents approximates fair value because of its short maturity.

      Financial Instruments
      ---------------------
      The carrying amount and estimated fair value of OSCAR I's financial instruments at December 31, 1996 are summarized as follows (amounts in millions):

                                                                                               Carrying             Estimated
                                                                                                Amount              Fair Value
                                                                                               --------             ----------
           UATC Bank Credit Facility and Other Debt.......................................   $    264.0                264.0
                                                                                                  =====                =====
           UATC Senior Secured Notes......................................................   $    125.0                131.3
                                                                                                  =====                =====
           UAR Promissory Notes...........................................................   $     10.0                 10.0
                                                                                                  =====                =====
           Prop I Mortgage Notes..........................................................   $     54.1                 56.4
                                                                                                  =====                =====
           Interest Rate Cap Agreements...................................................   $      0.1                  0.1
                                                                                                  =====                =====

      UATC Bank Credit Facility and Other Debt: The carrying amount of UATC's borrowings under the UATC Bank Credit Facility and other debt approximates fair value because the interest rates on the majority of this debt floats with market interest rates.

      UATC Senior Secured Notes: The fair value of the UATC Senior Secured Notes is estimated based upon quoted market prices at December 31, 1996.

      UAR Promissory Notes: The fair value of the UAR Promissory Notes is estimated based upon dealer quotes for similar agreements at December 31, 1996.

      Prop I Mortgage Notes: The fair value of the Prop I Mortgage Notes is estimated based upon dealer quotes for similar agreements at December 31, 1996.

      Interest Rate Cap Agreements: The fair value of the interest rate cap agreements is estimated based upon dealer quotes for similar agreements at December 31, 1996.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(8)       Stockholders' Equity

          Preferred Stock
          ---------------
          The OSCAR I preferred stock is redeemable any time at the option of OSCAR I at its stated liquidation value plus accrued and unpaid dividends. Dividends accrue at a rate of 8% through December 31, 1995, 9% through December 31, 1996 and 14% thereafter, and are payable in cash or in kind through December 31, 1996. Dividends subsequent to December 31, 1996 are required to be paid in cash unless any senior debt facility of OSCAR I or UATC restricts payment. Currently, such restrictions exist. The preferred stock contains certain restrictions on, among other things, the incurrence of additional indebtedness by OSCAR I or its subsidiaries. Due to the perpetual nature of the preferred stock and the escalating terms of the required dividend rates, for financial statement purposes dividends have been accrued at a 14% per annum rate for all periods since issuance. At December 31, 1996, the actual redemption value in accordance with the terms of the preferred stock was approximately $133.5 million, or approximately $36.6 million less than the carrying amount at December 31, 1996.

          OSCAR I is authorized to issue 5,000,000 shares of preferred stock.

          Common Stock
          ------------
          Concurrent with the Acquisition, OSCAR I issued 10,896,450 shares of Class A common stock, $0.01 par value per share for an aggregate cash consideration of approximately $109.0 million, and 253,550 shares of Class B common stock, $0.01 par value per share for an aggregate cash consideration of approximately $2.5 million and granted 45,600 shares of Class C common stock, $0.01 par value to certain members of management. During July 1992, OSCAR I issued 550,000 shares of Class A common stock for an aggregate cash consideration of approximately $5.6 million. The Class A and Class B shares are identical except that the Class B shares do not have any voting rights. The Class C shares vest over a four-year period and are identical to the Class B common stock except for a $9.50 per share liquidation preference in favor of the holders of the Class A and Class B common stock. As of December 31, 1996, 27,506 shares of the Class C common stock had vested. During 1996, 2,200 shares of Class C common stock were granted to an employee at a price equal to the estimated market value of the Class C common shares at the date of the grant. Subsequent to December 31, 1996, 9,940 shares of the vested Class C common stock were forfeited.

          OSCAR I is authorized to issue 23,200,000 shares of Class A common stock, 1,818,000 shares of Class B common stock and 57,000 shares of Class C common stock.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(8)   Stockholders' Equity, continued

      Stock Options
      -------------
      In connection with the Acquisition, OSCAR I established three separate stock option plans: the Incentive Stock Option Plan (the "Incentive Plan"), the Performance Stock Option Plan (the "Performance Plan"), and the Premium Stock Option Plan (the "Premium Plan" and collectively, the "Option Plans"). The options covered under the Incentive Plan vest in equal amounts each year through the fifth anniversary of the date of grant, while options covered under the Performance and Premium Plans vest based on certain calculations of UATC's value or the investment returns received by the Class A common stock shareholders. Each option granted under either the Incentive or Performance Plans may be exercised for one Class B share at an exercise price equal to the estimated market value of the Class B share at the date of grant provided that such options have been vested under the terms of the respective plan. Each option granted under the Premium Plan may be exercised for one Class B share at an exercise price, which increases from $30 to $233, provided that such options have vested under the terms of the Premium Plan. All options granted expire 10 years after the date of grant.

      OSCAR I applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock option plans. No compensation cost has been recognized by OSCAR I for any of the stock option plans. OSCAR I's compensation expense would not have been materially different had OSCAR I recorded compensation expense for its stock option plans in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," and accordingly, the pro forma net loss disclosure as if SFAS No. 123 had been applied are not presented.

      A summary of OSCAR I's Incentive Plan as of December 31, 1996, 1995 and 1994, and changes during those years is presented below:

                                                      1996                           1995                            1994
                                            ------------------------      -------------------------      --------------------------
                                                       Weighted Avg.                  Weighted Avg.                   Weighted Avg.
                                                         Exercise                       Exercise                        Exercise
                                            Shares         Price          Shares          Price          Shares           Price
                                            ------         -----          ------          -----          ------           -----
         Outstanding at January 1           594,720       $10.05          593,970        $10.04          594,620         $10.00
           Granted                            6,600       $10.79            3,000        $10.79           31,600         $10.79
           Exercised                              -         -                   -          -                   -           -
           Forfeited                        (57,000)      $10.00           (2,250)       $10.00          (32,250)        $10.00
                                            -------                       -------                        -------
         Outstanding at December 31         544,320       $10.06          594,720        $10.05          593,970         $10.04
                                            =======                       =======                        =======

           The following table summarizes information about the Incentive Plan at December 31, 1996:

                                                        Options Outstanding                        Options Exercisable
                                                ---------------------------------------            -------------------
                                                                          Weighted Avg.
                                                  Number                    Remaining                    Number
                   Exercise Price               Outstanding             Contractual Life               Exercisable
                   --------------               -----------             ----------------               -----------
                       $10.00                     503,120                     5.5                        402,496
                       $10.79                      41,200                     7.9                         13,240
                                                  -------                     ---                        -------
                                                  544,320                     5.7                        415,736
                                                  =======                                                =======

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(8)   Stockholders' Equity, continued

      A summary of OSCAR I's Performance Plan as of December 31, 1996, 1995 and 1994, and changes during those years is presented below:

                                                  1996                           1995                            1994
                                        ---------------------------    ---------------------------   -----------------------------
                                                       Weighted Avg.                  Weighted Avg.                   Weighted Avg.
                                                         Exercise                       Exercise                        Exercise
                                         Shares           Price         Shares           Price         Shares            Price
                                         ------        ------------     ------        -------------    ------         ------------
           Outstanding at January 1      573,450          $10.04       572,825           $10.04       573,700            $10.00
             Granted                       5,900          $10.79         2,500           $10.79        27,875            $10.79
             Exercised                         -            -                -             -                -              -
             Forfeited                   (50,375)         $10.00        (1,875)          $10.00       (28,750)           $10.00
                                         -------                       -------                        -------
           Outstanding at December 31    528,975          $10.05       573,450           $10.04       572,825            $10.04
                                         =======                       =======                        =======

           Options Exercisable at
               December 31                  0                             0                              0
                                            =                             =                              =

      As of December 31, 1996, the 528,975 Performance Plan options had an exercise prices between $10.00 and $10.79 and a weighted average remaining contractual life of 5.7 years.

      A summary of OSCAR I's Premium Plan as of December 31, 1996, 1995 and 1994, and changes during those years is presented below:

                                                  1996                           1995                            1994
                                        ---------------------------    ---------------------------   -----------------------------
                                                       Weighted Avg.                  Weighted Avg.                   Weighted Avg.
                                                         Exercise                       Exercise                        Exercise
                                         Shares           Price         Shares           Price         Shares            Price
                                         ------        ------------     ------        -------------    ------         ------------
           Outstanding at January 1      287,791       $48.25          287,479        $35.25          287,917         $30.00
             Granted                       2,800       $48.25            1,250        $35.25           13,937         $30.00
             Exercised                         -         -                   -          -                   -           -
             Forfeited                   (25,188)      $48.25             (938)       $35.25          (14,375)        $30.00
                                         -------                       -------                        -------
           Outstanding at December 31    265,403       $48.25          287,791        $35.25          287,479         $30.00
                                         =======                       =======                        =======

           Options Exercisable at
               December 31                  0                              0                              0
                                            =                              =                              =

      As of December 31, 1996, the 265,403 Premium Plan options had an exercise price of $48.25 and a weighted average remaining contractual life of 5.7 years.

(9)   Related Party Transactions

      Included in other assets are fees of Merrill Lynch & Co., as placement agents for the Sale and Leaseback of $0.8 million and of Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as placement agents for the Senior Secured Notes, of $3.0 million. Also included in assets acquired in the Acquisition is $6.7 million of fees paid to MLCP relating to structuring the Acquisition.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(10)   Restructuring Charge

       At the end of 1996, OSCAR I initiated a corporate restructuring plan intended to provide a higher level of focus on OSCAR I's domestic theatrical business at a lower annual cost. This corporate restructuring was completed in January 1997. In conjunction with this corporate restructuring plan, OSCAR I recorded a $1.9 million restructuring charge in 1996 for severance and other related expenses.

(11)   Employee Benefit Plans

       The UATC 401(k) Savings Plan (the "Savings Plan") provides that employees may contribute up to 10% of their compensation, subject to IRS limitations. Employee contributions are invested in various investment funds based upon elections made by the employee. Prior to January 1, 1997, OSCAR I matched 100% of each employee's contributions up to 10% of an employee's compensation. As part of the corporate restructuring plan (see note 10), effective January 1, 1997, the Savings Plan was amended to provide for an OSCAR I match of 100% of each employee's contribution up to 3% of their compensation. Employees vest in OSCAR I's matching contributions 20% per year for every year of service.

       Effective January 1, 1993, OSCAR I established the UATC Supplemental 401(k) Savings Plan (the "Supplemental Plan") for certain employees who are highly compensated as defined by the IRS and whose elective contributions to the Savings Plan exceed the IRS limitations. Through December 31, 1996, such employees were allowed to contribute to the Supplemental Plan provided that the aggregate contributions to the Savings Plan and Supplemental Plan did not exceed 10% of their compensation. As part of the corporate restructuring plan (see note
       10), effective January 1, 1997, OSCAR I suspended the Supplemental Plan. OSCAR I matched 100% of the employee's contributions through the date of suspension of the Supplemental Plan. Employees vest ratably in OSCAR I's matching contributions over 5 years from the date of participation in the Supplemental Plan.

       Contributions to the various employee benefit plans for the years ended December 31, 1996, 1995 and 1994, were $2.3 million, $2.1 million and $2.1 million, respectively.

(12)   Provision for Impairment

       OSCAR I adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," during 1995 prior to the required adoption date. Upon adoption of SFAS No. 121 in 1995, a non-cash charge of $21.0 million was recorded by OSCAR I. This initial charge resulted from OSCAR I grouping assets at a lower level than under its previous accounting policy for evaluating and measuring impairment. During 1996, OSCAR I recorded a non-cash charge for the impairment of its long-lived assets of $9.5 million. These non-cash charges relate to the difference between the historical book value of the individual theatres (in some cases groups of theatres) and the undiscounted cash flow expected to be received from the operation or future sale of the individual theatres (or groups of theatres).

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued

(13)       Income Taxes

           Consolidated subsidiaries in which OSCAR I owns less than 80% file separate Federal income tax returns. The current and deferred federal and state income taxes of such subsidiaries are calculated on a separate return basis and are included in the accompanying consolidated financial statements of OSCAR I.

           The current state income tax expense of OSCAR I and Federal income tax expense of OSCAR I's less than 80%-owned consolidated subsidiaries and deferred state and Federal income tax expense are as follows (amounts in millions):

                                                                                 Years Ended December 31,
                                                                            ----------------------------------
                                                                            1996            1995          1994
                                                                            ----            ----          ----
           Current income taxes:
             State expense .............................................  $  0.1             0.7           0.5
             Federal expense............................................     1.0             1.1           0.9
                                                                             ---             ---           ---
                                                                             1.1             1.8           1.4
                                                                             ---             ---           ---
           Deferred income taxes:
             State expense..............................................       -               -             -
             Federal expense............................................       -               -             -
                                                                             ---             ---           ---
                                                                          $  1.1             1.8           1.4
                                                                             ===             ===           ===

           Income tax expense differed from the amount computed by applying the U.S. Federal income tax rate (35% for all periods) to loss before income tax expense as a result of the following (amounts in millions):

                                                                                 Years Ended December 31,
                                                                             ---------------------------------
                                                                             1996            1995         1994
                                                                             ----            ----         ----
           Expected tax benefit........................................   $   (15.7)        (22.0)       (10.0)
           Change in valuation allowance...............................        16.1          22.3         11.3
           State tax, net of federal benefit...........................          -            0.5          0.3
           Adjustment of net operating loss carryforward...............         2.9            -            -
           Other.......................................................        (2.2)          1.0         (0.2)
                                                                              -----         -----        -----
                                                                          $     1.1           1.8          1.4
                                                                              =====         =====        =====

           The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows (amounts in millions):

                                                                                                    1996            1995
                                                                                                    ----            ----
           Deferred tax assets:
             Net operating loss carryforwards................................................     $  68.0            52.0
             Intangible and other assets.....................................................         3.9             2.5
             Accrued liabilities.............................................................         2.8             2.5
             Deferred gain on Sale and Leaseback.............................................         4.6             4.6
             Other...........................................................................         1.1             2.5
                                                                                                    -----           -----
                                                                                                     80.4            64.1
             Less:  valuation allowance......................................................       (69.4)          (53.3)
                                                                                                    -----           -----
               Net deferred tax assets.......................................................        11.0            10.8
                                                                                                    -----           -----
           Deferred tax liabilities:
             Property and equipment..........................................................         8.1             7.6
             Deferred intercompany gains.....................................................         1.6             1.6
             Other...........................................................................         1.3             1.6
                                                                                                    -----           -----
               Net deferred tax liabilities..................................................        11.0            10.8
                                                                                                    -----           -----
           Net...............................................................................   $      -              -
                                                                                                    =====           =====

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(13)       Income Taxes, continued

           At December 31, 1996, OSCAR I had a net operating loss carryforward for Federal income tax purposes of approximately $182.0 million which will begin to expire in 2007.

           The Federal income tax return of OSCAR I is presently under examination by the Internal Revenue Service for 1992. In the opinion of management any additional tax liability not previously provided for resulting from this examination, should not have a material adverse effect on the consolidated financial position of OSCAR I.

(14)       Commitments and Contingencies

           OSCAR I conducts a significant portion of its theatre and corporate operations in leased premises. These leases have noncancelable terms expiring at various dates after December 31, 1996. Many leases have renewal options. Most of the leases provide for contingent rentals based on the revenue results of the underlying theatre and require the payment of taxes, insurance, and other costs applicable to the property. Also, certain leases contain escalating minimum rental provisions which have been accounted for on a straight-line basis over the initial term of the leases.

           Rent expense for theatre and corporate operations is summarized as follows (amounts in millions):

                                                                                 Years Ended December 31,
                                                                              --------------------------------
                                                                              1996          1995          1994
                                                                              ----          ----          ----
           Minimum rental...............................................     $72.0          55.8          51.7
           Contingent rental............................................       3.4           3.2           3.6
           Effect of leases with escalating
             minimum annual rentals.....................................       3.1           2.0           1.5
           Rent tax.....................................................       0.6           0.7           0.7
                                                                              ----          ----          ----
                                                                             $79.1          61.7          57.5
                                                                              ====          ====          ====

           Approximately $11.0 million and $0.5 million of the minimum rentals reflected in the preceding table for the years ended December 31, 1996 and 1995, respectively, were incurred pursuant to the sale and leaseback transactions (see note 3).

           Future minimum lease payments under noncancelable operating leases for the five years after December 31, 1996 are summarized as follows (amounts in millions):

           1997...........................................     $73.2
           1998...........................................      71.8
           1999...........................................      71.1
           2000...........................................      67.6
           2001...........................................      63.9

           Included in the future minimum lease payments table above are lease payments relating to theatres which OSCAR I intends to dispose of. To the extent OSCAR I is successful in disposing of these theatres, the future minimum lease payments will be decreased.

           It is expected that in the normal course of business, desirable leases that expire will be renewed or replaced by other leases.

                              OSCAR I CORPORATION
                               AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements, continued


(14)       Commitments and Contingencies, continued

           At December 31, 1996, OSCAR I had entered into theatre construction and equipment commitments aggregating approximately $106.0 million for 23 theatres which OSCAR I intends to open during the next two years. Such amount relates only to projects in which OSCAR I had executed a definitive lease agreement and all significant lease contingencies have been satisfied. Of the committed amount, approximately $20.1 million will be reimbursed to OSCAR I or paid directly from proceeds of the sale and leaseback transactions currently held in escrow (see note 3). The lease agreements have terms of between 15 and 20 years and, upon the opening of the theatres, require future minimum lease payments over the terms of the leases averaging $18.5 million per annum.

           OSCAR I and/or its subsidiaries are named as defendants, together with a number of other companies engaged in the business of motion picture distribution and exhibition, in certain actions which charge violations of antitrust laws with respect to the distribution and exhibition of motion pictures in certain market areas.

           In addition, there are other pending legal proceedings by or against OSCAR I and/or its subsidiaries involving alleged breaches of contracts, torts, violations of antitrust laws, and miscellaneous other causes of action. In addition, there are various claims against OSCAR I and/or its subsidiaries relating to certain of the leases held by OSCAR I and/or its subsidiaries. Although it is not possible to predict the outcome of such legal proceedings, in the opinion of management, such legal proceedings will not have a material adverse effect on the OSCAR I's financial position, liquidity or results of operations.

           The federal Americans With Disabilities Act of 1990 (the "ADA"), and certain state statutes among other things, require that places of public accommodation, including theatres (both existing and newly constructed) be accessible to and that assistive listening devices be available for use by certain patrons with disabilities. With respect to access to theatres, the ADA may require that certain modifications be made to existing theatres in order to make such theatres accessible to certain theatre patrons and employees who are disabled. The ADA requires that theatres be constructed in such a manner that persons with disabilities have full use of the theatre and its facilities and reasonable access to work stations. The ADA provides for a private right of action and for reimbursement of plaintiff's attorneys' fees and expenses under certain circumstances. OSCAR I has established a program to review and evaluate OSCAR I's theatres and to make any changes which may be required by the ADA. Although OSCAR I's review and evaluation is on-going, management believes that the cost of complying with the ADA will not materially adversely affect the OSCAR I's financial position, liquidity or results of operations.

(15)       Subsequent Event

           In March 1997, OSCAR I signed an agreement to sell its Hong Kong investment to its partners for $17.5 million, which will result in an $ $11.0 million gain for financial reporting purposes upon the consummation of the transaction.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

Not applicable.

Item 14.  Indemnification of Directors and Officers

Section 2-418 of the General Corporation Law of the State of Maryland sets forth provisions pursuant to which directors, officers, employees and agents of the Company may be indemnified against any liabilities which they may incur in their capacity as such.

Pursuant to Section 2-418 of the General Corporation Law, a Maryland corporation is required to indemnify an officer or director who is a party to a proceeding by reason of his or her service in such capacity for reasonable expenses incurred in connection with the proceeding only if the officer or director is successful in the defense of the proceeding, whether on the merits or otherwise. Under Section 2-418, a Maryland corporation is permitted to indemnify an officer or a director unless it is established that (i) the act or omission of the officer or director was material to the matters giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the officer or director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, the officer or director had reasonable cause to believe that the act or omission was unlawful. However, if the proceeding is one by in the right of the corporation, indemnification may not be made in respect of any proceeding in which the officer or director shall have been adjudged liable on the merits.

Whether an officer or a director has met the required standard of conduct must be determined by a majority vote of a quorum of the Board of Directors not parties to the proceeding or, in the absence of such a quorum, by a committee of directors not interested in the proceeding, or by special legal counsel selected by the Board of Directors or a committee of directors, or by the shareholders of the corporation. The termination of a proceeding by judgment, order or settlement does not create a presumption that the officer or director shall have been adjudged to be liable to the corporation. The termination of a proceeding by conviction, or a plea of nolo contendere or its equivalent, or any entry of any order of probation prior to judgment creates a rebuttable presumption that the officer or director did not meet the required standard of conduct.

UATC's By-laws provide that the Company shall indemnify officers and directors, including the advancing of reasonable expenses, to the full extent permitted by Maryland law, upon a finding by the Board of Directors, or pursuant to another procedure prescribed by Maryland law, that the requisite standard of conduct set forth in Section 2-418 has been met.

OSCAR I's Certificate of Incorporation provides for indemnification to the full extent permitted by the General Corporation Law of the State of Delaware against and with respect to actions, suits or proceedings to which any individual is made or threatened to be made a party by reason of such individual being or having been a director or officer of OSCAR I or who served or is serving at OSCAR I's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that the basis of such action, suit or proceeding is alleged action occurring while such individual was a director, officer, employee or agent. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Item 15.  Recent Sales of Unregistered Securities

(a)  Securities sold.

     In connection with the acquisition of UATC by OSCAR I, on May 12, 1992, OSCAR I issued 11,150,000 shares of OSCAR I Common Stock to certain institutional investors and members of the management of the Company for an aggregate price of $111,500,000. On May 12, 1992, the Company issued and sold $125 million of 11 1/2% Senior Secured Notes due 2002, Series A (the "Old Notes"). Also on May 12, 192, each of OSCAR I and the Company issued 92,500 shares of their respective Series A Cumulative Redeemable Exchangeable Preferred Stock. The Preferred stock issued by the Company is held by OSCAR I and the Preferred Stock issued by OSCAR I is held by an affiliate of Tele-Communications, Inc. On July 16, 1992, OSCAR I issued 550,000 shares of OSCAR I Common Stock to an institutional investor for an aggregate price of $5,573,333.

(b)  Underwriters and other purchasers.

     There were no underwriters involved in the sales of securities described in
     (a) above. MLPF&S acted as placement agent in connection with the sale of the Old Notes.

(c)  Consideration

     See (a) above.

(d)  Exemption from registration claimed.

     The foregoing securities were not offered or sold in transactions involving any public offering and, accordingly, were exempt from registration under
     Section 4(2) of the Securities Act of 1933. Purchasers of securities represented to the Company that such purchasers were accredited investors as such term is defined in Regulation D of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit
Number                          Description
------                          -----------
2.1  -  Stock Purchase Agreement, dated as of February 18, 1992, by and among
        Tele-Communications, Inc., United Artists Entertainment Company, United
        Artists Holdings, Inc., United Artists Cable Holdings, Inc., United
        Artists Theatre Holding Company, OSCAR I Corporation and OSCAR II
        Corporation.*

2.2 - Amendment Agreement and Supplement dated as of May 12, 1992, by and among Tele-Communications Inc., United Artists Entertainment Company,
        United Artists Holdings, Inc., United Artists Cable Holdings, Inc.,
        United Artists Theatre Holding Company, OSCAR I Corporation and OSCAR II
        Corporation.*

3.1  -  Restated Articles of Incorporation of United Artists Theatre Circuit,
        Inc.*

3.2  -  By-laws of United Artists Theatre Circuit, Inc.*

3.3  -  Restated Articles of Incorporation of OSCAR I Corporation.*

3.4  -  By-laws of OSCAR I Corporation.*

3.5  -  Certificate of Designation For Series A Cumulative Redeemable
        Exchangeable Preferred Stock of OSCAR I Corporation.*

4.1  -  Specimen 11 1/2% Senior Secured Note Due 2002, Series B*

4.2  -  Indenture dated as of May 12, 1992, among United Artists Theatre
        Circuit, Inc. as issuer, The Bank of New York, as trustees and OSCAR I
        Corporation as guarantor*

4.3  -  Registration Rights Agreement, dated as of May 12, 1992, by and among
        United Artists Theatre Circuit, Inc. and OSCAR I Corporation*

4.4  -  Note Purchase Agreement, dated as of May 12, 1992, among United Artists
        Theatre Circuit, Inc., OSCAR I Corporation and the purchasers thereunder*

4.5  -  Placement Agent Agreement, dated April 10, 1992, between Merrill Lynch &
        Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and OSCAR I
        Corporation*

4.6 - Affiliation Subordination Agreement, dated as of May 12, 1992, by and among OSCAR I Corporation, United Artists Realty Company and certain
        Subordinated Creditors of the Company*

4.7  -  OSCAR I Guarantee, dated as of May 12, 1992, by OSCAR I Corporation*

4.8  -  Subsidiary Guarantee, dated as of May 12, 1992, by the Subsidiary
        Guarantors*


Exhibit
Number                       Description
------                       -----------
4.9  -  Intercompany Agreement, dated as of May 12, 1992, by and among United
        Artists Theatre Circuit, Inc. and each of the wholly-owned subsidiaries*

4.10 -  Security Agreement, dated as of May 12, 1992, by and between United
        Artists Theatre Circuit, Inc. and Bankers Trust Company*

4.11 -  Pledge Agreement, dated as of May 12, 1992, by and between United
        Artists Theatre Circuit, Inc. and Bankers Trust Company*

4.12 -  Pledge Agreement, dated as of May 12, 1992, by and between OSCAR I
        Corporation and Bankers Trust Company*

4.13 -  Intercreditor Agreement, dated as of May 12, 1992 among Bank of America
        National Trust and Savings Association, Barclays Bank PLC, Continental
        Bank N.A., The First National Bank of Boston, United Artists Theatre
        Circuit, Inc., The Bank of New York and Bankers Trust Company*

4.14 -  Restated Credit Agreement, dated as of May 1, 1995, among United Artists
        Theatre Circuit, Inc., and Bank of America National Trust and Savings
        Association, Barclays Bank PLC and The First National Bank of Boston, as co-managing agents, the other financial institutions party hereto and Bank of America National Trust and Savings Association, as managing agent.*

4.15 -  Restated OSCAR I Guaranty*

4.16 -  Restated Subsidiary Guaranty*

4.17 -  Restated OSCAR I Pledge Agreement*

4.18 -  Restated Pledge Agreement*

4.19 -  Restated UAT Security Agreement*

4.20 -  Restated Affiliate Subordination Agreement*

4.21 -  Restated Intercreditor and Collateral Agency Agreement*

4.22 -  Agreement and Plan of Merger between OSCAR I Corporation and OSCAR II
        Corporation dated as of February 28, 1995*

4.23 -  Certificate of Merger of OSCAR II Corporation into OSCAR I Corporation*

4.24 - Agreement of Purchase and Sale dated as of November 30, 1995 by and between United Artists Properties II Corp. and United Artists Theatre
        Circuit, Inc. and Theatre Investors, Inc.*


Exhibit
Number                                  Description
------                                  -----------
4.25 -  Trust Indenture and Security Agreement dated as of December 13, 1995, between Wilmington Trust Company, William J. Wade and Fleet National
        Bank of Connecticut, and Alan B. Coffey.*

4.26 - Pass Through Certificates, Series 1995-A Registration Rights Agreement, dated as of December 13, 1995 among United Artists Theatre Circuit,
        Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce,
        Fenner & Smith Incorporated.*

4.27 -  Participation Agreement, dated as of December 13, 1995, among United
        Artists Theatre Circuit, Inc., Wilmington Trust Company, William J.
        Wade, Theatre Investors, Inc., Northway Mall Associates, LLC, Wilmington
        Trust Company, William J. Wade, Fleet National Bank of Connecticut, Alan
        B. Coffey and Fleet National Bank of Connecticut.*

4.28 -  Pass Through Trust Aggement, dated as of Decmeber 13, 1995, between
        United Artists Circuit, Inc. and Fleet National Bank of Connecticut.*

4.29 -  Lease Agreement, dated as of December 13, 1995, between Wilmington Trust
        Company and William J. Wade and United Artists Theatre Circuit, Inc.*

5.1  -  Opinion of Wachtell, Lipton, Rosen & Katz, dated September 25, 1992*

5.2  -  Opinion of Ralph E. Hardy of the Company, dated September 25, 1992*

8.1  -  Opinion of Wachtell, Lipton, Rosen & Katz Re: Tax Consequences, dated
        September 25, 1992*

10.1 -  Lease Agreement, dated as of October 1, 1988, between United Artists
        Properties I Corp. and United Artists Theatre Circuit, Inc.*

10.3 -  Management Stock Plan, effective May 12, 1992, by OSCAR I Corporation*

10.4 -  Stockholder's Agreement, dated as of May 12, 1992, by and among OSCAR I
        Corporation, Merrill Lynch Capital Appreciation Partnership No. B-XIX,
        L.P., Roman Nineteen Offshore Fund B.V., ML IBK Positions, Inc., MLCP
        Associates L.P. No. II, Equitable Capital Private Income and Equity
        Partnership II, L.P. and Equitable Deal Flow Fund, L.P.*


Exhibit
Number                                   Description
------                                   -----------
10.5  -  Stock Subscription Agreement, dated as of May 12, 1992, by and among
         OSCAR I Corporation, Merrill Lynch Capital Appreciation Partnership No.
         B-XIX, L.P., Roman Nineteen Offshore Fund B.V., ML IBK Positions, Inc.,
         MLCP Associates L.P. No. II, Equitable Capital Private Income and
         Equity Partnership II, L.P. and Equitable Deal Flow Fund, L.P.*

10.6  -  Non-Competition Agreement, dated as of May 12, 1992, by and among Tele-
         Communications, Inc., United Artists Theatre Circuit, Inc. and OSCAR
         I*

10.7  -  Contingent Capital Agreement, dated as of May 12, 1992, by and between
         OSCAR I Corporation and OSCAR II Corporation*

10.8  -  Securityholders' Agreement, dated as of May 12, 1992, by and among
         OSCAR I Corporation, Merrill Lynch Capital Appreciation Partnership No.
         B-XIX, L.P., Roman Nineteen Offshore Fund, B.V., ML IBK Positions,
         Inc., MLCP Associates L.P. II, and United Artists Theatre Holding
         Company*

10.9  -  Trademark Agreement as of May 12, 1992 by United Artists Entertainment
         Company, United Artists Holdings, Inc., United Artists Cable Holdings,
         Inc., United Artists Theatre Holding Company, on the one hand and
         United Artists Theatre Circuit, Inc., United Artists Realty Company,
         UAB, Inc., and UAB II, Inc., on the other hand*

10.10 -  United Artists Theatre Circuit 401(k) Savings Plan*

10.11 -  United Artists Theatre Circuit Supplemental 401(K) Savings Plan*

10.12 -  Tax Sharing Agreement, dated as of May 12, 1992, between OSCAR I
         Corporation and United Artists Theatre Circuit, Inc.*

10.13 -  Form of Employment Agreement, dated as of May 12, 1992, between the
         Company and Stewart D. Blair*

10.14 - Amendment to Employment Agreement, dated as of December 30, 1992, between the Company and Stewart D. Blair*

10.15 -  Form of Employment Agreement, dated as of May 12, 1992, between the
         Company and Kurt C. Hall*

10.16 -  Form of Employment Agreement, dated as of May 12, 1992, between the
         Company and Thomas C. Elliot*


Exhibit
Number                              Description
------                              -----------
10.19 -  Amendment No. 1, dated as of July 15, 1992, to the Stockholders'
         Agreement, dated as of May 12, 1992, by and among OSCAR I Corporation,
         Merrill Lynch Capital Appreciation Partnership No. B-XIX, L.P., Roman
         Nineteen Offshore Fund B.V., ML IBK Positions, Inc., MLCP Associates
         L.P. No II, Equitable Capital Private Income and Equity Partnership II,
         L.P. and Equitable Deal Flow Fund, L.P. and the holders of Options or
         Restricted Stock awards under the Management Stock Option Plan*

10.20 - Amendment to the United Artists Theatre Circuit, Inc. 401(K) savings plan dated as of January 1, 1997.*

10.21 -  Form of Employment Agreement dated as of March 1, 1993, between the
         Company and Joseph Crotty.*

10.22 -  Form of Employment Agreement, dated as of March 1, 1993, between the
         Company and Dennis Daniels.*

10.23 - Form of Employment Agreement, dated as of September 19, 1994, between the Company and Gene Hardy.*

10.24 -  Form of Employment Agreement, dated as of January 24, 1995, between the
         Company and Bruce Taffett.*

12.1  -  Computation of ratio of earnings to fixed charges

21.1  -  Subsidiaries of United Artists Theatre Circuit, Inc.*

21.2  -  Subsidiaries of OSCAR I Corporation*

23.1  -  Consent of Arthur Andersen LLP

23.2  -  Consent of KPMG Peat Marwick LLP

23.3  -  Consent of Arthur Andersen LLP

23.4  -  Consent of KPMG Peat Marwick LLP

23.3  -  Consent of Company counsel (included in Item 5.2)*

23.4  -  Consent of Wachtell, Lipton, Rosen & Katz (included in Items 5.1 and
         8.1)*

24.1  -  Powers of attorney from each of the following persons authorizing Ralph
         E. Hardy to sign the Registration Statement on Form S-1 as their attorney-in-fact: Stewart D. Blair, Peter C. Warzel, Kurt C. Hall,
         James J. Burke, Jr., Albert J. Fitzgibbons, III and Warner A. Fite*


Exhibit
Number                              Description
------                              -----------
25.1  -  Statement of Eligibility and Qualification on Form T-1 of The Bank of
         New York under the Indenture filed as Exhibit 4.2 to this Registration
         Statement on Form S-1 (separately bound)*

-------------------
*Previously filed

(b)  Financial Statement Schedules
     None

Long-term debt instruments of Registrants of any Co-Registrant in amounts not exceeding ten percent of the total assets of such Registrant or Co-Registrant and their respective subsidiaries on a consolidated basis will be furnished to the SEC upon request.

Item 17.  Undertakings

Each of the undersigned registrants hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution no previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---------

   (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

   (6) That, the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on July 17, 1997.


                            UNITED ARTISTS THEATRE CIRCUIT, INC.
                            OSCAR I CORPORATION
                            BETH PAGE THEATRE CO. INC.
                            BRIARWOOD THEATRE CO., INC.
                            CARRIAGE HOUSE MOTOR LODGE, INC.
                            CINEMA EAST CORP.
                            GROTON CINEMA, INC.
                            HARRIET THEATRE CORP.
                            HELLO AGAIN PRODUCTIONS, INC.
                            ILOVIR, INC.
                            J.T.C. THEATRE CORP.
                            PAT PLAZA AMUSEMENTS, INC.
                            PORT JEFFERSON THEATRE CORP.
                            PYRAMID FILMS, INC.
                            RESORT AMUSEMENT CORPORATION
                            SAYBROOK CINEMA, INC.
                            SHOWBUILDERS, INC.
                            SOUTH PLAINS THEATRE, INC.
                            SUTTER-VAN NESS THEATRE COMPANY, INC.
                            TALLTHE, INC.
                            THE MOVIES AT HARBOR PARK, INC.
                            THEATRE ERECTORS, INC.
                            U.A.P.R., INC.
                            U.A. THEATRES OF WISCONSIN, INC.
                            UA PROPERTY HOLDINGS I, INC.
                            UA PROPERTY HOLDINGS II, INC.
                            UA THEATRE AMUSEMENTS, INC.
                            UAB, INC.
                            UAB II, INC.
                            UNITED ARTISTS CIRCUIT FINANCING
                            CORPORATION
                            UNITED FILM DISTRIBUTION COMPANY OF SOUTH AMERICA WEST DRIVE IN INC.
                            UNITED ARTISTS THEATRE TECHNOLOGY, INC.


                            By: /S/Kurt C. Hall
                               -------------------------------
                                   Kurt C. Hall

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.


                      UNITED ARTISTS THEATRE CIRCUIT, INC.

           Signature                                     Title                                   Date
           ---------                                     -----                                   ----


 /S/ Kurt C. Hall                         Chief  Operating  Officer,  Executive              July 17, 1997
-------------------------------           Vice President;Chief Financial Officer;
     Kurt C. Hall                         and Director


 /S/ James J. Burke, Jr.                  Director                                           July 17, 1997
-------------------------------
     James J. Burke, Jr.


 /S/ Albert J. Fitzgibbons, III           Director                                           July 17, 1997
-------------------------------
     Albert J. Fitzgibbons, III


 /S/ Robert F. End                        Director                                           July 17, 1997
-------------------------------
     Robert F. End


 /S/ Scott Shaw                           Director                                           July 17, 1997
-------------------------------
     Scott Shaw


                                          Director
-------------------------------
      John W. Boyle


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.


                              OSCAR I CORPORATION


              Signature                                           Title                                    Date
              ---------                                           -----                                    ----


 /S/ Kurt C. Hall                         Chief  Operating  Officer,  Executive Vice President;         July 17, 1997
-------------------------------           Chief Financial Officer; and Director
     Kurt C. Hall


 /S/ James J. Burke, Jr.                  Director                                                      July 17, 1997
-------------------------------
     James J. Burke, Jr.


 /S/ Albert J. Fitzgibbons, III           Director                                                      July 17, 1997
-------------------------------
     Albert J. Fitzgibbons, III


 /S/ Robert F. End                        Director                                                      July 17, 1997
-------------------------------
     Robert F. End


 /S/ Scott Shaw                           Director                                                      July 17, 1997
-------------------------------
     Scott Shaw


                                          Director
-------------------------------
      John W. Boyle


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

                            BETH PAGE THEATRE CO. INC.
                            BRIARWOOD THEATRE CO., INC.
                            CARRIAGE HOUSE MOTOR LODGE, INC.
                            CINEMA EAST CORP.
                            GROTON CINEMA, INC.
                            HARRIET THEATRE CORP.
                            HELLO AGAIN PRODUCTIONS, INC.
                            ILOVIR, INC.
                            J.T.C. THEATRE CORP.
                            PAT PLAZA AMUSEMENTS, INC.
                            PORT JEFFERSON THEATRE CORP.
                            PYRAMID FILMS, INC.
                            RESORT AMUSEMENT CORPORATION
                            SAYBROOK CINEMA, INC.
                            SHOWBUILDERS, INC.
                            SOUTH PLAINS THEATRE, INC.
                            SUTTER-VAN NESS THEATRE COMPANY, INC.
                            TALLTHE, INC.
                            THE MOVIES AT HARBOR PARK, INC.
                            THEATRE ERECTORS, INC.
                            U.A.P.R., INC.
                            U.A. THEATRES OF WISCONSIN, INC.
                            UA PROPERTY HOLDINGS I, INC.
                            UA PROPERTY HOLDINGS II, INC.
                            UA THEATRE AMUSEMENTS, INC.
                            UAB, INC.
                            UAB II, INC.
                            UNITED ARTISTS CIRCUIT FINANCING
                            CORPORATION
                            UNITED FILM DISTRIBUTION COMPANY OF SOUTH AMERICA WEST DRIVE IN INC.
                            UNITED ARTISTS THEATRE TECHNOLOGY, INC.

              Signature                                           Title                                    Date
              ---------                                           -----                                    ----


 /S/ Kurt C. Hall                         Chief  Operating  Officer,  Executive Vice President;         July 17, 1997
---------------------------------------   Chief Financial Officer; and Director
     Kurt C. Hall


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